                 CREDIT, CAPITALIZATION AND FINANCING AGREEMENT
                                October 30, 1998


         THIS CREDIT, CAPITALIZATION AND FINANCING AGREEMENT ("Agreement") is made, consummated and executed effectively this 30th day of October, 1998 ("Effective Date"), by and among Compost America Holding Company, Inc. ("Compost"), Miami Recycling and Composting Company, Inc. ("Miami"), Bedminster Seacor Services Miami Corporation ("Bedminster"), Lionhart Global Appreciation Fund, Ltd. ("Lionhart"), Lionhart Investments, Ltd. ("LHI") and Global EarthFund Partners, L.L.C. ("GEP").

                                    Recitals:

         1. Compost is a New Jersey corporation. The principal office of Compost is located at 320 Grand Avenue, Englewood, New Jersey 07631.

         2. Miami is a Delaware corporation. The principal office of Miami is located at 320 Grand Avenue, Englewood, New Jersey 07631. Bedminster is a Florida corporation. The principal office of Bedminster is located at 320 Grand Avenue, Englewood, New Jersey 07631. Compost is the direct parent of Miami, owns and controls 80.1% of all issued and outstanding capital stock of Miami, and controls Miami. Miami is the direct parent of Bedminster, Bedminster is a direct wholly-owned subsidiary of Miami, and Compost controls Bedminster (which is an indirect controlled subsidiary of Compost).

         3. Lionhart is a British Virgin Islands international business company. The principal office of Lionhart, in the British Virgin Islands, is located at c/o Citco B.V.I. Limited, Post Office Box 662, Road Town, Tortola, British Virgin Islands.

         4. LHI is a United Kingdom limited liability company. The principal office of LHI, in the United Kingdom, is located at 19 Camp Road, Heston Court, Wimbledon, London SW19 4 RH, England. As of the Effective Date of this Agreement, LHI is engaged by Lionhart as its investment advisor.

         5. GEP is an Indiana limited liability company. The principal office of GEP in the United States is c/o John Thomas Drics, Esq., 111 Monument Circle, Suite 312, Indianapolis, Indiana 46204. As of the Effective Date of this Agreement, Lionhart is the direct parent of GEP, and GEP is a direct wholly-owned subsidiary of Lionhart.

         6. Pursuant to the terms and subject to the conditions that are set forth in a "Regulation D Convertible Debenture Purchase Agreement," by and between Compost and Lionhart, dated and executed on or about November 27, 1996, a copy of which is set forth in Appendix I-Item 1 to this Agreement, and a "First Amendment to Regulation D Convertible Debenture Agreement," by and between Compost and Lionhart, dated and executed in or about February 1997, a copy of which is set forth in Appendix I-Item 2 to this Agreement (both such documents of which are sometimes referred to collectively in this Agreement as the"Debenture Purchase Agreement"), Compost sold, delivered and issued to Lionhart, and Lionhart purchased from Compost, ten (10) debentures, Series 1-10 ("Debenture(s)"), a copy of such Debentures of which are set forth in Appendix IItem 3 to this Agreement, in the face amount per Debenture of US $100,000, and for the total purchase price of US $1,030,000.

         7. Pursuant to the terms and subject to the conditions that are set forth in a "Subscription Agreement," by and between Compost and Lionhart, dated on or about June 16, 1997, a copy of which is set forth in Appendix I-Item 4 to this Agreement ("Series B Preferred Shares Subscription Agreement"), Lionhart purchased from Compost, for the total purchase price of US $1,000,000, and Compost issued to LHI (and not to Lionhart), 400,000 shares of Series B Preferred Stock of Compost ("Series B Preferred Stock"), and, pursuant to which, Compost registered (on or about July 3, 1998), in the name of "Lionhart Investments Limited," Certificate No. B-1 ("Certificate No. B-1"). The designations, and relative rights and privileges of, and restrictions and other attributes attributable to the Series B Preferred Stock, are set forth in 1) the "Designation of Rights of Series B Preferred Stock," dated and delivered in or about June 1997, a copy of which is set forth in Appendix I-Item 5 to this Agreement, and 2) the "Amendment to Designation of Rights of Series B Preferred Stock," dated and delivered on or about September 17, 1997, a copy of which is set forth in Appendix I-Item 6 (both such documents of which are sometimes referred to collectively in this Agreement as the"Designation of Rights of Series B Preferred Stock").

         8. On or about , or effective on and as of, September 17, 1997, and at the written request of Compost, LHI executed

                                                             Page 1 of 107 Pages

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and delivered to Compost, a document entitled "Consent to Series A and Series C
Preferred Stock" ("LHI Consent"), a copy of which is set forth in Appendix I-Item 7.

         9. On or about, or effective on and as of, June 11, 1997, LHI and Select Acquisitions, Inc. ("SAI"), consummated and executed a written letter agreement ("LHI-Select Agreement"), a copy of which is set forth in Appendix I-Item 8. Pursuant to the LHI-Select Agreement, Select sold to LHI, and LHI purchased from Select, 700,000 unregistered shares of Common Stock of Compost, of which 1) Select transferred or caused Compost to transfer, reissue and deliver to LHI, 665,000 restricted and unregistered shares of Common Stock of Compost ("LHI-Select Agreement Shares"), and 2) Select transferred or caused Compost to transfer, reissue and deliver to Kaplan Gottbetter & Levenson, LLP ("KGL"), 35,000 restricted and unregistered shares of Common Stock of Compost.

         10. Pursuant to the terms and subject to the conditions that are set forth in the Debenture Purchase Agreement (including, Section 2, Section 4.1,
Section 6.3, Section 6.7 and Section 14 thereof) and the Debentures (including
Section 3(a) thereof), 1) the Debentures are secured or are required to be secured by the "Common Stock" and "Securities" (as those terms are defined under the Debenture Purchase Agreement), 2) Compost has the duty and obligation to deliver any and all such "Common Stock" and "Securities" to the Escrow Agent (as contemplated under Section 14 of the Debenture Purchase Agreement), and 3) KGL is the Escrow Agent. As of the Effective Date of this Agreement, KGL, as Escrow Agent under the Debenture Purchase Agreement, is holding the following "Common Stock" and "Securities" as security for the Debentures: 1) Certificate No. CA0860, representing 404,858 shares of Common Stock of Compost, that are registered in the name of VRH Construction Corporation, including therewith (i) a stock power for such Certificate No. CA0860, that is executed by VRH Construction Corporation with a signature that is medallion guaranteed, and (ii) a corporate resolution authorizing the execution and delivery of such stock power (of which, copies of such Certificate No. CA0860, and the accompanying stock power and resolution, are set forth in Appendix I-Item 9); and 2) Certificate No. CA1370, representing 600,000 registered (freely tradable) shares of Common Stock of Compost, and registered in the name of Lionhart (of which, a copy of such Certificate No. CA1370 is set forth in Appendix I-Item 10).

         11. On or about June 16, 1997, Adam S. Gottbetter, Esq. (for and on behalf of KGL) and Compost, entered into a written letter agreement, dated June 16, 1997 ("KGL-Compost Agreement"), a copy of which is set forth in Appendix I-11, that purports to amend the duties and responsibilities of KGL, as Escrow Agent, under the Debenture Purchase Agreement and the Debentures.

         12. Pursuant to the terms and subject to the conditions set forth in the Debenture Purchase Agreement and the Debentures, 1) on or about May 20, 1997 ("First Debenture Conversion"), Lionhart delivered to Compost a "Notice of Conversion," dated May 20, 1997, a copy of which is set forth in Appendix I-Item 12, and, pursuant thereto, Lionhart properly converted US $200,000 of the Debentures, and Compost thereafter issued and delivered to Lionhart, in exchange for the surrender, delivery and tender by Lionhart to Compost of two (2) Debentures (i.e., Series 9-10 of 10), Certificate No. CA1103, representing 178,253 registered (freely tradable) shares of Common Stock of Compost, and registered in the name of Lionhart ( a copy of such Certificate No. CA1103 set forth in Appendix I-Item 13). On or about September 8, 1997 ("Second Debenture Conversion"), Lionhart delivered to Compost a "Notice of Conversion," dated September 8, 1997, a copy of which is set forth in Appendix I-Item 14, and, pursuant thereto, Lionhart properly converted or otherwise elected to convert US $200,000 of the Debentures; and, based on the Second Debenture Conversion, Compost, on or about March 13, 1998, issued and delivered to KGL, in exchange for the surrender, delivery and tender by Lionhart to Compost of two (2) Debentures (i.e., Series 7-8 of 10), Certificate No. CA1369, representing 159,670 registered (freely tradable) shares of Common Stock of Compost, and registered in the name of Lionhart ( a copy of such Certificate No. 1369 is set forth in Appendix I-Item 15).

         13. Compost, Lionhart and LHI have been engaged or are engaged in various disputes, disagreements, uncertainties and/or ambiguities ("Disputes") that relate to or arise from the Debenture Purchase Agreement, the Debentures, the Series B Preferred Shares Subscription Agreement, the Designation of Rights of Series B Preferred Stock, the LHI Consent, the LHI-Select Agreement, the terms of KGL's escrow arrangement and its performance as the Escrow Agent, the KGL-Compost Agreement, the First Debenture Conversion and/or the Second Debenture Conversion.

         14. On or about March 29, 1996, Miami executed and delivered a Promissory Note ("Miami-Rinker Note"), to Rinker Materials Corporation ("Rinker"), in the original principal amount of US $3,730,870.75, a copy of which is set forth in Appendix I-Item 16. On or about March 29, 1996, and to secure payment of the Miami-Rinker Note, Miami delivered to Rinker a "Mortgage Deed" ("Rinker Mortgage"), dated March 29, 1996, which is recorded in the Official Records Book 17182, at Page

                                                             Page 2 of 107 Pages

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         0528 of the Public Records of Dade County, Florida, and re-recorded in
Official Records Book 17815, Page 2603, on October 6, 1997, of the Public Records of Miami-Dade County, Florida, a copy of which is set forth in Appendix I, Item 17. On or about April 24, 1998, Miami and Rinker executed a"Mortgage Modification and Extension Agreement" ("Mortgage Modification Agreement"), a copy of which is set forth in Appendix I, Item 18. Miami defaulted under, and is default under, the Miami-Rinker Note and the Rinker Mortgage, and, on or about July 20, 1998, Rinker commenced a lawsuit, including a foreclosure action, for and with respect to the Miami-Rinker Note, the Rinker Mortgage and the Mortgage Modification Agreement, against Miami, in the Circuit Court of the Eleventh Judicial Circuit of Florida, in and for Miami-Dade County ("Court"), Case No. 98-16437-CA-01 (Sec. 20), that is pending as of the Effective Date of this Agreement, and a copy of the operative Complaint of which is set forth in Appendix I-Item 19.

         15. On or about August 4, 1998, Compost and Lionhart each agreed to, and executed, a Proposal and Term Sheet ("Term Sheet"), a copy of which is set forth in Appendix I-Item 20. Pursuant to the Term Sheet, this Agreement and the "Definitive Supplemental Documents" (as that term is defined under Section
1.1.42 of this Agreement), 1) Compost, Lionhart and LHI intend to resolve and settle any and all current Disputes, and, 2) Compost, Lionhart, Miami, LHI and GEP intend to capitalize Compost and Miami, vis-a-vis GEP, in the principal amount of US $10,500,000, pursuant to the terms and subject to the conditions, and for the purposes, that are set forth in this Agreement and the Definitive Supplemental Documents.

                                   Agreement:

                                    ARTICLE I
                       DEFINITIONS, ACRONYMS AND MEANINGS

         Section 1.1. Definitions. The following terms, which are not exclusive of other terms that are defined in this Agreement, the Definitive Supplemental Documents and/or the Credit Documents but which are not otherwise set forth in this Section 1.1., shall have the following definitions and meanings in this Agreement, the Definitive Supplemental Documents and Credit Documents:

                  1.1.01. Action. "Action" shall mean any claim, action, suit, arbitration, inquiry, preceding or investigation by or before any Governmental Authority.

                  1.1.02. Affiliate. "Affiliate" shall mean, in reference to a Person, a person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under, control with, the first mentioned person.

                  1.1.03. Agreement. "Agreement" shall mean this "Credit, Capitalization and Financing Agreement," dated on or about, and effective as of, October 30, 1998, by and among Compost, Miami, Bedminster, Lionhart, LHI and GEP.

                  1.1.04. Ancillary Transactions Closing. "Ancillary Transactions Closing" shall mean the closing, execution and delivery of, and the consummation of the transactions contemplated under, the Definitive Supplemental Documents, as contemplated under Section
         13.01.03 of this Agreement.

                  1.1.05.01. AW Compost Partners Stock Purchase Agreement. "AW Compost Partners Stock Purchase Agreement" shall mean that certain Stock Purchase Agreement, dated April 27, 1998, by and between AW Compost Partners, L.L.C., a Delaware limited liability company, and Compost.

                  1.1.05.02. Bankruptcy Proceeding. "Bankruptcy Proceeding" shall have the definition and description as is otherwise set forth in
         Section 15.01.10. of this agreement.

                  1.1.06. Bedminster. "Bedminster" shall mean Bedminster Seacor Services Miami Corporation, a Florida corporation, which is a direct wholly-owned subsidiary of Miami and is an indirect controlled subsidiary of Compost, the principal office of which is located at 320 Grand Avenue, Englewood, New Jersey 07631.

                  1.1.07. Bedminster Common Stock. "Bedminster Common Stock," or "Common Stock of Bedminster," or other similar references, shall mean the common stock of Bedminster.


                                                             Page 3 of 107 Pages
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                  1.1.08. Bedminster Current Permits. "Bedminster Current
         Permits" shall have the definition and description as is otherwise ascribed to such term in Section 11.26.01(b) of this Agreement.

                  1.1.09. Bedminster Resolutions. "Bedminster Resolutions" shall mean the resolutions of the Bedminster Board, as is set forth in Exhibit QQQ of this Agreement.

                  1.1.10. Bedminster Balance Sheet. "Bedminster Balance Sheet" shall have the definition, meaning and description as is otherwise ascribed to such term in Section 11.26.07 of this Agreement.

                  1.1.11. "Bring-Down" Certificate of Bedminster. "'Bring-Down' Certificate of Bedminster" shall mean the certificate of the President and Chief Executive Officer of Bedminster, in the form and substance as is set forth in Exhibit SSS of this Agreement, as contemplated under
         Section 15.01.01 of this Agreement.

                  1.1.12. "Bring-Down" Certificate of Compost. "'Bring-Down' Certificate of Compost" shall mean the certificate of the President and Chief Executive Officer of Compost, in the form and substance as is set forth in Exhibit JJJ of this Agreement, as contemplated under Section
         15.01.01 of this Agreement.

                  1.1.13. "Bring-Down" Certificate of Miami. "'Bring-Down' Certificate of Miami" shall mean the certificate of the President and Chief Executive Officer of Miami, in the form and substance as is set forth in Exhibit KKK of this Agreement, as contemplated under Section
         15.01.01 of this Agreement.

                  1.1.14. Business. "Business" shall mean the construction, management and or operation of enclosed organic material recycling compost manufacturing plant(s).

                  1.1.15. Business Day. "Business Day" shall mean any day other than a Saturday, Sunday or federal holiday in the United States of America, and consist of the time period from 12:01 a.m. through 12 o'clock midnight, Eastern Standard Time.

                  1.1.16. CERCLA. "CERCLA" shall mean the definition of that term as specified in the definition as "Environmental Laws."

                  1.1.17 . CERCLIS. "CERCLIS" shall mean the comprehensive environmental responsive, compensation and liability information system, 42 USC ss. 9619(a).

                  1.1.18. Certificate of Bedminster Resolutions. "Certificate of Bedminster Resolutions" shall mean the Certificate, of the Secretary of Bedminster, as is set forth in Exhibit RRR of this Agreement.

                  1.1.19. Certificate of Compost Resolutions. "Certificate of Compost Resolutions" shall mean the Certificate, of the Secretary of Compost, as is set forth in Exhibit O of this Agreement.

                  1.1.20. Certificate of Miami Resolutions. "Certificate of Miami Resolutions" shall mean the Certificate, of the Secretary of Miami, as is set forth in Exhibit Q of this Agreement.

                  1.1.21. Closing Date. "Closing Date" is and shall mean October 30, 1998, commencing at or about 9:00 a.m., E.S.T., as contemplated under Section 13.01.01 of this Agreement.

                  1.1.22. Closing Location. "Closing Location" is and shall mean the offices of Greenberg Traurig, at 2005 Market Street, Suite 2050, Philadelphia, Pennsylvania 19103, as contemplated under Section
         13.01.01 of this Agreement.

                  1.1.23. Code. "Code" shall mean the Internal Revenue Code of 1986, as amended, including all rules and regulations promulgated thereunder.

                  1.1.24. Collective Bargaining Agreements. "Collective Bargaining Agreements" is and shall have the meaning as is specified in the definition of that term in Section 11.24 of this Agreement.

                                                             Page 4 of 107 Pages

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                  1.1.25. Compost. "Compost" shall mean Compost America Holding
         Company, Inc., a New Jersey corporation, a principal office of which is located at 320 Grand Avenue, Englewood, New Jersey 07631.

                  1.1.26. Compost Board. "Compost Board," or other similar references in this Agreement, shall mean the Board of Directors of Compost.

                  1.1.27. Compost Common Stock. "Compost Common Stock," or "Common Stock of Compost," or other similar references, shall mean the common stock of Compost.

                  1.1.28. Compost Disclosures. "Compost Disclosures" shall mean all documents and disclosures that are enumerated under Section 11.26.01(m)(1)-(18) of this Agreement.

                  1.1.29. Compost-Lionhart Warrant (#1-#6). "Compost-Lionhart Warrant # 1" shall mean the warrant, in the form and substance as is set forth in Exhibit WW.1, which is and shall be issued by Compost to Lionhart at the Ancillary Transactions Closing, as otherwise provided under Article VIII of this Agreement. "Compost-Lionhart Warrant # 2" shall mean the warrant, in the form and substance as is set forth in Exhibit WW.2, which is and shall be issued by Compost to Lionhart at the Ancillary Transactions Closing, as otherwise provided under Article VIII of this Agreement. "Compost-Lionhart Warrant # 3" shall mean the warrant, in the form and substance as is set forth in Exhibit WW.3, which is and shall be issued by Compost to Lionhart at the Ancillary Transactions Closing, as otherwise provided under Article VIII of this Agreement. "Compost-Lionhart Warrant # 4" shall mean the warrant, in the form and substance as is set forth in Exhibit WW.4, which is and shall be issued by Compost to Lionhart at the Ancillary Transactions Closing, as otherwise provided under Article VIII of this Agreement. "Compost-Lionhart Warrant # 5" shall mean the warrant, in the form and substance as is set forth in Exhibit WW.5, which is and shall be issued by Compost to Lionhart at the Ancillary Transactions Closing, as otherwise provided under Article VIII of this Agreement. "Compost-Lionhart Warrant # 6" shall mean the warrant, in the form and substance as is set forth in Exhibit WW.6, which is and shall be issued by Compost to Lionhart at the Ancillary Transactions Closing, as otherwise provided under Article VIII of this Agreement.

                  1.1.30. Compost-Miami Guaranty. "Compost-Miami Guaranty" shall mean the continuing and unconditional guaranty, in substantially the form as is set forth in Exhibit UUU of this Agreement (and which is required to be executed and delivered by Compost and Miami to Lionhart, LHI and GEP under this Agreement, the Credit Documents and/or Definitive Supplemental Documents, and which is and shall be secured by and under the terms of and collateral specified in, and pursuant to the terms and subject to the conditions set forth in, the Mortgage, the Security Agreement, the Compost Stock Pledge Agreement (Compost Common Stock), the Compost Stock Pledge Agreement (Miami Common Stock) and the Compost Stock Pledge Agreement (Bedminster Common Stock)), 1) by Compost, for the benefit of Lionhart, LHI and GEP, of the duties, obligations and undertakings of Miami and Bedminster under this Agreement, the Credit Documents and the Definitive Supplemental Documents, and 2) by Miami, for the benefit of Lionhart, LHI and GEP, of the duties, obligations and undertakings of Compost and Bedminster under this Agreement, the Credit Documents and the Definitive Supplemental Documents.

                  1.1.31. Compost Resolutions. "Compost Resolutions" shall mean the resolutions of the Compost Board, as is set forth in Exhibit N of this Agreement.

                  1.1.32. Compost Stock Pledge Agreement (Bedminster Common Stock). "Compost Stock Pledge Agreement (Bedminster Common Stock)" shall mean the agreement, denominated as the "Compost Stock Pledge Agreement (Bedminster Common Stock)," a copy of which is set forth in Exhibit MMM of this Agreement, that is required to be executed and delivered by Miami to Lionhart, LHI and GEP, on and at the Term Loan Closing, and pursuant to which Miami shall deliver to Lionhart, LHI and GEP, the Pledged Bedminster Shares (including, and accompanied by, all applicable stock certificates and appropriate stock powers duly endorsed), in the form and substance as is set forth in Exhibit NNN of this Agreement, and which thereupon and thereafter, Lionhart, LHI and GEP shall have a first, senior and unsubordinated lien, pledge and encumbrance on and against the Pledged Bedminster Shares, for purposes of securing the timely and complete performance and discharge by Compost, Miami and Bedminster, for the benefit of Lionhart, LHI and GEP, of the duties, obligations and undertakings of Compost, Miami and/or Bedminster under 1) the Mortgage Note, 2) the other Credit Documents and 3) this Agreement and the Definitive Supplemental Documents.

                                                             Page 5 of 107 Pages

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                  1.1.33. Compost Stock Pledge Agreement (Compost Common Stock).
         "Compost Stock Pledge Agreement (Compost Common Stock)" shall mean the agreement, denominated as the "Compost Stock Pledge Agreement (Compost Common Stock)," a copy of which is set forth in Exhibit G of this Agreement, that is required to be executed and delivered by Compost to Lionhart, LHI and GEP, on and at the Term Loan Closing, and pursuant to which Compost shall deliver to Lionhart, LHI and GEP, the Pledged Compost Shares (including, and accompanied by, all applicable stock certificates and appropriate stock powers duly endorsed), in the form and substance as is set forth in Exhibit I of this Agreement, and which thereupon and thereafter, Lionhart, LHI and GEP shall have a first, senior and unsubordinated lien, pledge and encumbrance on and against the Pledged Compost Shares, for purposes of securing the timely and complete performance and discharge by Compost, Miami and Bedminster, for the benefit of Lionhart, LHI and GEP, of the duties, obligations and undertakings of Compost, Miami and/or Bedminster under 1) the Mortgage Note, 2) the other Credit Documents and 3) this Agreement and the Definitive Supplemental Documents.

                  1.1.34. Compost Stock Pledge Agreement (Miami Common Stock). "Compost Stock Pledge Agreement (Miami Common Stock)" shall mean the agreement, denominated as the "Compost Stock Pledge Agreement (Miami Common Stock)," a copy of which is set forth in Exhibit H of this Agreement, that is required to be executed and delivered by Compost and Tomas Andres Mestre ("Mestre") to Lionhart, LHI and GEP, on and at the Term Loan Closing, and pursuant to which Compost and Mestre shall deliver to Lionhart, LHI and GEP, the Pledged Miami Shares (including, and accompanied by, all applicable stock certificates and appropriate stock powers duly endorsed), in the form and substance as is set forth in Exhibit J of this Agreement, and which thereupon and thereafter, Lionhart, LHI and GEP shall have a first, senior and unsubordinated lien, pledge and encumbrance on and against the Pledged Miami Shares, for purposes of securing the timely and complete performance and discharge by Compost, Miami and Bedminster, for the benefit of Lionhart, LHI and GEP, of the duties, obligations and undertakings of Compost, Miami and/or Bedminster under 1) the Mortgage Note, 2) the other Credit Documents and 3) this Agreement and the Definitive Supplemental Documents.

                  1.1.35. Control. "Control," including the terms "controlled by" and "under, control with", shall mean the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and or policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

                  1.1.36. Conversion Common Shares. "Conversion Common Shares" shall have the definition or description as is otherwise ascribed to such term in Section 9.2.1 of this Agreement.

                  1.1.37. Conversion Shares. "Conversion Shares" shall have the definition or description as is otherwise ascribed to such term in
         Section 4.3.2 of this Agreement.

                  1.1.38. Credit. "Credit" shall mean US $10,500,000, as is defined under Section 2.1 of this Agreement, and which, pursuant to the terms and subject to the conditions set forth in this Agreement, the Definitive Supplemental Documents and the Credit Documents, shall be delivered to or applied for the benefit of Compost and Miami by GEP.

                  1.1.39. Credit Documents. "Credit Document(s)" shall mean this Agreement and all Definitive Supplemental Documents that relate to or arise from or which are executed and/or delivered in connection with (and as an inducement to Lionhart, LHI and GEP to execute and deliver, and as an inducement to GEP, in whole or in part, to extend and deliver the Credit to Compost, Miami and Bedminster under), this Agreement, the Credit and the Supplemental Definitive Documents, including, without limitation, 1) the Mortgage Note, 2) the Mortgage, 3) the Security Agreement, 4) the Compost Stock Pledge Agreement (Compost Common Stock), 5) the Compost Stock Pledge Agreement (Miami Common Stock), 6) the Compost-Miami Stock Pledge Agreement (Bedminster Common Stock), 7) the Pledged Compost Certificate, 8) the Pledged Miami Certificate, 9) the Pledged Bedminster Certificate, 10) the UCC-1 Financing Statement,
         11) the Compost-Miami Guaranty, 12) the Legal Opinion of Compost's Counsel, 13) Legal Opinion of Miami's Counsel, 14) the Legal Opinion of Bedminster's Counsel, 15) the Compost Resolutions and the Compost Certificate of Resolutions, 16) the Miami Resolutions and the Miami Certificate of Resolutions, 17) the Bedminster Resolutions and the Bedminster Certificate of Resolutions, 18) the Term Loan Closing Statement, 19) the Mortgagee's Title Insurance Commitment, 20) the Compost/Miami Mortgagor Affidavit, 21) the Compost/Miami Owner's Affidavit, 22) the Mortgagor's Certificate and Indemnification Regarding Hazardous Substances, 23) the

                                                             Page 6 of 107 Pages

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         Release and Satisfaction of Rinker Mortgage, 24) the Miami-Rinker Note,
         25) the Stipulated Motion to Dismiss Complaint with Prejudice, 26) the Order of Dismissal with Prejudice, 27) the Global Closing Statement,
         28) the Incumbency Certificate of Compost, 29) the Incumbency Certificate of Miami, 30) the Incumbency Certificate of Bedminster, 31) the "Bring-Down" Certificate of Compost, 32) the "Bring-Down" Certificate of Miami, and, 33) the "Bring-Down" Certificate of Bedminster.

                  1.1.40. Debenture(s). "Debenture(s)" shall mean the Debentures, Series 1-10, shall mean that were sold by Compost to Lionhart, and that were purchased and were or are presently held by Lionhart, pursuant to the terms and subject to the conditions of the "Debenture Purchase Agreement," in or about November 27, 1996, copies of which are set forth in Appendix I-Item 3, and that is or are described and otherwise defined under Paragraph 6 of the Recitals of this Agreement.

                  1.1.41. Debenture Purchase Agreement. "Debenture Purchase Agreement" shall mean the "Regulation D Convertible Debenture Purchase Agreement," by and between Compost and Lionhart, dated on or about November 27, 1996, a copy of which is set forth in Appendix I-Item 1, and the "First Amendment to Regulation D Convertible Debenture Agreement," by and between Compost and Lionhart, dated in or about February 1997, a copy of which is set forth in Appendix I-Item 2, all of which is described in Recital Paragraph No. 6 of this Agreement.

                  1.1.42. Definitive Supplemental Documents. "Definitive Supplemental Documents" shall mean the Credit Documents, and all other agreements, certificates, resolutions, statements, considerations, schedules, exhibits, disclosures and all other documents 1) that are required to be executed, signed, consummated and/or delivered by Compost and/or Miami and/or Bedminster to Lionhart and/or LHI and/or GEP, as contemplated under this Agreement (including, without limitation, the Registration Rights Agreement, the Director Appointment Agreement, the Miami-Compost Guaranty, the Compost-Lionhart Warrant # 1, the Compost-Lionhart Warrant # 2, the Compost-Lionhart Warrant # 3, the Compost-Lionhart Warrant # 4, the Compost-Lionhart Warrant # 5 and the Compost-Lionhart Warrant # 6, and the Lock-Up Letter, and all other considerations that are required to be executed and/or delivered under
         Article XIII and/or Article XV of this Agreement), or 2) that are required to be executed, signed, consummated and/or delivered by Lionhart and/or LHI and/or GEP to Compost and/or Miami and/or Bedminster (including, without limitation, all considerations that are required to be executed and/or delivered under Article XIII and/or
         Article XV of this Agreement).

                  1.1.43. Designation of Rights of Series B Preferred Stock. "Designation of Rights of Series B Preferred Stock shall mean, with respect to the Series B Preferred Stock, the "Designation of Rights of Series B Preferred Stock," dated in or about June 1997, a copy of which is set forth in Appendix I-Item 5, and the "Amendment to Designation of Rights of Series B Preferred Stock," dated on or about September 17, 1997, a copy of which is set forth in Appendix I-Item 6, all of which is described in Recital Paragraph No. 7 of this Agreement.

                  1.1.44. Director Appointment Agreement. "Director Appointment Agreement" shall mean the Director Appointment Agreement, dated October 30, 1998, by and between Compost and Lionhart, which is hereby incorporated by reference, and as is otherwise set forth in Exhibit EEE of this Agreement.

                  1.1.45. Disclosure Documents. "Disclosure Documents" shall mean 1) the documents, certificates, schedules, resolutions and all other documents (including, without limitation, all Disclosure Schedules), and compilations of such documents, certificates, schedules, resolutions and all other documents (including, without limitation, all Disclosure Schedules), that are set forth and listed or otherwise described or referred to in Appendix III of this Agreement, and all of which are hereby incorporated by reference in this Agreement, and 2) the "Miami Project Disclosures," as that term is defined under Section 11.26.01(m) of this Agreement.

                  1.1.46. Disclosure Schedule. "Disclosure Schedule" shall mean each and every disclosure schedules attached hereto and forming a part of this Agreement.

                  1.1.47. EBITDA. "EBITDA" shall mean earnings before interest, income taxes, depreciation and amortization, as determined in accordance with GAAP in the United States.

                  1.1.48. Effective Date. "Effective Date" shall mean the Closing Date of this Agreement, which is October

                                                             Page 7 of 107 Pages

         30, 1998.

                  1.1.49. Encumbrance. "Encumbrance" shall mean any security interest, pledge, mortgage, lien (including environmental lines), charge or (as determined, to the best of Compost's and Miami's and Bedminster's knowledge, after due inquiry) adverse claim, including without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, but excluding such encumbrances which, individually or in the aggregate, would not have a material adverse effect.

                  1.1.50. Environmental Laws. "Environmental Laws" shall mean any law, now or hereafter in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment, health, safety or natural resources, including without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Substances.

                  1.1.51. Environmental Permit. "Environmental Permit" shall mean any permit, approval, identification number, license or other authorization required to operate the business on the real property under any applicable Environmental Law, including, without limitation, the Miami Project Permits.

                  1.1.52. ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, including the rules and regulations promulgated thereunder.

                  1.1.53. Escrow Agent. "Escrow Agent" shall mean KGL, which is the Escrow Agent under the Debenture Purchase Agreement, as is described in Recital Paragraph No. 10 of this Agreement.

                  1.1.54. Excess Common Shares. "Excess Common Shares" shall mean, with respect to the shares of Compost Common Stock that are owned and held by Lionhart immediately subsequent to the Ancillary Transactions Closing on the Closing Date, as is otherwise ascribed to such term in Section 10.1 of this Agreement.

                  1.1.55. Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

                  1.1.56. Financial Statements. "Financial Statements" shall have the meaning as is described such term in Section 11.11 and Section
         11.12 of this Agreement.

                  1.1.57. First Debenture Conversion. "First Debenture Conversion" shall mean the Notice of Conversion, dated on or about May 20, 1997, that was delivered by Lionhart to Compost on or about May 20, 1997, a copy of which is set forth in Appendix I-Item 12, and, pursuant to which Lionhart properly converted US $200,000 of the Debentures, and Compost thereafter issued and delivered to Lionhart, in exchange for such the surrender, delivery and tender by Lionhart to Compost of two
         (2) Debentures (i.e., Series 9-10 of 10), Certificate No. CA1103, representing 178,253 registered (freely tradable) shares of Common Stock of Compost, and registered in the name of Lionhart ( a copy of such Certificate No. CA1103 is set forth in Appendix I-Item 13), all as is described in Recital Paragraph No.
         12 of this Agreement.

                  1.1.58. GAAP. "GAAP" shall mean the generally excepted accounting principles and practices, in the United States, in effect from time to time applied consistently throughout the periods involved.

                  1.1.59. GEP. "GEP" shall mean Global EarthFund Partners, Ltd., an Indiana limited liability company, the principal office of which is c/o John Thomas Drics, Esq., 111 Monument Circle, Suite 312, Indianapolis, Indiana 46204.

                  1.1.60. GEP Board. "GEP Board" or other similar references in this Agreement, shall mean the Board of Directors of GEP.

                  1.1.61. Governmental Authority. "Governmental Authority" means any United States Federal, State or local or any foreign governmental, regulatory or administrative authority, agency or commission or any court, tribunal

                                                             Page 8 of 107 Pages
         judicial or arbitral body.

                  1.1.62. Hazardous Substances. "Hazardous Substances" shall mean (a petroleum and petroleum products, by products or break down products, radioactive materials, asbestos-containing materials and polychlorinated biphenyls, and (b) any other chemicals, materials or substances regulated as toxic or hazardous or as a pollutant, contaminate or waste under any applicable Environmental Law in such levels beyond those permitted by applicable Environmental Laws.

                  1.1.63. Indebtedness. "Indebtedness" shall mean, with respect to any Person, (a) all indebtedness of such Person, absolute or contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, other than trade obligations incurred in the ordinary course of business, (c) all obligations of such Person evidence by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under any such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP and, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptances, letters of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of any such Person or any warrants, rights or options to acquire such capital stock, value, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all indebtedness of others referred to in clauses (a through f above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed to directly or indirectly by such Person through an agreement (1) to pay or purchase such indebtedness or to advance or supply funds for the payment or purchase of such indebtedness, (2) to purchase, sale or lease (as lessee or lessor) property, or to purchase or sale services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or to assure the holder of such indebtedness against loss, (3) to supply funds to or any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered), or (4) otherwise to assure a creditor against loss, and (i) all indebtedness referred to in clauses
         (a) through (f) hereinabove secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including, without limitation, accounts and contract rights) owned by any such Person, even thought any such Person has not assumed or become liable for the payment of such Indebtedness.

                  1.1.64. Intellectual Property. "Intellectual Property" shall mean patents, patent registrations and patent applications, trade marks, service marks, trade mark rights, trade names, trade name rights, registered copy rights and trade secrets owned or used by Compost, or any of its Subsidiaries, and/or Miami and/or Bedminster, in the conduct of its or its respective businesses.

                  1.1.65 . Interim Financial Statements. "Interim Financial Statements" shall have the meaning ascribed to such term as set forth in Section 11.12 of this Agreement.

                  1.1.66. IRS. "IRS" shall mean the Internal Revenue Service of the United States, or any successor Governmental Authority.

                  1.1.67. KGL. "KGL" shall mean Kaplan Gottbetter & Levenson, LLP, which is current Escrow Agent under the Debenture Purchase Agreement, as described in Recital Paragraph No. 10 of this Agreement.

                  1.1.68. KGL-Compost Agreement. "KGL-Compost Agreement" shall mean the written letter agreement, by and between Compost and KGL, as Escrow Agent under the Debenture Purchase Agreement, dated on or about June 16, 1997, a copy of which is set forth in Appendix I-Item 11, and as is described in Recital Paragraph No. 11 of this Agreement.

                  1.1.69. Leased Real Property. "Leased Real Property" shall mean the Real Property leased by Compost or any of its Subsidiaries (and/or Miami and/or Bedminster) together with to the extent leased by Compost or its Subsidiaries (and/or Miami and/or Bedminster), all buildings and other structures, facilities or improvements presently or hereafter located thereon, all fixtures, systems, equipment and items of personal property owned by Compost or

                                                             Page 9 of 107 Pages
         any of its Subsidiaries (and/or Miami and/or Bedminster) attached or pertinent thereto, all easements, licenses, rights and appurtenances relating to the foregoing.

                  1.1.70. Legal Opinion of GEP's Counsel. "Legal Opinion of GEP's Counsel" shall mean the opinion of GEP's counsel, as is set forth in Exhibit PPP of this Agreement.

                  1.1.71. Legal Opinion of LHI's Counsel. "Legal Opinion of LHI's Counsel" shall mean the opinion of LHI's counsel, as is set forth in Exhibit AA of this Agreement.

                  1.1.72. Legal Opinion of Bedminster's Counsel. "Legal Opinion of Bedminster's Counsel" shall mean the opinion of Bedminster's counsel, as is set forth in Exhibit OOO of this Agreement.

                  1.1.73. Legal Opinion of Compost's Counsel. "Legal Opinion of Compost's Counsel" shall mean the opinion of Compost's counsel, as is set forth in Exhibit L of this Agreement.

                  1.1.74. Legal Opinion of Lionhart's Counsel. "Legal Opinion of Lionhart's Counsel" shall mean the opinion of Lionhart's counsel, as is set forth in Exhibit FF of this Agreement.

                  1.1.75. Legal Opinion of Miami's Counsel. "Legal Opinion of Miami's Counsel" shall mean the opinion of Miami's counsel, as is set forth in Exhibit M of this Agreement.

                  1.1.76.01. Lenders. "Lenders" shall mean collectively, Lionhart, LHI and GEP, for purposes of the Term Loan under Article II of this Agreement.

                  1.1.76.02. LHI. "LHI" shall mean Lionhart Investments, Ltd., a United Kingdom limited liability company, the principal office of which is located at 19 Camp Road, Heston Court, Wimbledon, London SW19 4 RH, England.

                  1.1.77. LHI Board. "LHI Board" or other similar references in this Agreement to the Board of Directors of LHI, shall mean the Board of Directors of LHI.

                  1.1.78. LHI Consent. "LHI Consent" is and shall mean the "Consent to Series A and Series C Preferred Stock," dated on or about September 17, 1997, a copy of which is set forth in Appendix I-Item 7, and as is described in Recital Paragraph No. 8 of this Agreement.

                  1.1.79. LHI-Select Agreement. "LHI-Select Agreement" shall mean the written letter agreement, dated on or about June 11, 1997, by and between LHI and SAI, a copy of which is set forth in Appendix I-Item 8, and as is described in Recital Paragraph No. 9 of this Agreement.

                  1.1.80. LHI-Select Agreement Shares. "LHI-Select Agreement Shares" shall mean the definition or description as is otherwise ascribed to such term in Recital Paragraph No. 9 of this Agreement.

                  1.1.81. Liabilities. "Liabilities" shall mean any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any law, rule, regulation or order by a Governmental Authority and those arising under any contract, agreement, commitment, arrangement or undertaking.

                  1.1.82. Licensed Intellectual Property. "Licensed Intellectual Property" shall mean all intellectual property licensed or sublicensed to Compost and or any Subsidiary (and/or Miami and/or Bedminster) from a third party.

                  1.1.83. Lionhart. "Lionhart" shall mean Lionhart Global Appreciation Fund, Ltd., a British Virgin Islands limited liability company, the principal office of which is located at c/o Citco B.V.I. Limited, Post Office Box 662, Road Town, Tortola, British Virgin Islands.

                  1.1.84.1. Lionhart Board. "Lionhart Board" or other similar references in this Agreement, shall mean the Board of Directors of Lionhart.

                                                            Page 10 of 107 Pages

                  1.1.84.2. Lock-up Letter. "Lock-up Letter" shall mean that certain letter agreement, dated on and as of October 30, 1998, by and among Compost, Lionhart, LHI and GEP, a copy of which is set forth in Exhibit WWW of this Agreement.

                  1.1.85. Loss. "Loss," and other similar references with respect to any indemnification in this Agreement, shall have the meaning, definition and description as is otherwise ascribed to such term in Article XVI of this Agreement.

                  1.1.86. Material Adverse Effect. "Material Adverse Effect" shall mean any circumstance, change, event, transaction, loss, failure, effect or other occurrence that is, or is reasonably likely to be, materially adverse to the business (or Business), operations, properties (including intangible properties), condition (financial or otherwise), assets, liabilities (Liabilities), results of operations or financial or business prospects of Compost and or its Subsidiaries, and/or of Miami and/or Bedminster, taken as a whole.

                  1.1.87. Miami. "Miami" shall mean Miami Recycling and Composting Co., Inc., a Delaware corporation, which is a direct controlled subsidiary of Compost, and of which 80.1% of the issued and outstanding capital stock of Miami is owned and controlled by Compost and 19.9% of the issued and outstanding capital stock of Miami is owned and controlled by Mestre. The principal office of Miami is located at 320 Grand Avenue, Englewood, New Jersey 07631.

                  1.1.88. Miami Balance Sheet. "Miami Balance Sheet" shall have the definition, meaning and description as is otherwise ascribed to such term in Section 11.26.07 of this Agreement.

                  1.1.89. Miami Board. "Miami Board" or other similar references in this Agreement, shall mean the Board of Directors of Miami.

                  1.1.90. Miami Common Stock. "Miami Common Stock," or "Common Stock of Miami," or other similar references, shall mean the common stock of Miami.

                  1.1.91. Miami Project. "Miami Project" shall have the definition and description as is otherwise ascribed to such term in
         Section 11.26.01(a) of this Agreement.

                  1.1.92. Miami Project Collateral. "Miami Project Collateral" is and shall mean collateral, that is identified, described and otherwise specified under the Security Agreement, including 1) the Miami Project Permits, 2) the Miami Claim, 3) the Put or Pay Contract and 4) the Miami Project Financing (as those terms are defined under
         Section 11.26.01 of this Agreement).

                  1.1.93. Miami Project Disclosures. "Miami Project Disclosures" shall have the definition and description as is otherwise ascribed to such term in Section 11.26.01(m) of this Agreement.

                  1.1.94. Miami Project Permits. "Miami Project Permits" shall have the definition and description as is otherwise ascribed to such term in Section 11.26.01(b) of this Agreement.

                  1.1.95. Miami Resolutions. "Miami Resolutions" shall mean the resolutions of the Miami Board, as is set forth in Exhibit P of this Agreement.

                  1.1.96. Miami-Rinker Note. "Miami-Rinker Note" shall mean the Promissory Note, that is secured by the Rinker Mortgage, in the principal amount of US $3,730,870.75, that was delivered by Miami to Rinker on or about March 29, 1996, a copy of which is set forth in Appendix I-Item 16, as is described in Recital Paragraph No. 14 of this Agreement.

                  1.1.97. Miami Site. "Miami Site" shall have the definition and description as is otherwise ascribed to such term in Section 11.26.01(d) of this Agreement.

                  1.1.98. Mortgage. "Mortgage" shall mean the "Mortgage," dated on or about October 30, 1998, a copy of

                                                            Page 11 of 107 Pages
         which is set forth in Exhibit E of this Agreement, that is required to be executed and delivered by Miami to Lionhart, LHI and GEP, on and at the Term Loan Closing, and which thereupon and thereafter shall constitute a first, senior and unsubordinated lien, mortgage and encumbrance on the Miami Site, for purposes of securing the timely and complete performance and discharge by Compost, Miami and Bedminster, for the benefit of Lionhart, LHI and GEP, of the duties, obligations and undertakings of Compost, Miami and/or Bedminster under 1) the Credit Documents, including (without limitation) the Mortgage Note, and
         2) this Agreement and the Definitive Supplemental Documents (including, without limitation, the Miami-Compost Guaranty).

                  1.1.99. Mortgage Note. "Mortgage Note" shall mean the note, denominated as the "Mortgage Note," in the principal amount of US $10,500,000, and dated on or about October 30, 1998, a copy of which is set forth in Exhibit D of this Agreement, that is or is required to be executed and delivered by Compost, Miami and Bedminster, to Lionhart, LHI and GEP, on the Term Loan Closing Date.

                  1.1.100. Mortgage Modification Agreement. "Mortgage Modification Agreement" shall mean the document, entitled "Mortgage Modification Agreement," that was executed by and between Miami and Rinker on or about April 24, 1998, which purports to amend the terms of the Rinker Mortgage and/or the Miami-Rinker Note, a copy of which is set forth in Appendix I, Item 18, as is described in Recital Paragraph No. 14 of this Agreement.

                  1.1.101. Mortgagee's Title Insurance Commitment. "Mortgagee's Title Insurance Commitment" shall mean the commitment for a mortgagee's policy of title insurance, the effective date of which is or shall be on or about the Closing Date, for a mortgagee's policy of title insurance, from Lawyers Title Insurance Corporation, Case No. 9801958, in substantially the form as is set forth in Exhibit R of this Agreement.

                  1.1.102. Multiemployer Plan. "Multiemployer Plan" shall have the meaning ascribed to such term as is set forth in Section 11.15 of this Agreement.

                  1.1.103. Owned Intellectual Property. "Owned Intellectual Property" means all intellectual property in and into which Compost or any subsidiary holds, or has the right to hold, any right, title or interest.

                  1.1.104. Owned Real Property. "Owned Real Property" shall mean the real property owned by Compost or its Subsidiaries (and/or Miami and/or Bedminster), together with all buildings and other structures, facilities or improvements presently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of Compost or its Subsidiaries (and/or Miami and/or Bedminster) attached or appurtenant thereto, and all easements, licenses, rights and appurtenances relating to the foregoing.

                  1.1.105. Person. "Person" shall mean an individual, corporation, partnership, limited liability company, association, trust, joint venture, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

                  1.1.106. Plans. "Plans" shall have the definition and meaning ascribed to such term as set forth in Section 11.15 of this Agreement.

                  1.1.107. Pledged Bedminster Shares. "Pledged Bedminster Shares" shall mean all issued and outstanding capital stock and equity rights of Bedminster, and all of which is pledged, or is required to be pledged, by Miami, pursuant to the terms and subject to the conditions set forth in the Compost Stock Pledge Agreement (Bedminster Common Stock). The term "Pledged Bedminster Shares" includes all such capital stock represented by and on Certificate No. 1, which indicates thereon that Miami is the registered owner of 1000 shares of Bedminster Common Stock ("Bedminster Certificate"). Miami, pursuant to the terms and subject to the conditions set forth in the Compost Stock Pledge Agreement (Bedminster Common Stock), shall deliver to Lionhart, LHI and GEP, on and at the Term Loan Closing, the Bedminster Certificate, including appropriate stock powers duly endorsed, in the form and substance as is set forth in Exhibit NNN of this Agreement.

                  1.1.108. Pledged Compost Shares. "Pledged Compost Shares" shall mean all shares of Compost Common Stock that are set forth on and represented by Certificate No. CA1370, representing thereon that Lionhart is the registered owner of 600,000 registered (freely tradable) shares of Compost Common Stock, as is described in Recital

                                                            Page 12 of 107 Pages

         Paragraph No. 10 of this Agreement ("Compost Certificate"). Compost, pursuant to the terms and subject to the conditions set forth in the Compost Stock Pledge Agreement (Compost Common Stock), shall deliver to Lionhart, LHI and GEP, on and at the Term Loan Closing, the Compost Certificate, including appropriate stock powers duly endorsed, in the form and substance as is set forth in Exhibit I of this Agreement.

                  1.1.109. Pledged Miami Shares. "Pledged Miami Shares" shall mean all issued and outstanding capital stock and equity rights of Miami, and all of which is pledged, or is required to be pledged, by Compost and Mestre, pursuant to the terms and subject to the conditions set forth in the Compost Stock Pledge Agreement (Miami Common Stock). The term "Pledged Miami Shares" includes all such capital stock represented by and on Certificate No. 1, which indicates thereon that Compost is the registered owner of 801 shares of Miami Common Stock, and all such capital stock represented by and on Certificate No. 2, which indicates thereon that Mestre is the registered owner of 199 shares of Miami Common Stock ("Miami Certificates"). Compost and Mestre, pursuant to the terms and subject to the conditions set forth in the Compost Stock Pledge Agreement (Miami Common Stock), shall deliver to Lionhart, LHI and GEP, on and at the Term Loan Closing, the Miami Certificates, including appropriate stock powers duly endorsed, in the form and substance as is set forth in Exhibit J of this Agreement.

                  1.1.110. Preferred Stock Series A. "Preferred Stock Series A" shall mean the authorized, and/or issued and outstanding shares of Series A Preferred Stock of Compost.

                  1.1.111. Preferred Stock Series B. "Preferred Stock Series B" shall mean the authorized, and/or issued and outstanding shares of Series B Preferred Stock of Compost (except as may be limited or amplified by the definition of "Series B Preferred Stock" in this Agreement).

                  1.1.112. Preferred Stock Series C. "Preferred Stock Series C" shall mean the authorized, and/or issued and outstanding shares of Series C Preferred Stock of Compost.

                  1.1.113. Preferred Stock Series D. "Preferred Stock Series D" shall mean the authorized, and/or issued and outstanding shares of Series D Preferred Stock of Compost.

                  1.1.114. Purchase Price. "Purchase Price" shall have the meaning ascribed to such term as is set forth in Section 6.1 and
         Section 6.2 of this Agreement.

                  1.1.115. Put Option # 1. "Put Option # 1" shall mean the definition or description as is otherwise ascribed to such term in
         Section 9.2.2 of this Agreement.

                  1.1.116. Put Option # 2. "Put Option # 2" shall mean the definition or description as is otherwise ascribed to such term in
         Section 10.2.1 of this Agreement.

                  1.1.117. Put Purchase Price. "Put Purchase Price," 1) for and with respect to Put Option # 1, shall have the definition or description as is otherwise ascribed to such term in Section 9.2.3(b) of this Agreement, and 2) for and with respect to Put Option # 2, shall have the meaning as is otherwise ascribed to such term in Section 10.2.2(b) of this Agreement.

                  1.1.118. Put or Pay Contract. "Put or Pay Contract" shall have the definition and description as is otherwise ascribed to such term in
         Section 11.26.01(e) of this Agreement.

                  1.1.119. Real Property. "Real Property" shall mean the leased real property and owned real property of Compost or any of its Subsidiaries (and/or Miami and/or Bedminster).

                  1.1.120. Registration Rights Agreement. "Registration Rights Agreement" shall mean the registration rights agreement, dated October 30, 1998, by and between Compost and Lionhart, which is hereby incorporated by reference, and as is otherwise set forth in Exhibit DDD of this Agreement.

                  1.1.121. Release. "Release" shall mean disposing, discharging, injecting, spilling, leaking, leeching, dumping, emitting, escaping, emptying, seeping, placing and alike into or upon any land or water or air or otherwise

                                                            Page 13 of 107 Pages
         entering into the environment.

                  1.1.122. Remedial Action. "Remedial Action" shall mean all action to(i) cleanup, remove, treat or handle in any other way hazardous substances in the environment; (ii) prevent the release of hazardous substances so that they do not migrate, endanger or threaten to endanger public health or the environment; or (iii) perform remedial investigations, feasibility studies, corrective actions, closures and post remedial or post closure studies, investigations, operations, maintenance and monitoring on, about or in any real property with respect to any release of hazardous substances.

                  1.1.123. Rinker Mortgage. "Rinker Mortgage" shall mean the "Mortgage Deed," dated on or about March 29, 1996, that was executed and delivered by Miami to Rinker, for purposes of securing the Miami-Rinker Note, which is and constitutes a first, senior and unsubordinated lien, mortgage and encumbrance on the Miami Site, and which is recorded in the Official Records Book 17182, at Page 0528 of the Public Records of Dade County, Florida, and rerecorded in Official Records Book 17815, Page 2603, on October 6, 1997, of the Public Records of Miami-Dade County, Florida, a copy of which is set forth in Appendix I, Item 17, as is described in Recital Paragraph No. 14 of this Agreement.

                  1.1.124. SAI. "SAI" is and shall mean Select Acquisitions, Inc., which is a party to the LHI-Select Agreement, as described in Recital Paragraph No. 9 of this Agreement.

                  1.1.125. Schedule of Uses and Applications of Credit. "Schedule of Uses and Applications of Credit" shall mean the document, as so denominated, as is set forth in Exhibit B of this Agreement.

                  1.1.126. SEC. "SEC" shall mean the Securities and Exchange Commission of the United States, including any political or governmental subdivision under the jurisdiction of the SEC.

                  1.1.127. Second Debenture Conversion. "Second Debenture Conversion" shall mean the Notice of Conversion, dated on or about September 8, 1997, that was delivered by Lionhart to Compost on or about September 8, 1997, a copy of which is set forth in Appendix I-Item 14, and, pursuant to which Lionhart properly converted or otherwise elected to convert US $200,000 of the Debentures; and, based on the Second Debenture Conversion, Compost, on or about March 13, 1998, issued and delivered to KGL, in exchange for the surrender, delivery and tender by Lionhart to Compost of two (2) Debentures (i.e., Series 7-8 of 10), Certificate No. CA1369, representing 159,670 registered (freely tradable) shares of Common Stock of Compost, and registered in the name of Lionhart ( a copy of such Certificate No. 1369 is set forth in Appendix I-Item 15).

                  1.1.128. Section 6.1 Shares. "Section 6.1 Shares" shall mean the definition or description as is otherwise ascribed to such term in
         Section 6.1.1 of this Agreement.

                  1.1.129. Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

                  1.1.130. Security Agreement. "Security Agreement" shall mean the agreement, denominated as the "Pledge and Security Agreement," dated on or about October 30, 1998, a copy of which is set forth in Exhibit F of this Agreement, that is required to be executed and delivered by Compost, Miami and Bedminster to Lionhart, LHI and GEP, on and at the Term Loan Closing, and which, pursuant to the terms and subject to the conditions therein, imposes and establishes a first, senior and unsubordinated lien, mortgage and encumbrance on and against the collateral described therein (including, the Miami Project Collateral, the Put or Pay Contract, the Miami Project Permits, the Miami Project Financing and the Miami Claim as those terms are defined under Section 11.26.01 of this Agreement), for purposes of securing the timely and complete performance and discharge by Compost, Miami and Bedminster, for the benefit of Lionhart, LHI and GEP, of the duties, obligations and undertakings of Compost, Miami and/or Bedminster under
         1) the Mortgage Note, 2) the other Credit Documents and 3) this Agreement and the Definitive Supplemental Documents (including, without limitation, the Miami-Compost Guaranty).

                  1.1.131. Series B Preferred Stock. "Series B Preferred Stock" shall mean the 400,000 shares of Series B Preferred Stock of Compost, that were purchased by Lionhart from Compost, pursuant to the Series B Preferred Shares

                                                            Page 14 of 107 Pages

         Subscription Agreement, dated on or about June 16, 1997, for the purchase price of US $1,000,000, and that were issued by Compost to LHI, as otherwise described under Recital Paragraph No. 7 of this Agreement.

                  1.1.132. Series B Preferred Shares Subscription Agreement. "Series B Preferred Shares Subscription Agreement" shall mean the "Subscription Agreement," that is identified in Recital Paragraph No. 7 of this Agreement, and a copy of which is set forth in Appendix
         I-Item 4.

                  1.1.133. Settlement Agreement. "Settlement Agreement" shall mean the "Settlement Agreement," a copy of which is set forth in Exhibit ZZ of this Agreement, and, pursuant to which, inter alia, and on the Effective Date, 1) Compost and Lionhart mutually rescind the Second Debenture Conversion, 2) Lionhart has the duty to return and deliver to Compost, on the Effective Date, 159,670 registered (freely tradable) shares of Common Stock of Compost, that are registered in the name of Lionhart and that are represented by Certificate No. CA1369, and 3) Compost has the duty to return and deliver to Lionhart, on the Effective Date, and otherwise reinstates and makes effective on the Effective Date of this Agreement, Series 7-8 of 10 Debentures.

                  1.1.134. Subsidiary or Subsidiaries. "Subsidiary or Subsidiaries" means any corporation, partnership, limited liability company, joint venture, unincorporated organization or other legal entity of which Compost or any Person, as the case may be (either alone or through or together with any subsidiary), owns, directly or indirectly, fifty percent or more of the stock or other equity interest, the holders of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                  1.1.135. Tangible Personal Property. "Tangible Personal Property" shall mean machinery, equipment, tools, supplies, furniture, fixtures, vehicles, rail cars and other tangible personal property.

                  1.1.136. Tax or Taxes. "Tax or Taxes" shall mean all income, gross receipts, sales, use, transfer, employment, franchise, profits, property, excise or other similar taxes, estimated import duties, fees, stamp taxes and duties, value added taxes, assessments or charges of any kind whatsoever, (whether payable directly or by withholding), together with any interest any penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto

                  1.1.137. Term Loan Closing. "Term Loan Closing" shall mean the closing, execution and delivery of, and the consummation of the transactions contemplated under, the Credit Documents, as contemplated under Section 13.01.02 of this Agreement, and which is and shall occur on October 30, 1998, commencing at 9:00 a.m., E.S.T., at the offices of Greenberg Traurig, at 2005 Market Street, Suite 2050, Philadelphia, Pennsylvania 19103.

                  1.1.138. Term Loan Closing Statement. "Term Loan Closing Statement" shall mean the document, as so denominated, as is set forth in Exhibit A of this Agreement.

                  1.1.139. Term Sheet. "Term Sheet" shall mean the Proposal and Term Sheet, a copy of which is set forth in Appendix 1-Item 20, which was approved by Lionhart, Compost and Miami on or about August 4, 1998, and as is described in Recital Paragraph No. 15 of this Agreement.

                  1.1.140. Wasteco Stock Purchase Agreement. "Wasteco Stock Purchase Agreement" shall mean that certain Stock Purchase Agreement, dated November 3, 1997, by and among Wasteco Ventures Limited and Compost.

         Section 1.2. Other Definitions. Any other terms that are defined in this Agreement, the Definitive Supplemental Documents and/or the Credit Documents, but which are not otherwise set forth and enumerated specifically in
Section 1.1 of this Agreement, shall have the definitions and meanings that are otherwise set forth in this Agreement, the Definitive Supplemental Documents and Credit Documents.

                                   ARTICLE II
                      CREDIT AGREEMENT, DOCUMENTS AND TERMS

         Section 2.1. Credit-Term Loan. At the Term Loan Closing, and on the Closing Date at the Closing Location, Lionhart, LHI and GEP (collectively and sometimes referred to in Article II and Article XVIII of this Agreement as the "Lenders"), shall

                                                            Page 15 of 107 Pages
loan, deliver and otherwise extend credit to or for the benefit of Compost and Miami and Bedminster, in the principal amount of US $10,500,000 ("Credit"), on a fixed-term loan basis, upon and pursuant to the terms and subject to the conditions that are set forth in 1) this Agreement, 2) the Credit Documents (including, without limitation, the Mortgage and the Mortgage Note) and 3) any other applicable Definitive Supplemental Documents. The Credit shall be delivered by the Lenders to Compost, Miami and Bedminster, and/or shall be applied by the Lenders to or for the benefit of Compost, Miami and Bedminster, at the Term Loan Closing (on the Closing Date at the Closing Location), in US Dollars, in cash and/or cash-equivalent good and immediately available funds, pursuant to and as otherwise prescribed under the "Term Loan Closing Statement," as is set forth in Exhibit A to this Agreement, and shall be used by Compost, Miami and/or Bedminster as otherwise prescribed under, and pursuant to the terms and subject to the conditions set forth in, 1) this Agreement, 2) the Credit Documents, 3) any other applicable Definitive Supplemental Documents, and 4) the "Schedule of Uses and Applications of Credit," as is set forth in Exhibit B of this Agreement.

         Section 2.2. Credit Conditions. Notwithstanding Section 2.1 of this Agreement, the Lenders each shall not have any duty or obligation to loan, make or otherwise extend the Credit to Compost, Miami and/or Bedminster, and Compost, Miami and Bedminster shall not have any right (under this Agreement, the Credit Documents or any applicable Definitive Supplemental Documents, or otherwise) to compel the Lenders to loan, make or otherwise extend the Credit to Compost and/or Miami and/or Bedminster, unless and until all conditions, that are otherwise set forth in 1) this Agreement, 2) the Credit Documents and 3) any other applicable Definitive Supplemental Documents, are satisfied by Compost and Miami and Bedminster, to the reasonable satisfaction of the Lenders, and their respective counsel, on or before the Term Loan Closing on the Closing Date at the Closing Location.

         Section 2.3. Term Loan Closing. At the Term Loan Closing, and on the Closing Date at the Closing Location, and upon such terms and subject to such conditions as set forth in 1) this Agreement (including, without limitation,
Article XIII), 2) the Credit Documents and 3) any applicable Definitive Supplemental Documents:

                  2.3.1. Lender Undertakings to Compost, Miami and Bedminster. The Lenders shall execute and/or deliver or cause to be executed and/or delivered to Compost, Miami and Bedminster:

                           (A) Credit. The Credit, as otherwise provided under
                  Section 2.1 of this Agreement, and as otherwise provided under the Term Loan Closing Statement; and,

                           (B) Term Loan Closing Statement. The Term Loan
                  Closing Statement, as is set forth in Exhibit A of this Agreement; and,

                           (C) Lender Receipt #1. A receipt for the execution
                  and/or delivery by Compost and/or Miami and/or Bedminster to the Lenders, in substantially the form as is set forth in Exhibit C.1 of this Agreement, of 1) the Mortgage Note, in substantially the form as is set forth in Exhibit D of this Agreement; 2) the Mortgage, in substantially the form as is set forth in Exhibit E of this Agreement; 3) the Security Agreement, in substantially the form as is set forth in Exhibit F of this Agreement; 4) the Compost Stock Pledge Agreement (Compost Common Stock), in substantially the form as is set forth in Exhibit G of this Agreement; 5) the Compost Stock Pledge Agreement (Miami Common Stock), in substantially the form as is set forth in Exhibit H of this Agreement; 6) the Compost Stock Pledge Agreement (Bedminster Common Stock), in substantially the form as is set forth in Exhibit MMM of this Agreement; 7) the Pledged Compost Shares, including the Compost Certificate in substantially the form as is set forth in Exhibit I of this Agreement; 8) the Pledged Miami Shares, including the Miami Certificates in substantially the form as is set forth in Exhibit J of this Agreement; 9) the Pledged Bedminster Shares, including the Bedminster Certificate in substantially the form as is set forth in Exhibit NNN of this Agreement; 10) the UCC-1 Financing Statement, in substantially the form as is set forth in Exhibit K of this Agreement; 11) the Compost-Miami Guaranty, in substantially the form as is set forth in Exhibit UUU of this Agreement; 12) the Legal Opinion of Compost's Counsel, in substantially the form as is set forth in Exhibit L of this Agreement; 13) the Legal Opinion of Miami's Counsel, in substantially the form as is set forth in Exhibit M of this Agreement; 14) the Legal Opinion of Bedminster's Counsel, in substantially the form as is set forth in Exhibit OOO of this Agreement; 15) the Compost Resolutions, in substantially the form as is set forth in Exhibit N of this Agreement; 16) the Compost Certificate of Resolutions, in substantially the form as is set forth in Exhibit O of this Agreement; 17) the Miami Resolutions, in substantially the form as is set forth in Exhibit P of this Agreement; 18) the

                                                            Page 16 of 107 Pages

                  Miami Certificate of Resolutions, in substantially the form as is set forth in Exhibit Q of this Agreement; 19) the Bedminster Resolutions, in substantially the form as is set forth in Exhibit QQQ of this Agreement; 20) the Bedminster Certificate of Resolutions, in substantially the form as is set forth in Exhibit RRR of this Agreement; 21) the Mortgagee's Title Insurance Commitment, the effective date of which is or shall be on or about the Closing Date, issued to the Lenders by Lawyers Title Insurance Corporation, Case No. 9801958, in substantially the form as is set forth in Exhibit R of this Agreement; 22) the Compost/Miami Mortgagor Affidavit, in substantially the form as is set forth in Exhibit S of this Agreement; 23) the Compost/Miami Owner's Affidavit, in substantially the form as is set forth in Exhibit T of this Agreement; 24) the Mortgagor's Certificate and Indemnification Regarding Hazardous Substances, in substantially the form as is set forth in Exhibit VVV of this Agreement; 25) the Global Closing Statement, in substantially the form as is set forth in Exhibit YY of this Agreement; 26) the Incumbency Certificate of Compost, in substantially the form as is set forth in Exhibit GGG of this Agreement; 27) the Incumbency Certificate of Miami, in substantially the form as is set forth in Exhibit HHH of this Agreement; 28) the Incumbency Certificate of Bedminster, in substantially the form as is set forth in Exhibit TTT of this Agreement; 29) the "Bring-Down" Certificate of Compost, in substantially the form as is set forth in Exhibit JJJ of this Agreement; 30) the "Bring-Down" Certificate of Miami, in substantially the form as is set forth in Exhibit KKK of this Agreement; and, 31) the "Bring-Down" Certificate of Bedminster, in substantially the form as is set forth in Exhibit SSS of this Agreement; and,

                           (D) Lender Receipt # 2. A receipt for the execution
                  and/or delivery by Compost and/or Miami to the Lenders, in substantially the form as is set forth in Exhibit C.2 of this Agreement, of 1) the "Release and Satisfaction of Rinker Mortgage," in substantially the form as is set forth in Exhibit U of this Agreement, duly executed by Rinker; 2) the Miami-Rinker Note, in substantially the form as is set forth in Exhibit V of this Agreement, duly canceled and returned by Rinker to Miami; 3) a "Stipulated Motion to Dismiss Complaint with Prejudice," in substantially the form as is set forth in Exhibit W of this Agreement, duly executed by Rinker and Miami; and, 4) an "Order of Dismissal with Prejudice," in substantially the form as is set forth in Exhibit X of this Agreement, duly executed and ordered by the Court; and,

                           (E) Credit Documents. Any Credit Documents that
                  require the signature of and execution by the Lenders, including, if applicable, 1) the Security Agreement, 2) the Compost Stock Pledge Agreement (Compost Common Stock), 3) the Compost Stock Pledge Agreement (Miami Common Stock) and 4) the Compost Stock Pledge Agreement (Bedminster Common Stock); and,

                           (F) Legal Opinion of Counsel. The Opinion of the
                  Lender's Counsel, in substantially the form as is set forth in Exhibit PPP of this Agreement; and,

                           (G) Miscellaneous. All other agreements, instruments,
                  certificates or other documents that are described, identified or otherwise prescribed under Section 13.02.01 of this Agreement, including, all applicable Definitive Supplemental Documents.

                  2.3.2. Miami/Compost/Bedminster Undertakings to Lenders. Compost, Miami and/or Bedminster, as appropriate, shall execute and/or deliver, or cause to be executed and/or delivered, to the Lenders:

                           (A) Credit Receipt. A receipt, in substantially the
                  form as is set forth in Exhibit Y of this Agreement, for the execution and/or delivery by the Lenders to Compost, Miami and Bedminster of 1) the Credit, as otherwise provided under
                  Section 2.1 of this Agreement and as otherwise provided under the Term Loan Closing Statement, 2) the Term Loan Closing Statement, 3) the Credit Documents that require the signature of or execution by any Lender (including, if applicable, the Security Agreement, the Guaranty, the Mortgage, the Compost Stock Pledge Agreement (Compost Common Stock), the Compost Stock Pledge Agreement (Miami Common Stock) and the Compost Stock Pledge Agreement (Bedminster Common Stock)), and 4) the Opinion of the Lender's Counsel; and,

                           (B) Term Loan Closing Statement. The Term Loan
                  Closing Statement, as is set forth in Exhibit A to this Agreement; and,

                                                            Page 17 of 107 Pages

                           (C) Credit Documents. 1) The Mortgage Note, in
                  substantially the form as is set forth in Exhibit D of this Agreement; 2) the Mortgage, in substantially the form as is set forth in Exhibit E of this Agreement; 3) the Security Agreement, in substantially the form as is set forth in Exhibit F of this Agreement; 4) the Compost Stock Pledge Agreement (Compost Common Stock), in substantially the form as is set forth in Exhibit G of this Agreement; 5) the Compost Stock Pledge Agreement (Miami Common Stock), in substantially the form as is set forth in Exhibit H of this Agreement; 6) the Compost Stock Pledge Agreement (Bedminster Common Stock), in substantially the form as is set forth in Exhibit MMM of this Agreement; 7) the Pledged Compost Shares, including the Compost Certificate in substantially the form as is set forth in Exhibit I of this Agreement; 8) the Pledged Miami Shares, including the Miami Certificates in substantially the form as is set forth in Exhibit J of this Agreement; 9) the Pledged Bedminster Shares, including the Bedminster Certificate in substantially the form as is set forth in Exhibit NNN of this Agreement; 10) the UCC-1 Financing Statement, in substantially the form as is set forth in Exhibit K of this Agreement; 11) the Compost-Miami Guaranty, in substantially the form as is set forth in Exhibit UUU of this Agreement; 12) the Legal Opinion of Compost's Counsel, in substantially the form as is set forth in Exhibit L of this Agreement; 13) the Legal Opinion of Miami's Counsel, in substantially the form as is set forth in Exhibit M of this Agreement; 14) the Legal Opinion of Bedminster's Counsel, in substantially the form as is set forth in Exhibit OOO of this Agreement; 15) the Compost Resolutions, in substantially the form as is set forth in Exhibit N of this Agreement; 16) the Compost Certificate of Resolutions, in substantially the form as is set forth in Exhibit O of this Agreement; 17) the Miami Resolutions, in substantially the form as is set forth in Exhibit P of this Agreement; 18) the Miami Certificate of Resolutions, in substantially the form as is set forth in Exhibit Q of this Agreement; 19) the Bedminster Resolutions, in substantially the form as is set forth in Exhibit QQQ of this Agreement; 20) the Bedminster Certificate of Resolutions, in substantially the form as is set forth in Exhibit RRR of this Agreement; 21) the Mortgagee's Title Insurance Commitment, the effective date of which is or shall be on or about the Closing Date, issued to the Lenders by Lawyers Title Insurance Corporation, Case No. 9801958, in substantially the form as is set forth in Exhibit R of this Agreement; 22) the Compost/Miami Mortgagor Affidavit, in substantially the form as is set forth in Exhibit S of this Agreement; 23) the Compost/Miami Owner's Affidavit, in substantially the form as is set forth in Exhibit T of this Agreement; 24) the Mortgagor's Certificate and Indemnification Regarding Hazardous Substances, in substantially the form as is set forth in Exhibit VVV of this Agreement; 25) the Global Closing Statement, in substantially the form as is set forth in Exhibit YY of this Agreement; 26) the Incumbency Certificate of Compost, in substantially the form as is set forth in Exhibit GGG of this Agreement; 27) the Incumbency Certificate of Miami, in substantially the form as is set forth in Exhibit HHH of this Agreement; 28) the Incumbency Certificate of Bedminster, in substantially the form as is set forth in Exhibit TTT of this Agreement; 29) the "Bring-Down" Certificate of Compost, in substantially the form as is set forth in Exhibit JJJ of this Agreement; 30) the "Bring-Down" Certificate of Miami, in substantially the form as is set forth in Exhibit KKK of this Agreement; and, 31) the "Bring-Down" Certificate of Bedminster, in substantially the form as is set forth in Exhibit SSS of this Agreement; and,
                  32) the documents, that otherwise constitute "Credit Documents," and that are set forth under Section 2.3.2(D) of this Agreement; and,

                           (D) Rinker Mortgage/Release Documents. 1) The
                  "Release and Satisfaction of Rinker Mortgage," in substantially the form as is set forth in Exhibit U of this Agreement, duly executed by Rinker, 2) the Miami-Rinker Note, in substantially the form as is set forth in Exhibit V of this Agreement, duly canceled and returned by Rinker to Miami, 3) a "Stipulated Motion to Dismiss Complaint with Prejudice," in substantially the form as is set forth in Exhibit W of this Agreement, duly executed by Rinker and Miami, and, 4) an "Order of Dismissal with Prejudice," in substantially the form as is set forth in Exhibit X of this Agreement, duly executed and ordered by the Court; and,

                           (E) Miscellaneous. All other agreements, instruments,
                  certificates or other documents 1) that are described, identified or otherwise prescribed under Section 13.03.01 of this Agreement, including, all applicable Definitive Supplemental Documents, and/or 2) that may be requested reasonably by the Lenders and/or their respective counsel.

                                   ARTICLE III
                            SERIES B PREFERRED STOCK


                                                            Page 18 of 107 Pages

         Section 3.1. Recapitulation-Series B Preferred Stock. Compost, Lionhart and LHI each hereby agree that, pursuant to the Series B Preferred Shares Subscription Agreement, 1) on or about June 16, 1997, Lionhart purchased from Compost, and Compost issued incorrectly and inadvertently to LHI, for the total purchase price of US $1,000,000, 400,000 fully paid and non-assessable shares of the Series B Preferred Stock, 2) the relative rights, privileges, restrictions and other attributes of those 400,000 fully paid and non-assessable shares of the Series B Preferred Stock, are set forth in the Designation of Rights of Series B Preferred Stock, and, 3) Compost issued incorrectly and inadvertently to LHI, and LHI received from Compost, Certificate No. B-1, registered in the name of "Lionhart Investments Limited," and dated July 3, 1997, that evidences incorrectly thereon that LHI (and not Lionhart) is the owner of 400,000 fully paid and non-assessable shares of the Series B Preferred Stock.

         Section 3.2. Tender/Reissue-Series B Preferred Stock. At the Ancillary Transactions Closing, and on the Closing Date at the Closing Location, and upon such terms and subject to such conditions as set forth in 1) this Agreement and
2) any applicable Definitive Supplemental Documents:

                  3.2.1. LHI Undertakings to Compost. LHI shall execute and/or deliver or cause to be executed and/or delivered to Compost:

                           (A) Certificate, Power and Resolutions. 1)
                  Certificate No. B-1; 2) a stock power for such Certificate No. B-1, that is duly executed by LHI; 3) the joint resolutions of the Lionhart Board and the LHI Board, in substantially the form as is set forth in Exhibit Z of this Agreement, thereby affirming and declaring that, inter alia, Lionhart (and not LHI) was intended as, is and should be the actual purchaser, owner and holder of the 400,000 fully paid and non-assessable shares of Series B Preferred Stock, as otherwise evidenced by Certificate B-1, and authorizing LHI to surrender, tender and deliver Certificate No. B-1 to Compost, and instructing Compost to transfer and register such Series B Preferred Stock in the name of Lionhart, and to reissue and redeliver a corrected Certificate No. B-1, registered in the name of Lionhart (and not LHI), to Lionhart; and,

                           (B) Legal Opinion of Counsel. The Legal Opinion of
                  LHI's Counsel, in substantially the form as is set forth in Exhibit AA of this Agreement; and,

                           (C) Receipt. A receipt, in substantially the form as
                  is set forth in Exhibit BB of this Agreement, for the execution and/or delivery by Compost to LHI of 1) the Compost Resolutions and the Compost Certificate of Resolutions, as provided under Section 3.2.2(B) of this Agreement, and 2) the Legal Opinion of Compost's Counsel, as provided under Section 3.2.2(C) of this Agreement; and,

                           (D) Estoppel Certificate. An estoppel certificate,
                  duly executed by LHI and Lionhart, in substantially the form as is set forth in Exhibit CC of this Agreement, and, pursuant to which, and subject to the performance and discharge by Compost to Lionhart of its duties and obligations under
                  Section 3.3 of this Agreement, 1) LHI waives and releases any right or claim to the 1998 Dividend Shares, that are or will be issued on the Ancillary Transactions Closing (on the Closing Date at the Closing Location) by Compost to Lionhart, as provided under Section 3.3.1(A) of this Agreement, and, 2) LHI releases Compost from any duty or obligation to issue, or for any claim relating to or arising from the failure to issue, the 1998 Dividend Shares to LHI; and,

                           (E) Miscellaneous. All other agreements, instruments,
                  certificates or other documents that are described, identified or otherwise prescribed under Section 13.02.03 of this Agreement, including, all applicable Definitive Supplemental Documents.

                  3.2.2. Compost Undertakings to LHI. Compost shall execute and/or deliver, or cause to be executed and/or delivered, to LHI:

                           (A) Receipt. A receipt, in substantially the form as
                  is set forth in Exhibit DD, for the execution and/or delivery by LHI to Compost of 1) Certificate No. B-1, as provided under
                  Section 3.2.1(A)(1) of this Agreement; 2) a stock power for such Certificate No. B-1, that is duly executed by LHI, as provided under Section 3.2.1(A)(2) of this Agreement; 3) the joint resolutions of the Lionhart Board and the LHI Board, as


                                                            Page 19 of 107 Pages
                  provided under Section 3.2.1(A)(3) of this Agreement; 4) the Legal Opinion of LHI's Counsel, as provided under Section 3.2.1(B) of this Agreement; and 5) the Estoppel Certificate, as provided under Section 3.2.1(D) of this Agreement; and,

                           (B) Resolutions. The Compost Resolutions, in
                  substantially the form as is set forth in Exhibit N of this Agreement, and the Compost Certificate of Resolutions, in substantially the form as is set forth in Exhibit O of this Agreement; and,

                           (C) Legal Opinion of Counsel. The Legal Opinion of
                  Compost's Counsel, in substantially the form as is set forth in Exhibit L of this Agreement; and,

                           (D) Miscellaneous. All other agreements, instruments,
                  certificates or other documents 1) that are described, identified or otherwise prescribed under Section 13.03.02 of this Agreement, including, all applicable Definitive Supplemental Documents, and/or 2) that may be requested reasonably by LHI and/or its counsel.

                  3.2.3. Compost Undertakings to Lionhart. Compost shall execute and/or deliver, or cause to be executed and/or delivered, to Lionhart:

                           (A) Receipt. A receipt, in substantially the form as
                  is set forth in Exhibit EE, for the execution and/or delivery by LHI and/or Lionhart to Compost of 1) Certificate No. B-1, as provided under Section 3.2.1(A)(1) of this Agreement; 2) a stock power for such Certificate No. B-1, that is duly executed by LHI, as provided under Section 3.2.1(A)(2) of this Agreement; 3) the joint resolutions of the Lionhart Board and the LHI Board, as provided under Section 3.2.1(A)(3) of this Agreement; 4) the Estoppel Certificate, as provided under
                  Section 3.2.4(D) of this Agreement; and, 5) the Legal Opinion of Lionhart's Counsel, as provided under Section 3.2.4(B) of this Agreement; and,

                           (B) Replacement Certificate No. B-1. A new or
                  replacement Certificate No. B-1, duly executed and issued by Compost, and in a form that is reasonably acceptable to and approved by Lionhart's counsel, evidencing thereon that Lionhart, and not LHI, is the registered owner and holder of the 400,000 fully paid and non-assessable shares of the Series B Preferred Stock; and,

                           (C) Resolutions. The Compost Resolutions, in
                  substantially the form as is set forth in Exhibit N of this Agreement, and the Compost Certificate of Resolutions, in substantially the form as is set forth in Exhibit O of this Agreement; and,

                           (D) Miscellaneous. All other agreements, instruments,
                  certificates or other documents that are described, identified or otherwise prescribed under Section 13.03.03 of this Agreement, including, all applicable Definitive Supplemental Documents, and/or 2) that may be requested reasonably by Lionhart and/or its counsel.

                  3.2.4. Lionhart's Undertakings to Compost. Lionhart shall execute and/or deliver, or cause to be executed and/or delivered, to
         Compost:

                           (A) Resolutions. The joint resolutions of the
                  Lionhart Board and the LHI Board, as provided under Section 3.2.1(A)(3) of this Agreement; and,

                           (B) Legal Opinion of Counsel. The Legal Opinion of
                  Lionhart's Counsel, in substantially the form as is set forth in Exhibit FF of this Agreement; and,

                           (C) Estoppel Certificate. An estoppel certificate,
                  duly executed by LHI and Lionhart, in substantially the form as is set forth in Exhibit CC of this Agreement, and, pursuant to which, Lionhart releases Compost, and any of its officers, directors, employees, professionals and other agents or representatives, from any claim (by Lionhart) relating to or arising from the failure (by and on the part of, or for or on behalf of, Compost) to issue to Lionhart, prior to the Ancillary Transactions Closing on the

                                                            Page 20 of 107 Pages

                  Closing Date, 1) the above-referenced 400,000 fully paid and non-assessable shares of Series B Preferred Stock, and/or 2) the above-referenced 1998 Dividend Shares; and,

                           (D) Receipt. A receipt, in substantially the form as
                  is set forth in Exhibit GG of this Agreement, for the execution and/or delivery by Compost to Lionhart of 1) the Compost Resolutions and the Compost Certificate of Resolutions, as provided under Section 3.2.2(B) of this Agreement, 2) the Legal Opinion of Compost's Counsel, as provided under Section 3.2.2(C) of this Agreement; and, 3) the new or replacement Certificate No. B-1, duly executed and issued by Compost, evidencing thereon that Lionhart, and not LHI, is the registered owner and holder of the 400,000 fully paid and non-assessable shares of the Series B Preferred Stock, as provided under Section 3.2.3(B) of this Agreement; and,

                           (E) Estoppel Certificate. An estoppel certificate,
                  duly executed by Lionhart, in substantially the form as is set forth in Exhibit HH of this Agreement, and duly authorized under the joint resolutions of the Lionhart Board and the LHI Board, as provided under Section 3.2.1(A)(3) of this Agreement, and, pursuant to which, Lionhart agrees, promises and covenants to be bound by, and to waive any claims against or defenses to, and to not assert any challenge to or contentions against, the LHI Consent and the LHI-Select Agreement, except for and excluding any claims or actions that are expressly reserved and permitted under Section 7.1.2 of this Agreement, and to accept all 400,000 shares of Series B Preferred Stock, as otherwise evidenced under the replacement Certificate No. B-1 (as provided under Section 3.2.3(B) of this Agreement, subject to 1) the Series B Preferred Shares Subscription Agreement, 2) the Designation of Rights of Series B Preferred Stock, 3) the LHI Consent and 4) the LHI-Select Agreement; and,

                           (F) Miscellaneous. All other agreements, instruments,
                  certificates or other documents that are described, identified or otherwise prescribed under Section 13.02.02 of this Agreement, including, all applicable Definitive Supplemental Documents.

         Section 3.3. 1998 Dividend Shares. At the Ancillary Transactions Closing, and on the Closing Date at the Closing Location, and upon such terms and subject to such conditions as are set forth in 1) this Agreement and 2) the Definitive Supplemental Documents:

                  3.3.1. Compost Undertakings to Lionhart. Pursuant to the terms and subject to the conditions set forth in Section 6 of the "Designation of Rights of Series B Preferred Stock," Compost shall issue, execute and/or deliver to Lionhart deliver to Lionhart, and shall register in the name of Lionhart, 35,178 shares of Common Stock of Compost, as a common stock dividend ("1998 Dividend Shares"), and shall concurrently deliver to Lionhart:

                           (A) Certificate. A stock certificate, duly
                  authorized, executed and issued by Compost to Lionhart, and in a form that is reasonably acceptable to and approved by Lionhart's counsel, indicating thereon that Lionhart is the registered owner and holder of the 1998 Dividend Shares; and,

                           (B) Resolutions. The Compost Resolutions, in
                  substantially the form as is set forth in Exhibit N of this Agreement, and the Compost Certificate of Resolutions, in substantially the form as is set forth in Exhibit O of this Agreement; and,

                           (C) Legal Opinion of Counsel. The Legal Opinion of
                  Compost's Counsel, in substantially the form as is set forth in Exhibit L of this Agreement; and,

                           (D) Miscellaneous. All other agreements, instruments,
                  certificates or other documents 1) that are described, identified or otherwise prescribed under Section 13.03.03 of this Agreement, including, all applicable Definitive Supplemental Documents, and/or 2) that may be requested reasonably by Lionhart and/or its counsel.

                  3.3.2. Lionhart Undertakings to Compost. Lionhart shall execute and/or deliver or cause to be executed and/or delivered, to Compost :

                           (A) Receipt. A receipt, in substantially the form as
                  is set forth in Exhibit II, for the execution and/or

                                                            Page 21 of 107 Pages
                  delivery by Compost to Lionhart of 1) the stock certificate, for and with respect to the 1998 Dividend Shares, as provided under Section 3.3.1(A) of this Agreement; 2) the Compost Resolutions and Compost Certificate of Resolutions, as provided under Section 3.3.1(B) of this Agreement; and, 3) the Legal Opinion of Compost's Counsel, as provided under Section 3.3.1(C) of this Agreement; and,

                           (B) Legal Opinion of Counsel. The Legal Opinion of
                  Lionhart's Counsel, in substantially the form as is set forth in Exhibit FF of this Agreement; and,

                           (C) Estoppel Certificate. An estoppel certificate,
                  duly executed by Lionhart, in substantially the form as is set forth in Exhibit HH of this Agreement, and duly authorized under the joint resolutions of the Lionhart Board and the LHI Board, as provided under Section 3.2.1(A)(3) of this Agreement, and, pursuant to which, Lionhart agrees, promises and covenants to be bound by, and to waive any claims against or defenses to, and to not assert any challenge to or contentions against, the LHI Consent and the LHI-Select Agreement, except for and excluding any claims or actions that are expressly reserved and permitted under Section 7.1.2 of this Agreement, and to accept all 400,000 shares of Series B Preferred Stock, as otherwise evidenced under the replacement Certificate No. B-1 (as provided under Section 3.2.3(B) of this Agreement, subject to 1) the Series B Preferred Shares Subscription Agreement, 2) the Designation of Rights of Series B Preferred Stock, 3) the LHI Consent and 4) the LHI-Select Agreement; and,

                           (D) Estoppel Certificate. An estoppel certificate,
                  duly executed by LHI and Lionhart, in substantially the form as is set forth in Exhibit CC of this Agreement, and, pursuant to which, Lionhart releases Compost (and its officers, directors, employees and agents) from any claim (by Lionhart) relating to or arising from the failure (by and on the part of the Compost) to issue to Lionhart, prior to the Ancillary Transactions Closing on the Closing Date, 1) the above-referenced 400,000 fully paid and non-assessable shares of Series B Preferred Stock, and/or 2) the above-referenced 1998 Dividend Shares; and

                           (E) Miscellaneous. All other agreements, instruments,
                  certificates or other documents that are described, identified or otherwise prescribed under Section 13.02.02 of this Agreement, including, all applicable Definitive Supplemental Documents.

                                   ARTICLE IV
             DEBENTURE CONVERSION UNDER DEBENTURE PURCHASE AGREEMENT

         Section 4.1. Recapitulation-Debentures. Compost and Lionhart hereby agree that, pursuant to the Debenture Purchase Agreement and the Debentures:

                   1) On or about November 27, 1996, Compost sold, issued and delivered to Lionhart, and Lionhart purchased from Compost, ten (10) Debentures, Series 1-10, in the face amount per Debenture of US $100,000, and for the total purchase price of US $1,300,000;

                  2) Pursuant to the First Debenture Conversion, on or about May 20, 1997, Lionhart surrendered, delivered and tendered to Compost, a "Notice of Conversion" (a copy of which is set forth under Appendix I-Item 12) and two (2) Debentures, each in the face amount of US $100,000 (i.e., Series 9-10 of 10 Debentures), and, in exchange therefor, Compost issued and delivered to Compost, and registered in the name of Lionhart, Certificate No. CA1103, representing 178,253 registered (freely tradable) shares of Common Stock of Compost;

                  3) Pursuant to the Second Debenture Conversion, on or about September 8, 1997, Lionhart surrendered, delivered and tendered to Compost, a "Notice of Conversion" (a copy of which is set forth under Appendix I-Item 14) and two (2) Debentures, each in the face amount of US $100,000 (i.e., Series 7-8 of 10 Debentures), and, pursuant thereto, Lionhart properly converted or otherwise elected to convert US $200,000 of the Debentures; and, based on the Second Debenture Conversion, Compost, on or about March 13, 1998, issued and delivered to KGL, in exchange for the surrender, delivery and tender by Lionhart to Compost of two (2) Debentures (i.e., Series 7-8 of 10), Certificate No. CA1369, representing 159,670 registered (freely tradable) shares of Common Stock of Compost, and registered in the name of Lionhart ( a copy of such Certificate No. 1369 is set forth in Appendix I-Item 15);


                                                            Page 22 of 107 Pages

                4) Pursuant to the terms and subject to the conditions of the Settlement Agreement, 1) Compost and Lionhart have mutually rescinded the Second Debenture Conversion, 2) Lionhart has returned and delivered to Compost, on the Effective Date, 159,670 registered (freely tradable) shares of Common Stock of Compost, that are registered in the name of Lionhart and that are represented by Certificate No. CA1369, and 3) Compost has returned and delivered to Lionhart, on the Effective Date, and otherwise reinstates and makes effective on the Effective Date of this Agreement, Series 7-8 of 10 Debentures; and,

                5) As of and on the Effective Date, and immediately prior to the Ancillary Transactions Closing under this Agreement, and by giving effect to the Settlement Agreement, Lionhart owns and holds, and there are presently outstanding, eight (8) Debentures (Series 1-8) ("Outstanding Debentures"), each in the face amount of US $100,000, with accrued and unpaid cumulative interest attributable to the Outstanding Debentures, as of the Effective Date of this Agreement, of US $12,611.33 ("Accrued Cumulative Interest").

         Section 4.2. Outstanding Debenture Conversion. At the Ancillary Transactions Closing, on the Closing Date at the Closing Location, and upon such terms and subject to such conditions as are set forth in 1) this Agreement and
2) the Definitive Supplemental Documents:

                4.2.1. Conversion. Pursuant to Section 5 of the Debenture Purchase Agreement and Section 3 of the Outstanding Debentures, Lionhart then and thereby converts all Outstanding Debentures, and shall be deemed conclusively to have then and thereby converted all such Outstanding Debentures.

                4.2.2. Notice of Conversion. This Agreement shall constitute a "Notice of Conversion," as otherwise required under Section 3(b) of the Outstanding Debentures, for and with respect to all Outstanding Debentures, and 1) Lionhart shall not have any duty or obligation, under the Debenture Purchase Agreement and/or the Outstanding Debentures, or otherwise, notwithstanding Section 3(b) of the Debenture Purchase Agreement, to fax or otherwise deliver any additional "Notice of Conversion" to Compost, and 2) Compost hereby accepts and approves the "Notice of Conversion," as provided under this Section 4.2.2, and hereby waives any objection to the "Notice of Conversion," as provided under this Section 4.2.2.

                4.2.3. Surrender. Notwithstanding Section 3(b) of the Outstanding Debentures, Lionhart shall have the duty to surrender and deliver the original Outstanding Debentures to Compost, and Compost shall only have the right to receive or otherwise demand delivery of the original Outstanding Debentures from Lionhart, at the Ancillary Transactions Closing, on the Closing Date and at the Closing Location, as otherwise provided under Section 4.3 of this Agreement.

                4.2.4. Date of Conversion. The Date of Conversion, for purposes of Section 3(f) of the Outstanding Debentures, is and shall be the Closing Date.

                4.2.5. Confirmation. This Agreement shall constitute a confirmation of receipt by Compost of the "Notice of Conversion," as otherwise provided under Section 4.2.2 of this Agreement, and 1) Compost shall not have any duty or obligation, under the Debenture Purchase Agreement and/or the Outstanding Debentures, or otherwise, notwithstanding Section 3(b) of the Debenture Purchase Agreement, to fax or otherwise deliver any additional confirmation of receipt of the "Notice of Conversion" to Lionhart, and 2) Lionhart hereby accepts and approves the confirmation of receipt of the "Notice of Conversion," as provided under this Section 4.2.5, and hereby waives any objection to the receipt of confirmation of the "Notice of Conversion," as provided under this Section 4.2.5.

                4.2.6. Conversion Shares. Notwithstanding Section 3(a) of the Outstanding Debentures, the number of shares of "Common Stock" of Compost, as that term is defined under the Outstanding Debentures, that are and shall be deemed to be converted from the conversion of the Outstanding Debentures as contemplated under Article IV of this Agreement, is 1,406,593 shares of Common Stock of Compost.

         Section 4.3. Debenture Conversion-Share Issuance. At the Ancillary Transactions Closing, on the Closing Date at the Closing Location, and upon such terms and subject to such conditions as are set forth in 1) this Agreement and
2) the Definitive Supplemental Documents:

                                                           Page 23 of 107 Pages

                4.3.1. Lionhart Undertakings to Compost. Lionhart shall execute and/or deliver (or surrender) or cause to be executed and/or delivered (or surrendered) to Compost:

                        (A) Outstanding Debentures. The original Outstanding
                Debentures, as that term is defined under Section 4.1 of this Agreement; and,

                        (B) Legal Opinion of Counsel. The Legal Opinion of
                Lionhart's Counsel, in substantially the form as is set forth in Exhibit FF of this Agreement; and,

                        (C) Resolutions. The resolutions of the Lionhart Board,
                in substantially the form as is set forth in Exhibit JJ of this Agreement, thereby approving the conversion by Lionhart of all Outstanding Debentures, as provided under Section 4.2 of this Agreement; and,

                        (D) Receipt. A receipt, in substantially the form as is
                set forth in Exhibit KK of this Agreement, for the execution and/or delivery by Compost to Lionhart of 1) the stock certificate for the Conversion Shares, as provided under Section 4.3.2(A) of this Agreement; 2) the payment of the Accrued Cumulative Interest, as provided under Section 4.3.2(B) of this Agreement; 3) the Compost Resolutions and Compost Certificate of Resolutions, as provided under Section 4.3.2(C) of this Agreement; and, 4) the Legal Opinion of Compost's Counsel, as provided under Section 4.3.2(D) of this Agreement; and,

                        (E) Miscellaneous. All other agreements, instruments,
                certificates or other documents that are described, identified or otherwise prescribed under Section 13.02.02 of this Agreement, including, all applicable Definitive Supplemental Documents.

                4.3.2. Compost Undertakings to Lionhart. Compost shall execute and/or deliver (or issue) or cause to be executed and/or delivered (or issued) to Lionhart:

                        (A) Conversion Shares. Based on the conversion by
                Lionhart of all Outstanding Debentures, as provided under
                Section 4.2 of this Agreement, 1) 1,406,593 shares of fully-paid, non-assessable shares of Compost Common Stock, par value $.001 per share, all of which shall then be issued pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission ("Conversion Shares"), and 2) a stock certificate, duly executed and delivered by Compost, and in a form that is reasonably acceptable to and approved by Lionhart's counsel, which evidences thereon the ownership by Lionhart of all such Conversion Shares; and,

                        (B) Accrued Cumulative Interest. A check, in the amount
                of the Accrued Cumulative Interest, if any, attributable to the Outstanding Debentures, as of and on the Closing Date, issued by Compost to Lionhart, and drawn on good and certified US funds; and,

                        (C) Legal Opinion of Counsel. The Legal Opinion of
                Compost's Counsel, in substantially the form as is set forth in Exhibit L of this Agreement; and,

                        (D) Resolutions. The Compost Resolutions, in
                substantially the form as is set forth in Exhibit N of this Agreement, and the Compost Certificate of Resolutions, in substantially the form as is set forth in Exhibit O of this Agreement; and,

                        (E) Receipt. A receipt, in substantially the form as is
                set forth in Exhibit LL of this Agreement, for the execution and/or delivery by Lionhart to Compost of 1) the Outstanding Debentures, as provided under Section 4.3.1(A) of this Agreement; 2) the Legal Opinion of Lionhart's Counsel, as provided under Section 4.3.1(B) of this Agreement; and, 3) the resolutions of Lionhart's Board, as provided under Section 4.3.1(C) of this Agreement; and,

                        (F) Miscellaneous. All other agreements, instruments,
                certificates or other documents 1) that are described, identified or otherwise prescribed under Section 13.03.03 of this Agreement, including, all applicable Definitive Supplemental Documents, and/or 2) that may be requested reasonably by

                                                            Page 24 of 107 Pages

Lionhart and/or its counsel.


                                    ARTICLE V
                           LHI-SELECT AGREEMENT SHARES

         Section 5.1. Recapitulation-LHI-Select Shares. Pursuant to the terms and subject to the conditions of the LHI-Select Agreement, Select transferred to LHI, and Compost registered in the name of LHI, and LHI is presently the registered owner and holder of, the LHI-Select Agreement Shares.

         Section 5.2. LHI-Lionhart Transfer. At the Ancillary Transactions Closing, and on the Closing Date at the Closing Location:

                5.2.1. LHI Undertakings to Compost. LHI shall execute and/or deliver or cause to be executed and/or delivered to Compost:

                        (A) Certificate, Power and Resolutions. 1) The stock
                certificate, if any, that was issued by Compost to LHI, and that represents or evidences the ownership thereof by LHI of the LHI-Select Agreement Shares; 2) a stock power for any such stock certificate, as provided under Section 5.2.1(A)(1), that is duly executed by LHI; and, 3) the joint resolutions of the Lionhart Board and the LHI Board, in substantially the form as is set forth in Exhibit Z of this Agreement, thereby approving the transfer by LHI to Lionhart of the LHI-Select Agreement Shares; and,

                        (B) Legal Opinion of Counsel. The Legal Opinion of LHI's
                Counsel, in substantially the form as is set forth in Exhibit AA of this Agreement, and the Legal Opinion of Lionhart's Counsel, in substantially the form as is set forth in Exhibit FF of this Agreement; and,

                        (C) Receipt. A receipt, in substantially the form as is
                set forth in Exhibit MM of this Agreement, for the execution and/or delivery by Compost to LHI of 1) the Compost Resolutions and the Compost Certificate of Resolutions, as provided under
                Section 5.2.2(B) of this Agreement, and 2) the Legal Opinion of Compost's Counsel, as provided under Section 5.2.2(C) of this Agreement; and,

                        (D) Miscellaneous. All other agreements, instruments,
                certificates or other documents that are described, identified or otherwise prescribed under Section 13.02.03 of this Agreement, including, all applicable Definitive Supplemental Documents.

                5.2.2. Compost Undertakings to LHI. Compost shall execute and/or deliver, or cause to be executed and/or delivered, to LHI:

                        (A) Receipt. A receipt, in substantially the form as is
                set forth in Exhibit NN, for the execution and/or delivery by LHI to Compost of 1) any stock certificate, if any, as provided under Section 5.2.1(A)(1) of this Agreement; 2) a stock power for any such certificate, that is duly executed by LHI, as provided under Section 5.2.1(A)(2) of this Agreement; 3) the joint resolutions of the Lionhart Board and the LHI Board, as provided under Section 5.2.1(A)(3) of this Agreement; 4) the Legal Opinion of LHI's Counsel, as provided under Section 5.2.1(B) of this Agreement; and, 5) the Legal Opinion of Lionhart's Counsel, as provided under Section 5.2.1(B) of this Agreement; and,

                        (B) Resolutions. The Compost Resolutions, in
                substantially the form as is set forth in Exhibit N of this Agreement, and the Compost Certificate of Resolutions, in substantially the form as is set forth in Exhibit O of this Agreement; and,

                        (C) Legal Opinion of Counsel. The Legal Opinion of
                Compost's Counsel, in substantially the form as is set forth in Exhibit L of this Agreement; and,

                        (D) Miscellaneous. All other agreements, instruments,
                certificates or other documents 1) that are

                                                           Page 25 of 107 Pages
                described, identified or otherwise prescribed under Section
                13.03.02 of this Agreement, including, all applicable Definitive Supplemental Documents, and/or 2) that may be requested reasonably by LHI and/or its counsel.

                5.2.3. Compost Undertakings to Lionhart. Compost shall execute and/or deliver, or cause to be executed and/or delivered, to Lionhart:

                        (A) Receipt. A receipt, in substantially the form as is
                set forth in Exhibit OO, for the execution and/or delivery by LHI and/or Lionhart to Compost of 1) any stock certificate, if any, as provided under Section 5.2.1(A)(1) of this Agreement; 2) a stock power for any such certificate, that is duly executed by LHI, as provided under Section 5.2.1(A)(2) of this Agreement; 3) the joint resolutions of the Lionhart Board and the LHI Board, as provided under Section 5.2.1(A)(3) of this Agreement; 4) the Legal Opinion of LHI's Counsel, as provided under Section 5.2.1(B) of this Agreement; and, 5) the Legal Opinion of Lionhart's Counsel, as provided under Section 5.2.1(B) of this Agreement; and,

                        (B) Stock Certificate/LHI-Select Agreement Shares. A new
                stock certificate, duly executed and issued by Compost, and in a form that is reasonably acceptable to and approved by Lionhart's counsel, evidencing thereon that Lionhart, and not LHI, is the registered owner and holder of the LHI-Select Agreement Shares; and,

                        (C) Resolutions. The Compost Resolutions, in
                substantially the form as is set forth in Exhibit N of this Agreement, and the Compost Certificate of Resolutions, in substantially the form as is set forth in Exhibit O of this Agreement; and,

                        (D) Miscellaneous. All other agreements, instruments,
                certificates or other documents that are described, identified or otherwise prescribed under Section 13.03.03 of this Agreement, including, all applicable Definitive Supplemental Documents, and/or 2) that may be requested reasonably by Lionhart and/or its counsel.

                5.2.4. Lionhart's Undertakings to Compost. Lionhart shall execute and/or deliver, or cause to be executed and/or delivered, to
        Compost:

                        (A) Resolutions. The joint resolutions of the Lionhart
                Board and the LHI Board, as provided under Section 5.2.1(A)(3) of this Agreement; and,

                        (B) Legal Opinion of Counsel. The Legal Opinion of
                Lionhart's Counsel, in substantially the form as is set forth in Exhibit FF of this Agreement; and,

                        (C) Receipt. A receipt, in substantially the form as is
                set forth in Exhibit PP of this Agreement, for the execution and/or delivery by Compost to Lionhart of 1) the Compost Resolutions and the Compost Certificate of Resolutions, as provided under Section 5.2.2(B) of this Agreement, 2) the Legal Opinion of Compost's Counsel, as provided under Section 5.2.2(C) of this Agreement; and, 3) the stock certificate, duly executed and issued by Compost, and in a form that is reasonably acceptable to and approved by Lionhart's counsel, evidencing thereon that Lionhart, and not LHI, is the registered owner and holder of the LHI-Select Agreement Shares, as provided under
                Section 3.2.3(B) of this Agreement; and,

                        (D) Miscellaneous. All other agreements, instruments,
                certificates or other documents that are described, identified or otherwise prescribed under Section 13.02.02 of this Agreement, including, all applicable Definitive Supplemental Documents.

                                   ARTICLE VI
     PURCHASE AND REDEMPTION BY COMPOST OF COMPOST SHARES OWNED BY LIONHART

         Section 6.1. Compost-Lionhart Share Purchase Transaction. At the Ancillary Transactions Closing, and on the Closing Date at the Closing Location, and upon such terms and subject to such conditions as set forth in 1) this Agreement and

                                                            Page 26 of 107 Pages

2) any applicable Definitive Supplemental Documents:

                6.1.1. Section 6.1 Shares. Compost shall be authorized, and shall purchase and redeem from Lionhart, 1,000,000 shares of Compost Common Stock that are owned or held by Lionhart (or will, pursuant to this Agreement and the Definitive Supplemental Documents, be owned and held by Lionhart on and as of the Closing Date ("Section 6.1 Shares"), for and in consideration of the payment and delivery by Compost to Lionhart of the Purchase Price, as set forth and prescribed under
        Section 6.1.2 of this Agreement. The Section 6.1 Shares shall consist and be comprised of the following: (i) the LHI-Select Agreement Shares (i.e., 665,000 shares); (ii) the 1998 Dividend Shares (i.e., 35,178 shares); and, (iii) 299,822 shares of Compost Common Stock (which shall be derived from, and transferred by Lionhart to Compost from, the Conversion Shares).

                6.1.2. Purchase Price. The Purchase Price, for the Section 6.1 Shares, is and shall be US $3,000,000, in cash, or equivalent good US funds, which shall be payable by Compost to Lionhart from the proceeds of the Credit.

         Section 6.2. Closing Undertakings. At the Ancillary Transactions Closing, and on the Closing Date at the Closing Location, and upon such terms and subject to such conditions as set forth in 1) this Agreement and 2) any applicable Definitive Supplemental Documents:

                6.2.1. Lionhart Undertakings to Compost. Lionhart shall execute and/or deliver or cause to be executed and/or delivered, to Compost:

                        (A) Certificate, Power and Resolutions. 1) The stock
                certificate or certificates, which represent and evidence thereon that Lionhart is the registered owner and holder of the
                Section 6.1 Shares; 2) a stock power for any such stock certificates, as provided under Section 6.2.1(A)(1), that is duly executed by Lionhart; and, 3) the joint resolutions of the Lionhart Board and the LHI Board, in substantially the form as is set forth in Exhibit Z of this Agreement, thereby approving the sale and transfer by Lionhart to Compost of, and the redemption and purchase by Compost from Lionhart of, the LHI-Select Agreement Shares, for the Purchase Price, as provided under Section 6.1.1 and Section 6.1.2 of this Agreement; and,

                        (B) Legal Opinion of Counsel. The Legal Opinion of
                Lionhart's Counsel, in substantially the form as is set forth in Exhibit FF of this Agreement; and,

                        (C) Receipt. A receipt, in substantially the form as is
                set forth in Exhibit QQ of this Agreement, for the execution and/or delivery by Compost to Lionhart of 1) the Purchase Price, as provided under Section 6.1.2 and Section 6.2.2(A) of this Agreement; 2) the Compost Resolutions and the Compost Certificate of Resolutions, as provided under Section 6.2.2(B) of this Agreement, and 3) the Legal Opinion of Compost's Counsel, as provided under Section 6.2.2(C) of this Agreement; and,

                        (D) Miscellaneous. All other agreements, instruments,
                certificates or other documents that are described, identified or otherwise prescribed under Section 13.02.02 of this Agreement, including, all applicable Definitive Supplemental Documents.

                6.2.2. Compost Undertakings to Lionhart. Compost shall execute and/or deliver, or cause to be executed and/or delivered, to Lionhart:

                        (A) Receipt. A receipt, in substantially the form as is
                set forth in Exhibit RR, for the execution and/or delivery by Lionhart to Compost of 1) the stock certificate or certificates, as provided under Section 6.2.1(A)(1) of this Agreement; 2) a stock power for any such certificate(s), that is duly executed by Lionhart, as provided under Section 6.2.1(A)(2) of this Agreement; 3) the joint resolutions of the Lionhart Board and the LHI Board, as provided under Section 6.2.1(A)(3) of this Agreement; and, 4) the Legal Opinion of Lionhart's Counsel, as provided under Section 6.2.1(B) of this Agreement; and,

                        (B) Purchase Price. The Purchase Price, consisting of US
                $3,000,000, in US cash and currency, or equivalent good US funds, by certified funds or by wire transfer, to an account or accounts designated by Lionhart's counsel, or pursuant to other commercially reasonable written instructions provided by Lionhart

                                                           Page 27 of 107 Pages
                to Compost at (or prior to) the Ancillary Transactions Closing; and,

                        (C) Resolutions. The Compost Resolutions, in
                substantially the form as is set forth in Exhibit N of this Agreement, and the Compost Certificate of Resolutions, in substantially the form as is set forth in Exhibit O of this Agreement; and,

                        (D) Legal Opinion of Counsel. The Legal Opinion of
                Compost's Counsel, in substantially the form as is set forth in Exhibit L of this Agreement; and,

                        (E) New Stock Certificate. If necessary, a new stock
                certificate, duly authorized and executed by Compost, and in a form that is reasonably acceptable to and approved by Lionhart's counsel, which indicates and evidences thereon, that after the sale and transfer by Lionhart to Compost of 299,822 shares of the Conversion Shares, as part of the Section 6.1 Shares, as well as all other shares of Compost Common Stock that otherwise comprise and constitute the Section 6.1 Shares, and pursuant to the terms and subject to the provisions of this Agreement, Lionhart is and remains (as of and immediately after the Closing
                Date) the registered owner and holder of 1,106,771 shares of the Conversion Shares (i.e., Compost Common Stock); and,

                        (F) Miscellaneous. All other agreements, instruments,
                certificates or other documents 1) that are described, identified or otherwise prescribed under Section 13.03.03 of this Agreement, including, all applicable Definitive Supplemental Documents, and/or 2) that may be requested reasonably by Lionhart and/or its counsel.

                                   ARTICLE VII
    DEBENTURE PURCHASE AGREEMENT-ESCROW AGREEMENT AND COLLATERAL UNDERTAKINGS

         Section 7.1. Escrow Agreement. At the Ancillary Transactions Closing, and on the Closing Date at the Closing Location, and upon such terms and subject to such conditions as set forth in 1) this Agreement and 2) any applicable Definitive Supplemental Documents:

                7.1.1. Escrow-Disposition of Certificates. Subject to Section
        7.1.2 of this Agreement, the "Escrow" as prescribed under the Debenture Purchase Agreement and the Debenture Purchase Agreement, is and shall be terminated, whereupon: 1) KGL, or any successor Escrow Agent under the Debenture Purchase Agreement and the Debentures, is and shall be authorized to release from that "Escrow," and to return and deliver to VRH Construction Corporation, Certificate No. CA0860, representing thereof 404,858 shares of Common Stock of Compost, that are registered in the name of VRH Construction Corporation (including therewith the stock power for such Certificate No. CA0860, that is duly executed by VRH Construction Corporation with a signature that is medallion guaranteed), free of and without claim by KGL (or any successor Escrow Agent under the Debenture Purchase Agreement and the Debenture), Compost or Lionhart, under the Debenture Purchase Agreement, the Debentures or otherwise; and, 2) KGL, or any successor Escrow Agent under the Debenture Purchase Agreement and the Debentures, is and shall be authorized to release from that "Escrow," and to deliver to Lionhart, Certificate No. CA1370, representing 600,000 registered (freely tradable) shares of Common Stock of Compost, and registered in the name of Lionhart, which shall be held thereafter by Lionhart, as the Pledged Compost Shares, pursuant to the terms and subject to the conditions set forth in 1) this Agreement, 2) the Credit Documents (including the Security Agreement and the Compost Stock Pledge Agreement (Compost Common Stock)), and 3) the applicable Definitive Supplemental Documents, as part of "Collateral" as that term is defined under the Security Agreement and the Compost Stock Pledge Agreement (Compost Common Stock).

                7.1.2. Reservation. Notwithstanding Section 7.1.1 of this Agreement, and any other term or provision of this Agreement, the Definitive Supplemental Documents and/or the Credit Documents, Lionhart hereby reserves the right to assert any claims and/or to commence any lawsuits or other actions, against KGL (including, without limitation, Adam S. Gottbetter), and does not (by this Agreement, the Definitive Supplemental Documents and/or the Credit Documents, or otherwise) release or waive any right to assert any claims and/or to commence any lawsuits or other actions against, KGL (including Adam S. Gottbetter), that relate to or arise from the Debenture Purchase Agreement and/or the Debentures, the Series B Preferred Shares Subscription Agreement, the Series B Preferred

                                                           Page 28 of 107 Pages

        Stock, the Designation of Rights of Series B Preferred Stock, the LHI Consent, the LHI-Select Agreement, the LHI-Select Agreement Shares, the First Debenture Conversion, the Second Debenture Conversion, the KGL Compost Agreement, the Escrow Agent, or otherwise.

         Section 7.2. Closing Undertakings. At the Ancillary Transactions Closing, and on the Closing Date at the Closing Location, and upon such terms and subject to such conditions as set forth in 1) this Agreement and 2) any applicable Definitive Supplemental Documents:

                7.2.1. Lionhart Undertakings to Compost. Lionhart shall execute and/or deliver or cause to be executed and/or delivered, to Compost:

                        (A) Mutual Escrow Agent Instruction # 1. The "Mutual
                Escrow Agent Instruction # 1," in substantially the form as is set forth under Exhibit SS of this Agreement, by and between Compost and Lionhart, and, pursuant to which, Compost and Lionhart shall thereby consent, approve and instruct KGL, as the Escrow Agent under the Debenture Purchase Agreement and the Debentures, to release from that "Escrow," and to return and deliver to VRH Construction Corporation, Certificate No. CA0860, representing thereof 404,858 shares of Common Stock of Compost, that are registered in the name of VRH Construction Corporation (including therewith the stock power for such Certificate No. CA0860, that is duly executed by VRH Construction Corporation with a signature that is medallion guaranteed), free of and without claim by KGL (or any successor Escrow Agent under the Debenture Purchase Agreement and the Debenture), Compost or Lionhart, under the Debenture Purchase Agreement, the Debentures or otherwise; and,

                        (B) Mutual Escrow Agent Instruction # 2. The "Mutual
                Escrow Agent Instruction # 2," in substantially the form as is set forth under Exhibit TT of this Agreement, by and between Compost and Lionhart, and, pursuant to which, Compost and Lionhart shall thereby consent, approve and instruct KGL, as the Escrow Agent under the Debenture Purchase Agreement and the Debentures, to release from that "Escrow," and to deliver to Lionhart, Certificate No. CA1370, representing 600,000 registered (freely tradable) shares of Common Stock of Compost, and registered in the name of Lionhart, which shall be held thereafter by Lionhart, as the Pledged Compost Certificate, pursuant to the terms and subject to the conditions set forth in
                1) this Agreement, 2) the Credit Documents (including the Security Agreement and the Compost Stock Pledge Agreement (Compost Common Stock)), and 3) the applicable Definitive Supplemental Documents, as part of "Collateral" as that term is defined under the Security Agreement and the Compost Stock Pledge Agreement (Compost Common Stock); and,

                        (C) Joint Resolutions. The joint resolutions of the
                Lionhart Board and the LHI Board, in substantially the form as is set forth in Exhibit Z of this Agreement; and,

                        (D) Legal Opinion of Counsel. The Legal Opinion of
                Lionhart's Counsel, in substantially the form as is set forth in Exhibit FF of this Agreement; and,

                        (E) Receipt. A receipt, in substantially the form as is
                set forth in Exhibit UU of this Agreement, for the execution and/or delivery by Compost to Lionhart of 1) the Mutual Escrow Agent Instruction # 1, as provided under Section 7.2.1(A) and
                Section 7.2.2(B) of this Agreement; 2) the Mutual Escrow Agent Instruction # 2, as provided under Section 7.2.1(B) and Section 7.2.2(C) of this Agreement; 3) Certificate No. CA1370, representing 600,000 registered (freely tradable) shares of Common Stock of Compost, and registered in the name of Lionhart, as provided and contemplated under Section 7.1.1 and Section 7.2.1(B) of this Agreement; 4) the Compost Resolutions and the Compost Certificate of Resolutions, as provided under Section 7.2.2(D) of this Agreement, and 5) the Legal Opinion of Compost's Counsel, as provided under Section 7.2.2(E) of this Agreement; and,

                        (F) Miscellaneous. All other agreements, instruments,
                certificates or other documents that are described, identified or otherwise prescribed under Section 13.02.02 of this Agreement, including, all applicable Definitive Supplemental Documents.

                7.2.2. Compost Undertakings to Lionhart. Compost shall execute and/or deliver, or cause to be executed

                                                            Page 29 of 107 Pages
        and/or delivered, to Lionhart:

                        (A) Receipt. A receipt, in substantially the form as is
                set forth in Exhibit VV, for the execution and/or delivery by Lionhart to Compost of 1) the Mutual Escrow Agent Instruction # 1, as provided under Section 7.2.1(A) of this Agreement; 2) the Mutual Escrow Agent Instruction # 2, as provided under Section 7.2.1(B) of this Agreement; 3) the joint resolutions of the Lionhart Board and the LHI Board, as provided under Section 7.2.1(C) of this Agreement; and, 4) the Legal Opinion of Lionhart's Counsel, as provided under Section 7.2.1(D) of this Agreement; and,

                        (B) Mutual Escrow Agent Instruction # 1. The "Mutual
                Escrow Agent Instruction # 1," in substantially the form as is set forth under Exhibit SS of this Agreement, by and between Compost and Lionhart, and, pursuant to which, Compost and Lionhart shall thereby consent, approve and instruct KGL, as the Escrow Agent under the Debenture Purchase Agreement and the Debentures, to release from that "Escrow," and to return and deliver to VRH Construction Corporation, Certificate No. CA0860, representing thereof 404,858 shares of Common Stock of Compost, that are registered in the name of VRH Construction Corporation (including therewith the stock power for such Certificate No. CA0860, that is duly executed by VRH Construction Corporation with a signature that is medallion guaranteed), free of and without claim by KGL (or any successor Escrow Agent under the Debenture Purchase Agreement and the Debenture), Compost or Lionhart, under the Debenture Purchase Agreement, the Debentures or otherwise; and,

                        (C) Mutual Escrow Agent Instruction # 2. The "Mutual
                Escrow Agent Instruction # 2," in substantially the form as is set forth under Exhibit TT of this Agreement, by and between Compost and Lionhart, and, pursuant to which, Compost and Lionhart shall thereby consent, approve and instruct KGL, as the Escrow Agent under the Debenture Purchase Agreement and the Debentures, to release from that "Escrow," and to deliver to Lionhart, Certificate No. CA1370, representing 600,000 registered (freely tradable) shares of Common Stock of Compost, and registered in the name of Lionhart, which shall be held thereafter by Lionhart, as the Pledged Compost Certificate, pursuant to the terms and subject to the conditions set forth in
                1) this Agreement, 2) the Credit Documents (including the Security Agreement and the Compost Stock Pledge Agreement (Compost Common Stock)), and 3) the applicable Definitive Supplemental Documents, as part of "Collateral" as that term is defined under the Security Agreement and the Compost Stock Pledge Agreement (Compost Common Stock); and,

                        (D) Resolutions. The Compost Resolutions, in
                substantially the form as is set forth in Exhibit N of this Agreement, and the Compost Certificate of Resolutions, in substantially the form as is set forth in Exhibit O of this Agreement; and,

                        (E) Legal Opinion of Counsel. The Legal Opinion of
                Compost's Counsel, in substantially the form as is set forth in Exhibit L of this Agreement; and,

                        (F) Miscellaneous. All other agreements, instruments,
                certificates or other documents 1) that are described, identified or otherwise prescribed under Section 13.03.03 of this Agreement, including, all applicable Definitive Supplemental Documents, and/or 2) that may be requested reasonably by Lionhart and/or its counsel.

                Section 7.3. General Closing Undertakings. At the Ancillary Transactions Closing, on the Closing Date at the Closing Location, and thereafter, 1) Compost and Lionhart shall use commercially reasonable efforts, in good faith, to mutually cooperate, with respect to the implementation of Section 7.1 of this Agreement.

                                  ARTICLE VIII
                                COMPOST WARRANTS

         Section 8.1. Warrants. At the Ancillary Transactions Closing, on the Closing Date at the Closing Location, Compost shall issue warrants to Lionhart (or the registered holder thereof) to purchase from Compost: 1) 500,000 shares of registered (freely tradable) shares of Common Stock of Compost, for the purchase price per share of US $1.00, pursuant to the terms and subject to the conditions that are set forth in the Compost-Lionhart Warrant #1 (a copy of which is set forth in Exhibit WW.1

                                                            Page 30 of 107 Pages
of this Agreement), and which shall be exercisable at any time thereafter, by the registered holder thereof, before January 1, 2005; 2) 200,000 shares of registered (freely tradable) shares of Common Stock of Compost, for the purchase price per share of US $1.25, pursuant to the terms and subject to the conditions that are set forth in the Compost-Lionhart Warrant #2 (a copy of which is set forth in Exhibit WW.2 of this Agreement), and which shall be exercisable at any time thereafter, by the registered holder thereof, before January 1, 2005; 3) 200,000 shares of registered (freely tradable) shares of Common Stock of Compost, for the purchase price per share of US $1.50, pursuant to the terms and subject to the conditions that are set forth in the Compost-Lionhart Warrant #3 (a copy of which is set forth in Exhibit WW.3 of this Agreement), and which shall be exercisable at any time thereafter, by the registered holder thereof, before January 1, 2005; 4) 200,000 shares of registered (freely tradable) shares of Common Stock of Compost, for the purchase price per share of US $1.75, pursuant to the terms and subject to the conditions that are set forth in the Compost-Lionhart Warrant #4 (a copy of which is set forth in Exhibit WW.4 of this Agreement), and which shall be exercisable at any time thereafter, by the registered holder thereof, before January 1, 2005; 5) 200,000 shares of registered (freely tradable) shares of Common Stock of Compost, for the purchase price per share of US $2.00, pursuant to the terms and subject to the conditions that are set forth in the Compost-Lionhart Warrant #5 (a copy of which is set forth in Exhibit WW.5 of this Agreement), and which shall be exercisable at any time thereafter, by the registered holder thereof, before January 1, 2005; and,
6) 200,000 shares of registered (freely tradable) shares of Common Stock of Compost, for the purchase price per share of US $2.25, pursuant to the terms and subject to the conditions that are set forth in the Compost-Lionhart Warrant #6 (a copy of which is set forth in Exhibit WW.6 of this Agreement), and which shall be exercisable at any time thereafter, by the registered holder thereof, before January 1, 2005.

         Section 8.2. Closing Undertakings. At the Ancillary Transactions Closing, and on the Closing Date at the Closing Location, and upon such terms and subject to such conditions as set forth in 1) this Agreement and 2) any applicable Definitive Supplemental Documents:

                8.2.1. Lionhart Undertakings to Compost. Lionhart shall execute and/or deliver or cause to be executed and/or delivered, to Compost:

                        (A) Warrant Receipt. A receipt, in substantially the
                form that is set forth in Exhibit XX of this Agreement, for the execution and/or delivery by Compost to Lionhart of 1) the duly authorized, executed and issued Compost-Lionhart Warrant # 1, Compost-Lionhart Warrant # 2, Compost-Lionhart Warrant # 3, Compost-Lionhart Warrant # 4, Compost-Lionhart Warrant # 5 and Compost-Lionhart Warrant # 6; 2) the Compost Resolutions and the Compost Certificate of Resolutions, as provided under Section 8.2.2(D) of this Agreement, and 3) the Legal Opinion of Compost's Counsel, as provided under Section 8.2.2(E) of this Agreement; and,

                        (B) Miscellaneous. All other agreements, instruments,
                certificates or other documents that are described, identified or otherwise prescribed under Section 13.02.02 of this Agreement, including, all applicable Definitive Supplemental Documents.

                8.2.2. Compost Undertakings to Lionhart. Compost shall execute and/or deliver, or cause to be executed and/or delivered, to Lionhart:

                        (A) Warrants. Compost-Lionhart Warrant # 1,
                Compost-Lionhart Warrant # 2, Compost-Lionhart Warrant # 3, Compost-Lionhart Warrant # 4, Compost-Lionhart Warrant # 5 and Compost-Lionhart Warrant # 6, each of which shall be duly authorized, executed and delivered by Compost to Lionhart, and in a form that is reasonably acceptable to and approved by Lionhart's counsel; and,

                        (B) Resolutions. The Compost Resolutions, in
                substantially the form as is set forth in Exhibit N of this Agreement, and the Compost Certificate of Resolutions, in substantially the form as is set forth in Exhibit O of this Agreement; and,

                        (C) Legal Opinion of Counsel. The Legal Opinion of
                Compost's Counsel, in substantially the form as is set forth in Exhibit L of this Agreement; and,

                        (D) Miscellaneous. All other agreements, instruments,
                certificates or other documents 1) that are described, identified or otherwise prescribed under Section 13.03.03 of this Agreement, including,

                                                            Page 31 of 107 Pages
                all applicable Definitive Supplemental Documents, and/or 2) that may be requested reasonably by Lionhart and/or its counsel.

                                   ARTICLE IX
                    PUT AGREEMENT (SERIES B PREFERRED STOCK)

         Section 9.1. Recapitulation-Series B Preferred Stock. Compost and Lionhart hereby confirm, and hereby agree, 1) that, as of and immediately subsequent to the Ancillary Transactions Closing, on the Closing Date at the Closing Location, and pursuant to the Series B Preferred Shares Subscription Agreement and Section 3.1 and Section 3.2 of this Agreement, Lionhart is the registered owner and holder of 400,000 shares of the Series B Preferred Stock ("Series B Preferred Stock"), and 2) that, pursuant to the terms and subject to the conditions of the Series B Preferred Shares Subscription Agreement and the Designation of Rights of Series B Preferred Stock, each such share of Series B Preferred Stock is convertible into one (1) share of Common Stock of Compost, at any time after September 15, 1997, upon notice and demand by the registered holder thereof, subject to the adjustments set forth under Section 2(b) of the Designation of Rights of Series B Preferred Stock.

         Section 9.2. Put-Series B Preferred Stock. With respect to all such 400,000 shares of Series B Preferred Stock, that are or shall be owned and held by Lionhart as of the Ancillary Transactions Closing, on the Closing Date at the Closing Location, Compost and Lionhart each hereby agree, promise and covenant, as follows:

                9.2.1. Conversion. This Section 9.2 shall apply to each share of Common Stock of Compost, that is converted from one (1) or more shares of the 400,000 shares of Series B Preferred Stock, as identified and described under Section 9.1 of this Agreement, by Lionhart (or any successor registered owner thereof), pursuant to the terms and subject to the conditions set forth in the Designation of Rights of Series B Preferred Stock ("Conversion Common Share(s")").

                9.2.2. Put. Commencing on and as of the Ancillary Transactions Closing, on the Closing Date at the Closing Location, and thereafter (subject to Section 9.2.3 of this Agreement), Compost hereby grants, conveys, transfers and delivers to Lionhart, a put option for and with respect to each and every Conversion Common Share ("Put Option #1"), that is and shall be exercisable at any time(s) in the sole discretion and election of Lionhart as provided under (and pursuant to the terms and subject to the conditions set forth in) this Section 9.2, and pursuant to which, upon any exercise(s) thereof by Lionhart, Lionhart shall have the right to demand and compel Compost to purchase from Lionhart, and Compost shall then and thereupon have the unconditional duty and obligation to purchase from Lionhart, any and all such Conversion Common Share(s) that are otherwise the subject of any such exercise(s) of a Put Option # 1.

                9.2.3. Put Conditions. Any exercise(s) of any Put Option # 1, as provided under Section 9.2.1 and Section 9.2.2 of this Agreement, is and shall be subject to the following procedures and conditions:

                        (a) Put Option Election. Lionhart, when and if Lionhart
                elects at any time(s) to exercise a Put Option # 1 with respect to any such Conversion Common Shares, shall deliver to Compost, via fax or e-mail (followed promptly by a hard copy) or hard copy, a written notice of an election at any such time(s) to exercise the Put Option # 1 ("Put Election"), not more than twenty (20) business days before and not less than ten (10) business days prior to the "Maturity Date of the Mortgage Note" (as that term is defined under Section 9.4 of this Agreement).

                        (b) Put Purchase Price. Upon the receipt by Compost of
                any such Put Election at any time(s), Lionhart shall have the duty to sell to Compost, and Compost shall have the duty to purchase from Lionhart, on the Maturity Date of such Mortgage Note, all such Conversion Common Shares for which, pursuant to such Put Election, Lionhart has exercised a Put Option # 1, for the purchase price ("Put Purchase Price") of US $3.10 per share of each such Conversion Common Share, which shall be paid by Compost to Lionhart in US cash or currency, or equivalent good US funds, on the "Maturity Date of such Mortgage Note" (as that term is defined under Section 9.4 of this Agreement).

                        (c) Lapse. Any Put Option # 1, that is not exercised as
                provided under Section 9.2.3 of this Agreement, shall then and thereafter terminate and lapse, and shall not thereafter have any legal force or

                                                            Page 32 of 107 Pages
                effect.

                        (d) Successors and Assigns. The term "Lionhart," for
                purposes of Article IX of this Agreement, shall mean Lionhart, and each and every successor registered owner of any Conversion Common Share(s) thereafter, and the rights and duties, as provided and set forth in Section 9.1 and Section 9.2 of this Agreement, shall inure to the benefit of, and shall be binding upon, Compost and Lionhart, and their respective successors and assigns.

                9.2.4. Stock Certificate-Put Option # 1 Legends. Compost and Lionhart hereby agree, promise and covenant as follows:

                        (a) Certificates-Series B Preferred Stock. On and as of
                the Ancillary Transactions Closing on the Closing Date, Compost shall place or cause to be placed on each stock certificate, that represents any one (1) or more of the above-referenced 400,000 shares of Series B Preferred Stock to which the Put Option # 1 is applicable, and each such stock certificate shall bear, the following legend:

                        "The securities represented hereby are subject to a Put, that is or may by exercised by the registered holder hereof, at any time after October 30, 1998, and on or before the earlier of (i) October 1, 2000, or (ii) the date corresponding to the "Financial Closing of the Miami Project Financing" (as that term is defined under Section 8 of a Mortgage Note, in the principal amount of US $10,500,000.00, dated and delivered on October 30, 1998, a maker of which is Compost America Holding Company, Inc., Miami Recycling and Composting Company, Inc., and Bedminster Seacor Services Miami Corporation, and the original holder of which is Lionhart Global Appreciation Fund, Ltd., Lionhart Investments, Ltd., and Global EarthFund Partners, L.L.C.), pursuant to the terms and subject to the conditions set forth in Article IX of an agreement, entitled "Credit, Capitalization and Financing Agreement," dated on and as of October 30, 1998, a signatory party of which is Compost America Holding Company, Inc."

                        (b) Certificates-Conversion Common Shares. On and as of,
                and subsequent to, the Ancillary Transactions Closing on the Closing Date, Compost shall place or cause to be placed on each stock certificate, that represents any one (1) or more of the above-referenced Conversion Common Shares to which the Put Option # 1 is applicable, and each such stock certificate shall bear, the following legend:

                        "The securities represented hereby are subject to a Put, that is or may by exercised by the registered holder hereof, at any time after October 30, 1998, and on or before the earlier of (i) October 1, 2000, or (ii) the date corresponding to the "Financial Closing of the Miami Project Financing" (as that term is defined under Section 8 of a Mortgage Note, in the principal amount of US $10,500,000.00, dated and delivered on October 30, 1998, a maker of which is Compost America Holding Company, Inc., Miami Recycling and Composting Company, Inc., and Bedminster Seacor Services Miami Corporation, and the original holder of which is Lionhart Global Appreciation Fund, Ltd., Lionhart Investments, Ltd., and Global EarthFund Partners, L.L.C.), pursuant to the terms and subject to the conditions set forth in Article IX of an agreement, entitled "Credit, Capitalization and Financing Agreement," dated on and as of October 30, 1998, a signatory party of which is Compost America Holding Company, Inc."

         Section 9.3. Ancillary Transactions Closing. At the Ancillary Transactions Closing (on the Closing Date and at the Closing Location), 1) Lionhart shall present to Compost all stock certificates, that are presently held by Lionhart, and that represent any one (1) or more of the above-referenced 400,000 shares of Series B Preferred Stock to which the Put Option # 1 is applicable, and, 2) Compost shall place the legend, as otherwise provided under
Section 9.2.4(a) of this Agreement, on the stock certificates as presented under this Section 9.3(1), and shall then return to Lionhart all such stock certificates (as otherwise presented to Compost and which then bear the legend, as otherwise provided under this Section 9.3).

         Section 9.4. Definition-Maturity Date of the Mortgage Note. The term "Maturity Date of the Mortgage Note," for

                                                            Page 33 of 107 Pages
purposes of Article IX of this Agreement, shall be defined as, and shall mean, the same date as the "Maturity Date" of the Mortgage Note, as the term "Maturity Date" is otherwise defined and determined under Section 8 of the Mortgage Note.

                                    ARTICLE X
                      PUT AGREEMENT (EXCESS COMMON SHARES)

         Section 10.1. Recapitulation-Excess Common Shares. Compost and Lionhart hereby confirm, and hereby agree, that, as of and immediately subsequent to the consummation of the Ancillary Transactions Closing, on the Closing Date at the Closing Location, and exclusive of the 178,253 shares of Common Stock of Compost that were issued by Compost to Lionhart pursuant to the First Debenture Conversion, Lionhart is the registered holder of 1,106,771 shares of Common Stock of Compost ("Post-Closing Common Shares"), exclusive of any shares of Compost Common Stock to which Lionhart (or any successor registered owner thereof) is entitled to purchase under and pursuant to the Compost-Lionhart Warrant # 1, and/or the Compost-Lionhart Warrant # 2, and/or the Compost-Lionhart Warrant # 3, and/or the Compost-Lionhart Warrant # 4, and/or the Compost-Lionhart Warrant # 5 and/or the Compost-Lionhart Warrant # 6, which is calculated as follows:


                                                         Shares of
Derivative Transaction                             Compost Common Stock

LHI-Select Agreement Shares (10/23/98)                    665,000

1998 Dividend Shares (10/23/98)                           35,178

Conversion Shares-Debenture Conversion (10/30/98)        1,406,593

                           Sub-Total (10/30/98)          2,106,771

Less: Section 6.1 Shares (10/30/98)                     (1,000,000)

Post-Closing Compost Common Stock (10/30/98)             1,106,771


The term "Excess Common Shares," for purposes of this Article X, shall mean 50% of the "Post-Closing Compost Common Stock (10/30/98)," as and of the Ancillary Transactions Closing on the Closing Date, as set forth in the last row of the table set forth in this Section 10.1, or 553,386 shares of Common Stock of Compost ("Excess Common Shares").

         Section 10.2. Put-Excess Common Shares. With respect to each and every of those Excess Common Shares, Compost and Lionhart each hereby agree, promise and covenant as follows:

                10.2.1. Put. Commencing on and as of the Ancillary Transactions Closing, on the Closing Date at the Closing Location, and thereafter (subject to Section 10.2.2 of this Agreement), Compost hereby grants, conveys, transfers and delivers to Lionhart, a put option for and with respect to each and every Excess Common Share ("Put Option #2"), that is and shall be exercisable at any time(s) in the sole discretion and election of Lionhart as provided under (and pursuant to the terms and subject to the conditions set forth in) this Section 10.2, and pursuant to which, upon any exercise(s) thereof by Lionhart, Lionhart shall have the right to demand and compel Compost to purchase from Lionhart, and Compost shall then and thereupon have the unconditional duty to purchase from Lionhart, any and all such Excess Common Share(s) that are otherwise the subject of any such exercise(s) of a Put Option #2.

                10.2.2. Put Conditions. Any exercise(s) of any Put Option #2, as provided under Section 10.2.1 of this Agreement, is and shall be subject to the following procedures and conditions:

                        (a) Put Option Election. Lionhart, when and if Lionhart
                elects at any time(s) to exercise a Put Option # 2 with respect to any such Excess Common Shares, shall deliver to Compost, via fax, e-mail or hard copy, a written notice of an election at any such time(s) to exercise the Put Option # 2 ("Put Election"), not more than twenty (20) business days before and not less than ten (10) business days prior to the "First Anniversary Date of the Maturity Date of the Mortgage Note" (as that term is defined under Section 10.4 of this Agreement).

                        (b) Put Purchase Price. Upon the receipt by Compost of
                any such Put Election at any time(s), Lionhart shall have the duty to sell to Compost, and Compost shall have the duty to purchase from Lionhart,

                                                            Page 34 of 107 Pages
                on the First Anniversary Date of the Maturity Date of such Mortgage Note, all such Excess Common Shares for which, pursuant to such Put Election, Lionhart has exercised a Put Option #2, for the purchase price ("Put Purchase Price") of US $3.20 per share of each such Excess Common Share, which shall be paid by Compost to Lionhart in US cash or currency, or equivalent good US funds, on the "First Anniversary Date of the Maturity Date of such Mortgage Note" (as that term is defined under Section 10.4 of this Agreement).

                        (c) Lapse. Any Put Option #2, that is not exercised as
                provided under Section 10.2.2(b) of this Agreement, shall then and thereafter terminate and lapse, and shall not thereafter have any legal force or effect.

                        (d) Successors and Assigns. The term "Lionhart," for
                purposes of Article X of this Agreement, shall mean Lionhart, and each and every successor registered owner of any Conversion Common Share(s) thereafter, and the rights and duties, as provided and set forth in Section 10.1 and Section 10.2 of this Agreement, shall inure to the benefit of, and shall be binding upon, Compost and Lionhart, and their respective successors and assigns.

                10.2.3. Stock Certificate-Put Option # 2 Legends. Compost and Lionhart hereby agree, promise and covenant that, on and as of the Ancillary Transactions Closing on the Closing Date, Compost shall place or cause to be placed on each stock certificate, that represents any one
        (1) or more of the above-referenced Conversion Common Shares to which the Put Option # 2 is applicable, and each such stock certificate shall bear, the following legend:

                "The securities represented hereby are subject to a Put, that is or may by exercised by the registered holder hereof, at any time after October 30, 1998, and on or before the earlier of (i) October 1, 2001, or (ii) the date corresponding to the "First Anniversary Date of the Maturity Date of the Mortgage Note" (as that term is defined under Section 10.4 of an agreement, entitled "Credit, Capitalization and Financing Agreement," dated on and as of October 30, 1998, a signatory party of which is Compost America Holding Company, Inc.), pursuant to the terms and subject to the conditions set forth in Article X of that "Credit, Capitalization and Financing Agreement."

         Section 10.3. Ancillary Transactions Closing. At the Ancillary Transactions Closing (on the Closing Date and at the Closing Location), 1) Lionhart shall present to Compost all stock certificates, that are presently held by Lionhart, and that represent any one (1) or more of the above-referenced Conversion Common Shares to which the Put Option # 2 is applicable, and, 2) Compost shall place the legend, as otherwise provided under Section 10.2. 3 of this Agreement, on the stock certificates as presented under this Section 10.3(1), and shall then return to Lionhart all such stock certificates (as otherwise presented to Compost and which then bear the legend, as otherwise provided under this Section 10.3).

         Section 10.4. Definition-First Anniversary Date of the Maturity Date of the Mortgage Note. The term "First Anniversary Date of the Maturity Date of the Mortgage Note," for purposes of Article X of this Agreement, shall be defined as, and shall mean, the date and time corresponding to twelve (12) months after the first day of the first calendar month that is inclusive of the "Maturity Date" of the Mortgage Note, as the term "Maturity Date" is otherwise defined and determined under Section 8 of the Mortgage Note.

                                   ARTICLE XI
       REPRESENTATIONS AND WARRANTIES RELATING TO COMPOST AND SUBSIDIARIES

         Compost, Miami and Bedminster, on a joint and several basis, each hereby represent and warrant to Lionhart, LHI and GEP, as is set forth in
Section 11.01-Section 11.27, that:

         Section 11.01. Organization and Qualification: Compost/Subsidiaries. Compost is a New Jersey corporation, that is duly organized, validly existing and in good standing under the laws of the State of New Jersey. Miami is a Delaware corporation, that is duly organized, validly existing and in good standing under the laws of the State of Delaware. Bedminster is a Florida corporation, that is duly organized, validly existing and in good standing under the laws of the State of Florida. Miami is a direct controlled subsidiary of Compost, and Compost owns and controls 80.1% of all issued and outstanding capital stock of Miami and Mestre owns and controls 19.9% of all issued and outstanding capital stock of Miami. Bedminster is 1) a direct wholly-owned subsidiary of Miami and 2) an indirect controlled subsidiary of Compost. Compost, and each of its Subsidiaries (including, without limitation, Miami and Bedminster), is a corporation duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or formation, and has the requisite power and authority to own, lease and operate their respective properties and carry on their respective business in all material respects as presently owned or conducted. Compost and each of its

                                                            Page 35 of 107 Pages

Subsidiaries (including, without limitation, Miami and Bedminster) is each duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities make such qualification or licensing necessary, except those jurisdictions, if any, in which the failure to be do duly qualified or licensed and in good standing would not, taken as a whole, have a Material Adverse Effect. The Disclosure Documents set forth a complete and correct list of each of the Subsidiaries of Compost and each Affiliate of Compost. Miami is a direct controlled subsidiary of Compost, and every other Subsidiary (including, Bedminster) is directly or indirectly wholly-owned or controlled by Compost, unless otherwise indicated in the Disclosure Documents, which Disclosure Documents set forth all other owners of each such Subsidiary not directly or indirectly-wholly owned by Compost, including their percentage of ownership in such entity and further explaining any differences between the percentage of such ownership and any rights of such owner with respect to the cash flow of such entities and further including all Persons who have any rights to become such owner in the future. Other than the Subsidiaries, there are no other corporations, partnerships, limited liability companies, joint ventures, associations or other entities in which Compost owns, of record or beneficially any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same. Other than the Subsidiaries, Compost is not a member of (nor is any part of its business conducted through) any partnership, nor is Compost a participant in any joint venture or other similar arrangement.

         Section 11.02. Organization and Qualification:
Miami/Bedminster/Subsidiaries. (a) Miami is a Delaware corporation, that is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite power and authority to own, lease and operate its properties and carry on its business in all material respects as presently owned or conducted. Miami is a direct controlled subsidiary of Compost. Compost controls Miami. Bedminster is a direct wholly-owned subsidiary of Miami. Except for Bedminster, Miami does not own or control any other Subsidiary, directly or indirectly. Miami is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities make such qualification or licensing necessary, including the State of Florida, except those jurisdictions, if any, in which the failure to be do duly qualified or licensed and in good standing would not, taken as a whole, have a Material Adverse Effect. The Disclosure Documents set forth a complete and correct list of each Affiliate of Miami. Compost owns and controls 80.1% of all issued and outstanding capital stock of Miami, and Mestre owns and controls 19.9% of all issued and outstanding capital stock of Miami. Other than Compost and Mestre, there are no other corporations, partnerships, limited liability companies, joint ventures, associations or other entities or Persons that own(s), of record or beneficially any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same in and to Miami. Miami is not a member of (nor is any part of its business conducted through) any partnership, nor is Miami a participant in any joint venture or other similar arrangement.

         (b) Bedminster is a Florida corporation, that is duly organized, validly existing and in good standing under the laws of the State of Florida, and has the requisite power and authority to own, lease and operate its properties and carry on its business in all material respects as presently owned or conducted. Bedminster is a direct wholly-owned subsidiary of Miami, and is an indirect controlled subsidiary of Compost. Compost controls Bedminster. Bedminster does not own or control any Subsidiary, directly or indirectly. Bedminster is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities make such qualification or licensing necessary, including the State of Florida, except those jurisdictions, if any, in which the failure to be do duly qualified or licensed and in good standing would not, taken as a whole, have a Material Adverse Effect. The Disclosure Documents set forth a complete and correct list of each Affiliate of Bedminster. Other than Compost and Miami, there are no other corporations, partnerships, limited liability companies, joint ventures, associations or other entities or Persons that own(s), of record or beneficially any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same in and to Bedminster. Bedminster is not a member of (nor is any part of its business conducted through) any partnership, nor is Bedminster a participant in any joint venture or other similar arrangement.

         Section 11.03. Certificate of Incorporation and By-Laws. Compost, Miami and Bedminster have heretofore furnished to Lionhart, LHI and GEP, as to Compost and each Subsidiary of Compost (including, without limitation, Miami and Bedminster), a complete and correct copy of the Certificate of Incorporation and the By-Laws, each as amended through the date hereof, each of which is in full force and effect as of the date hereof. Neither Compost nor any Subsidiary (including, without limitation, Miami and Bedminster) is in violation of any of the provisions of their respective Certificates of Incorporation or By-Laws, and to Compost's and Miami's and Bedminster's knowledge, none of the Subsidiaries of Compost

                                                            Page 36 of 107 Pages

(including, without limitation, Miami and Bedminster) are in violation of any of the provisions of their respective charters of incorporation, by-laws or equivalent organizational documents, with respect to any matter, transaction, event or occurrence whatsoever, including, without limitation, the execution, consummation and performance by Compost and/or Miami and/or Bedminster of this Agreement and/or the Definitive Supplemental Documents.

         Section 11.04. Compost Capitalization. (a) As of the close of business on the Effective Date of this Agreement, the authorized capital stock of Compost consisted of (1) 25,000,000 shares of preferred stock, of which (i) 169,000 shares of Preferred Stock Series A are issued and outstanding, (ii) 401,000 shares of Preferred Stock Series B are issued and outstanding, (iii) 91,000 shares of Preferred Stock Series C are issued and outstanding, and (iv) 17,500 shares of Preferred Stock Series D are issued and outstanding, and (2) 100,000,000 shares of Common Stock, of which (i) 43,736,581 shares of Common Stock are issued and outstanding, (ii) no shares of Common Stock are held in the treasury of Compost, (iii) an aggregate of 401,000 shares of Common Stock are reserved for issuance upon conversion of the Preferred Stock Series B, (iv) no shares of Common Stock are reserved for issuance upon conversion of the Preferred Stock Series C, (v) no shares of Common Stock are reserved for issuance upon conversion of the Preferred Stock Series D, and (v) 9,060,528 shares of Common Stock are reserved for options, warrants or other similar rights pursuant to those agreements listed on Schedule 11.04(b)(1) (for a total of 53,198,109 shares of Common Stock issued and reserved for issuance).

                  (b) Except as set forth in this Section 11.04 or in Schedule 11.04(b)(1) of the Disclosure Schedule as to Compost, and/or Schedule 11.04(b)(2) of the Disclosure Schedule as to the other Subsidiaries (including, without limitation, Miami and Bedminster) or Affiliates of Compost, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Compost or any of its Subsidiaries (including, without limitation, Miami and Bedminster) or Affiliates is a party or obligating Compost or any of its Subsidiaries (including, without limitation, Miami and Bedminster) or Affiliates to issue or sell any shares of capital stock of, or other equity interests in Compost or any of its Subsidiaries (including, without limitation, Miami and Bedminster) or Affiliates. Except as set forth in Schedule 11.04(b)(1) or Schedule 11.04(b)(2) of the Disclosure Documents, there are no outstanding contractual obligations of Compost or any of its Subsidiaries (including, without limitation, Miami and Bedminster) or Affiliates to repurchase, redeem or otherwise acquire any of the capital stock of Compost or any Subsidiary (including, without limitation, Miami and Bedminster) or Affiliate or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary (including, without limitation, Miami and Bedminster) or Affiliate or any other entity. Each of the outstanding shares of capital stock of each of Compost's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and is owned by Compost, directly or indirectly, free and clear of all Encumbrances, except as provided or otherwise specified under Schedule 11.04(b)(3) of the Disclosure Schedule.

                  (c) Except as set forth herein and on Schedule 11.04(c) of the Disclosure Schedule, neither Compost nor any of its Subsidiaries (including, without limitation, Miami and Bedminster) and Affiliates is a party to any agreement granting registration rights to any Person with respect to any equity or debt securities of Compost.

                  (d) Schedule 11.04(d)-Part II of the Disclosure Schedule contains a complete and accurate list, as of the Effective Date of this Agreement, of the names and the addresses of each Person owning shares of capital stock of Compost and each Subsidiary (including, without limitation, Miami and Bedminster) representing 5% or more of the outstanding shares of Common or Preferred Stock of such company, as the case may be, and the corresponding number of shares and the certificate number evidencing such shares owned by such Person as of the Effective Date of this Agreement. Schedule 11.04(d)-Part II of the Disclosure Schedule further contains a complete and accurate list, as of the Effective Date of this Agreement, of each shareholder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock of Compost, and the corresponding quantity of such all shares of stock (common and preferred) that are be owned by such shareholders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock of Compost.

                  (e) Except as otherwise disclosed in the Disclosure Documents, none of the Persons listed on Schedule 11.04(d)-Part I and/or Part II of the Disclosure Schedule, and no officer or director of Compost, or any Subsidiary and no relative or spouse who resided with, or is a dependent of any such Person, has any interest in any business enterprise (other than Compost or any Subsidiary) which engages in any of the businesses in which Compost or any of its Subsidiaries engage or which are suppliers to, or purchasers from, Compost or its Subsidiaries.

                  (f) Schedule 11.04(f) of the Disclosure Schedule contains a complete and accurate copy, as of the Effective

                                                            Page 37 of 107 Pages

Date of this Agreement, of 1) the current Designation of Rights of Series A Preferred Stock, as amended, 2) the current Designation of Rights of Series B Preferred Stock, as amended, 3) the current Designation of Rights of Series C Preferred Stock, as amended, and 4) the current Designation of Rights of Series D Preferred Stock, as amended, each such "Designation of Rights" of which sets forth the complete and accurate terms and conditions (including, without limitation, any and all rights, preferences and privileges) of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock.

         Section 11.05. Miami/Bedminster Capitalization. (a) As of the close of business on the Effective Date of this Agreement, the authorized capital stock of Miami consisted exclusively of 1,000 shares of Common Stock ("Miami Common Stock"), of which ) (i) 801 shares of Miami Common Stock are issued by Miami to Compost, are presently outstanding and are held and owned exclusively by Compost, (ii) 199 shares of Miami Common Stock are issued by Miami to Mestre, are presently outstanding and are held and owned exclusively by Mestre, and (ii) all such issued and outstanding shares of Miami Common Stock are owned and held respectively by Compost and Mestre, free and clear of all Encumbrances. As of the close of business on the Effective Date of this Agreement, the authorized capital stock of Bedminster consisted exclusively of 1,000 shares of Common Stock ("Bedminster Common Stock"), of which ) (i) 1,000 shares of Bedminster Common Stock are issued by Bedminster and are presently outstanding, and (ii) all such issued and outstanding shares of Bedminster Common Stock are owned and held exclusively by Miami, free and clear of all Encumbrances.

         (b) There are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Compost, Miami, Bedminster or any of Compost's Subsidiaries or Compost's Affiliates is a party or obligating Miami, Bedminster or any of Compost's Subsidiaries or Compost's Affiliates to issue or sell any shares of capital stock of, or other equity interests in Miami or Bedminster.

         (c) Each of the outstanding shares of capital stock of Miami is duly authorized, validly issued, fully paid and nonassessable and is owned directly by Compost, free and clear of all Encumbrances. Miami is not a party to any agreement granting registration rights to any Person with respect to any equity or debt securities of Miami. Schedule 11.05(c)-1 of the Disclosure Schedule contains a complete and accurate list of the names and the addresses of each Person owning shares of capital stock of Miami representing 5% or more of the outstanding shares of Miami Common Stock, and the corresponding number of shares and the certificate number evidencing such shares owned by such Person as of the Effective Date of this Agreement. Each of the outstanding shares of capital stock of Bedminster is duly authorized, validly issued, fully paid and nonassessable and is owned directly by Miami, free and clear of all Encumbrances. Bedminster is not a party to any agreement granting registration rights to any Person with respect to any equity or debt securities of Bedminster. Schedule 11.05(c)-2 of the Disclosure Schedule contains a complete and accurate list of the names and the addresses of each Person owning shares of capital stock of Bedminster representing 5% or more of the outstanding shares of Bedminster Common Stock, and the corresponding number of shares and the certificate number evidencing such shares owned by such Person as of the Effective Date of this Agreement.

         (d) Except as otherwise disclosed in the Disclosure Documents, none of the Persons listed on Schedule 11.04(d)-Part I and/or Part II and/or Schedule 11.05(c)-1 or Schedule 11.05(c)-2 of the Disclosure Schedule, and no officer or director of Compost, Miami or Bedminster or any other Subsidiary or Affiliate, and no relative or spouse who resided with, or is a dependent of any such Person, has any interest in any business enterprise (other than Compost, Miami or Bedminster or any other Subsidiary) which engages in any of the businesses in which Compost, Miami or Bedminster or any of the Subsidiaries engage or which are suppliers to, or purchasers from, Compost or its Subsidiaries (including, without limitation, Miami and Bedminster).

         Section 11.06. Compost/Miami/Bedminster Authority. Compost, Miami and Bedminster each has all necessary corporate power and authority to execute and deliver this Agreement, the Credit Documents and all other Supplemental Definitive Document, and to perform its obligations and to consummate the transactions contemplated under this Agreement and all Definitive Supplemental Documents (including, without limitation, the Credit Documents), including (without limitation): 1) the borrowing of the Credit, the execution and delivery of the Credit Documents and the performance and discharge of their respective obligations and duties under the Credit Documents, pursuant to the terms and subject to the conditions as are set forth in Article II of this Agreement, the Credit Documents, and any other applicable Definitive Supplemental Documents; 2) the issuance of the Series B Preferred Stock to Lionhart, pursuant to the terms and subject to the conditions as are set forth in Article III of this Agreement, and any applicable Definitive Supplemental Documents; 3) the acceptance by Compost of the conversion of the Outstanding Debentures, and the issuance by Compost to Lionhart of the


                                                            Page 38 of 107 Pages

Conversion Shares, pursuant to the terms and subject to the conditions as are set forth in Article IV of this Agreement, and any applicable Definitive Supplemental Documents; 4) the acceptance of the transfer by LHI to Lionhart of the LHI-Select Shares, pursuant to the terms and subject to the conditions as are set forth in Article V of this Agreement, and any applicable Definitive Supplemental Documents; 5) the purchase and redemption by Compost, from Lionhart, of 1,000,000 shares of common stock of Compost that are or will be held and owned by Lionhart, for the purchase price of US $3,000,000, pursuant to the terms and subject to the conditions as are set forth in Article VI of this Agreement, and any applicable Definitive Supplemental Documents; 6) the transactions that relate to or arise from the Escrow, pursuant to the terms and subject to the conditions as are set forth in Article VII of this Agreement, and any applicable Definitive Supplemental Documents; 7) the issuance by Compost to Lionhart of the Compost-Lionhart Warrant # 1, the Compost-Lionhart Warrant # 2, the Compost-Lionhart Warrant # 3, the Compost-Lionhart Warrant # 4, the Compost-Lionhart Warrant # 5 and the Compost-Lionhart Warrant # 6, pursuant to the terms and subject to the conditions as are set forth in Article VIII of this Agreement, and any applicable Definitive Supplemental Documents; 8) the granting by Compost to Lionhart of the Put Option # 1, for and with respect to the Series B Preferred Stock and the Conversion Common Shares, pursuant to the terms and subject to the conditions as are set forth in Article IX of this Agreement, and any applicable Definitive Supplemental Documents; 9) the granting by Compost to Lionhart of the Put Option # 2, for and with respect to the Excess Common Shares, pursuant to the terms and subject to the conditions as are set forth in
Article X of this Agreement, and any applicable Definitive Supplemental Documents; and, 10) the execution and delivery of all documents and considerations that are contemplated and/or prescribed under Section 13.03 and/or Section 15.02 of this Agreement. The execution and delivery of this Agreement, the Credit Documents and the Definitive Supplemental Documents, by Compost and/or Miami and/or Bedminster, and the consummation by Compost and/or Miami and/or Bedminster of the transactions contemplated under this Agreement, the Credit Documents and the Definitive Supplemental Documents, have been duly and validly authorized by all necessary corporate action by Compost, Miami and Bedminster, and no other corporate proceedings on the part of Compost and/or Miami and/or Bedminster are necessary to authorize, execute or deliver this Agreement, the Credit Documents or the Definitive Supplemental Documents, or to consummate the transactions contemplated by this Agreement, the Credit Documents and/or the Definitive Supplemental Documents. This Agreement, and each of the Credit Documents and the Definitive Supplemental Documents, has been duly and validly authorized, executed and delivered by Compost, Miami and Bedminster, and constitutes 1) the legal, valid and binding obligations of Compost enforceable against Compost in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and 2) the legal, valid and binding obligations of Miami enforceable against Miami in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and 3) the legal, valid and binding obligations of Bedminster enforceable against Bedminster in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         Section 11.07. No Conflict: Required Filings and Consents-Compost. Assuming the satisfaction of the conditions set forth in Article XIII and
Article XV of this Agreement, the execution and delivery of this Agreement, the Credit Documents and the Definitive Supplemental Documents by Compost do not, and the performance of this Agreement, the Credit Documents and the Definitive Supplemental Documents (including, without limitation, the consummation of the transactions and performance and discharge of the duties and undertakings provided or contemplated under this Agreement, the Credit Documents and the Definitive Supplemental Documents) will not (i) conflict with or violate the Certificate of Incorporation or By-Laws of Compost, (ii) conflict with or violate the certificates of incorporation or by-laws or equivalent organizational documents of any of the Subsidiaries of Compost, (iii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Compost or any of its Subsidiaries or by which its or any of their respective properties are bound or affected, or (iv) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Compost or any of its Subsidiaries pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, insurance policy or other instrument or obligation to which Compost or any of its Subsidiaries is a party, or by which Compost or any of its Subsidiaries or its or any of their respective properties are bound or affected, except in the case of clauses (ii), (iii) and (iv) above for such conflicts which would not, taken as a whole, have a Material Adverse Effect. This execution and delivery of this Agreement, the Credit Documents and the Definitive Supplemental Documents by Compost do not, and the performance of this Agreement, the Credit Documents and the Definitive Supplemental Documents by Compost (including, without limitation, the consummation of the transactions contemplated hereunder) will not, require any consent, approval, authorization or permit which has not been obtained as of or prior to the Closing Date.


                                                            Page 39 of 107 Pages

         Section 11.08. No Conflict: Required Filings and Consents-Miami/Bedminster. (a) Assuming the satisfaction of the conditions set forth in Article XIII and Article XV of this Agreement, the execution and delivery of this Agreement, the Credit Documents and the Definitive Supplemental Documents by Miami do not, and the performance of this Agreement, the Credit Documents and the Definitive Supplemental Documents (including, without limitation, the consummation of the transactions and performance and discharge of the duties and undertakings provided or contemplated under this Agreement, the Credit Documents and the Definitive Supplemental Documents) will not (i) conflict with or violate the Certificate of Incorporation or By-Laws of Miami,
(ii) conflict with or violate the certificates of incorporation or by-laws or equivalent organizational documents of any of the Subsidiaries of Miami, (iii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Miami or any of its Subsidiaries or by which its or any of their respective properties are bound or affected, or (iv) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Miami or any of its Subsidiaries pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, insurance policy or other instrument or obligation to which Miami or any of its Subsidiaries is a party, or by which Miami or any of its Subsidiaries or its or any of their respective properties are bound or affected, except in the case of clauses (ii), (iii) and (iv) above for such conflicts which would not, taken as a whole, have a Material Adverse Effect. This execution and delivery of this Agreement, the Credit Documents and the Definitive Supplemental Documents by Miami do not, and the performance of this Agreement, the Credit Documents and the Definitive Supplemental Documents by Miami (including, without limitation, the consummation of the transactions contemplated hereunder) will not, require any consent, approval, authorization or permit which has not been obtained as of or prior to the Closing Date.

         (b) Assuming the satisfaction of the conditions set forth in Article XIII and Article XV of this Agreement, the execution and delivery of this Agreement, the Credit Documents and the Definitive Supplemental Documents by Bedminster do not, and the performance of this Agreement, the Credit Documents and the Definitive Supplemental Documents (including, without limitation, the consummation of the transactions and performance and discharge of the duties and undertakings provided or contemplated under this Agreement, the Credit Documents and the Definitive Supplemental Documents) will not (i) conflict with or violate the Certificate of Incorporation or By-Laws of Bedminster, (ii) conflict with or violate the certificates of incorporation or by-laws or equivalent organizational documents of any of the Subsidiaries of Bedminster, (iii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Bedminster or any of its Subsidiaries or by which its or any of their respective properties are bound or affected, or (iv) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Bedminster or any of its Subsidiaries pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, insurance policy or other instrument or obligation to which Bedminster or any of its Subsidiaries is a party, or by which Bedminster or any of its Subsidiaries or its or any of their respective properties are bound or affected, except in the case of clauses (ii), (iii) and
(iv) above for such conflicts which would not, taken as a whole, have a Material Adverse Effect. This execution and delivery of this Agreement, the Credit Documents and the Definitive Supplemental Documents by Bedminster do not, and the performance of this Agreement, the Credit Documents and the Definitive Supplemental Documents by Bedminster (including, without limitation, the consummation of the transactions contemplated hereunder) will not, require any consent, approval, authorization or permit which has not been obtained as of or prior to the Closing Date.

         Section 11.09. Deal Attributes. Assuming that all conditions that are set forth in Article XIII and Article XV of this Agreement are satisfied, and that, on the Closing Date at the Closing Location, this Agreement and all Definitive Supplemental Documents (including, without limitation, the Credit Documents) are executed, consummated and delivered, as provided and contemplated under this Agreement and/or the Definitive Supplemental Documents (including, without limitation, the Credit Documents), then:

         (a) (i) This Agreement, (ii) the Credit Documents (including, without limitation, 1) the Mortgage Note, 2) the Mortgage, 3) the Security Agreement, 4) the Compost Stock Pledge Agreement (Compost Common Stock), 5) the Compost Stock Pledge Agreement (Miami Common Stock), 6) the Compost Stock Pledge Agreement (Bedminster Common Stock), 7) the Pledged Compost Shares, 8) the Pledged Miami Shares, 9) the Pledged Bedminster Shares, 10) the UCC-1 Financing Statement, 11) the Compost-Miami Guaranty, 11) the Compost Resolutions and the Compost Certificate of Resolutions, 12) the Miami Resolutions and the Miami Certificate of Resolutions, 13) the Bedminster Resolutions and the Bedminster Certificate of Resolutions, 14) the Term Loan Closing Statement, 15) the Mortgagee's Title Insurance Commitment, 16) the Compost/Miami Mortgagor Affidavit, 17) the Compost/Miami Owner's Affidavit, 18) the Certificate and Indemnification


                                                            Page 40 of 107 Pages

Regarding Hazardous Substances, 19) the Release and Satisfaction of Rinker Mortgage, 20) the Miami-Rinker Note, 21) the Stipulated Motion to Dismiss Complaint with Prejudice, 22) the Order of Dismissal with Prejudice, 23) the Global Closing Statement, 24) the Incumbency Certificate of Compost, 25) the Incumbency Certificate of Miami, 26) the Incumbency Certificate of Bedminster,
27) the "Bring-Down" Certificate of Compost, 28) the "Bring-Down" Certificate of Miami, and, 29) the "Bring-Down" Certificate of Bedminster) and (iii) the Definitive Supplemental Documents, are and shall be binding and enforceable against Compost, Miami and Bedminster, pursuant to their respective terms thereof.

         (b) Lionhart, LHI and GEP, pursuant to the terms of this Agreement and the Definitive Supplemental Documents (including, without limitation, the Credit Documents (including the Mortgage)), shall hold and possess, jointly and severally, a first, senior, unsubordinated and exclusive lien, mortgage and encumbrance against the Miami Site, to ensure the prompt, timely and complete performance and discharge by Compost and/or Miami and/or Bedminster of all of their respective duties and obligations under this Agreement and the Definitive Supplemental Documents (including, without limitation, the Credit Documents).

         (c) Lionhart, LHI and GEP, pursuant to the terms of this Agreement and the Definitive Supplemental Documents (including, without limitation, the Credit Documents (including the Security Agreement, the Compost Stock Pledge Agreement (Compost Common Stock), the Compost Stock Pledge Agreement (Miami Common Stock) and the Compost Stock Pledge Agreement (Bedminster Common Stock)), shall hold and possess, jointly and severally, a first, senior, unsubordinated and exclusive security interest, lien, pledge and encumbrance against the Miami Project Collateral (as that term is defined under Section 11.26.01 of this Agreement), the Pledged Compost Shares, the Pledged Miami Shares and the Pledged Bedminster Shares, to ensure the prompt, timely and complete performance and discharge by Compost, Miami and Bedminster of all of their respective duties and obligations under this Agreement and the Definitive Supplemental Documents (including, without limitation, the Credit Documents).

         (d) The mortgage lien of Lionhart, LHI and GEP, in and to the Miami Site, as granted and conveyed by Miami to Lionhart, LHI and GEP under and pursuant to this Agreement and the Definitive Supplemental Documents (including, without limitation, the Credit Documents (including, the Mortgage)), is duly granted, conveyed and delivered by Miami to Lionhart, LHI and GEP.

         (e) The security interests, liens, pledges and encumbrances, against the Miami Project Collateral, the Pledged Compost Shares, the Pledged Miami Shares and the Pledged Bedminster Shares, as granted, conveyed and delivered by Compost, Miami and/or Bedminster to Lionhart, LHI and/or GEP, under and pursuant to the terms of this Agreement and the Definitive Supplemental Documents (including, without limitation, the Credit Documents), are duly granted, conveyed and delivered by Compost, Miami and/or Bedminster to Lionhart, LHI and GEP, and each such security interest, lien, pledge and encumbrance is duly attached and perfected under applicable laws.

         (f) The 400,000 shares of Series B Preferred Stock, that are (or will be, as of the Ancillary Transactions Closing, on the Closing Date at the Closing Location) owned by and registered in the name of Lionhart, as provided and contemplated under Article III of this Agreement, and pursuant to the terms and subject to the conditions set forth in the Series B Preferred Shares Subscription Agreement and the Designation of Rights of Series B Preferred Stock, 1) are and shall duly authorized, validly issued, fully paid and non-assessable, 2) shall not be subject to any Encumbrances and 3) are and shall be subject to the Designation of Rights of Series B Preferred Stock.

         (g) The 1998 Dividend Shares, consisting of 35,178 shares of common stock of Compost, that are (or will be, as of the Ancillary Transactions Closing, on the Closing Date at the Closing Location) owned by and registered in the name of Lionhart, as provided and contemplated under Section 3.3 of this agreement, and pursuant to the Designation of Rights of Series B Preferred Stock, 1) are and shall duly authorized, validly issued, fully paid and non-assessable, 2) shall not be subject to any Encumbrances and 3) shall have accorded to each such share of the 1998 Dividend Shares, full voting rights in accordance with the Articles of Incorporation of Compost and New Jersey law.

         (h) The Outstanding Debentures, as provided and contemplated under
Article IV of this Agreement, and pursuant to the terms of the Debenture Purchase Agreement and the Outstanding Debentures, are and/or shall be, as of the Ancillary Transactions Closing, on the Closing Date at the Closing Location,
1) duly converted into the Conversion Shares (consisting of 1,406,593 shares of Compost Common Stock), and 2) redeemed by Compost. The Conversion Shares, consisting of such 1,406,593 shares of Compost Common Stock, that are (or will be, as of the Ancillary Transactions Closing, on the Closing Date

                                                            Page 41 of 107 Pages
at the Closing Location) owned and registered in the name of Lionhart, as provided and contemplated under Article IV of this Agreement, 1) are and shall be duly registered with the Securities and Exchange Commission, pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission, 2) are and shall duly authorized, validly issued, fully paid and non-assessable, 3) shall not be subject to any Encumbrances and 4) shall have accorded to each and every such Conversion Share, full voting rights in accordance with the Articles of Incorporation of Compost and New Jersey law.

         (i) The LHI-Select Agreement Shares (consisting of 665,00 shares of common stock of Compost), that are (or will be, as of the Ancillary Transactions Closing, on the Closing Date at the Closing Location) owned by and registered in the name of Lionhart, as provided and contemplated under Article V of this Agreement, 1) are and shall be duly authorized, validly issued, fully paid and non-assessable, 2) shall not be subject to any Encumbrances and 3) shall have accorded to each such share of the LHI-Select Agreement Shares, full voting rights in accordance with the Articles of Incorporation of Compost and New Jersey law.

         (j) The purchase by Compost, from Lionhart, of the Section 6.1 Shares, consisting of 1,000,000 shares of common stock of Compost that are owned and held by Lionhart (and being further comprised of the LHI-Select Agreement Shares (665,000), the 1998 Dividend Shares (35,178) and 299,822 of the Conversion Shares), for the Purchase Price of US $3,000,000, as provided under Article VI of this Agreement, 1) is fair to Compost, 2) is duly authorized, and 3) will not
(i) conflict with or violate the Certificate of Incorporation or By-Laws of Compost, (ii) conflict with or violate the certificates of incorporation or by-laws or equivalent organizational documents of any of the Subsidiaries of Compost, (iii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Compost or any of its Subsidiaries or by which its or any of their respective properties are bound or affected, or (iv) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Compost or any of its Subsidiaries pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, insurance policy or other instrument or obligation to which Compost or any of its Subsidiaries is a party, or by which Compost or any of its Subsidiaries or its or any of their respective properties are bound or affected.

         (k) The transactions that relate to or arise from the Escrow, under the Debenture Purchase Agreement and the Debentures, and as provided and contemplated under Article VII of this Agreement, 1) are duly authorized, and 2) will not (i) conflict with or violate the Certificate of Incorporation or By-Laws of Compost, (ii) conflict with or violate the certificates of incorporation or by-laws or equivalent organizational documents of any of the Subsidiaries of Compost, (iii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Compost or any of its Subsidiaries or by which its or any of their respective properties are bound or affected, or (iv) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Compost or any of its Subsidiaries pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, insurance policy or other instrument or obligation to which Compost or any of its Subsidiaries is a party, or by which Compost or any of its Subsidiaries or its or any of their respective properties are bound or affected.

         (l) The Compost Lionhart Warrant #1, the Compost Lionhart Warrant #2, the Compost Lionhart Warrant #3, the Compost Lionhart Warrant #4, the Compost Lionhart Warrant #5 and the Compost Lionhart Warrant #6, that are (or will be, as of the Ancillary Transactions Closing, on the Closing Date at the Closing Location) issued by Compost to Lionhart and that are (or will be, as of the Ancillary Transactions Closing, on the Closing Date at the Closing Location) owned and held by Lionhart, as provided and contemplated under Article VIII of this Agreement, 1) are and shall be duly authorized and validly issued and delivered by Compost, 2) shall not be subject to any Encumbrances, 3) all such shares of common stock of Compost that are purchased by Lionhart, or any registered holder thereof, pursuant to the exercise of the Compost Lionhart Warrant #1, the Compost Lionhart Warrant #2, the Compost Lionhart Warrant #3, the Compost Lionhart Warrant #4, the Compost Lionhart Warrant #5 and the Compost Lionhart Warrant #6, are and shall be duly authorized, validly issued, fully paid and non-assessable, shall not be subject to any Encumbrances, 4) shall have accorded to each share of Common Stock of Compost, that is attributable to the exercise by Lionhart (or any registered owner thereof) of the Compost Lionhart Warrant #1, the Compost Lionhart Warrant #2, the Compost Lionhart Warrant #3, the Compost Lionhart Warrant #4, the Compost Lionhart Warrant #5 and/or the Compost Lionhart Warrant #6, full voting rights in accordance with the Articles of Incorporation of Compost and New Jersey law, and 5) will not (i) conflict with or violate the Certificate of Incorporation or By-Laws of Compost, (ii) conflict with or violate the certificates of incorporation or by-laws or equivalent organizational documents of any of the Subsidiaries

                                                            Page 42 of 107 Pages
of Compost, (iii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Compost or any of its Subsidiaries or by which its or any of their respective properties are bound or affected, or (iv) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Compost or any of its Subsidiaries pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, insurance policy or other instrument or obligation to which Compost or any of its Subsidiaries is a party, or by which Compost or any of its Subsidiaries or its or any of their respective properties are bound or affected.

         (m) The 400,000 shares of Series B Preferred Stock, that are owned and held by Lionhart, shall be convertible into shares of common stock of Compost, pursuant to the terms and subject to the conditions set forth in the Debenture Purchase Agreement and the Designation of Rights of Series B Preferred Stock, and all such shares of common stock of Compost, that are so converted from those 400,000 shares of Series B Preferred Stock, 1) are and shall duly authorized, validly issued, fully paid and non-assessable, 2) shall not be subject to any Encumbrances and 3) shall have accorded to each such share of Common Stock of Compost, full voting rights in accordance with the Articles of Incorporation of Compost and New Jersey law.

         (n) The Put Option # 1, that is granted, transferred and conveyed by Compost to Lionhart, for and with respect to the Series B Preferred Stock and the Conversion Common Shares, as provided and contemplated under Article IX of this Agreement, 1) are and shall be duly authorized and validly issued and delivered by Compost, 2) shall not be subject to any Encumbrances, 3) will not (upon the issuance thereof by Compost and/or the exercise thereof by Lionhart or any successor or assign thereto) (i) conflict with or violate the Certificate of Incorporation or By-Laws of Compost, (ii) conflict with or violate the certificates of incorporation or by-laws or equivalent organizational documents of any of the Subsidiaries of Compost, (iii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Compost or any of its Subsidiaries or by which its or any of their respective properties are bound or affected, or (iv) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Compost or any of its Subsidiaries pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, insurance policy or other instrument or obligation to which Compost or any of its Subsidiaries is a party, or by which Compost or any of its Subsidiaries or its or any of their respective properties are bound or affected.

         (o) The Put Option # 2, that is granted, transferred and conveyed by Compost to Lionhart, for and with respect to the Excess Common Shares, as provided and contemplated under Article X of this Agreement, 1) are and shall be duly authorized and validly issued and delivered by Compost, 2) shall not be subject to any Encumbrances, 3) will not (upon the issuance thereof by Compost and/or the exercise thereof by Lionhart or any successor or assign thereto) (i) conflict with or violate the Certificate of Incorporation or By-Laws of Compost,
(ii) conflict with or violate the certificates of incorporation or by-laws or equivalent organizational documents of any of the Subsidiaries of Compost, (iii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Compost or any of its Subsidiaries or by which its or any of their respective properties are bound or affected, or (iv) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Compost or any of its Subsidiaries pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, insurance policy or other instrument or obligation to which Compost or any of its Subsidiaries is a party, or by which Compost or any of its Subsidiaries or its or any of their respective properties are bound or affected.

         Section 11.10. Compliance with Laws. Neither Compost nor any of its Subsidiaries (including, without limitation, Miami and Bedminster) is in conflict with, or in violation of, any law, rule, regulation, order, judgment or decree applicable to Compost or any of its Subsidiaries (including, without limitation, Miami and Bedminster) or by which Compost or any of its Subsidiaries (including, without limitation, Miami and Bedminster) or any of its or their respective properties are bound or affected, except for any such conflicts or violations which would not, individually or in the aggregate, have a Material Adverse Effect.

         Section 11.11. SEC Filings: Financial Statements. Compost has filed all forms, reports, statements and documents required to be filed with the SEC since April 30, 1995 ("SEC Reports"). The SEC Reports (i) were each prepared in accordance with, and at the time of filing complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder (the "Exchange Act"), as the case may be, and (ii) except as disclosed in
Section 11.11 of the Disclosure Schedule, did not at the time they were filed

                                                            Page 43 of 107 Pages
contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Compost's Subsidiaries is required to file any forms, reports or other documents with the SEC. Each of the consolidated financial statements (including in each case, any related notes thereto) contained in the SEC Reports has been prepared in accordance with GAAP (except as may be indicated in the notes thereto), and each presents fairly the consolidated financial position of Compost and its consolidated Subsidiaries at the respective dates thereof and the consolidated results of its operations and changes in cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments. Except as would not have a Material Adverse Effect, and except for (i) liabilities reflected in the Disclosure Documents and (ii) liabilities incurred in the ordinary course of business of Compost and its Subsidiaries subsequent to April 30, 1998, Compost and its Subsidiaries (including, without limitation, Miami and Bedminster) have no liabilities that are material to Compost and its Subsidiaries (including, without limitation, Miami and Bedminster), taken as a whole, and there is no existing condition or set of circumstances that could reasonably be expected to result in any such liability.

         Section 11.12. Financial Statements. True and complete copies of (i) the audited consolidated balance sheets of Compost and its Subsidiaries (including, without limitation, Miami and Bedminster) for each of the fiscal years ended as of April 30, 1996, April 30, 1997, and April 30, 1998, and the related audited consolidated statements of income, cash flows and changes in financial position of Compost and its Subsidiaries, together with all related notes and schedules thereto, accompanied by the reports thereon or management letters from the Compost's accountants (collectively, the "Financial Statements"), (ii) the unaudited balance sheets of Compost and its Subsidiaries for the fiscal quarter ended July 31, 1998, and the related unaudited statements of income, cash flows, and changes in financial positions of Compost and its Subsidiaries for each, together with all related notes and schedules thereto, which statements include all material known adjustments as of the date of such statements, subject to ordinary year-end adjustments which in the aggregate would not be material (collectively referred to herein as the "Interim Financial Statement") and (iii) the schedule of Indebtedness of Compost (the "Debt Schedule") as set forth in Schedule 11.12 of the Disclosure Schedule, as well as an aging of accounts payable, have been delivered by Compost to Lionhart, LHI and GEP (including, without limitation, with respect to each debt, (i) the amount, (ii) the scheduled principal payments and (iii) the date of maturity of such instrument) and Compost and its Subsidiaries are current in all their Indebtedness as set forth in the Debt Schedule. The Financial Statements and the Interim Financial Statements (i) were prepared in accordance with the books of account and other financial records of Compost and its Subsidiaries, (ii) present fairly the financial condition, results of operations and cash flows of Compost and its Subsidiaries as of the dates thereof or for the periods covered thereby, (iii) have been prepared in accordance with GAAP applied on a basis consistent with the past practices of Compost and throughout the periods involved and (iv) include all adjustments that are necessary for a fair presentation of the consolidated financial condition of Compost and the Subsidiaries, and the results of the operations and cash flows of Compost and the Subsidiaries as of the dates thereof or for the periods covered thereby (subject, in the case of Interim Financial Statements, to normal and recurring year-end adjustments).

         Section 11.13. Absence of Undisclosed Liabilities. There are no liabilities or obligations of Compost or its Subsidiaries (whether absolute, accrued, contingent or otherwise) that would be required to be reflected on a balance sheet or in the footnotes thereto prepared in accordance with GAAP, other than liabilities (a) reflected in or reserved against on the Financial Statements or Interim Financial Statements or the notes thereto, (b) described in Schedule 11.13 or Schedule 11.14 of the Disclosure Schedule or otherwise disclosed in the Disclosure Documents or (c) incurred by Compost or any of its Subsidiaries in the ordinary course of business subsequent to April 30, 1998.

         Section 11.14. Absence of Certain Changes, Events and Conditions:
Conduct in the Ordinary Course. (a) Since April 30, 1998, except as disclosed in
Schedule 11.14 of the Disclosure Schedule, there has not been any change having a Material Adverse Effect, with respect to Compost or any of its Subsidiaries (including, without limitation, Miami and Bedminster). Except as disclosed in
Schedule 11.14 of the Disclosure Schedule, there are no conditions known to Compost existing, with respect to the markets, proposed marketing plans, facilities, capabilities or personnel of Compost or any of its Subsidiaries (including, without limitation, Miami and Bedminster), that reasonably could be expected to have a Material Adverse Effect on Compost or any of its Subsidiaries (including, without limitation, Miami and Bedminster).

                  (b) Since April 30, 1998, Compost and the Subsidiaries have been operated, consistent with funds made available to them under their financing facilities, if any, only in the ordinary course and consistent with past practice. As amplification and not in limitation of the foregoing, except as disclosed in Schedule 11.14(b) of the Disclosure Schedule, neither Compost nor any of its Subsidiaries (including, without limitation, Miami and Bedminster) has, since April 30, 1998:

                                                            Page 44 of 107 Pages

                  (i) made any change in any method of accounting or accounting practice or policy used by Compost or any Subsidiary, other than such changes required by GAAP that are separately identified by Compost to Lionhart, LHI and GEP in writing;

                  (ii) consistent with funds made available to it under its financing facilities, if any, made any material changes in the customary methods of operations of Compost or any Subsidiary, including practices and policies relating to purchasing, inventory, marketing, selling or pricing;

                  (iii) failed to maintain Compost's or any Subsidiary's Tangible Personal Property in good repair, ordinary wear and tear excepted;

                  (iv) redeemed any of Compost's or any Subsidiary's capital stock or declared, made or paid any dividends or distributions (whether in cash, securities or other property) to the holders of Compost's or any Subsidiary's capital stock or otherwise other than regular dividends paid by any Subsidiary in the ordinary course of business and consistent with past practice;

                  (v) issued or sold any capital stock, notes, bonds or other securities, or any option, warrant or other right to acquire the same, of, or any other interest in, Compost or any Subsidiary;

                  (vi) amended or restated Compost's or any Subsidiary's Certificate of Incorporation or By-Laws;

                  (vii) been merged with, entered into a consolidation with or acquired an interest of 5% or more in any Person, or acquired (by purchase, merger, consolidation, stock acquisition or otherwise) a substantial portion of the assets of any Person or any division or line of business thereof, or otherwise acquired assets other than in the ordinary course and in accordance with past practice;

                  (viii) permitted or allowed any of the assets or properties (whether tangible or intangible) of Compost or any Subsidiary to the subjected to any Encumbrance;

                  (ix) made any loan to, guaranteed any indebtedness of or otherwise incurred any indebtedness on behalf of any Person;

                  (x) made any capital expenditure or commitment for any capital expenditure in excess of $100,000 individually or $250,000 in the aggregate;

                  (xi) entered into any agreement, arrangement or transaction with any of its directors, officers, employees or shareholders (or with any relative, beneficiary, spouse or Affiliate of such Person);

                  (xii) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 11.14(b), except for those contemplated by this Agreement and/or the Definitive Supplemental Documents;

                  (xiii) allowed any permit or Environmental Permit that was issued or related to Compost or any Subsidiary, or that otherwise relates to any Asset, to lapse or terminate, or failed to renew any such Permit or Environmental Permit or any insurance policy that is scheduled to terminate or expire within 45 calendar days of the Term Loan Closing Date attributable to the Closing and the Ancillary Transactions Closing.

                  (xiv) incurred any Indebtedness, or any other financial obligations, liabilities or undertakings, in excess of $100,000 individually or $250,000 in the aggregate;

                  (xv) amended, modified or consented to the termination of any Material Contract, or of any of Compost's or any Subsidiary's rights thereunder;

                  (xvi) disclosed any secret or confidential Intellectual Property (except by way of issuance of a patent) or permitted to lapse or go abandoned any Intellectual Property (or any registration or grant thereof or any application

                                                            Page 45 of 107 Pages
         relating thereto) to which, or under which, Compost or any Subsidiary has any right, title, interest or license;

                  (xvii) failed to pay any creditor any material amount owned to any holder of any debenture, note or other financial obligation of Compost (and/or any Subsidiary), or any other creditor, when lawfully due;

                  (xviii) sold, transferred, leased, subleased, licensed or otherwise disposed of any properties or assets, real, personal or mixed (including, without limitation, leasehold interests and intangible assets), other than a sale in the ordinary course of business consistent with past practice;

                  (xix) (A) granted any increase, or announced any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by Compost or any Subsidiary to any of its employees, including, without limitation, any increase or change pursuant to any Plan or (B) established or increased or promised to increase any benefits under any Plan, in either case except as required by law or any collective bargaining agreement and involving ordinary increases consistent with the past practices of Compost or such Subsidiary;

                  (xx) written down or written up (or failed to write down or write up in accordance with GAAP consistent with past practice) the value of any inventories or receivables or revalued any assets of Compost or any Subsidiary other than in the ordinary course of business consistent with past practice and in accordance with GAAP;

                  (xxi) amended, terminated, canceled or compromised any material claims of Compost or any Subsidiary or waived any other rights of substantial value to Compost or and Subsidiary; or

                  (xxii) suffered any Material Adverse Effect.

         Section 11.15. Employee Benefit Matters. (a) Plans and Material Documents. Schedule 11.15(a) of the Disclosure Schedule lists all employee benefit plans (as defined under Section 3(3) or ERISA) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs, or arrangements, and all employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which Compost or any Subsidiary is a party, with respect to which Compost or any Subsidiary has any obligation or which are maintained, contributed to or sponsored by Compost or any Subsidiary for the benefit of any current or former employee, officer or director of Compost or any Subsidiary (collectively, the "Plan"). Compost has furnished the Purchaser with a complete and accurate copy of each Plan and a complete and accurate copy of the following: (i) each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the moist recently filed IRS form 5500, (iv) the most recently received IRS determination letter for each such Plan, and (v) the most recently prepared actuarial report and financial statement in connection with each such Plan, if applicable. Except as set forth in Schedule 11.15(a) of the Disclosure Schedule, Compost or any Subsidiary does not have any express or implied commitment, (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual or (iii) to modify, change or terminate any Plan (other than with respect to a modification, change or termination required by ERISA or the Code), that would impose any material additional cost on Compost or any Subsidiary.

         (b) Absence of Certain Types of Plans. None of the Plan is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "Multiemployer Plan"), a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) or a plan intended to be qualified under Section 401(a) or 401(k) of the Code. None of the Plans provides for the payment of separation, severance, termination or similar-type benefits to any Person or obligates Compost or any Subsidiary to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or as a result of a "change in control" of Compost, within the meaning of such term under Section 280G of the Code. None of the Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of Compost or any Subsidiary except to the extent required by law. Each of the Plans is subject only to the laws of the United States or a political subdivision thereof.

         (c) Compliance with Applicable Law. Each Plan is now and always has been operated in all material respects in accordance with the requirements of all applicable law, including, without limitation, ERISA and the Code, and Compost and any Subsidiary and each of their officers, employees and agents who are "fiduciaries" (within the meaning of Section 3(21) of ERISA) with respect to the Plans have always acted in accordance with the provisions of all applicable law, including, without

                                                           Page 46 of 107 Pages
limitation, ERISA and the Code; and Compost or any other Subsidiary has performed all material obligations required to be performed by it under, is not any respect in material default under or in material violation of, and has no knowledge of any material default with regard to or material violation by any party to any Plan. No material legal action, suit or claim is pending or threatened with respect to any Plan (other than claims for benefits in the ordinary course) and, to the knowledge of Compost, no fact or event exists that could reasonably be expected to give rise to any such action, suit or claim.

         (d) Absence of Certain Liabilities and Events. There has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan that could give rise to any material liability being imposed on Compost or any Subsidiary. Compost or any Subsidiary has not incurred any material liability for any penalty or tax arising under
Section 4971, 4972, 4980B or 6652 of the Code or any material liability under
Section 502 or ERISA, and no fact or event exists which could give rise to any such material liability. Except as set forth in Schedule 3.12(d) of the Disclosure Schedule, Compost or any Subsidiary has not incurred any material liability under, arising out of or by operation of Title IV or ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any material liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or any single employer plan and, to the best knowledge of Compost after due inquiry, no fact or event exists which could reasonably be expected to give rise to any such liability. No complete or partial termination has occurred within the five years preceding the date hereof with respect to any Plan.

         (e) Plan Contributions and Funding. All Contributions, premiums or payments required to be made with respect to any Plan on or before the date of this Agreement have been made on or before their due dates. All such contributions have been fully deducted for income tax purposes (to the extend, deductible) and no such deduction has been challenged or disallowed by any government entity and no fact or event exists which could reasonably be expected to give rise to any such challenge or disallowance.

         Section 11.16. Real Property. (a) Schedule 11.16(a) of the Disclosure Schedule contains a list of all of the Owned Real Property as of the date of such Schedule. Compost or any Subsidiary, as the cause may be, has valid fee interests in all of its Owned Real Property and good and marketable title thereto, and such Owned Real Property is owned by Compost or such Subsidiary free and clear of all Encumbrances except (i) as disclosed in writing (under
Schedule 11.16(a) of the Disclosure Schedule) to Lionhart, LHI and GEP, and (ii) Encumbrances for current taxes not yet due and payable or being contested in good faith by Compost and/or any Subsidiary in appropriate governmental, regulatory or administrative proceedings.

         (b) Schedule 11.16(b) of the Disclosure Schedule contains a list of all of the Leased Real Property as of the date of such Schedule and a list of all leases and subleases pertaining to such Leased Property including all agreements in which Compost or any Subsidiary has an option to purchase or Lease any real property. Except as described in Schedule 11.16(b) of the Disclosure Schedule
(i) there is no material violation of any law, rule or regulation by Compost or any Subsidiary, as the case may be, or known to Compost or any Subsidiary, as the case may be, relating to any of the Leased Real Property, (ii) Compost or any Subsidiary, as the case may be, is in peaceful and undisturbed possession of the Leased Real Property, and so long as the lease remains in effect, there are no contractual or legal restrictions that preclude or restrict the ability to use the premises for the purposes for which they are currently being used and
(iii) Compost or any Subsidiary, as the case may be, has not leased or subleased any parcel or any portion of any parcel of Leased Real Property to any other Person, nor has Compost or any Subsidiary assigned its interest under any lease or sublease to any third party.

         (c) Each of the leases and subleases referred to in Section 11.16(b) is in full force and effect and constitutes a legal, valid and binding obligation of the respective parties thereto, and Compost or any Subsidiary, as the case may be, is not in material default or breach of (with or without the giving of notice or the passage of time) any such leases or subleases. To the knowledge of Compost, no third party is in material breach of any of such leases or subleases.

         Section 11.17. Tangible Personal Property. (a) Schedule 11.17(a) of the Disclosure Schedule contains a list of all Tangible Personal Property valued at $5,000 or more used in the Business or owned or leased by Compost and its Subsidiaries as of the date of the Disclosure Schedule. Except for changes made in the ordinary course of business since April 30, 1998, Compost or any such Subsidiary owns such Tangible Personal Property reflected on the Financial Statements, free and clear of all Encumbrances.

         (b) Schedule 11.17(b) of the Disclosure Schedule contains a list, as of the date of such Schedule, of all leased

                                                           Page 47 of 107 Pages

Tangible Personal Property requiring lease payments of $25,000 or more per year leased by Compost and its Subsidiaries. Except for changes made in the ordinary course of business since April 30, 1998, as would not materially adversely affect the present use of such leased Tangible Personal Property or as would not have a Material Adverse Effect, with respect to each such lease: (i) such lease is in full force and effect and is a legal, valid and binding obligation of Compost or the Subsidiary party thereto, and is enforceable by Compost or such Subsidiary in accordance with its terms; (ii) Compost or such Subsidiary is in peaceful and undisturbed possession of the Tangible Personal Property subject to such lease; and, (iii) there has been no notice of default under any lease received by Compost or such Subsidiary that is still in effect, none of Compost or any Subsidiary is in material breach or default of any such lease, and no event has occurred that, with a notice or lapse or time or both, would constitute such a material default or permit the termination, modification or acceleration of such lease.

         Section 11.18. Intellectual Property. (a) Schedule 11.18(a)(i) of the Disclosure Schedule sets forth a true and complete list and a brief description, including a complete identification of each patent and patent application and each trademark registration or application for trademark registration thereof, of all Owned Intellectual Property (except unregistered copyrights), and
Schedule 11.18(a)(ii) of the Disclosure Schedule sets forth, a true and complete list and a brief description, including a description of any license or sublicense thereof, of all Licensed Intellectual Property. Except as otherwise described in Schedule 11.18(a)(i) of the Disclosure Schedule, in each case where a trademark registration or patent or application for trademark, registration or patent listed is held by assignment, the assignment has been dully recorded with the state or national Trademark Office from which the original trademark registration issued or before which the application for trademark registration is pending, or the assignment has been duly recorded in the national or international Patent Office from which the original patent issued or before which the application for patent is pending. To the best knowledge of Compost after due inquiry, the rights of Compost or any Subsidiary, as the case may be, in or to such Intellectual Property do not conflict with or infringe on the rights of any other Person, and none of Compost or any Subsidiary has received any claim or written notice from any Person to such effect.

         (b) (i) All the Owned Intellectual Property is owned by Compost or a Subsidiary, as the case may be, free and clear of any Encumbrance and Compost or such Subsidiary, as the case may be holds the entire right, title, and interest in and to same, and (ii) no claim, action, suit, arbitration, inquiry, proceeding or investigation by or before a Governmental Authority has been made or asserted or is pending (or, to the best knowledge of Compost after due inquiry, threatened) against Compost or any Subsidiary either (A) based upon, or challenging or seeking to deny or restrict the use by Compost or any Subsidiary of, any of the Owned Intellectual Property or (B) alleging that any services provided, or products manufactured or sold by Compost or any Subsidiary are being provided, manufactured or sold in violation of any rights of any Person. To the best knowledge of Compost, Miami and Bedminster, and after due inquiry, no Person is using any trademarks, service marks, trade names or similar property that is confusingly similar to the Owned Intellectual Property, and no Person is making, using, selling, publishing or copying anything that infringes upon the Owned Intellectual Property or upon the rights of Compost or any Subsidiary therein. None of Compost or any Subsidiary has granted any license or other right to any other Person with respect to the Owned Intellectual Property. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Owned Intellectual Property or Licensed Intellectual Property.

         (c) Neither Compost nor any Subsidiary, nor any operation of the business of Compost or any Subsidiary, infringes or has infringed upon any patent, trademark, service mark, copyright or similar right of any Person, nor has Compost or any Subsidiary misappropriated or wrongfully disclosed any trade secret, proprietary right or similar right of any Person.

         (d) To the best knowledge of Compost, Miami and Bedminster, after due inquiry, no Person has made any claim or allegation that any of Compost or any Subsidiary infringes any patent, trademark, service work, copyright or similar right of any Person or has misappropriated or wrongfully disclosed any trade secret, proprietary right or similar right of any Person.

         (e) With respect to all Licensed Intellectual Property and Owned Intellectual Property, to the best knowledge of Compost, Miami and Bedminster, and after due inquiry, the registered user provisions of all nations requiring such registrations have been complied with in all material respects. With respect to all owned Intellectual Property and Licensed Property, all required maintenance fees or annuities have been paid in a timely manner.

         (f) Compost, Miami and Bedminster have, or have caused to be, delivered to Lionhart, LHI and GEP, correct and complete copies of all the material licenses and sublicenses for all Licensed Intellectual Property referred to in
Section 11.18(a) hereof and any and all ancillary documents pertaining thereto (including but not limited to, all amendments, consents and evidence of commencement dates and expiration dates). With respect to each of such license and sublicenses: (i) such license

                                                           Page 48 of 107 Pages
or sublicense, together with all ancillary documents delivered pursuant to the first sentence of this Section 11.18(f), is valid and binding and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license or sublicense;
(ii) except as otherwise set forth in Schedule 11.18(a)(ii) of the Disclosure Schedule, such license or sublicense will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such license or sublicense or otherwise give the licensor or sublicensor a right to terminate such license or sublicense; (iii) except as otherwise disclosed in Schedule 11.18(a)(ii) of the Disclosure Schedule, with respect to each such license or sublicense: (A) none of Compost or any Subsidiary has received any notice or threat of termination or cancellation under such license or sublicense and no licensor or sublicensor has any right of termination or cancellation under such license or sublicense except in connection with the default of Compost or any such Subsidiary thereunder, (B) none of Compost or any Subsidiary has received any notice of a breach of or default under such license or sublicense, which breach or default has not been cured, and (C) none of Compost or any such Subsidiary has granted to any other Person any rights, adverse or otherwise, under such license or sublicense; (iv) none of Compost, any Subsidiary or (to the best knowledge of Compost, Miami and Bedminster, and after due inquiry) any other party to such license or sublicense is in breach or default in any material respect, and to the best knowledge of Compost, Miami and Bedminster, after due inquiry, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such license or sublicense; (v) no claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority has been made or asserted or is pending (or, to the best knowledge of Compost, Miami and Bedminster, after due inquiry, threatened) against Compost or any Subsidiary either (A) based upon or challenging or seeking to deny or restrict the use by Compost or any such Subsidiary of any of the Licensed Intellectual Property or (B) alleging that any Licensed Intellectual Property is being licensed, sublicensed or used in violation of any patents or trademarks or in violation of any other rights of any Person; and, (vi) to the best knowledge of Compost, Miami and Bedminster, after due inquiry, no Person is using any trademarks, service marks, trade names or similar property that is confusingly similar to the Licensed Intellectual Property, and no Person is making, using selling, publishing or copying anything that infringes upon the Licensed intellectual Property or upon the rights of Compost or any Subsidiary thereto.

         (g) Compost, Miami and Bedminster are not aware of anything or any reason that would prevent any pending applications to register trademarks, service marks or copyrights or any pending patent applications from being granted.

         (h) The Intellectual Property described in Schedules 11.18(a)(i) and
(ii) of the Disclosure Schedule constitutes all the Intellectual Property used or held or intended to be used by Compost or any Subsidiary and constitutes all such Intellectual Property necessary for the conduct of the Business, and there are no other items of Intellectual Property that are material to Compost or any Subsidiary or the Business.

         Section 11.19. Environmental Matters, Risks and Factors. Except as set forth expressly on Schedule 11.19 of the Disclosure Schedule:

         (a) All Owned Real Property, and all other facilities and property presently owned or leased by Compost or any of its Subsidiaries are, and continue to be, owned and operated by Compost and its Subsidiaries in material compliance with all applicable Environmental Laws. All past noncompliance, if any, with Environmental Laws or Environmental Permits, by or on the part of Compost, Miami and/or Bedminster, or any other Subsidiaries or Affiliates of Compost, has been resolved without any material pending, ongoing or future obligation, cost or liability, and except as to Environmental Permits not yet obtained for facilities under development or proposed for acquisition, there is no requirement proposed for adoption or implementation under any Environmental Law or Environmental Permit that is reasonably expected to be material to Compost or any Subsidiary or the Business. To the best knowledge and information of Compost, Miami and Bedminster, and the other Subsidiaries and Affiliates of Compost, and after due inquiry and investigation, all past noncompliance, if any, with Environmental Laws or Environmental Permits, by or on the part of any Person (other than Compost, Miami and/or Bedminster, or any other Subsidiaries or Affiliates of Compost), has been resolved without any material pending, ongoing or future obligation, cost or liability, and except as to Environmental Permits not yet obtained for facilities under development or proposed for acquisition, there is no requirement proposed for adoption or implementation under any Environmental Law or Environmental Permit that is reasonably expected to be material to Compost or any Subsidiary or the Business.

         (b) None of Compost or any of its Subsidiaries has received notice of any pending or threatened claims, complaints or requests for information with respect to any alleged violation of any Environmental Laws, and there are no circumstances

                                                           Page 49 of 107 Pages
that can reasonably be expected to form the basis of any such environmental claim, complaint or request.

         (c) There have been no material releases, as defined under any Environmental Laws, of Hazardous Substances that give rise to necessary costs of response at, on, from or under any property now or previously owned or leased by Compost or any of its Subsidiaries during the period in which any such property was owned or leased by Compost or any Subsidiary.

         (d) Except as to Environmental Permits not yet obtained for facilities under development or proposed for acquisition, Compost and its Subsidiaries have been issued and are in material compliance with all Environmental Permits, orders, administrative consent orders and any other authorization, approvals or consents relating to Environmental Laws or Hazardous Substances material to the operation of their businesses. All such Environmental Permits which are required for the operation of the Business of Miami, and which have been obtained and which have not been obtained (but which are necessary to be obtained to conduct the Business of Miami) are set forth in Schedule 11.19(d) of the Disclosure Schedule.

         (e) None of Compost or any of its Subsidiaries has received notice that property presently owned or leased, or previously owned or leased, by Compost or any of its Subsidiaries is listed or proposed for listing in the National Priorities List created pursuant to CERCLA or on the CERCLIS or any similar state list of sites requiring investigation or cleanup.

         (f) Except for the usual and customary and ordinary course of business, consistent with past practice, of and by Environmental Protection and Improvement Company, Inc. ("EPIC"), a New Jersey corporation, which is a Subsidiary of Compost, none of Compost or any of its Subsidiaries has transported or arranged for the transportation of an Hazardous Substances to any location that is listed on the National Priorities List or any similar state list, nor has any of them received notice of pending or threatened claims as a result of transporting or arranging to transport Hazardous Substances to any location except insofar as such transportation or arrangement is not likely to be material to Compost or any Subsidiary or the Business.

         (g) To the best knowledge and information of Compost, Miami and Bedminster, and all other Subsidiaries and/or Affiliates of Compost, after due inquiry and investigation, and except as is not likely to be material to Compost or any Subsidiary or the Business, there are no polychlorinated biphenyls (other than those that may be contained in lighting ballasts or electrical transformers that are labeled, operated and maintained in accordance with all Environmental
Laws) or asbestos-containing materials, in quantities prohibited under any applicable Environmental Laws, present at any property now or previously owned or leased by Compost or by any Subsidiary during the period in which any such property was owned or leased by Compost or by a Subsidiary.

         (h) To the best knowledge and information of Compost, Miami and Bedminster, and all other Subsidiaries and/or Affiliates of Compost, after due inquiry and investigation, none of Compost or any of its Subsidiaries has received notice of pending or threatened claims against Compost or any of its Subsidiaries arising out of any operations, action, inaction or status of any previously divested property, whether or not the subject of any indemnity, under any Environmental Laws or involving any Hazardous Substances.

         (i) Compost, Miami and Bedminster have provided Lionhart, LHI and GEP with copies of (a) any environmental assessment or audit reports or other similar studies or analyses with respect to Compost and its Subsidiaries relating to the Business and the Real Property, and (b) all insurance policies issued at any time that may provide coverage to Compost or any Subsidiary or the Business for environmental matters.

         (j) Neither the execution of this Agreement and/or the Definitive Supplemental Documents, nor the consummation of the transactions contemplated under this Agreement and/or the Definitive Supplemental Documents, will require any remedial action or notice to (by or on the part of Compost and/or Miami and/or Bedminster) or consent of Governmental Authorities or third parties pursuant to any applicable Environmental Law or Environmental Permit, or otherwise, including, without limitation, the New Jersey Industrial Site Recovery Act.

         Section 11.20. Litigation. Schedule 11.20 of the Disclosure Schedule, together with the Disclosure Documents, sets forth any pending or to the best knowledge of Compost or any of its Subsidiaries after due inquiry, threatened Actions by or against Compost or any Subsidiary or Affiliate before any Governmental Authority, or to which any of the respective properties of Compost or any Subsidiary or any Affiliate is or would be subject, except for Actions known to the best knowledge of Compost after due inquiry by executives of Compost relating to product warranty or safety claims, involving claims for damages of not more than $20,000. Schedule 11.20 of the Disclosure Schedule, together with the Disclosure Documents also

                                                           Page 50 of 107 Pages
indicates those Actions that (a) if adversely determined, could reasonably be expected to have a Material Adverse Effect or (b) relate to, or could affect the legality or validity of, this Agreement or the transactions contemplated hereby. Except as set forth in the Disclosure Schedule and Disclosure Documents, there are no material citations, fines or penalties heretofore asserted against Compost or its Subsidiaries under any federal, state or local law that remain unpaid or that otherwise bind the assets of Compost or its Subsidiaries.

         Section 11.21. Insurance. (a) Schedule 11.21(a) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, workers' compensation, and bond and surety arrangements) under which Compost or any Subsidiary has been an insured, a named insured or otherwise the principal beneficiary of coverage at any time within the past three (3) years: (i) the name, address and telephone number of the agent or broker; (ii) the name of the insurer and the names of t he principal insured and each named insured; (iii) the policy number and the period of coverage; (iv) the type, scope (including an indication of whether the coverage was on a claims-made, occurrence or other basis) and amount of coverage (including a description of how deductibles, retentions and aggregates are calculated and operate); and, (v) the premium charged for the policy, including, without limitation, a description of any retroactive premium adjustments or other loss-sharing arrangements.

         (b) With respect to each such insurance policy: (i) except for policies that have expired under their terms in the ordinary course, it is in full force and effect; (ii) neither Compost nor any Subsidiary is in breach or default (including any breach or default with respect to the payment of premiums or the giving of notice), and no event had occurred that, with notice or the lapse of time, would constitute such a breach or default or permit termination or modification, under the policy; (iii) no party to the policy has repudiated, or given notice of an intent to repudiate, any provision thereof and (iv) to the best knowledge of Compost after due inquiry, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation or currently has a rating of "B+" or below from A.M. Best & Co. or a claims paying ability rating of "BBB" or below from Standard & Poor's, Inc.

         (c) Schedule 11.21(c) of the Disclosure Schedule sets forth all risks against which Compost or any Subsidiary is self-insured or that are covered under any risk-retention program in which Compost or any Subsidiary participates, together with details for the last five years (preceding the date of the Disclosure Schedule) of Compost's and each Subsidiary's loss experience with respect to such risks.

         (d) Except as disclosed in Schedule 11.21(d) of the Disclosure Schedule all material assets, properties and risks of Compost and each Subsidiary are, and for the past five years have been, covered by valid and, except for policies that have expired under their terms in the ordinary course, currently effective insurance policies or binders of insurance (including, without limitation, general liability insurance, property insurance and workers' compensation insurance issued in favor of Compost or such Subsidiary, as the case may be, in each case with responsible insurance companies, in such types and amounts and covering such risks as are consistent with customary practices and standards of companies engaged in businesses and operations similar to those of Compost or such Subsidiary, as the case may be.

         (e) At no time subsequent to April 30, 1995 has Compost or any Subsidiary (i) been denied any insurance or indemnity bond coverage that it has requested, (ii) made any material reduction in the scope or amount of its insurance coverage or received notice from any of its insurance carriers that any insurance premiums will be subject to increase in an amount materially disproportionate to the amount of the increases with respect thereto (or with respect to similar insurance) in prior years or that any insurance coverage will not be available in the future substantially on the same terms as are now in effect or (iii) suffered any extraordinary increase in premium for renewed coverage. To the best knowledge of Compost after due inquiry, since April 30, 1995, no insurance carrier has canceled, failed to renew or materially reduced and insurance coverage for Compost or any Subsidiary or given any notice or other intention to cancel, not renew or reduce any such coverage.

         (f) At the time of the Term Loan Closing and the Ancillary Transactions Closing, all insurance policies currently in effect will be outstanding and duly in force.

         (g) To the best knowledge of Compost, Miami and Bedminster, after due inquiry, no current insurance policy of Compost , Miami and/or Bedminster will cease to be legal, valid, binding and enforceable in accordance with its terms and in full force and effect on terms identical to those in effect as of the date hereof as a result of the consummation of the transactions contemplated by this Agreement.

                                                           Page 51 of 107 Pages

         Section 11.22. Material Contracts. (a) Schedule 11.22(a) of the Disclosure Schedule lists each of the following contracts and agreements (including without limitation, oral agreements, and informal arrangements and/or undertakings) of Compost and the Subsidiaries (including, without limitation, Miami and Bedminster) (all such contracts, agreements, arrangements and undertakings together with all contracts, agreements, leases and subleases concerning the management or operation of any Real Property (including without limitation, brokerage contracts) to which Compost or any Subsidiary (including, without limitation, Miami and Bedminster) is a party and all agreements relating to Intellectual Property, being "Material Contracts"):

                  (i) each such contract, agreement, arrangement or undertaking for the purchase of inventory, spare parts, other materials or personal property with any supplier or for the furnishing of services to Compost or any Subsidiary (including, without limitation, Miami and/or Bedminster) or otherwise related to their respective Business that (A) is likely to pay or otherwise give consideration of more than $100,000 in the aggregate during the calendar year ended April 30, 1999, April 30, 2000 or April 30, 2001, or (B) is likely to pay or otherwise give consideration of more than $100,000 in the aggregate over the remaining term of such contract;

                  (ii) each such contract, agreement, arrangement or undertaking for the sale of inventory or other personal property or for the furnishing of services by Compost or any Subsidiary (including, without limitation, Miami and/or Bedminster) that (A) is likely to pay or otherwise give consideration of more than $100,000 in the aggregate during the calendar year ended April 30, 1999, April 30, 2000 or April 30, 2001, or (B) is likely to pay or otherwise give consideration of more than $100,000 in the aggregate over the remaining term of each contract;

                  (iii) all broker, distributor, dealer, manufacture's representative, franchise, agency, sales promotion, market research, marketing, consulting and advertising contracts and other agreements to which Compost or any Subsidiary (including, without limitation, Miami and/or Bedminster) is a party;

                  (iv) all management contracts, agreements, arrangements and/or undertakings, and contracts, agreements, arrangements or undertakings with independent contractors or consultants (or similar arrangements) to which Compost or any Subsidiary (including, without limitation, Miami and/or Bedminster) is a party and that are not cancelable without penalty or further payment and without more than 30 days' notice;

                  (v) all contracts, agreements, arrangements and/or undertakings relating to Indebtedness of Compost or any Subsidiary (including, without limitation, Miami and/or Bedminster);

                  (vi) all contracts, agreements, arrangements and/or undertakings with any Governmental Authority to which Compost or any Subsidiary (including, without limitation, Miami and/or Bedminster) is a party;

                  (vii) all contracts, agreements, arrangements and/or undertakings that limit or purport to limit the ability of Compost or any Subsidiary (including, without limitation, Miami and/or Bedminster) to compete in any line of business or with any Person or in any geographic area or during any period of time;

                  (viii) all contracts, agreements, arrangements and/or undertakings between or among Compost or any Subsidiary (including, without limitation, Miami and/or Bedminster) or any Affiliate of Compost; and

                  (ix) all other contracts, agreements, arrangements and/or undertakings whether or not made in the ordinary course of business that are material to Compost or any Subsidiary (including, without limitation, Miami and/or Bedminster) or the conduct of their respective Business, or the loss of which contract or agreement would have a Material Adverse Effect.

         For purposes of this Section 11.22 and Sections 11.16, 11.17 and 11.18 of this Agreement, the term "lease" shall include any and all leases, subleases, sale/leaseback agreements or similar arrangements.

         (b) Each Material Contract (i) is valid and binding on Compost and/or any Subsidiary (including, without limitation, Miami and/or Bedminster), as applicable, and, to the best knowledge of Compost, Miami and Bedminster, after due inquiry, on the other parties thereto and is in full force and effect and
(ii) upon consummation of the transactions contemplated by this Agreement and/or the Definitive Supplemental Documents (including, without limitation, the Credit Documents), shall continue

                                                           Page 52 of 107 Pages
in full force and effect without penalty or other adverse consequence. Neither Compost nor any Subsidiary (including, without limitation, Miami and/or Bedminster) is in breach of, or default under, any Material Contract.

         (c) There is no continuing act of nonperformance by any other party to any Material Contract that constitutes a breach thereof or a default thereunder.

         (d) Except as set forth in Schedule 11.22 of the Disclosure Schedule, there is no contract, agreement, arrangement or other undertaking granting any Person any preferential right to purchase, other than in the ordinary course of business consistent with past practice, any of the properties or assets of Compost or any Subsidiary (including, without limitation, Miami and/or Bedminster).

         Section 11.23. Licenses and Permits. Except as is disclosed and set forth in Schedule 11.23 of the Disclosure Schedule, and/or except as would not have a Material Adverse Effect, 1) Compost has all governmental licenses, permits and other governmental authorizations and approvals required for the conduct of its businesses as now conducted, and all such material licenses, permits authorizations and approvals will remain in full force and effect immediately following the consummation of the transactions hereunder; and 2) Miami has all governmental licenses, permits and governmental authorizations and approvals (i) for the conduct of its businesses as now conducted, and all such material licenses, permits authorizations and approvals will remain in full force and effect immediately following the consummation of the transactions hereunder, and (ii) for the conduct of its businesses as contemplated currently by Compost and/or Miami to be conducted by Miami at any time during the period commencing on the Effective Date and continuing through April 30, 2005; and, 3) Bedminster has all governmental licenses, permits and governmental authorizations and approvals (i) for the conduct of its businesses as now conducted, and all such material licenses, permits authorizations and approvals will remain in full force and effect immediately following the consummation of the transactions hereunder, and (ii) for the conduct of its businesses as contemplated currently by Compost and/or Bedminster to be conducted by Bedminster at any time during the period commencing on the Effective Date and continuing through April 30, 2005.

         Section 11.24. Labor Matters. Except for the agreements listed in
Schedule 11.24 of the Disclosure Schedule (the "Collective Bargaining Agreements"), none of Compost or any Subsidiary (including, without limitation, Miami and/or Bedminster) is a party to any currently effective collective bargaining or other labor union contract. To the best knowledge of Compost after due inquiry, except as disclosed on Schedule 11.24 of the Disclosure Schedule, none of Compost or any Subsidiary (including, without limitation, Miami and/or Bedminster) has materially breached or otherwise materially failed to comply with any provision of any Collective Bargaining Agreement. To the best knowledge of Compost, Miami and Bedminster, after due enquiry, and except as set forth in
Schedule 11.24 of the Disclosure Schedule, there are presently no (a) material violations of any federal, state or local statutes laws, ordinances, rules, regulations, orders or directives with respect to the employment of individuals by, or the employment practices or work conditions of, or the terms and conditions of employment, wages and hours of Compost or any Subsidiary (including, without limitation, Miami and/or Bedminster); (b) unfair labor practices or other unlawful employment practices and no charges of unfair labor practices or other employee-related complaints pending or threatened against Compost or any other Subsidiary (including, without limitation, Miami and/or Bedminster) before the National Labor Relations Board, the Equal Employment Opportunity Commission, the Occupational Safety and Health Review Commission, the Department of Labor or any other federal, state, local or other governmental authority; (c) strikes, picketing, slowdowns or work stoppages or organizational attempts actually pending, threatened against or involving Compost or any Subsidiary (including, without limitation, Miami and/or Bedminster); or (d) material issues with respect to union representation pending or threatened with respect to the employees of Compost or any Subsidiary (including, without limitation, Miami and/or Bedminster).

         Section 11.25. Taxes. (a) Except as set forth in Schedule 11.25 of the Disclosure Schedule, (i)(A) all returns and reports in respect of Taxes ("Tax Returns" or "Returns") required to be filed with respect to Compost and each Subsidiary (including, without limitation, Miami and Bedminster) (including any consolidated federal income Tax Returns and state and local income or franchise Tax Returns that include Compost or any such Subsidiary on a consolidated, combined or unitary ("combined") basis) have been timely filed, (B) all Taxes shown to be payable on such Returns or otherwise due, and all assessments of Tax made against Compost and each Subsidiary (including, without limitation, Miami and Bedminster) with respect to such Returns, have been paid; (C) all such Returns are true, correct and complete in all material respects; and (D) no adjustment relating to such Returns has been proposed formally or informally by any Tax authority and to the best knowledge of Compost or any Subsidiary (including, without limitation, Miami and Bedminster), after due inquiry, no basis exists for any such adjustment; (ii) there are no pending or, to the best knowledge of Compost and/or any Subsidiary (including,

                                                           Page 53 of 107 Pages
without limitation, Miami and Bedminster), after due inquiry, threatened actions or proceedings for the assessment or collection of Taxes against Compost or any Subsidiary (including, without limitation, Miami and Bedminster); (iii) there are no Tax liens on any assets of Compost or any Subsidiary (including, without limitation, Miami and Bedminster); (iv) there are no outstanding waivers or agreements extending the statute of limitations with respect to any Tax to which Compost or any Subsidiary (including, without limitation, Miami and Bedminster) may be subject; (v) there are no outstanding requests for information made by a Tax authority to Compost or any Subsidiary (including, without limitation, Miami and Bedminster); (vi) neither Compost nor any Subsidiary (including, without limitation, Miami and Bedminster) has been advised by any Tax authority of any proposed reassessments of the value (or other Tax base) of any property owned by Compost or any Subsidiary (including, without limitation, Miami and Bedminster) that could materially increase the amount of a property Tax to which Compost or any Subsidiary (including, without limitation, Miami and Bedminster) would be subject; (vii) Compost and any Subsidiary (including, without limitation, Miami and Bedminster) have made all payments of estimated Taxes required to be made under section 6655 of the Code and any comparable state or local Tax provision;
(viii) all Taxes required to be withheld, collected or deposited by or with respect to Compost or any Subsidiary (including, without limitation, Miami and Bedminster) have been timely withheld, collected or deposited, as the case may be, and, to the extent required, have been paid to the relevant Tax authority;
(ix) neither Compost nor any Subsidiary (including, without limitation, Miami and Bedminster) is doing business in, or engaged in a trade or business in, any jurisdiction in which it has not filed all required Tax Returns; (x) Compost is not, is not likely to be and has not been subject to Tax in any foreign jurisdiction; and (xi) no Subsidiary organized under the laws of any foreign jurisdiction is, is likely to be or has been engaged in the conduct of a trade or business in the United States for purposes of section 964, 875, 882 or 884 of the Code.

         (b) (i) No consent under section 341(f) of the Code has been filed with respect to Compost or any Subsidiary (including, without limitation, Miami and Bedminster); (ii) at the Closing Date, Compost will not be a "United States real property holding corporation" within the meaning of section 897(c)(2) of the Code; (iii) neither Compost nor any Subsidiary (including, without limitation, Miami and Bedminster) has income reportable for a taxable period ending after the Closing Date, but attributable to a transaction (e.g., an installment sale) occurring in, or a change in accounting method made for, a taxable period ending on or prior to such date, that resulted in a deferred reporting of income from such transaction or change; (iv) neither Compost nor any Subsidiary (including, without limitation, Miami and Bedminster) has been a "passive foreign investment company" within the meaning of section 1296 of the Code, and (v) neither Compost nor any Subsidiary (including, without limitation, Miami and Bedminster) has been, at any time after April 30, 1995, a member of any partnership or joint venture or the holder of a beneficial interest in any trust for any period for which the statute of limitations for Tax has not expired.

         (c) Schedule 11.25(c) of the Disclosure Schedule (i) lists by type of income, franchise and other material Tax Returns or extensions thereof (federal, state, local, and foreign) filed with respect to each of Compost and any Subsidiary (including, without limitation, Miami and Bedminster) for taxable periods ended on or after April 30, 1995; (ii) indicates for which jurisdictions Returns have been filed on a combined basis for the taxable period ended on or after April 30, 1995, and the companies joining is such Returns; (iii) indicates the most recent income, franchise, or other material Tax Returns for each relevant jurisdiction for which an audit has been completed or the statute of limitations has lapsed, and (iv) indicates all Tax Returns that currently are the subject of an audit.

         (d) Schedule 11.25(d) of the Disclosure Schedule lists the amount and expiration dates of any net operating loss, net capital loss, unused business credit, unused foreign tax credit or excess charitable contribution allocable to Compost and each Subsidiary (including, without limitation, Miami and Bedminster) as of and after April 30, 1996.

         (e) Except as set forth on Schedule 11.25(e) of the Disclosure Schedule, reserves and allowances have been provided on the Financial Statements and the Interim Financial Statements that are adequate to satisfy all Liabilities for Taxes relating to Compost and any Subsidiary (including, without limitation, Miami and Bedminster) for periods through the date of such financial statements.

         (f) Compost, Miami and Bedminster have delivered or made available to Lionhart, LHI and GEP correct and complete copies of all federal, state and local Tax Returns of Compost or extensions thereof and any Subsidiary (including, without limitation, Miami and Bedminster) for periods ending on or after April 30, 1995, and correct and complete copies (or summaries) of all examination reports, correspondence with Tax authorities, statements of deficiencies assessed against or agreed to by, Compost or any Subsidiary (including, without limitation, Miami and Bedminster) since April 30, 1995, and correct and complete copies of any formal or informal tax sharing arrangement to which Compost or any Subsidiary (including,

                                                           Page 54 of 107 Pages
without limitation, Miami and Bedminster) is a party.

         Section 11.26. Miami Project-Specific Representations. Without limiting the generality of any representation and/or warranty that is set forth in
Article XI of this Agreement, Compost and Miami and Bedminster, on a joint and several basis, each hereby represent and warrant to Lionhart, LHI and GEP, as follows:

                  11.26.01. Specific Definitions. The following additional terms shall have the following meanings, definitions and denotations, for purposes of this Agreement (including, particularly, this Section 11.26), as follows:

                           (a) Miami Project. The term "Miami Project" is and
                  shall mean the "Miami Recycling and Composting Facility" ("MRCF"), a development stage enclosed organic material recycling compost manufacturing plant, as is described generally in (i) the "Executive Summary" ("Summary"), including particularly pages 52-53 of such Summary, dated on or about or as of July 30, 1998, that was disclosed and delivered by Compost and Miami to Lionhart, LHI and/or GEP, on or about August 8, 1998, and which is hereby incorporated by reference, a copy of which is set forth in Appendix II-Item 1,
                  (ii) the "Design Report," prepared by Black & Veatch, for Miami, dated in or about June 1998, that is set forth in Volume VI-Item 23 of the 8/14/98 Compost/Miami Disclosure (as that term is defined under, and as part of, the Miami Project Disclosures, as defined and described under Section 11.26.01(m) of this Agreement), and, (iii) the "Miami Project Recap" ("Miami Project Recap"), as that term is defined under
                  Section 11.26.01(c) of this Agreement, pursuant to such Summary and Miami Project Recap of which: 1) the Miami Project is being developed by Compost and Miami, through Miami, on the Miami Site, and upon which Compost is developing, and will construct, manage, own and operate, through Miami, on the Miami Site, the MRCF (i.e., an enclosed organic material recycling compost manufacturing plant).

                           (b) Miami Project Permits. The term "Miami Project
                  Permits" is and shall mean the Current Permits (as that term is defined under Section 11.26.01(b)(1) hereinbelow) and the Supplemental Prospective Permits (as that term is defined under Section 11.26.01(b)(2) hereinbelow), for and with respect to the Miami Project, as follows:

                                    (1) Current Permits. The "Current Permits"
                           shall mean those permits that are identified or referenced under Section 11.26.01(b)(1)(A) and
                           Section 11.26.01(b)(1)(B), as follows:

                                            (A) Miami has applied for and holds,
                                    and the applicable Governmental Authorities have approved and issued to Miami, the following permits, approvals, licenses and/or authorities, for and with respect to the Miami Project ("Current Permits"): (i) a Solid Waste Recycling Facility permit from the Florida Department of Environmental Protection ("FDEP") that requires only minor modification; (ii) an approval for the issuance of a Class VI permit from the Dade County Department of Environmental Resource Management ("DERM") for storm water management; (iii) a determination by the Dade County Building and Planning Department that the modified plan is "substantially in accordance" with the original submission, which will allow previous permits and approvals regarding site configuration to retain validity; and, (iv) all other Current Permits that are identified, enumerated and described in Schedule 11.26.01(b)(1)(A) of the Disclosure Schedule; and,

                                            (B) Bedminster has applied for and
                                    holds, and the applicable Governmental
                                    Authorities have approved and issued to
                                    Bedminster, all permits, approvals, licenses and/or authorities that are identified, enumerated and described in Schedule 11.26.01(b)(1)(B) of the Disclosure Schedule ("Bedminster Current Permits").

                                    (2) Supplemental Prospective Permits. The
                           "Supplemental Prospective Permits" shall mean those permits that are identified or referenced under
                           Section 11.26.01(b)(2)(A) and Section
                           11.26.01(b)(2)(B), as follows:

                                            (A) Miami has applied for and/or
                                    will apply within a commercially reasonable

                                                           Page 55 of 107 Pages
                                    period and in the usual and ordinary course of business, and Compost and Miami anticipate reasonably that the applicable Governmental Authorities will approve and issue to Miami, within a commercially reasonable period and in the usual and ordinary course of business, the following permits, approvals, licenses and/or authorities, for and with respect to the Miami Project: (i) a Joint Air Permit from FDEP and DERM; (ii) an approval for its Wetlands Mitigation Plan from FDEP, DERM and the U.S. Army Corps on Engineers; (iii) a Management and Storage of Storm Water Permit from FDEP; (iv) an approval for the railroad crossing leading to the Miami Project site from the Florida Department of Transportation; (v) an approval for the final Miami Project plat from the Dade County Planning Department and the Dade County Department of Public Works; and, (vi) any other such permits, approvals, licenses and/or authorities, from any such Governmental Authorities, that are contemplated or identified by Compost and Miami in the "Miami Project Recap" (as that term is defined under Section 11.26.01(c) hereinbelow, and/or that are reasonably necessary and legally required by Compost and/or Miami as a precondition to developing, constructing, managing, owning and operating, through Miami, on the Miami Site, the MRCF, as described generally under the Summary and Miami Project Recap, as are identified, enumerated and described in
                                    Schedule 11.26.01(b)(2)(A) of the Disclosure
                                    Schedule.

                                            (B) Bedminster has applied for
                                    and/or will apply within a commercially
                                    reasonable period and in the usual and
                                    ordinary course of business, and Compost, Miami and Bedminster anticipate reasonably that the applicable Governmental Authorities will approve and issue to Bedminster, within a commercially reasonable period and in the usual and ordinary course of business, the permits, approvals, licenses and/or authorities, for and with respect to the Miami Project that are identified, enumerated and described in Schedule 11.26.01(b)(2)(B) of the Disclosure Schedule.

                           (c) Miami Project Recap. The "Miami Project Recap" is
                  and shall mean a document, entitled "Miami Project Recap," dated as of June 13, 1998, that was disclosed and delivered by Compost, Miami and Bedminster to Lionhart, LHI and GEP, on or about August 8, 1998, which is hereby incorporated by reference, as amended and updated by a document, entitled "Miami Recycling and Composting Company, North Miami-Dade Project Recap," dated on or about October 18, 1998, that was disclosed and delivered by Compost, Miami and Bedminster, to Lionhart, LHI and GEP, which is hereby incorporated by reference, and copies of which are set forth in Appendix II-Item 2.

                           (d) Miami Site. The term "Miami Site" is and shall
                  mean an approximate 40.14 acre parcel of real estate, that is a that is located in Unincorporated-Miami-Dade County, Florida, at or about the southeast quadrant of the intersection of N.W. 138th Street Extension and the Florida Turnpike Right of Way Line in Unincorporated Miami-Dade County, Florida, and approximately eight (8) miles northwest of the Miami Civic Center, in Unincorporated Miami-Dade County, Florida, the legal description of which is set forth in Appendix II-Item 3 to this Agreement.

                           (e) Put or Pay Contract. The term "Put or Pay
                  Contract" is and shall mean 1) the "Solid Waste Service Agreement," dated as of October 29, 1993, by and between the City of Miami, Florida, and Bedminster Seacor Services Miami Corporation ("Solid Waste Service Agreement"), a copy of which is set forth in Appendix II-Item 4, and which is hereby incorporated by reference, 2) "Amendment One to the Solid Waste Service Agreement," dated October 20, 1994, by and between the City of Miami, Florida, and Bedminster Seacor Services Miami Corporation ("First Amendment"), a copy of which is set forth in Appendix II-Item 5, and which is hereby incorporated by reference, 3) the "Restated Compost Recycling Agreement," dated as of November 30, 1995, by and between the City of Miami, Florida, and Bedminster Seacor Services Miami Corporation ("Restated Compost Recycling Agreement"), a copy of which is set forth in Appendix II-Item 6, and which is hereby incorporated by reference, and, 4) the "Amendment to the Restated Compost Recycling Agreement," dated and executed as of April 17, 1998, by and between the City of Miami, Florida, and Bedminster Seacor Services Miami Corporation ("Second Amendment"), a copy of which is set forth in Appendix II-Item 7, and which is hereby incorporated by reference.

                                                           Page 56 of 107 Pages

                           (f) Miami Common Stock. The term "Miami Common Stock"
                  is and shall mean all shares of common stock, in and to Miami, that are issued by Miami to Compost or Mestre, that are presently outstanding and that are owned respectively by Compost and Mestre.

                           (g) Miami-Rinker Mortgage. The term "Miami-Rinker
                  Mortgage" is and shall mean the Deed of Mortgage, dated March 29, 1996, which was executed and delivered by Miami to Rinker Mortgage Corporation ("Rinker"), and which is recorded in the Official Records Book 17182, at Page 0528, of the Public Records of Dated County, Florida, and re-recorded in the Official Records Book 17815, Page 26033, on October 6, 1997, of the Public Records of Miami-Dade County, Florida. A copy of the Miami-Rinker Mortgage is set forth in Appendix II-Item 8.

                           (h) Miami-Rinker Note. The term "Miami-Rinker Note"
                  is and shall mean the "Promissory Note," dated March 29, 1996, in the original principal amount of US $3,730,870.75, that was executed and delivered by Miami to Rinker. A copy of the Miami-Rinker Note is set forth in Appendix II-Item 9.

                           (i) Rinker Complaint. The term "Rinker Complaint" is
                  and shall mean the Complaint, that was filed by Rinker against Miami, and Miami-Dade County, Florida, in the Circuit Court of the Eleventh Judicial Circuit of Florida, in and for Miami-Dade County (General Jurisdiction Division) ("Court"), Case No. 98- 16437-CA-01 Sec. 20, and a copy of which is set forth in Appendix II-Item 10, and which is hereby incorporated by reference.

                           (j) Miami Complaint/Miami Claim. The term "Miami
                  Complaint" is and shall mean the Complaint, that was filed by Bedminster, and against the City of Miami, in the Circuit Court of the Eleventh Judicial Circuit of Florida, in and for Miami-Dade County (General Jurisdiction Division) ("Court"), Case No. 98- 20458 CA32, on or about September 4, 1998, and a copy of which is set forth in Appendix II-Item 11, and which is hereby incorporated by reference. The term "Miami Claim" is and shall mean the claims of Compost, Miami and Bedminster against the City of Miami, that relate to or arise from the Put or Pay Contract and/or the Miami Project, whether or not asserted in the Miami Complaint.

                           (k) Rinker Mortgage Extension. The term "Rinker
                  Mortgage Extension" is and shall mean the "Mortgage Modification and Extension Agreement," dated April 24, 1998, by and between Miami and Rinker, which is hereby incorporated by reference, and a copy of which is set forth in Appendix II-Item 12.

                           (l) Miami Site Appraisal Report. The term "Miami Site
                  Appraisal Report" is and shall mean 1) the "Appraisal Report," dated on or about May 20, 1998, and prepared by Appraisal and Real Estate Economics Associates Inc., for Compost, for and with respect to the Miami Site, a copy of which is set forth in Appendix II-Item 13, and which is hereby incorporated by reference; and, 2) a letter, from Budny & Heath, Inc., to Compost, dated on and as of June 13, 1998, with respect to the Miami Site and the above-referenced "Appraisal Report," a copy of which is set forth in Appendix II-Item 14; and, 3) the "No-Change Appraisal Letter," dated on or about the Closing Date, for and with respect to (i) the above-referenced Appraisal Report, as prepared and issued by Appraisal and Real Estate Economics Associates Inc., and (ii) the letter, as prepared and issued by Budny & Heath, Inc., as contemplated under Section 13.03.01(I), Section 13.03.02(I) and Section 13.03.03(N) of this Agreement.

                           (m) Miami Project Disclosures. The term "Miami
                  Project Disclosures" is and shall mean the following:

                                    (1) All reports, memoranda, correspondence
                           and all other documents that are compiled and set forth in a notebook, entitled "Miami Recycling and Composting Company Pertinent Documentation" (including, without limitation, the Miami Project Recap), that was compiled by Compost and Miami on or about August 7, 1998, and that was disclosed and delivered by Compost and Miami to Lionhart, LHI and/or GEP on or about August 8, 1998, which is hereby incorporated by reference; and,

                                    (2) All reports, memoranda, correspondence
                           and all other documents that are compiled

                                                           Page 57 of 107 Pages
                           and included with an item of correspondence, from Theodore W. Mason, Esq., to Timothy P. Brazill, Esq., dated August 7, 1998, that was and were disclosed and delivered by Compost and Miami, by Theodore W. Mason, Esq., to Lionhart, LHI and/or GEP, via Timothy P. Brazill, Esq., on or about August 8, 1998, which is hereby incorporated by reference; and,

                                    (3) All reports, memoranda, correspondence
                           and all other documents that are compiled and included with an item of correspondence, from Theodore W. Mason, Esq., to Timothy P. Brazill, Esq., dated August 4, 1998, that was disclosed and delivered by Compost and Miami, by Theodore W. Mason, Esq., to Lionhart, LHI and/or GEP, via Timothy P. Brazill, Esq., on or about August 15, 1998, which is hereby incorporated by reference; and,

                                    (4) The Summary, the Miami Project Recap,
                           the Miami Project Permits (including the Current Permits and the Supplemental Prospective Permits), the Put or Pay Contract (including the Solid Waste Service Agreement, First Amendment, Restated Compost Recycling Agreement and the Second Amendment), the Miami Common Stock, the Miami-Rinker Mortgage, the Miami-Rinker Note, the Rinker Mortgage Extension and the Rinker Complaint, all of which are hereby incorporated by reference; and,

                                    (5) Compost's "SEC Reports" (as that term is
                           defined and described under Section 11.11 of this Agreement), which are hereby incorporated by reference; and,

                                    (6) The Financial Statements and Interim
                           Financial Statements (as those terms are defined and described under Section 11.12 of this Agreement), which are hereby incorporated by reference;
                           and,

                                    (8) The Miami Complaint and the Rinker
                           Complaint, both of which are hereby incorporated by reference; and,

                                    (9) All reports, memoranda, correspondence
                           and all other documents that are set forth, or otherwise compiled, in and with the Disclosure Schedule and/or the Disclosure Documents; and,

                                    (10) The Tax Returns (as that term is
                           defined under Section 11.25 of this Agreement), which are hereby incorporated by reference; and,

                                    (11) All reports, memoranda, correspondence
                           and all other documents that were compiled by Compost and Miami, in Volumes 1, 2, 3, 4, 5 and 6, each such Volume 1-6 of which is entitled "Response to Due Diligence Prepared for Lionhart Global Appreciation Fund, Ltd., by Compost America Holding Company" ("8/14/98 Compost/Miami Disclosure"), and that were disclosed and delivered by Compost and Miami to Lionhart, LHI and/or GEP, via Timothy P. Brazill, Esq., on or about August 14, 1998, in response to a Memorandum, from Timothy P. Brazill, Esq., to Theodore W. Mason, Esq., dated August 10, 1998, entitled "LGAF/CACH Deal-Due Diligence Protocol," all of which are hereby incorporated by reference; and,

                                    (12) The "General Company (Compost)
                           Questionnaire" and the "Officer, Director and Management Certificates," that are referred to under Module I-Items 1.1 and 1.2, of the above-referenced LGAF/CACH Deal-Due Diligence Protocol, and that were disclosed and delivered by Compost, Miami and Bedminster to Lionhart, LHI and/or GEP on or about October 30, 1998, and which are hereby incorporated by reference; and,

                                    (13) The "General Company (Compost)
                           Questionnaire" and the "Officer, Director and Management Certificates," that are referred to under Module II-Items 2.1 and 2.2, of the above-referenced LGAF/CACH Deal-Due Diligence Protocol, and that were disclosed and delivered by Compost, Miami and Bedminster to Lionhart, LHI and/or GEP on or about October 30, 1998, and which are hereby incorporated by reference; and,

                                                           Page 58 of 107 Pages

                                    (14) All disclosures made during the
                           "Personal Interview of Compost Management, Auditors and Counsel," that is referred to under Module I,
                           Item 1.1, of the above-referenced LGAF/CACH Deal-Due Diligence Protocol, on October 28, 1998, which are hereby incorporated by reference, and all disclosures made during the "Personal Interview of Miami Management, Auditors and Counsel," that is referred to under Module II, Item 2.1, of the above-referenced LGAF/CACH Deal-Due Diligence Protocol, on October 28, 1998, which are hereby incorporated by reference; and,

                                    (15) The Miami Site Appraisal Report; the
                           Miami Balance Sheet; the Bedminster Balance Sheet;
                           and,

                                    (16) The "Phase I Report," consisting of (i)
                           the Environmental Audit Phase I for Rinker Vacant Land II, dated on or about January 12, 1995, and issued by Biscayne Engineering Company, Inc., to Bedminster Bioconversion Corporation, for and with respect to the Miami Site, (ii) the Phase I Environmental Report, dated June 22, 1998, and provided by AB2MT Consultants, Inc., to Compost, for and with respect to the Miami Site, and (iii) the "No-Change Phase I Report Letter," dated on or about the Closing Date, for and with respect to the Miami Site, as contemplated under Section 13.03.01(I),
                           Section 13.03.02(I) and Section 13.03.03(N) of this Agreement; and,

                                    (17) The "Miami Site Boundary Survey," as
                           contemplated under Section 13.03.01(I), Section 13.03.02(I) and Section 13.03.03(N) of this
                           Agreement, for and with respect to the Miami Site, and that is dated on or about the Closing Date, and that was prepared and issued on or about the Closing Date by Sergio Redondo & Associates, to and for Lionhart, LHI and GEP, and all other surveys of or with respect to the Miami Site that have been provided and disclosed previously by Compost, Miami and/or Bedminster, or any of their respective agents or representatives, to Lionhart, LHI and/or GEP, or any of their respective agents or representatives; and,

                                    (18) All reports, memoranda, correspondence
                           and all other documents that are compiled and included with an item of correspondence, from Theodore W. Mason, Esq., to Timothy P. Brazill, Esq., dated July 7, 1998, that was and were disclosed and delivered by Compost and Miami, by Theodore W. Mason, Esq., to Lionhart, LHI and/or GEP, via Timothy P. Brazill, Esq., on or about July 8, 1998, which is hereby incorporated by reference; and,

                                    (19) All reports, memoranda, correspondence,
                           instruments, certificates and all other documents that are compiled under Appendix I and Appendix II of this Agreement, all of which are hereby incorporated by reference, and the Disclosure Documents under Appendix III of this Agreement, which are hereby incorporated by reference; and,

                                    (20) The proposed "Turnkey Agreement for
                           Engineering, Procurement, Construction and Start-Up Operating Services," by and between Black & Veatch Construction, Inc., and Miami, for and with respect to the Miami Project on the Miami Site, as delivered by Theodore W. Mason, Esq., to Timothy P. Brazill, Esq., on October 15, 1998; and,

                                    (21) All disclosures made during a telephone
                           conference, on or about Friday, October 23, 1998, by and among Roger E. Tuttle, Theodore W. Mason, Esq., Ed Chapman (Goldman Sachs), Terrence P. Duffy (Lionhart, LHI and GEP), and John Thomas Drics, Esq., and Timothy P. Brazill, Esq., which are hereby incorporated by reference; and,

                                    (22) All other all reports, memoranda,
                           correspondence and all other documents, and/or other information and/or disclosures, that are or have been made by Compost and/or Miami and/or Bedminster, or any of their respective officers, directors, agents or representatives, to Lionhart, LHI and/or GEP, via counsel or otherwise, at any time, between the date of consummation of the Term Sheet and the Term Loan Closing and/or Ancillary Transactions Closing (whichever is later), inclusive, all of which are hereby incorporated by reference.

                                                           Page 59 of 107 Pages

                           (n) Miami Project Collateral. The term "Miami Project
                  Collateral" is and shall mean collateral, that is identified, described and otherwise specified under the Security Agreement, including 1) the Miami Project Permits, 2) the Miami Claim and 3) the Put or Pay Contract.

                           (o) Miami Project Financing. The term "Miami Project
                  Financing" shall have the meaning as is ascribed to such term in Section 11.26.22 of this Agreement.

                  11.26.02. Miami/Bedminster Capitalization. (a) The exclusive authorized capital stock of Miami consists of 1,000 shares of common stock, with no par value ("Miami Common Stock"), of which Miami has issued, sold and delivered exclusively 1) to Compost, and Compost currently holds and owns, 810 shares of Miami Common Stock, consisting of 80.1% of all issued and outstanding shares of capital stock of Miami, and 2) to Mestre, and Mestre currently holds and owns, 190 shares of Miami Common Stock, consisting of 19.9% of all issued and outstanding shares of capital stock of Miami. Miami is a direct controlled subsidiary of Compost. Each of such outstanding shares of Miami Common Stock is validly authorized, validly issued, fully paid and nonassessable, has not been issued and is not owned or held in violation of any preemptive right of any shareholders or any other stockholders of Miami, and is owned (of record, beneficially and equitably), and solely and exclusively, by Compost, free and clear of all Encumbrances, including (without limitation) all liens, security interests, pledges, charges, encumbrances, shareholder agreements, voting trusts, claims or restrictions of any kind. Except for the shares of Miami Common Stock which are currently issued and outstanding (and owned and held solely by Compost), Miami has never issued and does not have outstanding any shares of any other capital stock of Miami. There is no commitment, plan, agreement, arrangement or undertaking, by or on the part of Compost, Miami or any other Person, to issue, transfer or otherwise dispose of, and there is no outstanding option, warrant, or other right calling for the issuance, transfer or other disposition of, any share of Miami Common Stock or of any other capital stock of the Miami, or of any security or other instrument convertible into, exercisable for, or exchangeable for any share of Miami Common Stock or any other capital stock of Miami.

                  (b) The exclusive authorized capital stock of Bedminster consists of 1,000 shares of common stock, with no par value ("Bedminster Common Stock"), of which Bedminster has issued, sold and delivered to Miami, and Miami currently holds and owns, all issued and outstanding shares of Bedminster Common Stock. Bedminster is a direct wholly-owned subsidiary of Miami, and is an indirect controlled subsidiary of Compost. Each of such outstanding shares of Bedminster Common Stock is validly authorized, validly issued, fully paid and nonassessable, has not been issued and is not owned or held in violation of any preemptive right of any shareholders or any other stockholders of Bedminster, and is owned (of record, beneficially and equitably), and solely and exclusively, by Miami, free and clear of all Encumbrances, including (without limitation) all liens, security interests, pledges, charges, encumbrances, shareholder agreements, voting trusts, claims or restrictions of any kind. Except for the shares of Bedminster Common Stock which are currently issued and outstanding (and owned and held solely by Miami), Bedminster has never issued and does not have outstanding any shares of any other capital stock of Bedminster. There is no commitment, plan, agreement, arrangement or undertaking, by or on the part of Compost, Miami or Bedminster or any other Person, to issue, transfer or otherwise dispose of, and there is no outstanding option, warrant, or other right calling for the issuance, transfer or other disposition of, any share of Bedminster Common Stock or of any other capital stock of the Bedminster, or of any security or other instrument convertible into, exercisable for, or exchangeable for any share of Bedminster Common Stock or any other capital stock of Bedminster.

                  11.26.03. Miami Common Stock/Bedminster Common Stock-No Encumbrances. (a) Compost owns and holds solely all of its shares of Miami Common Stock (as otherwise described and identified under Section 11.26.02 of this Agreement), free and clear of all Encumbrances, including (without limitation) all liens, security interests, pledges, charges, encumbrances, shareholder agreements, voting trusts, claims or restrictions of any kind. To the best of Miami's knowledge and information after due inquiry and investigation, Mestre owns and holds solely all of his shares of Miami Common Stock (as otherwise described and identified under Section 11.26.02 of this Agreement), free and clear of all Encumbrances, including (without limitation) all liens, security interests, pledges, charges, encumbrances, shareholder agreements, voting trusts, claims or restrictions of any kind. Except as provided and contemplated under this Agreement and/or the Definitive Supplemental Documents, there is not commitment, plan, agreement, arrangement or undertaking, by or on the part of Compost, Miami, Mestre or any other Person, to pledge, impose a lien against, grant a security interest in, or otherwise encumber, any shares of Miami Common Stock. Furthermore, there is no present fact, event or circumstance, and there is no present set of facts, events and/or

                                                           Page 60 of 107 Pages
circumstances, pursuant to which, by operation of law, 1) there is or may be imposed a lien, security interest or other Encumbrance on or against any shares of the Miami Common Stock that are owned and held by Compost (as otherwise described and identified under Section 11.26.02 of this Agreement), or 2) to the best of Miami's knowledge and information after due inquiry and investigation, there is or may be imposed a lien, security interest or other Encumbrance on or against any shares of the Miami Common Stock that are owned and held by Mestre (as otherwise described and identified under Section 11.26.02 of this Agreement).

                  (b) Miami owns and holds solely all issued and outstanding shares of Bedminster Common Stock, free and clear of all Encumbrances, including (without limitation) all liens, security interests, pledges, charges, encumbrances, shareholder agreements, voting trusts, claims or restrictions of any kind. Except as provided and contemplated under this Agreement and/or the Definitive Supplemental Documents, there is not commitment, plan, agreement, arrangement or undertaking, by or on the part of Compost, Miami, Bedminster, Mestre or any other Person, to pledge, impose a lien against, grant a security interest in, or otherwise encumber, any shares of Bedminster Common Stock. Furthermore, there is no present fact, event or circumstance, and there is no present set of facts, events and/or circumstances, pursuant to which, by operation of law, there is or may be imposed a lien, security interest or other Encumbrance on or against any shares of the Bedminster Common Stock.

                  11.26.04. Subsidiaries. Bedminster is a direct wholly-owned subsidiary of Miami. Except for Bedminster, Miami does not own any shares of stock or other equity interest in any subsidiary or affiliate corporation, and does not own any interest (either of record, beneficially or equitably) in any corporation, limited liability company, association, partnership, joint venture, unincorporated organization or any other enterprise (whether or not any such enterprise is a corporation), except as provided in Schedule 11.26.04 of the Disclosure Schedule. Bedminster does not own any shares of stock or other equity interest in any subsidiary or affiliate corporation, and does not own any interest (either of record, beneficially or equitably) in any corporation, limited liability company, association, partnership, joint venture, unincorporated organization or any other enterprise (whether or not any such enterprise is a corporation), except as provided in Schedule 11.26.04 of the Disclosure Schedule.

                  11.26.05. Organization and Qualification. Miami is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own, lease, license and to use its properties and assets and to carry on the business in which it is now engaged. Miami is duly qualified to transact the business in which it is engaged and, except as disclosed in Schedule 11.26.05 of the Disclosure Schedule, is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets, or the present conduct of its business makes such qualification necessary as a foreign corporation, all of such foreign jurisdictions of which are listed completely and correctly in Schedule 11.26.05 of the Disclosure Schedule. Bedminster is a Florida corporation duly organized, validly existing and in good standing under the laws of the State of Florida, with all requisite corporate power and authority to own, lease, license and to use its properties and assets and to carry on the business in which it is now engaged. Bedminster is duly qualified to transact the business in which it is engaged and, except as disclosed in Schedule 11.26.05 of the Disclosure Schedule, is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets, or the present conduct of its business makes such qualification necessary as a foreign corporation, all of such foreign jurisdictions of which are listed completely and correctly in Schedule 11.26.05 of the Disclosure Schedule.

                  11.26.06. Litigation and Claims. Schedule 11.26.06 of the Disclosure Schedule contains a true, correct and complete schedule and summary description of each lawsuit, arbitration, claim, Action, governmental or administrative or other proceeding, investigation, inquiry or other action, that involves, relates to or is applicable to Miami and/or Bedminster, which is anticipated, commenced, pending, threatened or in prospect. There is no litigation, lawsuit, arbitration, claim, action, governmental or administrative or other proceeding (formal or informal) or investigation, inquiry or other Action, that is anticipated, pending, threatened, or in prospect with respect to Miami and/or Bedminster, or any of its or his business, properties, or assets, except as described in Schedule 11.26.06 of the Disclosure Schedule. Neither Miami nor Bedminster is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree, and, neither Miami nor Bedminster is required to take any action in order to avoid any such violation or default.

                  11.26.07. Miami/Bedminster Balance Sheets. (a) Schedule 11.26.07-1 of the Disclosure Schedule contains

                                                           Page 61 of 107 Pages
a true, correct, accurate and complete balance sheet of Miami, as of the Effective Date of this Agreement, that was compile, prepared and presented by Compost and Miami ("Miami Balance Sheet"). The Miami Balance Sheet presents fairly the financial condition, assets, liabilities and stockholder's equity as of the Effective Date of this Agreement. The Miami Balance Sheet has been prepared on the accrual basis of accounting, in accordance with GAAP, consistently applied throughout the periods involved; are correct and complete; present fairly the financial position of Miami for the periods indicated thereon; and are in accordance with the books and records of Compost, Miami and Bedminster.

                  (b) Schedule 11.26.07-2 of the Disclosure Schedule contains a true, correct, accurate and complete balance sheet of Bedminster, as of the Effective Date of this Agreement, that was compile, prepared and presented by Compost, Miami and Bedminster ("Bedminster Balance Sheet"). The Bedminster Balance Sheet presents fairly the financial condition, assets, liabilities and stockholder's equity as of the Effective Date of this Agreement. The Bedminster Balance Sheet has been prepared on the accrual basis of accounting, in accordance with GAAP, consistently applied throughout the periods involved; are correct and complete; present fairly the financial position of Bedminster for the periods indicated thereon; and are in accordance with the books and records of Compost, Miami and Bedminster.

                  11.26.08. Assets, Properties and Encumbrances. (a) All buildings, structures, facilities, equipment, real and personal properties and other material items of tangible property and assets of Miami, including (without limitation) all Permits and Material Contracts ("Properties"), which are owned, held, used or leased by Miami, are set forth, identified and described reasonably in the Miami Balance Sheet (as set forth in Schedule 11.26.07-1 of the Disclosure Schedule) and/or in Schedule 11.26.08(a) of the Disclosure Schedule. Miami has good, clear, valid and marketable title to all such Properties, free and clear of all liens, mortgages, pledges, security interests, charges, Encumbrances, restrictions, taxes and other defects of title of any nature whatsoever, except for any such matters disclosed in Schedule 11.26.08(a) of the Disclosure Schedule. All such Properties are reasonably necessary to the present operations of the business of Miami, and all such Properties are in good operating condition and repair, subject to normal wear and maintenance, are useable in the regular and ordinary course of business, and conform to all applicable laws, ordinances, codes, rules and regulations relating to their use and operation, including, without limitation, any and all zoning and/or land use laws, ordinances, codes, rules and regulations. No real property presently owned, leased, licensed, or used by Miami, or that is anticipated will be owned, leased, licensed or used by Miami, including, without limitation, the Miami Site, lies in an area which is, or to the knowledge of Miami or Compost, will be, subject to zoning, use, or building code restrictions which would prohibit, and no state of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, licensing, or use of any real or personal property exists which would prevent, the continued or future effective ownership, leasing, licensing, or use of that real property (including, without limitation, the Miami Site) in any business in which Miami is now engaged or that it anticipates it will be engaged (as contemplated under the Miami Project Disclosures).

                  (b) All buildings, structures, facilities, equipment, real and personal properties and other material items of tangible property and assets of Bedminster, including (without limitation) all Permits and Material Contracts ("Properties"), which are owned, held, used or leased by Bedminster, are set forth, identified and described reasonably in the Bedminster Balance Sheet (as set forth in Schedule 11.26.07-2 of the Disclosure Schedule) and/or in Schedule 11.26.08(b) of the Disclosure Schedule. Bedminster has good, clear, valid and marketable title to all such Properties, free and clear of all liens, mortgages, pledges, security interests, charges, Encumbrances, restrictions, taxes and other defects of title of any nature whatsoever, except for any such matters disclosed in Schedule 11.26.08(b) of the Disclosure Schedule. All such Properties are reasonably necessary to the present operations of the business of Bedminster, and all such Properties are in good operating condition and repair, subject to normal wear and maintenance, are useable in the regular and ordinary course of business, and conform to all applicable laws, ordinances, codes, rules and regulations relating to their use and operation, including, without limitation, any and all zoning and/or land use laws, ordinances, codes, rules and regulations. No real property presently owned, leased, licensed, or used by Bedminster, or that is anticipated will be owned, leased, licensed or used by Bedminster, including, without limitation, the Miami Site, lies in an area which is, or to the knowledge of Bedminster, Miami or Compost, will be, subject to zoning, use, or building code restrictions which would prohibit, and no state of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, licensing, or use of any real or personal property exists which would prevent, the continued or future effective ownership, leasing, licensing, or use of that real property (including, without limitation, the Miami Site) in any business in which Bedminster is now

                                                           Page 62 of 107 Pages
engaged or that it anticipates it will be engaged (as contemplated under the Miami Project Disclosures).

                  11.26.09. Liabilities. Miami does not have any liability of any nature, accrued or contingent, including without limitation liabilities for federal, state, local, or foreign taxes, and liabilities to customers or suppliers, except 1) liabilities for which full provision has been made on the Miami Balance Sheet, or 2) any such liabilities that are set forth, identified and described reasonably in Schedule 11.26.09-1 of the Disclosure Schedule, or
3) any immaterial debts, obligations or liabilities that arise, in the usual and ordinary course of business, after the Effective Date of this Agreement and prior to or on the Term Loan Closing Date or the Ancillary Transactions Closing, whichever is later. Bedminster does not have any liability of any nature, accrued or contingent, including without limitation liabilities for federal, state, local, or foreign taxes, and liabilities to customers or suppliers, except 1) liabilities for which full provision has been made on the Bedminster Balance Sheet, or 2) any such liabilities that are set forth, identified and described reasonably in Schedule 11.26.09-2 of the Disclosure Schedule, or 3) any immaterial debts, obligations or liabilities that arise, in the usual and ordinary course of business, after the Effective Date of this Agreement and prior to or on the Term Loan Closing Date or the Ancillary Transactions Closing, whichever is later.

                  11.26.10. Miami/Bedminster Bank Accounts. Schedule 11.26.10 of the Disclosure Schedule contains a true, correct and complete list of all accounts of Miami and/or Bedminster with each and every bank, financial or other thrift institution, the account numbers thereof, and the name of each person who is authorized to draw or deposit funds or is otherwise authorized to transact business with respect to each such account.

                  11.26.11. Powers of Attorney. Schedule 11.26.11 of the Disclosure Schedule, contains a true and complete list of the names of all persons, firms, associations or business organizations holding general or special powers of attorney from Miami and/or Bedminster, and a summary of the material terms thereof. Except as set forth in Schedule 11.26.11 of the Disclosure Schedule, neither Miami nor Bedminster has granted any general or special powers of attorney to any person, firm, association or business organization.

                  11.26.12. Guaranties. Except as set forth in Schedule 11.26.12-1 of the Disclosure Schedule, Miami has not guaranteed any liability or obligation of Compost or any of its Subsidiaries, or any officer or director or other employee of Compost or any of its Subsidiaries (including, without limitation, Miami and Bedminster), or any other Person. Except as set forth in
Schedule 11.26.12-2 of the Disclosure Schedule, Bedminster has not guaranteed any liability or obligation of Compost or any of its Subsidiaries, or any officer or director or other employee of Compost or any of its Subsidiaries (including, without limitation, Miami and Bedminster), or any other Person.

                  11.26.13. No Violations. Except as set forth in Schedule
11.26.13 of the Disclosure Schedule, neither the execution and delivery of this Agreement and/or the Definitive Supplemental Documents (including, without limitation, the Credit Documents), by Miami and/or Bedminster, nor the consummation of the transactions or the performance of any duties or the exercise of any rights contemplated or otherwise provided for under this Agreement and/or the Definitive Supplemental Documents (including, without limitation, the Credit Documents), will (a) violate any provision of the Certificate (or Articles) of Incorporation or By-Laws of Compost, Miami and/or Bedminster, (b) violate any law, statute, rule, regulation, order, ordinance, injunction, writ or decree by which Compost, Miami and/or Bedminster is bound or binding upon any of their Properties (including, Permits) or assets, or (c) result in a violation or breach of, or constitute a default under, any license, lease, franchise, permit, right, sales order or purchase order, contract, indenture, agreement or other instrument to which Compost, Miami and/or Bedminster is a party, or by which Compost, Miami and/or Bedminster, or any of their respective assets or properties is bound, or otherwise impair the ability of Compost, Miami and/or Bedminster to use the same, which are material to the operations of the business of Compost, Miami and/or Bedminster.

                  11.26.14. Employees, Officers and Directors. (a) Schedule 11.26.14-1 of the Disclosure Schedule sets forth a true, correct and complete list of all current directors and officers of Miami, and their addresses, titles, length of service, total compensation (direct and indirect) and all other benefits. With respect to Miami: (a) Miami has paid in full to all of its employees all due and owing wages, salaries, commissions, bonuses, benefits and fringe benefit payments for all services performed by them to the date hereof, except as disclosed in Schedule 11.26.14-1; (b) Miami is in compliance in all material respects with (i) all Federal, state, local and foreign laws, ordinances and regulations dealing with employment and employment practices of any kind, all of the terms and conditions of employment of any kind with respect to its business, and all wage and hour requirements and regulations; (c) there is no unfair labor practice, safety or health, discrimination or wage claim, charge, complaint or suit pending or threatened against or involving Miami, or any other officer, director or employee of Miami, before the National Labor Relations Board, Occupational Safety and Health Administration, Equal Employment Opportunity Commission, Department of Labor, or any other Federal, state, local or foreign governmental agency or Governmental Authority; and, (d) Miami has not violated and is in violation of the immigration laws of the United States.

                  (b) Schedule 11.26.14-2 of the Disclosure Schedule sets forth a true, correct and complete list of all current directors and officers of Bedminster, and their addresses, titles, length of service, total compensation (direct and indirect) and all other benefits. With respect to Bedminster: (a) Bedminster has paid in full to all of its employees all due and owing wages, salaries, commissions, bonuses, benefits and fringe benefit payments for all services performed by them to the date hereof, except as disclosed in Schedule 11.26.14-2; (b) Bedminster is in compliance in all material respects with (i) all Federal, state, local and foreign laws, ordinances and regulations dealing with employment and employment practices of any kind, all of the terms and conditions of employment of any kind with respect to its business, and all wage and hour requirements and regulations; (c) there is no unfair

                                                           Page 63 of 107 Pages
labor practice, safety or health, discrimination or wage claim, charge, complaint or suit pending or threatened against or involving Bedminster, or any other officer, director or employee of Bedminster, before the National Labor Relations Board, Occupational Safety and Health Administration, Equal Employment Opportunity Commission, Department of Labor, or any other Federal, state, local or foreign governmental agency or Governmental Authority; and, (d) Bedminster has not violated and is in violation of the immigration laws of the United States.

                  11.26.15. Miami Site-Purchase/Ownership. On or about March 29, 1996, Miami purchased the Miami Site from Rinker, for the total purchase price of US $4,100,000, and, pursuant to which, and on March 29, 1998, 1) Miami executed and delivered to Rinker the Miami-Rinker Note, in the original principal amount of US $3,730,870.75, and 2) Miami executed and delivered to Rinker the original Rinker Mortgage, to secure the timely payment by Miami of the Miami-Rinker Note. Miami is the sole owner, in fee simple absolute, of the Miami Site, and has and possesses an indefeasible estate and title, in fee simple absolute, in and to the Miami Site, which is free and clear of every kind or description of lien, lease, restriction, mortgage and/or Encumbrance, except for 1) the Miami Rinker Mortgage, and any such Encumbrances that are set forth on and described under Schedule 11.26.15 of the Disclosure Schedule.

                  11.26.16. Miami Site-Miscellaneous Representations. With respect to the Miami Site, the legal description of which is set forth in Appendix II-Item 3 to this Agreement:

                  (a) As set forth in Section 11.26.15 of this Agreement, Miami is the sole owner, in fee simple absolute, and has and possesses an indefeasible estate and title, in fee simple absolute, in and to the Miami Site, that is free and clear of every kind or description of lien, lease, restriction, mortgage and/or Encumbrance, except for 1) the Miami Rinker Mortgage, and any such Encumbrances that are set forth on and described under Schedule 11.26.15 of the Disclosure Schedule. Neither Compost nor Bedminster (or any other Person, including Mestre) owns, holds or possesses any legal, equitable, possessory or any other right, title or interest in and to, or against, the Miami Site.

                  (b) Miami has not executed, or permitted anyone in Miami's behalf to execute, any conveyance, mortgage, lien, lease, security agreement, financing statement or encumbrance of or upon the Miami Site or any fixtures or improvements attached thereto, except as set forth in Schedule 11.26.15 of the Disclosure Schedule, which is now outstanding or enforceable against the Miami Site. Except as set forth and disclosed in the Disclosure Documents, Miami has made no contract to sell or otherwise dispose of all or a part of the Miami Site to any Person, and Miami has not given (or granted, conveyed or delivered) to any Person an option to purchase all or any part of the Miami Site, which is enforceable or exercisable now or at any time in the future. There has been no work performed or materials furnished on the Miami Site which could give rise to a mechanic's lien being filed against the Miami Site. To the best of the Miami's knowledge and information, there are no unpaid claims for labor done upon or materials furnished for the Miami Site in respect of which liens have been or may be filed. The improvements upon the Miami Site are all located entirely within the bounds of the Miami Site, and there are no encroachments thereon. There are no existing violations of zoning ordinances or other restrictions applicable to the Miami Site, and no proceedings have been commenced or threatened by any Governmental Authority having power of eminent domain to condemn any portion of the Miami Site.

                                                           Page 64 of 107 Pages

                  (c) There is no judgment of any court of the States of Delaware, Florida or New Jersey, or of any other state or territory of the United States, or of any court of the United States that is or may become a lien on the Miami Site, or which could prevent or render ineffective (and/or voidable or void) the valid execution and delivery of the above-referenced Mortgage, or which could prevent the imposition of a senior and unsubordinated mortgage, vis-a-vis the Mortgage, on and against the Miami Site, as contemplated and otherwise provided for under this Agreement and/or the Definitive Supplemental Documents (including, without limitation, the Credit Documents).

                  (d) No petition for bankruptcy, insolvency, receivership and/or incompetency has ever been filed by or against Miami (or Compost or Bedminster), nor is any such petition now pending with respect to Miami (or Compost or Bedminster) for bankruptcy, insolvency, receivership or incompetency. No proceedings involving remedies for the protection of Miami's creditors (or Compost's creditors or Bedminster's creditors) are presently pending or contemplated. Miami is neither principal nor surety on any bond payable to the States of Delaware, Florida or New Jersey, or in any other state or territory of the United States.

                  (e) The Miami Site is now in possession of Miami, as the fee simple owner thereof, and no other Person (including, without limitation, Compost, Bedminster or Mestre) has a right to possession or claims possession of all or any part of the Miami Site.

                  (f) The fair market value of the Miami Site, as of the Effective Date of this Agreement, and to the best information and knowledge of Compost, Miami and Bedminster, after due inquiry and investigation (including, without limitation, reliance on the Miami Site Appraisal Report), is or about US $4,200,000 ("Appraised Value"). With respect to the Appraised Value of the Miami Site, Compost, Miami and Bedminster have relied upon, and are currently relying upon, and are authorized to rely unconditionally upon, the Miami Site Appraisal Report. The Miami Site Appraisal Report is an independent and objective report, by a qualified and independent expert, of the estimated market value of the Miami Site. Compost, Miami and Bedminster, individually and aggregately, know of no fact, event, circumstance, change, event, transaction, loss, failure, effect or occurrence that, individually or taken as a whole, has or have or is or are reasonably likely to have a Material Adverse Effect on the Appraised Value of the Miami Site.

                  (g) The Miami Site has never been used, and is not being used presently, by Compost, Miami and/or Bedminster, or, to the best knowledge of Compost, Miami and Bedminster after due inquiry and investigation, by Rinker or any predecessor in interest thereto, or any other Person, in violation of any applicable Environmental Laws, and, to the best knowledge and information of Compost, Miami and Bedminster after due inquiry and investigation, there has never been a material Release of any Hazardous Substances on the surface or in the subsurface of the Miami Site, or in or about the air or water in or about the Miami Site. The Phase I Report is an independent and objective "Phase I" environmental inspection, audit and report, by a qualified and independent expert, of the Miami Site. The Phase I Report of the Miami Site, to the best information and knowledge of Compost, Miami and Bedminster after due inquiry and investigation, is accurate and complete, and Compost, Miami and Bedminster, individually and aggregately, know of no fact, event, circumstance, change, event, transaction, loss, failure, effect or occurrence that, individually or taken as a whole, has or have or is or are reasonably likely to have a Material Adverse Effect on the Phase I Report of the Miami Site. With respect to the Phase I Report, Compost, Miami and Bedminster have relied upon, and are currently relying upon, and are authorized to rely unconditionally upon, the Phase I Report.

                  (h) The Miami Project Disclosures, with respect to the Miami Project and the Miami Site, and/or otherwise, do not contain any untrue statement of material fact or omit to state a material fact necessary in order to make any such statement not misleading.

                  (i) No special or general assessments for public improvements, or otherwise, has or have been levied with respect to the Miami Site, which remains unpaid, and Miami has not received any notice of assessment, reassessment or otherwise, of the Miami Site, for tax purposes or otherwise.

                  (j) Neither Miami nor Bedminster (or Compost or any Subsidiary thereof) nor, to the best

                                                           Page 65 of 107 Pages
         knowledge and information of Compost, Miami and Bedminster after due inquiry and investigation, Rinker or any predecessor in interest thereto, or any other Person, has ever caused or permitted any hazardous materials, and/or hazardous chemicals, and/or Hazardous Substances, and/or hazardous wastes, and/or petroleum, and/or other environmental hazards, to be placed, held, generated, stored, transported, treated, located or disposed of on, under or about or at the Miami Site, and the Miami Site has never been used by Miami, Bedminster, Compost or any Subsidiary thereof, or, to the best knowledge and information of Compost, Miami and Bedminster after due inquiry and investigation, by Rinker, or any predecessor in interest or any other Person, as a temporary or permanent dump or storage site for any hazardous materials, and/or hazardous chemicals, and/or Hazardous Substances, and/or hazardous wastes, and/or petroleum, and/or other environmental hazards. In addition, there are not now any actual, possible, contingent or pending liens or claims or liabilities or obligations against Compost, Miami, Bedminster, or, to the best knowledge and information of Compost, Miami and Bedminster after due inquiry and investigation, Rinker, or any predecessor in interest thereto or any other Person, with respect to the Miami Site, which relate to and/or arise from any Environmental Laws, or any other applicable federal, state or local Environmental Law, ordinance, code, rule, regulation, order or decree, now or hereafter in force, including (without limitation) the Comprehensive Environmental Responsibility, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Resource Conservation and Recovery Act, as amended, the Toxic Substance Control Act, as amended, any "Superfund" and/or "Superlien" laws, and/or any other applicable U.S. federal or state Environmental Laws, ordinances, codes, rules, regulations, orders or decrees, now or hereafter in force.

                  11.26.17. Questionable Payments. Neither Miami nor Bedminster (or any director, officer, agent, employee, or other person associated with or acting on behalf of Miami or Bedminster), nor Compost (or any director, officer, agent, employee, or other person associated with or acting on behalf of Compost), has, directly or indirectly (and notwithstanding the allegations, impressions, statements or assertions that are set forth in or that may reasonably be implied from, an article, entitled "Political Ties - How Miami's Garbage Contract Could Cost Taxpayers Millions Extra," as published in The Miami Herald, on June 14, 1998): used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practice Act of 1977; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entry on the books or records of Miami and/or Compost; made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment; given any favor or gift which is not deductible for federal income tax purposes; or made any bribe, kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

                  11.26.18. Compliance with Laws. Except as set forth in
Schedule 11.26.18 of the Disclosure Schedule, Compost, Miami and Bedminster, with respect to the Miami Project, and otherwise, are in compliance with all applicable laws, statutes, regulations, orders, ordinances, injunctions, writs, judgments and decrees, except where the failure to so comply would not have a Material Adverse Effect on the business, financial condition or results of operations of Compost, Miami or Bedminster, and/or the Miami Project, taken individually or as a whole.

                  11.26.19. Miami Project-Description. The Miami Project, as defined and described under Section 11.26.01(a) of this Agreement, and as described in the Miami Project Recap, the Summary, the Compost SEC Reports and the other Miami Project Disclosures, is feasible, within the time periods contemplated and otherwise described in the Miami Project Recap, the Summary, the Compost SEC Reports and the other Miami Project Disclosures. The description of the Miami Project, as set forth in the Miami Project Recap, the Summary, the Compost SEC Reports and the other Miami Project Disclosures, is accurate and complete, does not contain any untrue statement of material fact and does not omit to state a material fact necessary to make any such statement not misleading.

                  11.26.20. Put or Pay Contract-Status. With respect to the Put and Pay Contract, as that term is defined under Section 11.26.01(e) of the Agreement, including, without limitation, the Solid Waste Service Agreement, the First Amendment, the Restated Compost Recycling Agreement and the Second
Amendment:

                  (a) Bedminster is entitled to and may assign, transfer and deliver to Miami, all right, title and

                                                           Page 66 of 107 Pages
                  interest of Bedminster, in and to the Put or Pay Contract, and to delegate all of its duties, under the Put or Pay Contract, to Miami. Subject to the enforceability of the Put or Pay Contract against the City of Miami as set forth in Section 11.26.20(b) of this Agreement, the City of Miami, based on the best knowledge and information of Compost, Miami and Bedminster, will accept or approve any such assignment from Bedminster to Miami of the Put or Pay Contract, and any such delegation by Bedminster to Miami of its duties under the Put and Pay Contract.

                           (b) Bedminster is not now and does not reasonably
                  expect in the future to be in violation or breach of, or in default with respect to, any term or provision of the Put or Pay Contract, including the Solid Waste Service Agreement, the First Amendment, the Restated Compost Recycling Agreement and the Second Amendment (collectively referred to, in this Section 11.26.20(b), as the "Put or Pay Undertaking(s)"), and each of the Put or Pay Undertakings, to the best knowledge, information and belief of Compost, Bedminster and Miami, after due inquiry and investigation: 1) is in full force and effect,
                  2) is the legal, valid and binding obligation of Miami and/or Bedminster, 3) based on a good faith belief of and by Compost, Bedminster and Miami, which is based upon the actions of officials of the City of Miami as more fully described in the Miami Complaint, the Put or Pay Undertakings are the legal, valid and binding obligation of the City of Miami as averred and alleged in the Miami Complaint, notwithstanding (i) the absence of any signature on the Second Amendment by Jose Garcia-Pedrosa, as the City Manager of the City of Miami, or any other duly qualified officer or official of the City of Miami, or (ii) the absence of any approval, adoption or ratification of the Second Amendment by the Financial Oversight Board of the State of Florida, and 4) is enforceable in accordance with the respective terms thereof, by and against Miami (including Bedminster). The execution, delivery and performance of, and the consummation of the transactions contemplated under, this Agreement, the Credit Documents and/or the Definitive Supplemental Documents will not prejudice, or have a Material Adverse Effect upon, the Put and Pay Contract and/or any such Put and Pay Undertaking, in any way or manner whatsoever.

                  11.26.21. Miami Project Permits-Status, Validity and Enforceability. With respect to the Miami Project Permits, as that term is defined under Section 11:26.01(b) of this Agreement:

                           (a) Miami (either directly or through Bedminster)
                  and/or Bedminster has (have) and holds (hold) all Current Permits, as that term is defined under Section 11:26.01(b)(1), and all such Current Permits will remain in full force and effect immediately following the execution, delivery and consummation of the transactions under this Agreement, the Credit Documents and the Definitive Supplemental Documents.

                           (b) Compost, Miami and Bedminster are currently
                  exercising commercially reasonable efforts, in good faith, and will continue to exercise commercially reasonable efforts, in good faith, following the execution and consummation of the transactions under this Agreement, the Credit Documents and the Definitive Supplemental Documents, to apply for or continue the application of, and to procure and hold, as promptly as is commercially reasonable, all Supplemental Prospective Permits, as that term is defined under Section 11:26.01(b)(2) of this Agreement.

                           (c) The execution and delivery of this Agreement, the
                  Credit Documents and the Definitive Supplemental Documents, and/or the consummation and performance of the transactions contemplated under this Agreement, the Credit Documents and the Definitive Supplemental Documents, and/or the granting under the Security Agreement by Compost, Miami and Bedminster, to Lionhart, LHI and GEP, of a security interest in and to the Miami Project Collateral (including the Miami Project Permits, the Put or Pay Contract and the Miami Claim), and/or the granting by Compost and/or Miami to GEP of the Mortgage, (i) will not conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Miami or by which its or any of the Miami Project Permits are bound or affected, or otherwise violate the terms and conditions of any such Miami Project Permits, or (ii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others (including any Governmental Authority) any rights of termination, amendment, nullification, revocation or cancellation of any of the Miami Project Permits, or (iii) will not have a Material Adverse Effect on the Miami Project, the Miami Project Permits, the Put or Pay Contract, the Miami Claim, the Miami Site or the Appraised Value.


                                                            Page 67 of 107 Pages

                           (d) This execution and delivery of this Agreement and
                  the Definitive Supplemental Documents (including, without limitation, the Credit Documents), and the consummation and performance of the transactions contemplated under this Agreement and the Definitive Supplemental Documents (including, without limitation, the Credit Documents), by Miami and/or Compost, do not and will not require the assent, consent, approval or authorization of any Governmental Authority, including (without limitation) any Governmental Authority which has issued or may issue to Miami any of the Miami Project Permits.

                           (e) The Current Permits and the Supplemental
                  Prospective Permits constitute and represent all such material licenses, permits authorizations and approvals that are or will be necessary for the conduct of Miami's Business and the Miami Project (through the auspices of Miami and/or Bedminster, or otherwise), as otherwise described under the Summary, the Miami Project Recap, the Compost SEC Reports and the other Miami Project Disclosures.

                  11.26.22. Miami Project Financing. Schedule 11.26.22 of the Disclosure Schedule contains a true, complete and accurate description of all material terms, facts and details of the construction and permanent financing, as contemplated currently by Compost, Miami and Bedminster, for and with respect to the development, construction and operation of the Miami Project ("Miami Project Financing"). To the best knowledge and information of Compost, Miami and Bedminster, after due inquiry and investigation, the Miami Project Financing is feasible. Compost, Miami and Bedminster are currently exercising commercially reasonable efforts, in good faith, and will continue to exercise commercially reasonable efforts, in good faith, following the execution and consummation of the transactions under this Agreement, the Credit Documents and the Definitive Supplemental Documents, to secure and procure, and to close upon, the Miami Project Financing, on a commercially reasonable and prompt basis, as contemplated under
         Schedule 11.26.22 of the Disclosure Schedule. Compost, Miami and Bedminster each reasonably anticipates, and each hereby represents that Compost and Miami and Bedminster do anticipate, based on their best knowledge and information after due inquiry and investigation, 1) that it is more probable than not that Compost, Miami and Bedminster will so secure, procure and close upon the entire Miami Project Financing, between November 1, 1998, and February 28, 1999, inclusive, and 2) that such Miami Project Financing will include a corporate bond offering and/or project bond offering in an approximate amount of at least US $60,000,000.

                  11.26.23. Black & Veatch/Professional Services Group-Status. Compost, Miami and Bedminster are currently engaged in negotiations with (i) Black & Veatch with respect to providing the engineering, design, procurement, construction, start-up and testing of the Miami Project at a guaranteed price, with a guaranteed completion date, and including Black and Veatch's responsibility for liquidated damages, and
         (ii) Professional Services Group, with respect to the provision of operations, maintenance and management services for the Miami Project.
         Schedule 11.26.23 of the Disclosure Schedule contains a true, complete and accurate description of all material terms, facts and details that Compost, Miami and Bedminster anticipate will be included within the terms of any prospective agreement (including, without limitation, the anticipated execution and closing dates) by and between or among 1) Compost, Miami, Bedminster and Black & Veatch, and 2) Compost, Miami, Bedminster and Professional Services Group.

                  11.26.24. Miscellaneous Supply Initiatives/Contracts. The anticipated permitted municipal solid waste volume of and for the Miami Project, pursuant to the Miami Project Permits, is 190,000 tons per year ("MSW Volume"), and the City of Miami, under the Put or Pay Contact, has guaranteed to Miami approximately 80% of that MSW Volume.
         Schedule 11.26.24 of the Disclosure Schedule sets forth a true and complete list and description of all other waste material suppliers or generators who or which 1) have been contacted by or are reasonably anticipated by Compost, Miami and/or Bedminster to be contacted by Compost and/or Miami and/or Bedminster with respect to the Miami Project, and 2) are or could reasonably be a potential, feasible and material source of municipal solid waste for disposal at and treatment by the Miami Project.

                  11.26.25. General. Sections 11.26.01 through 11.26.24,
         inclusive, of this Agreement, do not contain any untrue statement of material fact or omit to state a material fact necessary in order to make any such statement not misleading.

         Section 11.25. Private Offering. (a) Assuming the accuracy of the representations and warranties of Lionhart, LHI and/or GEP, 1) the offer and/or sale and/or issuance of any securities, under this Agreement, the Credit Documents and/or the

                                                            Page 68 of 107 Pages

Definitive Supplemental Documents, by Compost and/or Miami (or any Subsidiaries of Compost and/or Miami) to Lionhart, LHI and/or GEP, and/or 2) the offer and/or purchase of any securities, under this Agreement, the Credit Documents and/or the Definitive Supplemental Documents, by Lionhart, LHI and/or GEP from Compost and/or Miami (and/or any Subsidiaries of Compost and/or Miami), is exempt from the registration and prospectus delivery requirements of the Securities Act.

                  (b) No form of general solicitation or general advertising (including, without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or other medium or broadcast over television or radio, or any seminar or meeting, whose attendees have been invited by any general solicitation or general advertising) was used by 1) Compost or Miami (and/or any Subsidiaries of Compost and/or Miami), with respect to the offer and/or sale and/or issuance of any securities, under this Agreement, the Credit Documents and/or the Definitive Supplemental Documents, by Compost and/or Miami (and/or any Subsidiaries of Compost and/or Miami) to Lionhart, LHI and/or GEP, or 2) Lionhart, LHI and/or GEP, with respect to the offer and/or purchase of any securities, under this Agreement, the Credit Documents and/or the Definitive Supplemental Documents, from Compost and/or Miami (and/or any Subsidiaries of Compost and/or Miami).

         Section 11.26. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions hereunder based upon arrangements made by or on behalf of Compost and/or Miami.

         Section 11.27. Disclosure Schedule and Disclosure Documents: Accuracy of Information. Compost, Miami and Bedminster each has provided Lionhart, LHI and/or GEP with all the information reasonably available to it that the Lionhart, LHI and/or GEP have requested for evaluating and deciding, and that Compost, Miami and Bedminster believe is reasonably necessary to enable Lionhart, LHI and GEP to evaluate and determine, whether to execute, deliver and/or consummate the transactions contemplated under this Agreement, the Credit Documents and the Definitive Supplemental Documents. Each subsection made a part of the Disclosure Schedule relates to the corresponding section of the Agreement and each reference to a specific schedule within the Disclosure Schedule shall be deemed to include reference to the corresponding amendment, if any, to such schedule contained within any amendment or addendum to the Disclosure Schedule. Neither Compost nor Miami (nor Bedminster) is not aware of any facts pertaining to Compost or Miami or Bedminster, or any other Subsidiary of Compost, or any of their respective businesses, that could have a Material Adverse Effect and that have not been disclosed in this Agreement, the Credit Documents, the Definitive Supplemental Documents, the Disclosure Schedule, the Disclosure Documents, the Compost Disclosures (as that term is defined under Section 1.1.27 of this Agreement), the Financial Statements, the Interim Financial Statements, the Miami Balance Sheet, the Bedminster Balance Sheet, the Miami Project Disclosures, Appendix I, II and/or III of this Agreement, or any Exhibits or Schedules of or to this Agreement. This Agreement, the Credit Documents and the Definitive Supplemental Documents, including, the Disclosure Schedule, the Disclosure Documents, the Financial Statements, the Interim Financial Statements, the Miami Balance Sheet, the Bedminster Balance Sheet, the Compost Disclosures (as that term is defined under Section 1.1.27 of this Agreement), the Miami Project Disclosures, Appendix I-III of this Agreement, and the Exhibits and Schedules of or to this Agreement, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein or therein not misleading.

                                   ARTICLE XII
        REPRESENTATIONS AND WARRANTIES RELATING TO LIONHART, LHI AND GEP

         Lionhart, LHI and GEP, on a joint and several basis, each hereby represent and warrant to Compost, Miami and Bedminster, as is set forth in
Section 12.01-Section 12.06, that:

         Section 12.01. Organization. Lionhart is a limited liability company, that is duly organized, validly existing and in good standing under the laws of the British Virgin Islands, and has the requisite power and authority and any necessary governmental authority to own, operate or lease the properties that is purports to own, operate or lease and to carry on its business as it is now being conducted. LHI is a limited liability company, that is duly organized, validly existing and in good standing under the laws of the United Kingdom, and has the requisite power and authority and any necessary governmental authority to own, operate or lease the properties that is purports to own, operate or lease and to carry on its business as it is now being conducted. GEP is a limited liability company, that is duly organized, validly existing and in good standing under the laws of the State of Indiana USA, and has the requisite power and authority and any necessary governmental authority to own, operate or lease the properties that is purports to own, operate or lease and to carry on its business as it is now being conducted.

         Section 12.02. Authority. Lionhart, LHI and GEP each has all necessary power and authority to execute and deliver

                                                            Page 69 of 107 Pages
this Agreement and all Definitive Supplemental Documents (including, without limitation, the Credit Documents) and to perform its obligations and to consummate the transactions contemplated under this Agreement and all Definitive Supplemental Documents (including, without limitation, the Credit Documents). The execution and delivery of this Agreement, the Credit Documents and the Definitive Supplemental Documents, by Lionhart, LHI and/or GEP, and the consummation by Lionhart, LHI and/or GEP of the transactions contemplated under this Agreement, the Credit Documents and/or the Definitive Supplemental Documents, have been duly and validly authorized by all necessary action by Lionhart, LHI and GEP, and no other proceedings on the part of Lionhart, LHI and/or GEP are necessary to authorize this Agreement, the Credit Documents and/or the Definitive Supplemental Documents, or to consummate the transactions contemplated by this Agreement, the Credit Documents and/or the Definitive Supplemental Documents. This Agreement, the applicable Credit Documents and the applicable Definitive Supplemental Documents, each has been duly and validly authorized, executed and delivered by Lionhart, LHI and GEP, and, assuming its due authorization, execution and delivery by Compost, Miami and Bedminster, constitutes 1) the legal, valid and binding obligations of Lionhart, LHI and/or GEP, that are enforceable against Lionhart, LHI and/or GEP in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         Section 12.03. No Conflict: Required Filings and Consent. The execution and delivery of this Agreement, the applicable Credit Documents and the applicable Definitive Supplemental Documents by Lionhart, LHI and GEP, do not, and the performance of this Agreement, the Credit Documents and the Definitive Supplemental Documents by Lionhart, LHI and GEP, will not (i) conflict with or violate the Certificate of Incorporation or By-Laws of Lionhart, LHI and/or GEP,
(ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Lionhart, LHI and/or GEP, or by which any of their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Lionhart, LHI and/or GEP, pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, insurance policy or other instrument or obligation to which Lionhart, LHI and/or GEP is a party, or by which Lionhart, LHI and/or GEP, or any of their respective properties are bound or affected, except in the case of clauses (ii), (iii) and (iv) above, for any breaches, defaults or other occurrences which would not, individually or in the aggregate, have a Material Adverse Effect on the business, operations, properties (including intangible properties), condition (financial or otherwise), assets or liabilities of Lionhart, LHI and/or GEP. The execution and delivery of this Agreement, the applicable Credit Documents and the applicable Definitive Supplemental Documents, by Lionhart, LHI and/or GEP, do not, and the performance of this Agreement and such Credit Documents and Definitive Supplemental Documents by Lionhart, LHI and/or GEP (including, without limitation, the consummation of the transactions contemplated hereunder) will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign.

         Section 12.04. Sufficient Unreserved Funds. Lionhart, LHI and GEP have and, immediately prior to the Term Loan Closing and the Ancillary Transactions Closing, will have the funds necessary to consummate the applicable transactions contemplated under this Agreement and the Definitive Supplemental Documents (including, without limitation, the Credit Documents), including the delivery of the Credit by GEP to Compost, Miami and Bedminster.

         Section 12.05. Investment Purpose. The purchase or acquisition by Lionhart of 1) the Compost-Lionhart Warrant # 1, the Compost-Lionhart Warrant # 2, the Compost-Lionhart Warrant # 3, the Compost-Lionhart Warrant # 4, the Compost-Lionhart Warrant # 5 and the Compost-Lionhart Warrant # 6, and 2) the Put Option # 1, for and with respect to the Series B Preferred Stock and the Conversion Common Shares, and the Put Option # 2, for and with respect to the Excess Common Shares, are being acquired by Lionhart for investment only and not with a view to any sale or distribution (within the meaning of the Securities
Act) thereof. Lionhart agrees at all times to sell or otherwise dispose of all or any part of 1) the Compost-Lionhart Warrant # 1, the Compost-Lionhart Warrant # 2, the Compost-Lionhart Warrant # 3, the Compost-Lionhart Warrant # 4, the Compost-Lionhart Warrant # 5 and the Compost-Lionhart Warrant # 6 (and any securities, including Compost Common Stock, issued pursuant to or in exchange therefor), and/or 2) the Put Option # 1, for and with respect to the Series B Preferred Stock and the Conversion Common Shares, and/or the Put Option # 2, for and with respect to the Excess Common Shares (and any securities, including Compost Common Stock, issued in exchange therefor) only pursuant to a registration or exemption therefrom, under and in compliance with 1) the Securities Act, and 2) applicable state (US) securities laws.

         Section 12.06. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated under this Agreement, the Credit Documents and/or the Definitive Supplemental Documents, upon any arrangements made by or on behalf of Lionhart, LHI and/or GEP, or otherwise.

                                                            Page 70 of 107 Pages

                                  ARTICLE XIII
         CLOSINGS, CLOSING DATE AND LOCATION, AND CLOSING CONSIDERATIONS

         Section 13.01. Closings and Closing Date and Location. The Term Loan Closing and the Ancillary Transactions Closings, shall transpire as follows:

                  13.01.01. Closing Date/Location. The Closing Date is and shall be October 30, 1998, commencing at or about 9:00 a.m., and the Closing Location is Greenberg Traurig, at 1225 Brickell Avenue, Miami, Florida 33131, and/or 2005 Market Street, Suite 2050, Philadelphia, Pennsylvania 19103, unless an alternative or different Closing Date and/or Closing Location is mutually agreed to, in writing, by and among Compost, Miami, Bedminster, Lionhart, LHI and GEP.

                  13.01.02 Term Loan Closing. The Term Loan Closing, of and with respect to this Agreement and the Credit Documents, shall occur on October 30, 1998, commencing at or about 9:00 a.m., at the offices of Greenberg Traurig, 1225 Brickell Avenue, Miami, Florida 33131, unless an alternative or different Term Loan Closing is mutually agreed to, in writing, by and among Compost, Miami, Bedminster, Lionhart, LHI and GEP.

                  13.01.03. Ancillary Transactions Closing. The Ancillary Transactions Closing, of and with respect to all transactions that are contemplated under this Agreement and/or the Definitive Supplemental Documents, exclusive of the Term Loan Closing, shall occur, after but reasonably concurrent with, the Term Loan Closing, on the Closing Date at the Closing Location, unless an alternative or different Term Loan Closing is mutually agreed to, in writing, by and among Compost, Miami, Bedminster, Lionhart, LHI and GEP.

         Section 13.02. Closing Considerations of Lionhart, LHI and GEP. At the Term Loan Closing and the Ancillary Transactions Closing, on the Closing Date at the Closing Location, and pursuant to the terms and subject to the conditions set forth in this Agreement and/or the Definitive Supplemental Documents, Lionhart, LHI and/or GEP shall execute or deliver the following documents, instruments and considerations to Compost and/or Miami and/or Bedminster, all of which shall be in a form that is required under this Agreement and/or the Definitive Supplemental Documents, and that is acceptable reasonably to Compost and Miami and their respective counsel:

                  13.02.01. Lender Closing Considerations/Undertakings to Compost/Miami/Bedminster. The Lenders (as otherwise defined under
         Article II of this Agreement) shall execute and/or deliver to Compost and/or Miami and/or Bedminster, the following:

                           (A) Agreement Considerations. 1) The Credit; 2) the
                  Term Loan Closing Statement; 3) the Schedule of Uses and Applications of Credit; 4) all Credit Documents that require the signature of GEP (including, the Compost Stock Pledge Agreement (Compost Common Stock), the Compost Stock Pledge Agreement (Miami Common Stock), the Compost Stock Pledge Agreement (Bedminster Common Stock), the Security Agreement, the Guaranty Agreement and the Mortgage); 5) the Lender Receipt # 1, as provided under Section 2.3.1(D) of this Agreement; 6) the Lender Receipt # 2, as provided under
                  Section 2.3.1(E) of this Agreement; 7) the Opinion of Lender's Counsel, as provided under Section 2.3.1(F) of this Agreement; and, 8) if applicable, any Definitive Supplemental Documents; and,

                           (B) Global Closing Statement. The Global Closing
                  Statement, by and among Compost, Miami, Bedminster, Lionhart, LHI and GEP, in substantially the form that is set forth in Exhibit YY of this Agreement; and,

                           (C) Settlement Agreement. The Settlement Agreement,
                  by and among Compost, Miami, Bedminster, Lionhart, LHI and GEP, in substantially the form that is set forth in Exhibit ZZ of this Agreement, pursuant to which all Disputes are settled, compromised and resolved on and as of the Effective Date of this Agreement; and,

                           (D) Incumbency Certificates. A certificate of the
                  Secretary of GEP, in substantially the form as is set forth in Exhibit AAA of this Agreement, certifying to the names and signatures of the officers of GEP who are authorized to sign, execute and otherwise deliver, for and on behalf of GEP, any and all documents

                                                            Page 71 of 107 Pages
                  that are required to be signed, executed and/or delivered respectively by GEP under this Agreement, the Credit Documents and/or the Definitive Supplemental Documents; and,

                           (F) Miscellaneous. Each and every other document,
                  certificate, instrument, receipt or agreement, that is required to be executed and/or delivered by GEP to Compost and/or Miami and/or Bedminster under this Agreement and/or the Definitive Supplemental Documents, or that may be requested reasonably by Compost and/or Miami, and/or their respective counsel, to consummate or effectuate one (1) or more of the transactions contemplated under this Agreement and/or the Definitive Supplemental Documents.

                  13.02.02. Lionhart Closing Considerations/Undertakings to Compost/Miami/Bedminster. Lionhart shall execute and/or deliver to Compost and/or Miami and/or Bedminster, the following:

                           (A) Agreement Considerations. 1) The joint
                  resolutions of the Lionhart Board and the LHI Board, as provided under Section 3.2.4(A), Section 5.2.4(A) and Section 7.2.1(C) of this Agreement; 2) the Legal Opinion of Lionhart's Counsel, as provided under Section 3.2.4(B), Section 3.3.2(B),
                  Section 4.3.1(B), Section 5.2.4(B), Section 6.2.1(B) and
                  Section 7.2.1(D) of this Agreement; 3) the Receipt, as provided under Section 3.2.4(D) of this Agreement; 4) the Receipt, as provided under Section 3.3.2(A) of this Agreement;
                  5) the Receipt, as provided under Section 4.3.1(D) of this Agreement; 6) the Receipt, as provided under Section 5.2.4(C) of this Agreement; 7) the Receipt, as provided under Section 6.2.1(C) of this Agreement; 8) the Receipt, as provided under
                  Section 7.2.1(E) of this Agreement; 9) the Receipt, as provided under Section 8.2.1(A) of this Agreement; 10) the Estoppel Certificate, as provided under Section 3.2.1(D) of this Agreement; 11) the Estoppel Certificate, as provided under Section 3.2.4(C) of this Agreement; 12) the Estoppel Certificate, as provided under Section 3.2.4(E) of this Agreement; 13) the Estoppel Certificate, as provided under
                  Section 3.3.2(C) of this Agreement; 14) the original Outstanding Debentures, as provided under Section 4.3.1(A) of this Agreement; 15) the resolutions of the Lionhart Board, as provided under Section 4.3.1(C) of this Agreement; 16) the certificate, power and resolutions, as provided and contemplated under Section 6.2.1(A) of this Agreement; 17) the Mutual Escrow Agent Instruction # 1, as provided under Section 7.2.1(A) of this Agreement; 18) the Mutual Escrow Agent Instruction # 2, as provided under Section 7.2.1(B) of this Agreement; and, 19) if applicable, any Definitive Supplemental Documents; and,

                           (B) Global Closing Statement. The Global Closing
                  Statement, by and among Compost, Miami, Bedminster, Lionhart, LHI and GEP, in substantially the form that is set forth in Exhibit YY of this Agreement; and,

                           (C) Settlement Agreement. The Settlement Agreement,
                  by and among Compost, Miami, Bedminster, Lionhart, LHI and GEP, in substantially the form that is set forth in Exhibit ZZ of this Agreement, pursuant to which all Disputes are settled, compromised and resolved on and as of the Effective Date of this Agreement; and,

                           (D) Incumbency Certificates. A certificate of the
                  Secretary of Lionhart, in substantially the form as is set forth in Exhibit BBB of this Agreement, certifying to the names and signatures of the officers of Lionhart who are authorized to sign, execute and otherwise deliver, for and on behalf of Lionhart, any and all documents that are required to be signed, executed and/or delivered respectively by Lionhart under this Agreement, the Credit Documents and/or the Definitive Supplemental Documents; and,

                           (E) Commitment Fee Receipt. A written confirmation,
                  in substantially the form that is set forth in Exhibit CCC of this Agreement, and pursuant to which Lionhart confirms the payment by Compost, Miami and Bedminster, to Lionhart, and the receipt by Lionhart of the payment from Compost, Miami and Bedminster, on and as of the Term Loan Closing and the Ancillary Transactions Closing, on the Closing Date at the Closing Location, of the Deal Commitment Fee, in the amount of US $150,000, as otherwise provided under this Agreement; and,

                           (F) Registration Rights Agreement. The Registration
                  Rights Agreement, by and between Compost and Lionhart, in substantially the form that is set forth in Exhibit DDD of this Agreement; and,


                                                            Page 72 of 107 Pages

                           (G) Director Appointment Agreement. The Director
                  Appointment Agreement, by and between Compost and Lionhart, in substantially the form that is set forth in Exhibit EEE of this Agreement; and,

                           (H) Certificates: Series B Preferred Stock and
                  Conversion Common Shares. The stock certificates, representing the Series B Preferred Stock and the Conversion Common Shares of Lionhart, as provided under, and for the purposes set forth in, Section 9.2.4 and Section 10.2.3 of this Agreement; and,

                           (I) Miscellaneous. Each and every other document,
                  certificate, instrument, receipt or agreement, that is required to be executed and/or delivered by Lionhart to Compost and/or Miami and/or Bedminster under this Agreement and/or the Definitive Supplemental Documents, or that may be requested reasonably by Compost and/or Miami, and/or their respective counsel, to consummate or effectuate one (1) or more of the transactions contemplated under this Agreement and/or the Definitive Supplemental Documents.

                  13.02.03. LHI Closing Considerations/Undertakings to Compost/Miami/Bedminster. LHI shall execute and/or deliver to Compost and/or Miami and/or Bedminster, the following:

                           (A) Agreement Considerations. 1) The certificate,
                  power and resolutions, as provided under Section 3.2.1(A) of this Agreement; 2) the certificate, power and resolutions, as provided under Section 5.2.1(A) of this Agreement; 3) the Legal Opinion of LHI's Counsel, as provided under Section 3.2.1(B) and Section 5.2.1(B) of this Agreement; 4) the Legal Opinion of Lionhart's Counsel, as provided under Section 5.2.1(B) of this Agreement; 5) the Receipt, as provided under
                  Section 3.2.1(C) of this Agreement; 6) the Estoppel Certificate, as provided under Section 3.2.1(D) of this Agreement; 7) the Estoppel Certificate, as provided under
                  Section 3.2.4(C) of this Agreement, 7) the Receipt, as provided under Section 5.2.1(C) of this Agreement; and, 8) if applicable, any Definitive Supplemental Documents; and,

                           (B) Global Closing Statement. The Global Closing
                  Statement, by and among Compost, Miami, Bedminster, Lionhart, LHI and GEP, in substantially the form that is set forth in Exhibit YY of this Agreement; and,

                           (C) Settlement Agreement. The Settlement Agreement,
                  by and among Compost, Miami, Bedminster, Lionhart, LHI and GEP, in substantially the form that is set forth in Exhibit ZZ of this Agreement; pursuant to which all Disputes are settled, compromised and resolved on and as of the Effective Date of this Agreement; and,

                           (D) Incumbency Certificates. A certificate of the
                  Secretary of LHI, in substantially the form as is set forth in Exhibit FFF of this Agreement, certifying to the names and signatures of the officers of LHI who are authorized to sign, execute and otherwise deliver, for and on behalf of LHI, any and all documents that are required to be signed, executed and/or delivered respectively by LHI under this Agreement, the Credit Documents and/or the Definitive Supplemental Documents; and,

                           (E) Miscellaneous. Each and every other document,
                  certificate, instrument, receipt or agreement, that is required to be executed and/or delivered by LHI to Compost and/or Miami and/or Bedminster under this Agreement and/or the Definitive Supplemental Documents, or that may be requested reasonably by Compost and/or Miami, and/or their respective counsel, to consummate or effectuate one (1) or more of the transactions contemplated under this Agreement and/or the Definitive Supplemental Documents.

         Section 13.03. Closing Considerations of Compost, Miami and/or Bedminster to Lionhart/LHI/GEP. At the Term Loan Closing and the Ancillary Transactions Closing, on the Closing Date at the Closing Location, and pursuant to the terms and subject to the conditions set forth in this Agreement and/or the Definitive Supplemental Documents, Compost, Miami and/or Bedminster shall execute or deliver the following documents, instruments and considerations to Lionhart, LHI and/or GEP, all of which shall be in a form that is required under this Agreement and/or the Definitive Supplemental Documents, and that is acceptable reasonably to Lionhart, LHI and GEP, and their respective counsel:

                  13.03.01. Compost/Miami/Bedminster Closing
         Considerations/Undertakings to Lenders. Compost, Miami and/or Bedminster shall execute and/or deliver to the Lenders (as otherwise defined under Section 2.01 of this

                                                            Page 73 of 107 Pages

         Agreement), the following:

                           (A) Principal Agreement Considerations. 1) The Credit
                  Receipt, as provided under Section 2.3.2(A) of this Agreement;
                  2) the Term Loan Closing Statement, as provided under Section 2.3.2(B) of this Agreement; 3) the Schedule of Uses and Applications of Credit; 4) the Mortgage Note, the Mortgage, the Security Agreement, the Compost Stock Pledge Agreement (Compost Common Stock), the Compost Stock Pledge Agreement (Miami Common Stock), the Compost Stock Pledge Agreement (Bedminster Common Stock), the Pledged Compost Shares, the Pledged Miami Shares, the Pledged Bedminster Shares, the UCC-1 Financing Statement, the Compost-Miami Guaranty, the Legal Opinion of Compost's Counsel, the Legal Opinion of Miami's Counsel, the Legal Opinion of Bedminster's Counsel, the Compost Resolutions, the Compost Certificate of Resolutions, the Miami Resolutions, the Miami Certificate of Resolutions, the Bedminster Resolution, the Bedminster Certificate of Resolutions, the Mortgagee's Title Insurance Commitment, the Compost/Miami Mortgagor Affidavit, the Compost/Miami Owner's Affidavit, and the Mortgagor's Certificate and Indemnification Regarding Hazardous Substances, all as provided under Section 2.3.2(C) of this Agreement; 5) the Release and Satisfaction of Rinker Mortgage and the Miami-Rinker Note, as provided under
                  Section 2.3.2(D) of this Agreement; 6) the Stipulated Motion to Dismiss Complaint with Prejudice and the Order of Dismissal with Prejudice, as provided under Section 2.3.2(D)of this Agreement; and, 7) if applicable, any Definitive Supplemental Documents; and,

                           (B) Incumbency Certificates. A certificate of the
                  Secretary of Compost, in substantially the form as is set forth in Exhibit GGG of this Agreement, and the certificate of the Secretary of Miami, in substantially the form as is set forth in Exhibit HHH of this Agreement, and the certificate of the Secretary of Bedminster, in substantially the form as is set forth in Exhibit TTT, certifying to the names and signatures of Compost, Miami and Bedminster respectively that are authorized to sign, execute and otherwise deliver any and all documents that are required to be signed, executed and/or delivered respectively by Compost, Miami and/or Bedminster under this Agreement, the Credit Documents and/or the Definitive Supplemental Documents; and,

                           (C) Organizational Documents. A copy of (i) the
                  Certificates of Incorporation, as amended (or similar organizational documents), of Compost, Miami and Bedminster, and of each Subsidiary, certified by the secretary of state of the jurisdiction in which each such entity is incorporated or organized, as of a date not earlier than five (5) Business Days prior to the Closing Date and accompanied by a certificate of the Secretary or Assistant Secretary of each such entity, dated as of the Closing Date, stating that no amendments have been made to such Certificates of Incorporation (or similar organizational documents) since such date, and (ii) the By-laws (or similar organizational documents) of Compost, Miami and Bedminster, and of each Subsidiary, certified by the Secretary or Assistant Secretary of each such entity and dated as of the Closing Date, stating that such By-laws are the current and complete By-laws of each such entity; and,

                           (D) Good Standing/Qualification to do Business. Good
                  standing certificates for Compost, Miami and Bedminster, and for each Subsidiary from the secretary of state of the jurisdiction in which each sun entity in incorporated or organized and from the secretary of state of each other jurisdiction in which the properties owned or leased by any of Compost, Miami, Bedminster or any Subsidiary, or the operation of its business in such jurisdiction, requires Compost, Miami, Bedminster or any Subsidiary to qualify to do business as a foreign corporation, in each case dated as of a date not earlier than fifteen (15) Business Days prior to the Closing Date and accompanied by bring-down certificates from the respective Secretaries of Compost, Miami and each Subsidiary dated as of and on the Closing Date; and,

                           (E) Global Closing Statement. The Global Closing
                  Statement, by and among Compost, Miami, Bedminster, Lionhart, LHI and GEP, in substantially the form that is set forth in Exhibit YY of this Agreement; and,

                           (F) Settlement Agreement. The Settlement Agreement,
                  by and among Compost, Miami, Bedminster, Lionhart, LHI and GEP, in substantially the form that is set forth in Exhibit ZZ of this Agreement, pursuant to which all Disputes are settled, compromised and resolved on and as of the Effective Date of this Agreement; and,

                                                            Page 74 of 107 Pages

                           (G) "Bring-Down Closing Certificates. The
                  "'Bring-Down" Certificate of Compost," in substantially the form that is set forth in Exhibit JJJ of this Agreement, the "'Bring-Down" Certificate of Miami," in substantially the form that is set forth in Exhibit KKK of this Agreement, and the "'Bring-Down" Certificate of Bedminster," in substantially the form that is set forth in Exhibit SSS of this Agreement, pursuant to which Compost, Miami and Bedminster each respectively promise, covenant, warrant and represent to Lionhart, LHI and GEP, as an inducement to consummate the transactions contemplated under this Agreement and the Definitive Supplemental Documents, 1) that all representations and warranties of Compost, Miami and/or Bedminster, that are set forth in Article XI of this Agreement, the Credit Documents and all other Definitive Supplemental Documents, are true, accurate and complete in all material respects, and do not contain any untrue statement of material fact or omit to state a material fact necessary in order to make any such statement not misleading, as of the Term Loan Closing and the Ancillary Transactions Closing on the Closing Date, and 2) that Compost, Miami and Bedminster have complied with, fulfilled and performed each and every promise, covenant, term, provision and condition to be complied with, fulfilled or otherwise performed respectively by Compost and/or Miami and/or Bedminster under this Agreement, the Credit Documents and all other Definitive Supplemental Documents, as of the Term Loan Closing and the Ancillary Transactions Closing on the Closing Date; and,

                           (H) Closing Costs. The payment by Compost, Miami and
                  Bedminster, pursuant to the written instructions furnished by counsel for Lionhart, LHI and GEP at the Term Loan Closing, of the professional, administrative and closing fees, costs and expenses of Lionhart, LHI and GEP, in the amount of US $292,750.00, pursuant to and as provided under Section 2.14 of the Term Sheet; and,

                           (I) Miscellaneous Miami Site Documents. A "No Change
                  Appraisal Letter," a "No Change Phase I Report Letter" and a "Miami Site Boundary Survey," all dated on or about the Closing Date, and each of which shall be in a form and and substance as is acceptable reasonably to Lionhart, LHI and GEP, and their respective counsel; and,

                           (J) Miscellaneous. Each and every other document,
                  certificate, instrument, receipt or agreement, that is required to be executed and/or delivered by Compost, Miami and/or Bedminster to GEP under this Agreement and/or the Definitive Supplemental Documents, or that may be requested reasonably by GEP and/or its counsel, to consummate or effectuate one (1) or more of the transactions contemplated under this Agreement and/or the Definitive Supplemental Documents.

                  13.03.02. Compost/Miami/Bedminster Closing
         Considerations/Undertakings to LHI. Compost, Miami and/or Bedminster shall execute and/or deliver to LHI, the following:

                           (A) Agreement Considerations. 1) The Receipt, as
                  provided under Section 3.2.2(A) of this Agreement; 2) the Compost Resolutions and Compost Certificate of Resolutions, as provided under Section 3.2.2(B) and Section 5.2.2(B) of this Agreement; 3) the Legal Opinion of Compost's Counsel, as provided under Section 3.2.2(C) and Section 5.2.2(C) of this Agreement; 4) the Receipt, as provided under Section 5.2.2(A) of this Agreement; and, 5) if applicable, any Definitive Supplemental Documents; and,

                           (B) Global Closing Statement. The Global Closing
                  Statement, by and among Compost, Miami, Bedminster, Lionhart, LHI and GEP, in substantially the form that is set forth in Exhibit YY of this Agreement; and,

                           (C) Settlement Agreement. The Settlement Agreement,
                  by and among Compost, Bedminster, Miami, Lionhart, LHI and GEP, in substantially the form that is set forth in Exhibit ZZ of this Agreement; and,

                           (D) "Bring-Down Closing Certificates. The
                  "'Bring-Down" Certificate of Compost," in substantially the form that is set forth in Exhibit JJJ of this Agreement, the "'Bring-Down" Certificate of Miami," in substantially the form that is set forth in Exhibit KKK of this Agreement, and the "'Bring-Down" Certificate of Bedminster," in substantially the form that is set forth in Exhibit SSS of this Agreement, pursuant to which Compost, Miami and Bedminster each respectively promise, covenant, warrant and


                                                            Page 75 of 107 Pages
                  represent to Lionhart, LHI and GEP, as an inducement to consummate the transactions contemplated under this Agreement and the Definitive Supplemental Documents, 1) that all representations and warranties of Compost, Miami and/or Bedminster, that are set forth in Article XI of this Agreement, the Credit Documents and all other Definitive Supplemental Documents, are true, accurate and complete in all material respects, and do not contain any untrue statement of material fact or omit to state a material fact necessary in order to make any such statement not misleading, as of the Term Loan Closing and the Ancillary Transactions Closing on the Closing Date, and 2) that Compost, Miami and Bedminster have complied with, fulfilled and performed each and every promise, covenant, term, provision and condition to be complied with, fulfilled or otherwise performed respectively by Compost and/or Miami and/or Bedminster under this Agreement, the Credit Documents and all other Definitive Supplemental Documents, as of the Term Loan Closing and the Ancillary Transactions Closing on the Closing Date; and,

                           (E) Incumbency Certificates. A certificate of the
                  Secretary of Compost, in substantially the form as is set forth in Exhibit GGG of this Agreement, and the certificate of the Secretary of Miami, in substantially the form as is set forth in Exhibit HHH of this Agreement, and the certificate of the Secretary of Bedminster, in substantially the form as is set forth in Exhibit TTT, certifying to the names and signatures of Compost, Miami and Bedminster respectively that are authorized to sign, execute and otherwise deliver any and all documents that are required to be signed, executed and/or delivered respectively by Compost, Miami and/or Bedminster under this Agreement, the Credit Documents and/or the Definitive Supplemental Documents; and,

                           (F) Organizational Documents. A copy of (i) the
                  Certificates of Incorporation, as amended (or similar organizational documents), of Compost, Miami and Bedminster, and of each Subsidiary, certified by the secretary of state of the jurisdiction in which each such entity is incorporated or organized, as of a date not earlier than five (5) Business Days prior to the Closing Date and accompanied by a certificate of the Secretary or Assistant Secretary of each such entity, dated as of the Closing Date, stating that no amendments have been made to such Certificates of Incorporation (or similar organizational documents) since such date, and (ii) the By-laws (or similar organizational documents) of Compost, Miami and Bedminster, and of each Subsidiary, certified by the Secretary or Assistant Secretary of each such entity and dated as of the Closing Date, stating that such By-laws are the current and complete By-laws of each such entity; and,

                           (G) Good Standing/Qualification to do Business. Good
                  standing certificates for Compost, Miami and Bedminster, and for each Subsidiary from the secretary of state of the jurisdiction in which each sun entity in incorporated or organized and from the secretary of state of each other jurisdiction in which the properties owned or leased by any of Compost, Miami, Bedminster or any Subsidiary, or the operation of its business in such jurisdiction, requires Compost, Miami, Bedminster or any Subsidiary to qualify to do business as a foreign corporation, in each case dated as of a date not earlier than fifteen (15) Business Days prior to the Closing Date and accompanied by bring-down certificates from the respective Secretaries of Compost, Miami and each Subsidiary dated as of and on the Closing Date; and,

                           (H) Closing Costs. The payment by Compost, Miami and
                  Bedminster, pursuant to the written instructions furnished by counsel for Lionhart, LHI and GEP at the Term Loan Closing, of the professional, administrative and closing fees, costs and expenses of Lionhart, LHI and GEP, in the amount of US $292,750.00, pursuant to and as provided under Section 2.14 of the Term Sheet; and,

                           (I) Miscellaneous Miami Site Documents. A "No Change
                  Appraisal Letter," a "No Change Phase I Report Letter" and a "Miami Site Boundary Survey," all dated on or about the Closing Date, and each of which shall be in a form and substance as is acceptable reasonably to Lionhart, LHI and GEP, and their respective counsel; and,

                           (J) Miscellaneous. Each and every other document,
                  certificate, instrument, receipt or agreement, that is required to be executed and/or delivered by Compost, Miami and/or Bedminster to LHI under this Agreement and/or the Definitive Supplemental Documents, or that may be requested reasonably by LHI and/or its counsel, to consummate or effectuate one (1) or more of the transactions contemplated under this Agreement and/or the Definitive Supplemental Documents.


                                                            Page 76 of 107 Pages

                  13.03.03. Compost/Miami/Bedminster Closing
         Considerations/Undertakings to Lionhart. Compost, Miami and/or Bedminster shall execute and/or deliver to Lionhart, the following:

                           (A) Agreement Considerations. 1) The Receipt, as
                  provided under Section 3.2.3(A) of this Agreement; 2) the Replacement Certificate No. B-1, as provided under Section 3.2.3(B) of this Agreement; 3) the Compost Resolutions and Compost Certificate of Resolutions, as provided under Section 3.2.3(C), Section 3.3.1(B), Section 4.3.2(D), Section 5.2.3(C), Section 6.2.2(C), Section 7.2.2(D) and Section 8.2.2(B) of this Agreement; 4) the 1998 Dividend Shares, and the stock certificate, for and with respect to the 1998 Dividend Shares, as provided under Section 3.3.1(A) of this Agreement; 5) the Legal Opinion of Compost's Counsel, as provided under Section 3.3.1(C), Section 4.3.2(C), Section 6.2.2(D), Section 7.2.2(E) and Section 8.2.2(C) of this Agreement; 6) the Conversion Shares, and the stock certificate, for and with respect to the Conversion Shares, as provided under Section 4.3.2(A) of this Agreement; 3) the Legal Opinion of Compost's Counsel, as provided under Section 3.2.2(C) and Section 3.3.1(C), Section 4.3.2(C), Section 7.2.2(E) and Section 8.2.2(C) of this Agreement; 7) a check, in good and certified US funds, in the amount of the Accrued Cumulative Interest attributable to the Outstanding Debentures, as provided under Section 4.3.2(B) of this Agreement; 8) the Receipt, as provided under Section 4.3.2(E) of this Agreement; 9) the Receipt, as provided under Section 5.2.3(A) of this Agreement; 10) the stock certificate, for and with respect to the LHI-Select Agreement Shares, as provided under Section 5.2.3(B) of this Agreement; 11) the Receipt, as provided under Section 6.2.2(A) of this Agreement; 12) US $3,000,000, in good US funds, by wire transfer or other written instruction, as the Purchase Price for the purchase and redemption by Compost from Lionhart of the Section 6.1 Shares, as provided under Section 6.2.2(B) of this Agreement;
                  13) if necessary, the new stock certificate, for and with respect to 1,106,771 shares of Compost Common Stock, as owned and held by Lionhart immediately after the Term Loan Closing and the Ancillary Transactions Closing on the Closing Date (subsequent to the purchase and redemption by Compost from Lionhart of the Section 6.1 Shares), as provided under Section 6.2.2(E) of this Agreement; 14) the Receipt, as provided under
                  Section 7.2.2(A) of this Agreement; 15) the Mutual Escrow Agent Instruction # 1, as provided under Section 7.2.2(B) of this Agreement; 16) the Mutual Escrow Agent Instruction # 2, as provided under Section 7.2.2(C) of this Agreement; 17) the Compost-Lionhart Warrant # 1, the Compost-Lionhart Warrant # 1, the Compost-Lionhart Warrant # 2, the Compost-Lionhart Warrant # 3, the Compost-Lionhart Warrant # 4, the Compost-Lionhart Warrant # 5 and the Compost-Lionhart Warrant # 6, as provided under Section 8.2.2(A) of this Agreement; and, 18) if applicable, any Definitive Supplemental Documents; and,

                           (B) Global Closing Statement. The Global Closing
                  Statement, by and among Compost, Miami, Bedminster, Lionhart, LHI and GEP, in substantially the form that is set forth in Exhibit YY of this Agreement; and,

                           (C) Settlement Agreement. The Settlement Agreement,
                  by and among Compost, Bedminster, Miami, Lionhart, LHI and GEP, in substantially the form that is set forth in Exhibit ZZ of this Agreement; and,

                           (D) Incumbency Certificates. A certificate of the
                  Secretary of Compost, in substantially the form as is set forth in Exhibit GGG of this Agreement, and the certificate of the Secretary of Miami, in substantially the form as is set forth in Exhibit HHH of this Agreement, and the certificate of the Secretary of Bedminster, in substantially the form as is set forth in Exhibit TTT, certifying to the names and signatures of Compost, Miami and Bedminster respectively that are authorized to sign, execute and otherwise deliver any and all documents that are required to be signed, executed and/or delivered respectively by Compost, Miami and/or Bedminster under this Agreement, the Credit Documents and/or the Definitive Supplemental Documents; and,

                           (E) Organizational Documents. A copy of (i) the
                  Certificates of Incorporation, as amended (or similar organizational documents), of Compost, Miami and Bedminster, and of each Subsidiary, certified by the secretary of state of the jurisdiction in which each such entity is incorporated or organized, as of a date not earlier than five (5) Business Days prior to the Closing Date and accompanied by a certificate of the Secretary or Assistant Secretary of each such entity, dated as of the Closing Date, stating that no amendments

                                                            Page 77 of 107 Pages
                  have been made to such Certificates of Incorporation (or similar organizational documents) since such date, and (ii) the By-laws (or similar organizational documents) of Compost, Miami and Bedminster, and of each Subsidiary, certified by the Secretary or Assistant Secretary of each such entity and dated as of the Closing Date, stating that such By-laws are the current and complete By-laws of each such entity; and,

                           (F) Good Standing/Qualification to do Business. Good
                  standing certificates for Compost, Miami and Bedminster, and for each Subsidiary from the secretary of state of the jurisdiction in which each sun entity in incorporated or organized and from the secretary of state of each other jurisdiction in which the properties owned or leased by any of Compost, Miami, Bedminster or any Subsidiary, or the operation of its business in such jurisdiction, requires Compost, Miami, Bedminster or any Subsidiary to qualify to do business as a foreign corporation, in each case dated as of a date not earlier than fifteen (15) Business Days prior to the Closing Date and accompanied by bring-down certificates from the respective Secretaries of Compost, Miami and each Subsidiary dated as of and on the Closing Date; and,

                           (G) Commitment Fee. The payment by Compost, Miami and
                  Bedminster to Lionhart, on and as of the Term Loan Closing and the Ancillary Transactions Closing, on the Closing Date at the Closing Location, of the Deal Commitment Fee, in the amount of US 150,000, in good and certified funds; and,

                           (H) Registration Rights Agreement. The Registration
                  Rights Agreement, by and between Compost and Lionhart, in substantially the form that is set forth in Exhibit DD of this Agreement; and,

                           (I) Director Appointment Agreement. The Director
                  Appointment Agreement, by and between Compost and Lionhart, in substantially the form that is set forth in Exhibit EE of this Agreement; and,

                           (J) "Bring-Down Closing Certificates. The
                  "'Bring-Down" Certificate of Compost," in substantially the form that is set forth in Exhibit JJJ of this Agreement, the "'Bring-Down" Certificate of Miami," in substantially the form that is set forth in Exhibit KKK of this Agreement, and the "'Bring-Down" Certificate of Bedminster," in substantially the form that is set forth in Exhibit SSS of this Agreement, pursuant to which Compost, Miami and Bedminster each respectively promise, covenant, warrant and represent to Lionhart, LHI and GEP, as an inducement to consummate the transactions contemplated under this Agreement and the Definitive Supplemental Documents, 1) that all representations and warranties of Compost, Miami and/or Bedminster, that are set forth in Article XI of this Agreement, the Credit Documents and all other Definitive Supplemental Documents, are true, accurate and complete in all material respects, and do not contain any untrue statement of material fact or omit to state a material fact necessary in order to make any such statement not misleading, as of the Term Loan Closing and the Ancillary Transactions Closing on the Closing Date, and 2) that Compost, Miami and Bedminster have complied with, fulfilled and performed each and every promise, covenant, term, provision and condition to be complied with, fulfilled or otherwise performed respectively by Compost and/or Miami and/or Bedminster under this Agreement, the Credit Documents and all other Definitive Supplemental Documents, as of the Term Loan Closing and the Ancillary Transactions Closing on the Closing Date; and,

                           (K) Compost-Miami Guaranty. The Compost-Miami
                  Guaranty, in substantially the form as is set forth in Exhibit UUU of this Agreement; and,

                           (L) Closing Costs. The payment by Compost, Miami and
                  Bedminster, pursuant to the written instructions furnished by counsel for Lionhart, LHI and GEP at the Term Loan Closing, of the professional, administrative and closing fees, costs and expenses of Lionhart, LHI and GEP, in the amount of US $292,750.00, pursuant to and as provided under Section 2.14 of the Term Sheet; and,

                           (M) Certificates: Series B Preferred Stock and
                  Conversion Common Shares. The stock certificates, representing the Series B Preferred Stock and the Conversion Common Shares of Lionhart, that are otherwise delivered by Lionhart to Compost at the Ancillary Transactions Closing under Section 13.02.02(H) of this Agreement, and on which Compost has placed and inscribed the applicable legends, as provided under, and for the purposes set forth in, Section 9.3 and Section 10.3 of this Agreement; and,

                                                            Page 78 of 107 Pages

                           (N) Miscellaneous Miami Site Documents. A "No Change
                  Appraisal Letter," a "No Change Phase I Report Letter" and a "Miami Site Boundary Survey," all dated on or about the Closing Date, and each of which shall be in a form and substance as is acceptable reasonably to Lionhart, LHI and GEP, and their respective counsel; and,

                           (O) Miscellaneous. Each and every other document,
                  certificate, instrument, receipt or agreement, that is required to be executed and/or delivered by Compost, Miami and/or Bedminster to LHI under this Agreement and/or the Definitive Supplemental Documents, or that may be requested reasonably by LHI and/or its counsel, to consummate or effectuate one (1) or more of the transactions contemplated under this Agreement and/or the Definitive Supplemental Documents.

                                   ARTICLE XIV
                        MISCELLANEOUS TAX INDEMNIFICATION

         Section 14.01. Indemnity. (a) Compost, Miami and Bedminster each hereby agree, promise and covenant to indemnify and hold harmless Lionhart, LHI and GEP from and against the following Taxes, and against any loss (including, without limitation, loss of value of Lionhart's investment in Compost, and/or loss of value in any collateral that is pledged or otherwise encumbered by Compost, Miami and/or Bedminster under 1) the Mortgage (including the Miami Site), 2) the Security Agreement (including the Miami Project Collateral) and/or the Compost Stock Pledge Agreement (Compost Common Stock), the Compost Stock Pledge Agreement (Miami Common Stock) and/or the Compost Stock Pledge Agreement (Bedminster Common Stock)), damage, liability or expense, including reasonable fees for attorneys and other outside consultants, incurred in contesting or otherwise in connection with any such Taxes: (i) Taxes imposed on Compost, Miami, Bedminster or any Subsidiary with respect to taxable periods of such corporation ending on or before the Closing Date; and (ii) Taxes imposed on any member of any affiliated group with which any of Compost, Miami, Bedminster and any Subsidiary file or have filed a Tax Return on a consolidated, combined or unitary basis for taxable period ending on or before the Closing Date (together, hereinafter "Tax Loss").

         (b) The right of Lionhart, LHI and/or GEP to be indemnified pursuant to this Section 14.01 shall be subject to the dollar threshold as is set forth in
Section 16.01.05 of this Agreement. Claims relating to Taxes and Tax Losses (as provided under Section 14.01(a) of this Agreement) and claims for indemnity that are otherwise within the scope of Article XVI of this Agreement, shall be aggregated for the purpose of applying those limitations.

         (c) The amount of any Tax Loss shall be the amount of Taxes and other items described in Section 14.01 of this Agreement that are actually incurred by Lionhart, LHI and/or GEP.

         Section 14.02. Returns and Payments. Compost shall prepare and file or otherwise furnish to the appropriate Tax-Governmental Authority (or cause to be prepared and filed or so furnished) in a timely manner all Tax Returns, reports or forms relating to or arising from Compost, Miami, Bedminster and any Subsidiary that are due on or before, or relate to any taxable period ending on or before, the Closing Date. Tax Returns of Compost, Miami, Bedminster and any Subsidiary not yet filed for any taxable period that begins before the Closing Date shall be prepared, and each item thereon treated, in a manner consistent with past practices employed with respect to Compost, Miami, Bedminster and any Subsidiary (except to the extent counsel for Compost, Miami, Bedminster and/or any Subsidiary determines there is no reasonable basis in law therefor or determines that a Tax Return cannot be so prepared and filed or an item so reported without being subject to penalties).

         Section 14.03. Contests. (a) After the Closing Date, Compost (or Miami, Bedminster or any applicable Subsidiary) shall promptly notify Lionhart, LHI and GEP in writing of any written notice of a proposed assessment or claim in an audit or administrative or judicial proceeding involving Compost, Miami, Bedminster or any applicable Subsidiary which, if determined adversely to the taxpayer, would be grounds for indemnification under this Article XIV.

         (b) Lionhart, LHI and GEP shall have the right to participate in any audit or administrative or judicial proceedings to which Compost (or Miami, or Bedminster or any such Subsidiary) may become a party that are reasonably likely to result in an obligation on the part of Compost (or Miami, Bedminster or any such Subsidiary) to Lionhart, LHI and/or GEP under this Article XIV.

         (c) Compost (or Miami, Bedminster or any applicable Subsidiary) shall not enter into any compromise or agree to


                                                            Page 79 of 107 Pages
settle any claim pursuant to any Tax audit or proceeding which would adversely affect Lionhart, LHI and/or GEP for such year or a subsequent year without the written consent of Lionhart, LHI and GEP, which consent may not be unreasonably withheld.

         Section 14.04. Time of Payment. Payment by Compost (or Miami or Bedminster) to Lionhart, LHI and/or GEP of any amounts due under this Article XIV, in respect of Taxes, shall be made within ten (10) Business Days following the earliest of (i) an agreement between Compost (or Miami or Bedminster) and Lionhart, LHI and/or GEP that an indemnity amount is payable; (ii) payment by Compost (or Miami or Bedminster) of any Taxes which payment gives rise to an indemnity obligation pursuant to this Article XIV; or (iii) a "determination" as defined in Section 1313(a) of the Code giving rise to an indemnity obligation pursuant to this Article XIV. If liability under this Article XIV is in respect of costs or expenses other than Taxes, payment by Compost (or Miami or Bedminster) of any amounts due under this Article XIV shall be made as promptly as any such amount can be reasonably determined.

         Section 14.05. Conveyance Taxes. Compost, Miami and Bedminster shall be liable for and shall hold Lionhart, LHI and GEP harmless against any transfer, recording, registration, and other fees, and any similar Taxes, if any, that become payable in connection with the transactions contemplated under this Agreement, the Credit Documents and/or the Definitive Supplemental Documents, and shall file such applications and documents as shall permit any such Tax to be assessed and paid on or prior to the Closing Date in accordance with any available pre-sale filing procedure. Lionhart, LHI and GEP shall execute and deliver all instruments and certificates necessary to enable Compost, Miami and Bedminster to reasonably comply with the foregoing.

         Section 14.06. Miscellaneous. (a) Compost, Miami and Bedminster, and Lionhart, LHI and GEP, agree to treat all payments made to Lionhart, LHI and/or GEP under this Article XIV, under other indemnity provisions of this Agreement and for any misrepresentations or breach of warranties or covenants, to the extent possible or practical, as adjustments to the purchase price or as capital contributions for Tax purposes and that such treatment shall govern for purposes hereof except to the extent that the laws of a particular jurisdiction provide otherwise, in which case such payments shall be made in an amount sufficient to indemnify the relevant party on an after-Tax basis.

         (b) Notwithstanding any provision herein to the contrary, the obligations of Compost, Miami and Bedminster to indemnify and hold harmless Lionhart, LHI and GEP, pursuant to this Article XIV, and the representations and warranties contained in Section 11.25 of this Agreement, shall terminate at the close of business on the 180th day following the expiration of the applicable statue of limitations with respect to the Tax liabilities in question (giving effect to any waiver, mitigation or extension thereof).

         (c) From and after the date hereof, Compost, Miami and Bedminster shall not, without the prior written consent of Lionhart, LHI and GEP (which may, in their sole and absolute discretion, withhold such consent) make or revoke, or cause or permit to be made or revoked, any Tax election, or adopt or change any method of accounting, that would affect Compost, Miami, Bedminster or any other Subsidiary.

                                   ARTICLE XV
       CONDITIONS TO TERM LOAN CLOSING AND ANCILLARY TRANSACTIONS CLOSING

         Section 15.01. Conditions to Obligations of Lionhart, LHI and GEP. The obligations of Lionhart, LHI and GEP, 1) to consummate the transactions contemplated under this Agreement, 2) to execute and deliver, and to consummate the transactions contemplated under, the Credit Documents and/or the Definitive Supplemental Documents, 3) to perform or discharge all of their respective duties under Article II-Article X of this Agreement and/or Section 13.02 of this Agreement, and/or 4) to otherwise effect the Term Loan Closing and/or the Ancillary Transactions Closing, shall be subject to the prior fulfillment of each of the following conditions:

                  15.01.01. Representations and Warranties/Agreements and Covenants. (i) The representations and warranties of Compost, Miami and/or Bedminster, as set forth in this Agreement, the Credit Documents and the Definitive Supplemental Documents, that are qualified as to materiality shall be true and correct in all aspects and all other representations and warranties shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as if made as of the Closing Date, (ii) all of the agreements, promises, covenants and undertakings of Compost, Miami and/or Bedminster, as contained in this Agreement, the Credit Documents and the Definitive Supplemental Documents, and that are to be performed or complied with by Compost, Miami and/or

                                                            Page 80 of 107 Pages

         Bedminster at or before the Closing Date, including, without limitation, all such agreements, promises, covenants and undertakings of Compost, Miami and/or Bedminster that are set forth in Section 13.03.01, Section 13.03.02 and Section 13.03.03 of this Agreement, shall have been performed or complied with in all material respects at or before and as of the Closing Date, and (iii) Roger E. Tuttle, as the President and Chief Executive Officer of Compost and Miami, and for and on behalf of Compost and Miami, shall have provided to Lionhart, LHI and GEP on and as of the Closing Date, and Lionhart, LHI and GEP shall have received from Compost and Miami on and as of the Closing Date, the "'Bring-Down' Certificate of Compost," in substantially the form of Exhibit JJJ of this Agreement, the "'Bring-Down' Certificate of Miami," in substantially the form of Exhibit KKK of this Agreement, and "'Bring-Down' Certificate of Bedminster," in substantially the form of Exhibit SSS of this Agreement, each signed by Roger E. Tuttle, as the President and Chief Executive Officer of Compost, Miami and Bedminster, as to the fulfillment of the conditions set forth in this Section 15.01.01(i)-(ii), and for the purposes that are otherwise contemplated under Section 13.03 of this Agreement.

                  15.01.02. Litigation. There shall have been no order or preliminary or permanent injunction entered in any action or proceeding before any federal, state or foreign court or governmental, administrative or regulatory authority or agency, and no other action taken or threatened, or statute, rule, regulation, legislative, interpretation, judgment or order enacted, entered, enforced, promulgated, amended, issued or deemed applicable to Lionhart, LHI and/or GEP, or to Compost, Miami and/or Bedminster, and/or any Subsidiaries or Affiliates, by and federal, state or foreign legislative body, court, government or governmental, administrative or regulatory authority or agency which shall have remained in effect and which shall have had the effect of making illegal, materially delaying or otherwise directly or indirectly restraining or prohibiting the consummation of any one (1) or more of the transactions contemplated or otherwise provided for under this Agreement, the Credit Documents and/or the Definitive Supplemental Documents.

                  15.01.03. Compost Resolutions/Certificate. Compost shall have provided to Lionhart, LHI and GEP, on and as of the Closing Date, and Lionhart, LHI and GEP shall have received from Compost, on and as of the Closing Date, a true and complete copy of the Compost Resolutions, in substantially the form as is set forth in Exhibit N of this Agreement, and a true and complete original of the Compost Certificate of Resolutions, in substantially the form as is set forth in Exhibit O of this Agreement, certified by the Secretary of Compost, of the resolutions duly and validly adopted by the Compost Board evidencing its authorization of the execution and delivery of this Agreement, the Credit Documents and the Definitive Supplemental Documents, and the consummation of the transactions contemplated under this Agreement, the Credit Documents and the Definitive Supplemental Documents.

                  15.01.04. Miami Resolutions/Certificate. Miami shall have provided to Lionhart, LHI and GEP, on and as of the Closing Date, and Lionhart, LHI and GEP shall have received from Miami, on and as of the Closing Date, a true and complete copy of the Miami Resolutions, in substantially the form as is set forth in Exhibit P of this Agreement, and a true and complete original of the Miami Certificate of Resolutions, in substantially the form as is set forth in Exhibit Q of this Agreement, certified by the Secretary of Miami, of the resolutions duly and validly adopted by the Miami Board evidencing its authorization of the execution and delivery of this Agreement, the Credit Documents and the Definitive Supplemental Documents, and the consummation of the transactions contemplated under this Agreement, the Credit Documents and the Definitive Supplemental Documents.

                  15.01.05. Bedminster Resolutions/Certificate. Bedminster shall have provided to Lionhart, LHI and GEP, on and as of the Closing Date, and Lionhart, LHI and GEP shall have received from Bedminster, on and as of the Closing Date, a true and complete copy of the Bedminster Resolutions, in substantially the form as is set forth in Exhibit QQQ of this Agreement, and a true and complete original of the Bedminster Certificate of Resolutions, in substantially the form as is set forth in Exhibit RRR of this Agreement, certified by the Secretary of Bedminster, of the resolutions duly and validly adopted by the Bedminster Board evidencing its authorization of the execution and delivery of this Agreement, the Credit Documents and the Definitive Supplemental Documents, and the consummation of the transactions contemplated under this Agreement, the Credit Documents and the Definitive Supplemental Documents.

                  15.01.06. Incumbency Certificate of Compost/Miami/Bedminster. Compost, Miami and Bedminster shall have provided to Lionhart, LHI and GEP, on and as of the Closing Date, and Lionhart, LHI and GEP shall have received from Compost, Miami and Bedminster, on and as of the Closing Date, 1) an incumbency certificate of the Secretary of Compost, in substantially the form as is set forth in Exhibit GGG of this Agreement, certifying the names


                                                            Page 81 of 107 Pages
         and signatures of the officers of Compost who are authorized to sign and deliver, for and on behalf of Compost, this Agreement, the Credit Documents and the Definitive Supplemental Documents, including any other documents or other considerations to be executed and/or delivered thereunder; and, 2) an incumbency certificate of the Secretary of Miami, in substantially the form as is set forth in Exhibit GGG of this Agreement, certifying the names and signatures of the officers of Miami who are authorized to sign and deliver, for and on behalf of Miami, this Agreement, the Credit Documents and the Definitive Supplemental Documents, including any other documents or other considerations to be executed and/or delivered thereunder; and, 3) an incumbency certificate of the Secretary of Bedminster, in substantially the form as is set forth in Exhibit TTT of this Agreement, certifying the names and signatures of the officers of Bedminster who are authorized to sign and deliver, for and on behalf of Bedminster, this Agreement, the Credit Documents and the Definitive Supplemental Documents, including any other documents or other considerations to be executed and/or delivered thereunder.

                  15.01.07. Consents and Approvals. Lionhart, LHI and GEP, and Compost, Miami and Bedminster, shall have received, on and as of the Closing Date, each in form and substance satisfactory to Lionhart, LHI and GEP, in their sole and absolute discretion, all authorizations, consents, orders and approvals of all Governmental Authorities and officials and all third-party consents and estoppel certificates identified to Compost, Miami and/or Bedminster, which Lionhart, LHI and GEP in their sole and absolute discretion deems necessary or desirable for the consummation of the transactions contemplated by or under this Agreement, the Credit Documents and the Definitive Supplemental Documents.

                  15.01.08. Organizational Documents. Lionhart, LHI and GEP, shall have received, on and as of the Closing Date, a copy of (i) the Certificates of Incorporation, as amended (or similar organizational documents), of Compost, Miami, Bedminster and each Subsidiary, certified by the secretary of state of the jurisdiction in which each such entity is incorporated or organized, as of a date not earlier than five Business Days prior to the Closing Date and accompanied by a certificate of the Secretary or Assistant Secretary of each such entity, dated as of the Closing Date, stating that no amendments have been made to such Certificates of Incorporation (or similar organizational documents) since such date, and (ii) the By-laws (or similar organizational documents) of Compost, Miami, Bedminster and each Subsidiary, certified by the Secretary or Assistant Secretary of each such entity, certified by the Secretary or Assistant Secretary of each such entity and dated as of the Closing Date, stating that such By-laws are the current and complete By-laws of each such entity.

                  15.01.09. Good Standing/Qualification to do Business. Lionhart, LHI and GEP, shall have received, on and as of the Closing Date, good standing certificates for Compost, Miami, Bedminster and each Subsidiary from the secretary of state of the jurisdiction in which each sun entity in incorporated or organized and from the secretary of state of each other jurisdiction in which the properties owned or leased by any of Compost, Miami, Bedminster or any Subsidiary, or the operation of its business in such jurisdiction, requires Compost, Miami, Bedminster or any Subsidiary to qualify to do business as a foreign corporation, in each case dated as of a date not earlier than fifteen (15) Business Days prior to the Closing Date and accompanied by bring-down certificates from the respective Secretaries of Compost, Miami, Bedminster and each Subsidiary dated as of and on the Closing Date.

                  15.01.10. Calamities. There shall not have occurred and be continuing (i) any general suspension of, or limitation on prices for or trading in securities on any United States securities exchange, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the Unites States, (iii) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, or other event that materially adversely affects the ability of Lionhart, LHI or GEP, and/or Miami, Compost or Bedminster, to consummate the transactions contemplated under this Agreement, the Credit Documents and/or the Definitive Supplemental Documents, or (iv) a commencement of a war or armed hostilities or other national or international calamity directly involving the United States.

                  15.01.11 Bankruptcy or Insolvency. No proceeding shall have been instituted or consented to by or against Compost, Miami, Bedminster or any other Subsidiary seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or any substantial part of its property (each such action being a "Bankruptcy Proceeding"), and none of Compost, Miami, Bedminster or any other

                                                            Page 82 of 107 Pages

         Subsidiary shall have taken any corporate action to authorize and Bankruptcy Proceeding.

                  15.01.12. No Material Adverse Effect. No fact, event or condition (financial or otherwise) shall have occurred with respect to Compost, Miami, Bedminster or any of the Subsidiaries having, individually or in the aggregate, a Material Adverse Effect.

                  15.01.13. Legal Opinions. Lionhart, LHI and GEP, shall have received, on and as of the Closing Date, 1) an opinion from Greenberg Traurig, the Legal Opinion of Compost's Counsel, in substantially the form and to the effect as is set forth in Exhibit L of this Agreement;
         2) an opinion from Greenberg Traurig, P.A., the Legal Opinion of Miami's Counsel, in substantially the form and to the effect as is set forth in Exhibit M of this Agreement; 3) an opinion from Greenberg Traurig, P.A., the Legal Opinion of Bedminster's Counsel, in substantially the form and to the effect as is set forth in Exhibit OOO of this Agreement; and, 4) any other opinions that are required to be delivered by Compost, Miami and/or Bedminster, via their respective counsel, to Lionhart, LHI and/or GEP, pursuant to this Agreement.

                  15.01.14. Registration Rights Agreement. Lionhart shall have received, on and as of the Closing Date, the Registration Rights Agreement, in substantially the form of Exhibit DDD of this Agreement, that is duly authorized, executed and delivered by Compost.

                  15.01.15. Director Appointment Agreement. Lionhart shall have received, on and as of the Closing Date, the Director Appointment Agreement, in substantially the form of Exhibit EEE of this Agreement, that is duly authorized, executed and delivered by Compost.

                  15.01.16. Other Considerations. Lionhart, LHI and GEP shall have received, on and as of the Closing Date, all other considerations that are required to be executed and/or delivered by Compost, Miami and/or Bedminster, to Lionhart, LHI and/or GEP, as provided under this Agreement (including, Section 13.03 hereof).

                  15.01.17. Due Diligence. Lionhart, LHI and GEP shall have completed all their business, legal, accounting and environmental due diligence with respect to Compost, Miami and the Subsidiaries and shall, in their sole and absolute judgment, be satisfied with the results thereof.

         Section 15.02. Conditions to Obligations of Compost, Miami and Bedminster. The obligations of Compost, Miami and Bedminster, 1) to consummate the transactions contemplated under this Agreement, 2) to execute and deliver, and to consummate the transactions contemplated under, the Credit Documents and/or the Definitive Supplemental Documents, 3) to perform or discharge all of their respective duties under Article II-Article X of this Agreement and/or
Section 13.03 of this Agreement, and/or 4) to otherwise effect the Term Loan Closing and/or the Ancillary Transactions Closing, shall be subject to the prior fulfillment of each of the following conditions:

                  15.02.01. Representations and Warranties/Agreements and Covenants. (i) The representations and warranties of Lionhart, LHI and GEP, as set forth in this Agreement, the Credit Documents and the Definitive Supplemental Documents, that are qualified as to materiality shall be true and correct in all aspects and all other representations and warranties shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as if made as of the Closing Date, (ii) all of the agreements, promises, covenants and undertakings of Lionhart, LHI and GEP, as contained in this Agreement, the Credit Documents and the Definitive Supplemental Documents, and that are to be performed or complied with by Lionhart, LHI and/or GEP, at or before the Closing Date, including, without limitation, all such agreements, promises, covenants and undertakings of Lionhart, LHI and/or GEP that are set forth in Section 13.02.01,
         Section 13.02.02 and Section 13.02.03 of this Agreement, shall have been performed or complied with in all material respects at or before and as of the Closing Date, and (iii) Terrence P. Duffy, as the Managing Director of Lionhart, LHI and GEP, and for and on behalf of Lionhart, LHI and GEP, shall have provided to Compost, Miami and Bedminster on and as of the Closing Date, and Compost, Miami and Bedminster shall have received from Lionhart, LHI and GEP, on and as of the Closing Date, the "'Bring-Down' Certificate of Lionhart, LHI and GEP," in substantially the form of Exhibit KKK of this Agreement, and signed by Terrence P. Duffy, as the Managing Director of Lionhart, LHI and GEP, as to the fulfillment of the conditions set forth in this
         Section 15.02.01(i)-(ii).


                                                            Page 83 of 107 Pages

                  15.02.02. Litigation. There shall have been no order or preliminary or permanent injunction entered in any action or proceeding before any federal, state or foreign court or governmental, administrative or regulatory authority or agency, and no other action taken or threatened, or statute, rule, regulation, legislative, interpretation, judgment or order enacted, entered, enforced, promulgated, amended, issued or deemed applicable to Lionhart, LHI and/or GEP, or to Compost, Miami and/or Bedminster, and/or any Subsidiaries or Affiliates, by and federal, state or foreign legislative body, court, government or governmental, administrative or regulatory authority or agency which shall have remained in effect and which shall have had the effect of making illegal, materially delaying or otherwise directly or indirectly restraining or prohibiting the consummation of any one (1) or more of the transactions contemplated or otherwise provided for under this Agreement, the Credit Documents and/or the Definitive Supplemental Documents.

                  15.02.03. Joint Resolutions/Certificate. Lionhart, LHI and GEP shall have provided to Compost, Miami and Bedminster, on and as of the Closing Date, and Compost, Miami and Bedminster shall have received from Lionhart, LHI and GEP, on and as of the Closing Date, a true and complete copy of the Joint Resolutions, in substantially the form as is set forth in Exhibit Z of this Agreement, and a true and complete original of the Certificate of Joint Resolutions, in substantially the form as is set forth in Exhibit Z of this Agreement, certified by the respective Secretaries of Lionhart, LHI and GEP of the resolutions duly and validly adopted by the Lionhart Board, the LHI Board and the GEP Board, evidencing their respective authorization of the execution and delivery of this Agreement, the Credit Documents and the Definitive Supplemental Documents, and the consummation of the transactions contemplated under this Agreement, the Credit Documents and the Definitive Supplemental Documents.

                  15.02.04. Incumbency Certificate of Lionhart, LHI and GEP. Lionhart, LHI and GEP shall have provided to Compost, Miami and Bedminster, on and as of the Closing Date, and Compost, Miami and Bedminster shall have received from Lionhart, LHI and GEP, on and as of the Closing Date, 1) an incumbency certificate of the Secretary of Lionhart, in substantially the form as is set forth in Exhibit BBB of this Agreement, certifying the names and signatures of the officers of Lionhart who are authorized to sign and deliver, for and on behalf of Lionhart, this Agreement, the Credit Documents and the Definitive Supplemental Documents, including any other documents or other considerations to be executed and/or delivered thereunder; and, 2) an incumbency certificate of the Secretary of GEP, in substantially the form as is set forth in Exhibit AAA of this Agreement, certifying the names and signatures of the officers of GEP who are authorized to sign and deliver, for and on behalf of GEP, this Agreement, the Credit Documents and the Definitive Supplemental Documents, including any other documents or other considerations to be executed and/or delivered thereunder; and, 3) an incumbency certificate of the Secretary of LHI, in substantially the form as is set forth in Exhibit LLL of this Agreement, certifying the names and signatures of the officers of LHI who are authorized to sign and deliver, for and on behalf of GEP, this Agreement, the Credit Documents and the Definitive Supplemental Documents, including any other documents or other considerations to be executed and/or delivered thereunder.

                  15.02.05. Legal Opinions. Compost, Miami and Bedminster shall have received, on and as of the Closing Date, an opinion from O'Bryan, Brazill & Drics, L.L.P., 1) the Legal Opinion of Lionhart's Counsel, in substantially the form and to the effect as is set forth in Exhibit FF of this Agreement, 2) the Legal Opinion of LHI's Counsel, in substantially the form and to the effect as is set forth in Exhibit AA of this Agreement, and 3) the Legal Opinion of GEP's Counsel, in substantially the form and to the effect as is set forth in Exhibit PPP of this Agreement.

                  15.02.06. Registration Rights Agreement. Compost shall have received, on and as of the Closing Date, the Registration Rights Agreement, in substantially the form of Exhibit DDD of this Agreement, that is duly authorized, executed and delivered by Lionhart.

                  15.02.07. Other Considerations. Compost, Miami and/or Bedminster shall have received, on and as of the Closing Date, all other considerations that are required to be executed and/or delivered by Lionhart, LHI and/or GEP, to Compost, Miami and/or Bedminster, as provided under this Agreement (including, Section 13.02 hereof).

                  15.02.08. Director Appointment Agreement. Compost shall have received, on and as of the Closing Date, the Director Appointment Agreement, in substantially the form of Exhibit EEE of this Agreement, that is duly authorized, executed and delivered by Lionhart.


                                   ARTICLE XVI

                                                            Page 84 of 107 Pages

                                 INDEMNIFICATION

         Section 16.01. Compost, Miami and Bedminster Indemnity. Compost, Miami and Bedminster hereby agree, promise and covenant, and otherwise undertake, the following indemnification duties, as provided under (and pursuant to the terms and subject to the conditions set forth in) Section 16.01.01, Section 16.01.02,
Section 16.01.03, Section 16.01.04 and Section 16.01.05 of this Agreement, as follows:

                  16.01.01. Indemnification Undertaking. Compost, Miami and Bedminster hereby agree, promise and covenant, jointly and severally, to indemnify, defend and hold harmless, Lionhart, LHI and GEP, and their respective officers, directors, managers, employees, advisors, consultants, agents and representatives and successors and assigns, as well as their respective Affiliates and their respective officers, directors, managers, employees, advisors, consultants, agents and representatives and successors and assigns (collectively, "Indemnified Party(ies)"), during the Survival Period (as provided under Section
         16.01.03 of this Agreement), from and against, and for and in respect of, any and all Liabilities, losses, depreciations in value, damages, claims, costs and expenses, interest, awards, judgments and penalties, forfeitures, actions, assessments, liabilities, obligations, settlements and lawsuits and proceedings (including, without limitation, reasonable attorneys' fees, expert witness fees and charges, and court costs), as and when incurred or suffered by any one
         (1) or more Indemnified Parties, including any Action brought or otherwise initiated by any one (1) or more of such Indemnified Parties(hereinafter, an "Indemnified Party Loss"), that relate to or arise from:

                           (i) Any material breach, violation or default of any
                  representation or warranty made by Compost, Miami or Bedminster as contained or otherwise set forth in any one (1) or more of the Transaction Documents (as that term is defined under Section 16.01.02 of this Agreement); or,

                           (ii) Any material breach, default or violation of any
                  covenant, promise, agreement or undertaking by Compost, Miami or Bedminster as contained or otherwise set forth in any one
                  (1) or more of the Transaction Documents (as that term is defined under Section 16.02 of this Agreement); or,

                           (iii) Any material liabilities or Indebtedness of
                  Compost, Miami, Bedminster or any Subsidiary not reflected on the Financial Statements, the Interim Financial Statements, the Miami Balance Sheet and/or the Bedminster Balance Sheet, whether arising before or after the Closing Date; or,

                           (iv) Any material liabilities of Compost, Miami,
                  Bedminster or any Subsidiary, whether arising before or after the Closing Date, and that relate to or arise from any of the Transaction Documents; or,

                           (v) Any judgment or order of the Court, in and with
                  respect to the Miami Complaint and the Miami Claim, and/or any material event relating to or arising from the Miami Complaint and the Miami Claim (including, without limitation, any settlement or arbitration award relating to or arising from the Miami Complaint and the Miami Claim), which has a Material Adverse Effect on the Miami Project, the Miami Project Collateral, the Put or Pay Contract, the Miami Project Permits, the Miami Site, the Miami Project Financing, the Miami Balance Sheet, the Bedminster Balance Sheet and/or the Appraised Value of the Miami Site; or,

                           (vi) Any Losses incurred by Compost, Miami or
                  Bedminster, or incurred by Lionhart, LHI and/or GEP, by reason of, or in connection with, any termination, nullification, cancellation, avoidance, expiration or invalidity or unenforceability of the Put or Pay Contract, and/or any event or occurrence that has a Material Adverse Effect on the Put or Pay Contract; or,

                           (vii) Any material breach, violation or default by
                  Compost, Miami and/or Bedminster of any negative and/or affirmative covenants or undertakings that are set forth in
                  Article XVII of this Agreement; or,

                           (viii) Any and all Losses suffered or incurred by
                  Lionhart, LHI and/or GEP, and/or Compost, Miami, Bedminster or any Subsidiary, by reason of or in connection with any claim or cause of action of any third party to the extent arising out of any action, inaction, event, condition, liability or obligation of Compost

                                                            Page 85 of 107 Pages
                  and/or Miami and/or Bedminster occurring or existing prior to the Closing Date; or,

                           (ix) Any diminuation in the value of any collateral,
                  under the Mortgage (including, the Miami Site), or under the Security Agreement (including, the Miami Claim, the Miami Project Collateral, the Put or Pay Contract, the Miami Project Financing and the Miami Project Permits) or under the Compost Stock Pledge Agreement (Compost Common Stock), the Compost Stock Pledge Agreement (Miami Common Stock) or the Compost Stock Pledge Agreement (Bedminster Common Stock) (including, the Pledged Compost Shares, the Pledged Miami Shares and the Pledged Bedminster Shares), by reason of or in connection with, or relating to or arising or resulting from any cause, or breach, violation or default that is described or contemplated under this Section 16.01; or,

                           (x) Any diminuation in the value of any material
                  asset of Compost, Miami or Bedminster (or any other Subsidiary) by reason of or in connection with, or relating to or arising or resulting from any cause, or breach, violation or default that is described or contemplated under this
                  Section 16.01; or,

                           (xi) (A) Any and all Remedial Actions after the
                  Closing Date relating to any Release of Hazardous Materials or Hazardous Substances in or upon the Environment or on or about the Real Property and/or the Miami Site prior to or after the Closing Date to the extent any such Remedial Action is required under any Environmental Law or by any Governmental Authority or is necessary to prevent or abate a significant and material risk to human health or the environment; or, (B) any and all Environmental Claims arising at any time that relate to the business or the operation of Compost, Miami, Bedminster or any Subsidiary prior to or after the Closing Date; or, (C) any and all noncompliances with or violations of any applicable Environmental Law or Environmental Permit by Compost, Miami, Bedminster or any Subsidiary prior to or after the Closing Date.

         To the extent that any undertakings set forth in this Section 16.01 may be unenforceable, Compost and Miami shall contribute the maximum amount that it is permitted to contribute under applicable law to the payment and satisfaction of all Losses incurred by Lionhart, LHI and GEP. In addition, and notwithstanding anything to the contrary in this Article XVI, the rights and obligations of the parties with respect to any and all Tax matters shall be governed by Article XIV of this Agreement. In particular, this Article XVI shall not apply to any indemnity to which Lionhart, LHI and/or GEP may be entitled under Article XIV of this Agreement (relating to Taxes), except to the extent specified therein.

                  16.01.02. Transaction Documents-Definition. The term "Transaction Documents," for purposes of this Section 16.01, shall mean and include 1) this Agreement, 2) the Credit Documents (including, without limitation, the Mortgage, the Mortgage Note, the Security Agreement, the Compost Stock Pledge Agreement (Compost Common Stock), the Compost Stock Pledge Agreement (Miami Common Stock), the Compost Stock Pledge Agreement (Bedminster Common Stock) and the Compost-Miami Guaranty), 3) the Definitive Supplemental Documents, 4) Appendix I, Appendix II and Appendix III of this Agreement, 5) the Exhibits of this Agreement, 6) the Disclosure Schedule, 7) the Disclosure Documents, 8) the Miami Project Disclosures, 9) the Compost Disclosures, 10) the 8/14/98 Compost/Miami Disclosure, 11) the Financial Statements and Interim Financial Statements, 12) the Miami Balance Sheet, 13) the Bedminster Balance Sheet, 14) the SEC Reports, and, 15) all other documents, reports, schedules, disclosures, certificates, and all other written information and all considerations that are provided or delivered by (or on behalf of) Compost and/or Miami and/or Bedminster to (or on behalf of) Lionhart, LHI and/or GEP, pursuant to or in connection with the execution and/or delivery of this Agreement, the Credit Documents and/or the Definitive Supplemental Documents, and/or pursuant to or in connection with the consummation of the transactions contemplated by or under this Agreement, the Credit Documents and/or the Definitive Supplemental Documents.

                  Section 16.01.03. Survival Period. The representations, warranties, promises, agreements, covenants, statements and undertakings of Compost, Miami and/or Bedminster, as are set forth in any of the Transaction Documents, shall survive and remain operative through the Term Loan Closing and the Ancillary Transactions Closing on the Closing Date, and shall survive and remain operative thereafter, until November 1, 2005 ("Survival Period"). The indemnification duties, obligations and undertakings of Compost, Miami and Bedminster, under this Section 16.01, shall continue during, and terminate with the expiration of, the Survival Period. Any claim or demand that is pending or asserted by any Indemnified Party (including, Lionhart, LHI and GEP) against Compost, Miami and/or

                                                            Page 86 of 107 Pages

         Bedminster, under this Section 16.01, prior to the expiration of the Survival Period, may continue to be asserted under this Section 16.01 (notwithstanding the expiration of the Survival Period). Neither the Survival Period nor the liability of any party with respect to the parties' representations and warranties shall be reduced by any investigation made at any time by or on behalf of any party.

                  Section 16.01.04. Claim Procedures. (a) An Indemnified Party shall give Compost, Miami and Bedminster notice of any matter which an Indemnified Party has determined, in good faith, and based on actual disclosure to or actual knowledge by any such Indemnified Party, has given or could give rise to a right of indemnification under Section
         16.01 of this Agreement, within ninety (90) days of such determination, stating the estimated amount of the Loss, if known, and the method of computation thereof, and containing a reference to the provisions of this Agreement and the applicable Transaction Documents in respect of which such right of indemnification is claimed or arises.

                  (b) The obligations and Liabilities of Compost, Miami and Bedminster, under Section 16.01 of this Agreement, with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Section 16.01 ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: (i) if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give Compost, Miami and Bedminster notice of such Third Party Claim within thirty (30) days of the receipt by the Indemnified Party of such notice, provided, however, that the failure to provide such notice shall not release Compost, Miami or Bedminster from any of its or their obligations under this Article XVI except to the extent that Compost, Miami and/or Bedminster is or are materially prejudiced by such failure, and shall not relieve Compost, Miami or Bedminster from any other obligation or Liability that it or they may have to any Indemnified Party otherwise than under this Article XVI; and, (ii) if Compost, Miami or Bedminster acknowledges in writing its or their obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then Compost, Miami and Bedminster shall be entitled to assume and control the defense of such Third Party Claim at its and their expense and through counsel of its and their choice if Compost, Miami and/or Bedminster give notice of their intention to do so to the Indemnified Party within five (5) days of the receipt of such notice from the Indemnified Party, provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party, in its sole and absolute discretion, for the same counsel to represent both the Indemnified Party and Compost and/or Miami and/or Bedminster, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of Compost, Miami and Bedminster. In the event that Compost, Miami and Bedminster exercise the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with Compost, Miami and Bedminster in such defense and make available to Compost, Miami and Bedminster, at Compost's and Miami's and Bedminster's sole expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonable required by Compost, Miami and/or Bedminster. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, Compost, Miami and Bedminster shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at Compost's and Miami's and Bedminster's expense, all such witnesses, records, materials and information in Compost's or Miami's or Bedminster's possession or under Compost's and/or Miami's and/or Bedminster's control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by Compost, Miami or Bedminster without the prior written consent of the Indemnified Party.

                  (c) Each party shall within ninety (90) days of learning of any asserted liability or damage claimed to give rise to indemnification hereunder notify the party obligated to indemnify it hereof in writing provided, however, that the failure of the Indemnified Party to so notify the indemnifying party shall not relieve the indemnifying party of its obligations hereunder unless, and only to the extent that, such failure to notify prejudices the indemnifying party. Thereafter, the indemnifying party shall have, at its election, the right to compromise or defend any such matter at its sole cost and expense through counsel chosen by it. If the indemnifying party so undertakes to compromise and defend, the indemnifying party shall notify the other party of its intention to do so. If the indemnifying party fails to defend such matter diligently, the Indemnified Party may assume control of the defense of such matter. Each party agrees in all cases to cooperate with the defending party and its counsel in the compromise of or defending of any such liabilities or claims. The defending party and the nondefending party may be represented by the same counsel unless such representation would be inappropriate due to actual or potential differing interests between them. In addition, the nondefending party shall at all times be entitled to monitor such defense through the appointment of counsel of

                                                            Page 87 of 107 Pages

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         its own choosing, at its own cost and expense.

                  Section 16.01.05. Damage Threshold. Neither Lionhart, nor LHI or GEP shall be entitled to indemnification under this Section 16.01 unless and until the aggregate amount of the claims against Compost, Miami and/or Bedminster, by Lionhart, LHI or GEP, equals or exceeds US $100,000. If the aggregate amount of such claims, by Lionhart, LHI or GEP, and against Compost and/or Miami and/or Bedminster, equals or exceeds US $100,000, then Lionhart, LHI and/or GEP may claim indemnification for the entire aggregate amount of such claims, whether or not any such Loss or Losses are material or immaterial. Notwithstanding the preceding terms and provisions of this Section 16.01.05, any claim by any Indemnified Party under Section 16.01 for any Indemnified Party Loss, and which relates to or arises from the failure or omission by Compost (or Miami or Bedminster), under the Transaction Documents, 1) to issue any shares of Compost Common Stock to Lionhart, or any other Indemnified Party, 2) to issue any Compost-Lionhart Warrant (#1-#6), or any part thereof, to Lionhart, or any other Indemnified Party, 3) to issue any stock certificate (for any Compost Common Stock or Series B Preferred Stock) to Lionhart or any other Indemnified Party, or 4) to execute or deliver any document, agreement, certificate, receipt, resolution and/or any other considerations to Lionhart, or any other Indemnified Party, on the Term Loan Closing and Ancillary Transactions Closing on the Closing Date as required under the Agreement, the Credit Documents and/or the Definitive Supplemental Documents, shall not be subject to the dollar threshold as set forth in this Section 16.01.05

         Section 16.02. Lionhart, LHI and GEP Indemnity. Lionhart, LHI and GEP hereby agree, promise and covenant, and otherwise undertake, the following indemnification duties, as provided under (and pursuant to the terms and subject to the conditions set forth in) Section 16.02.01, Section 16.02.02, Section
16.02.03 and Section 16.02.04 of this Agreement, as follows:

                  16.02.01. Indemnification Undertaking. Lionhart, LHI and GEP hereby agree, promise and covenant, jointly and severally, to indemnify, defend and hold harmless, Compost, Miami and Bedminster, and their respective officers, directors, managers, employees, advisors, consultants, agents and representatives and successors and assigns, as well as their respective Affiliates and their respective officers, directors, managers, employees, advisors, consultants, agents and representatives and successors and assigns (collectively, "Indemnified Party(ies)"), during the Survival Period (as provided under Section
         16.02.02 of this Agreement), from and against, and for and in respect of, any and all Liabilities, losses, depreciations in value, damages, claims, costs and expenses, interest, awards, judgments and penalties, forfeitures, actions, assessments, liabilities, obligations, settlements and lawsuits and proceedings (including, without limitation, reasonable attorneys' fees, expert witness fees and charges, and court costs), as and when incurred or suffered by any one
         (1) or more Indemnified Parties, including any Action brought or otherwise initiated by any one (1) or more of such Indemnified Parties(hereinafter, an "Indemnified Party Loss"), that relate to or arise from:

                           (i) Any material breach, violation or default of any
                  representation or warranty made by Lionhart, LHI or GEP as contained or otherwise set forth in this Agreement, the Credit Documents or the Definitive Supplemental Documents, prior to the Closing Date; or,

                           (ii) Any material breach, violation or default of any
                  agreement or covenant by Lionhart, LHI and/or GEP under this Agreement, the Credit Documents or the Definitive Supplemental Documents.

                  Section 16.02.02. Survival Period. The representations, warranties, promises, agreements, covenants, statements and undertakings of Lionhart, LHI and/or GEP, as are set forth in this Agreement, the Credit Documents and/or the Definitive Supplemental Documents, shall survive and remain operative through the Term Loan Closing and the Ancillary Transactions Closing on the Closing Date, and shall survive and remain operative thereafter, until August 1, 2001 ("Survival Period"). The indemnification duties, obligations and undertakings of Lionhart, LHI and/or GEP, under this Section 16.02, shall continue during, and terminate with the expiration of, the Survival Period. Any claim or demand that is pending or asserted by any Indemnified Party (including, Compost, Miami and Bedminster) against Lionhart, LHI and/or GEP, under this Section 16.02, prior to the expiration of the Survival Period, may continue to be asserted under this Section 16.02 (notwithstanding the expiration of the Survival Period). Neither the Survival Period nor the liability of any party with respect to the parties' representations and warranties shall be reduced by any investigation made at any time by or on behalf of any party.

                  Section 16.02.03. Claim Procedures. (a) An Indemnified Party shall give Lionhart, LHI and GEP notice

                                                            Page 88 of 107 Pages

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         of any matter which an Indemnified Party has determined, in good faith, and based on actual disclosure to or actual knowledge by any such Indemnified Party, has given or could give rise to a right of indemnification under Section 16.02 of this Agreement, within ninety
         (90) days of such determination, stating the estimated amount of the Loss, if known, and the method of computation thereof, and containing a reference to the provisions of this Agreement and the applicable Credit Documents and Definitive Supplemental Documents in respect of which such right of indemnification is claimed or arises.

                  (b) The obligations and Liabilities of Lionhart, LHI and GEP, under Section 16.02 of this Agreement, with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Section 16.02 ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: (i) if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give Lionhart, LHI and GEP notice of such Third Party Claim within thirty (30) days of the receipt by the Indemnified Party of such notice, provided, however, that the failure to provide such notice shall not release Lionhart, LHI or GEP from any of its or their obligations under this Article XVI except to the extent that Lionhart, LHI and/or GEP is or are materially prejudiced by such failure, and shall not relieve Lionhart, LHI or GEP from any other obligation or Liability that it or they may have to any Indemnified Party otherwise than under this Article XVI; and, (ii) if Lionhart, LHI or GEP acknowledges in writing its or their obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then Lionhart, LHI and GEP shall be entitled to assume and control the defense of such Third Party Claim at its and their expense and through counsel of its and their choice if Lionhart, LHI and/or GEP give notice of their intention to do so to the Indemnified Party within five (5) days of the receipt of such notice from the Indemnified Party, provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party, in its sole and absolute discretion, for the same counsel to represent both the Indemnified Party and Lionhart and/or LHI and/or GEP, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of Lionhart, LHI and GEP. In the event that Lionhart, LHI and GEP exercise the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with Lionhart, LHI and GEP in such defense and make available to Lionhart, LHI and GEP, at Lionhart's, LHI's and GEP's sole expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonable required by Lionhart, LHI and/or GEP. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, Lionhart, LHI and GEP shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at Lionhart's, LHI's and GEP's expense, all such witnesses, records, materials and information in Lionhart's or LHI's or GEP's possession or under Lionhart's and/or LHI's and/or GEP's control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by Lionhart, LHI or GEP without the prior written consent of the Indemnified Party.

                  (c) Each party shall within ninety (90) days of learning of any asserted liability or damage claimed to give rise to indemnification hereunder notify the party obligated to indemnify it hereof in writing provided, however, that the failure of the Indemnified Party to so notify the indemnifying party shall not relieve the indemnifying party of its obligations hereunder unless, and only to the extent that, such failure to notify prejudices the indemnifying party. Thereafter, the indemnifying party shall have, at its election, the right to compromise or defend any such matter at its sole cost and expense through counsel chosen by it. If the indemnifying party so undertakes to compromise and defend, the indemnifying party shall notify the other party of its intention to do so. If the indemnifying party fails to defend such matter diligently, the Indemnified Party may assume control of the defense of such matter. Each party agrees in all cases to cooperate with the defending party and its counsel in the compromise of or defending of any such liabilities or claims. The defending party and the nondefending party may be represented by the same counsel unless such representation would be inappropriate due to actual or potential differing interests between them. In addition, the nondefending party shall at all times be entitled to monitor such defense through the appointment of counsel of its own choosing, at its own cost and expense.

                  Section 16.02.04. Damage Threshold. Neither Compost nor Miami or Bedminster (or any other Indemnified Party under Section 16.02.01 of this Agreement) shall be entitled to indemnification under this Section
         16.02 unless and until the aggregate amount of the claims against Lionhart and/or LHI and/or GEP, by Compost, Miami and/or Bedminster (and all other Indemnified Parties under Section 16.02.01 of this Agreement), equals or exceeds US $100,000. If the aggregate amount of such claims, against Lionhart and/or LHI and/or GEP, by Compost, Miami


                                                            Page 89 of 107 Pages
         and/or Bedminster, equals or exceeds US $100,000, then Compost, Miami and Bedminster (and all other Indemnified Parties under Section
         16.02.01 of this Agreement) may claim indemnification for the entire aggregate amount of such claims, whether or not any such Loss or Losses are material or immaterial. Notwithstanding the preceding terms and provisions of this Section 16.02.04, any claim by any Indemnified Party under Section 16.02 for any Indemnified Party Loss, and which relates to or arises from the failure or omission by Lionhart and/or LHI and/or GEP, under this Agreement, the Credit Documents or the Definitive Supplemental Documents, to execute or deliver any document, agreement, certificate, receipt, resolution and/or any other considerations to Compost, Miami and/or Bedminster, or any other Indemnified Party, on the Term Loan Closing and Ancillary Transactions Closing on the Closing Date as required under the Agreement, the Credit Documents and/or the Definitive Supplemental Documents, shall not be subject to the dollar threshold as set forth in this Section 16.02.04.

                                  ARTICLE XVII
           COVENANTS AND UNDERTAKINGS OF COMPOST, MIAMI AND BEDMINSTER

         Section 17.01. Pre-Closing Covenants and Undertakings. Compost, Miami and Bedminster hereby agree, promise and covenant, jointly and severally, that, pending the Term Loan Closing and the Ancillary Transactions Closings on the Closing Date, and in addition to any and all other pre-closing agreements, promises, covenants and other undertakings of Compost, Miami or Bedminster that is or are set forth in this Agreement, the Credit Documents and/or the Definitive Documents:

                  17.01.01. Access/Review/Due Diligence. Compost, Miami and Bedminster 1) will afford and provide to the officers, directors, employees, counsel, agents, investment bankers, accountants, and other professionals and agents and/or representatives of Lionhart, LHI and GEP, open, friendly and full access to the Business, all other business, the assets, the Properties, the Real Estate, and the offices, facilities, properties, books, and legal, financial and business files and records of Compost, Miami and Bedminster, and 2) will cooperate with Lionhart, LHI and GEP, on a commercially reasonable basis with respect to all due diligence questions, investigations or audits conducted or sponsored by or on behalf of Lionhart, LHI and/or GEP, that relate to or arise from Compost, Miami and/or Bedminster.

                  17.01.02. Maintenance/Disclosure of Financial Records. Compost, Miami and Bedminster shall maintain their respective books, accounts and records in the usual and regular manner, on a basis consistent with GAAP and prior periods, and Compost, Miami and Bedminster shall provide Lionhart, LHI and GEP with financial statements prepared on a monthly basis and such additional financial and operating data and other information relating to Compost, Miami and/or Bedminster as may be requested reasonably by Lionhart, LHI and/or GEP, or any authorized officer, director, employee counsel, agent, investment banker, accountant or other professional or agent or representative thereof.

                  17.01.03. Conduct of Business. Compost, Miami and Bedminster shall conduct their Business, all other businesses, affairs and operations, and shall manage, operate, preserve and conserve the Business, all other business, and the assets and Properties of Compost, Miami and Bedminster, such that at the Term Loan Closing and the Ancillary Transactions Closing on the Closing Date, no representation or warranty of Compost, Miami and/or Bedminster (as set forth in this Agreement, the Credit Documents and/or the Definitive Supplemental Documents), will be inaccurate or misleading, no covenant or agreement of Compost, Miami and/or Bedminster (as set forth in this Agreement, the Credit Documents and/or the Definitive Supplemental Documents) will be breached, and no condition in this Agreement, the Credit Documents or the Definitive Supplemental Documents, will remain unfulfilled by reason of the actions or omissions of Compost, Miami and/or Bedminster. Compost, Miami and Bedminster shall use their respective best efforts, in good faith, in the ordinary course of business, 1) to preserve, conserve and maintain the business operations of the Business, all other business, the assets, Properties and the Real Estate of Compost, Miami and Bedminster, 2) to preserve in full force and effect the contracts, agreements, instruments, leases, licenses, arrangements, and understandings of Compost, Miami and Bedminster, including, without limitation, the Put or Pay Contract and all other Material Contracts,
         3) to prosecute vigorously, in the Court, the Miami Claims as set forth in the Miami Complaint, and 4) to preserve the goodwill by and among the City of Miami, and Compost, Miami and Bedminster, and with respect to all other municipalities in which Compost, Miami and/or Bedminster is doing business or anticipates that it will do business with at any time in the next twelve (12) months. Compost, Miami and Bedminster shall conduct their respective Business, and all other business, and their respective operations in all


                                                            Page 90 of 107 Pages
         respects only in the ordinary and usual course, consistent with past lawful practice, and in accordance with all applicable laws, rules and regulations.

                  17.01.04. No Securities Transactions. Neither Miami nor Bedminster shall issue, or enter into any commitment, plan, agreement, arrangement or undertaking to issue, transfer, redeem or otherwise dispose of, any Miami Common Stock and/or Bedminster Common Stock, any other capital stock (or debt or equity securities) of Miami and/or Bedminster, or any option, instrument, rights or other security that is exercisable for, convertible into or exchangeable for any share of any capital stock of Miami and/or Bedminster.

                  17.01.05. Advice of Changes. Compost, Miami and Bedminster shall immediately advise and disclose to Lionhart, LHI and GEP, by a detailed written notice, of any material fact or occurrence or any pending or threatened occurrence of which any of them obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or in a Schedule or an Appendix hereto, which (if existing and known at any time prior to or at the Closing
         Date) would make the performance by any party of a covenant contained in this Agreement (or the Credit Documents or Definitive Supplemental Documents) impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which, if existing and known at the time of the Closing Date, would cause a condition to any party's obligations under this Agreement (or the Credit Documents or Definitive Supplemental Documents) not to be fully satisfied.

                  17.01.06. Confidentiality. Compost, Miami and Bedminster shall maintain and preserve the confidentiality of, and shall not publish, disclose, disseminate or otherwise make available any information that they (or any one of them) now possess or may hereafter create or obtain relating to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Lionhart, LHI and/or GEP, without the prior written consent of Lionhart, LHI and GEP.

                  17.01.07. Compliance with Laws. Compost, Miami and Bedminster shall comply with all federal, state local and foreign laws, ordinances, rules, regulations and orders applicable to the business and operations of Compost, Miami and Bedminster, including, without limitation, the Exchange Act and the Securities Act.

                  17.01.08. Public Statements. Except as required by applicable law, and unless and until the Term Loan Closing and the Ancillary Transactions Closing have been consummated on the Closing Date, Compost, Miami and Bedminster shall not issue any public statements or releases which relate to this Agreement, the Credit Documents and/or the Definitive Supplemental Documents, or the transactions contemplated thereunder, except for any such written statements as shall have been approved in advance as to form and content by Lionhart, LHI and GEP. Nothing contained herein shall prevent Compost, Miami and/or Bedminster from furnishing any information to any Governmental Authority (including, without limitation, the SEC) if required to do so by applicable law, including, without limitation, disclosing any such information (based solely on the determination by Compost, Miami and/or Bedminster) in any SEC Report (under the Exchange Act), or otherwise.

                  17.01.09. Schedule/Appendices/Updates. Between the Effective Date of this Agreement and the Closing Date, Compost, Miami and Bedminster shall update the Schedules, Appendices, Exhibits, Disclosure Schedule, Disclosure Documents, the Financial Statements, the Interim Financial Statements, the Miami Balance Sheet, the Bedminster Balance Sheet, the Miami Project Disclosures, and the Compost Disclosures, that are annexed to this Agreement, promptly after the occurrence of any change or event making any such document or disclosure inaccurate or incomplete, or otherwise requiring changes thereon.

                  17.01.10. Consents Without Any Condition. Compost, Miami and Bedminster shall not make any agreement or understanding, which is not approved in advance and in writing by Lionhart, LHI and GEP, as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit required for the consummation of the transactions contemplated by this Agreement, the Credit Documents and/or the Definitive Supplemental Documents.

                  17.01.11. Transactions. Compost, Miami and Bedminster agree, promise and covenant that Miami and Bedminster, vis-a-vis their respective Boards of Directors and/or Shareholders, or otherwise, will not approve and/or

                                                            Page 91 of 107 Pages
         shall reject:

                           (a) Any merger, consolidation, reorganization, or
                  other business combination involving or relating to or arising from Miami and/or Bedminster; or,

                           (b) Any sale of material assets or substantially all
                  of the assets of Miami and/or Bedminster, to any Person; or,

                           (c) Any stock split, stock dividend, or reverse stock
                  split relating to the Miami Common Stock and/or the Bedminster Common Stock, or any other class of capital stock of Miami and/or Compost; or,

                           (d) Any issuance of any shares of capital stock of
                  Miami and/or Bedminster, any option, warrant, or other right calling for the issuance of any such share of capital stock of Miami and/or Bedminster, or any security convertible into or exchangeable for any such share of capital stock of Miami and/or Bedminster; or,

                           (e) (i) Any issuance by or on the part of Miami
                  and/or Bedminster of any debt securities, debentures or notes, or (ii) any incurrence of any debt, credit or other Indebtedness by Miami and/or Bedminster (except in the usual and ordinary course of business consistent with past lawful practice); or,

                           (f) Any authorization of any other class of stock of
                  Miami and/or Bedminster, other than the current classes of capital stock that are authorized currently in the Articles of Incorporation of Miami and/or Bedminster; or,

                           (g) Any amendment of the Articles of Incorporation
                  and/or Bylaws of Miami and/or Bedminster, other than as contemplated or provided expressly under this Agreement, any Credit Documents or Definitive Supplemental Documents; or,

                           (h) Any proposition, disposition, action, plan,
                  transaction or other undertaking, the effect of which may be to inhibit, restrict, or delay the consummation of or otherwise have a Material Adverse Effect with respect to, any of the transactions contemplated by or otherwise provided under this Agreement, the Credit Documents and/or the Definitive Supplemental Documents.

                  17.1.12. Best Efforts. Compost, Miami and Bedminster each agree, promise and covenant to use their respective commercially reasonable efforts, in good faith:

                           (a) To cooperate reasonably with Lionhart, LHI and
                  GEP, and its and their respective agents and representatives, to take all actions, and to cause to be done, and to assist and cooperate with Lionhart, LHI and GEP, and its and their respective agents and representatives, to close and otherwise consummate, on the Term Loan Closing and the Ancillary Transactions Closing, on the Closing Date, all transactions that are contemplated under this Agreement, the Credit Documents and the Definitive Supplemental Documents; and,

                           (b) To take or cause to be taken all action, to do or
                  cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by and under this Agreement, the Credit Documents and the Definitive Supplemental Documents, including, but not limited to: (i) the obtaining of all necessary waivers, consents and approvals from governmental or regulatory agencies or authorities and the making of all necessary registrations and filings (including, but not limited to, filings with governmental or regulatory agencies or authorities, if any) and the taking of all reasonable steps as may be necessary to obtain any approval or waiver from, or to avoid any action or proceeding by, any governmental agency or authority; (ii) the obtaining of all necessary consents, approvals or waivers from any applicable third parties, that relate to or arise from this Agreement, the Credit Documents and/or the Definitive Supplemental Documents; (iii) the defending of any lawsuits or any other legal proceedings whether judicial or administrative, challenging this Agreement, the Credit Documents and/or the Definitive Supplemental Documents, or the consummation of the transactions contemplated thereunder, and,
                  (iv)

                                                            Page 92 of 107 Pages

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                  causing all conditions to the obligations of Compost, Miami and/or Bedminster, and/or Lionhart, LHI and/or GEP, under this Agreement, the Credit Documents and the Definitive Supplemental Documents, to be satisfied on or before the Term Loan Closing and the Ancillary Transactions Closing on the Closing Date.

         Section 17.02. Post-Closing Covenants and Undertakings. Compost, Miami and Bedminster hereby agree, promise and covenant, jointly and severally, that, subsequent to the Term Loan Closing and the Ancillary Transactions Closings on the Closing Date, and in addition to any other agreements, promises, covenants or undertakings of Compost, Miami or Bedminster that are set forth in this Agreement, the Credit Documents and/or the Definitive Supplemental Documents (including, without limitation, the Transaction Documents as that term is defined under Section 16.01.02 of this Agreement):

                  17.02.01. Continuing Disclosure. Until all Indebtedness is paid and discharged in full and all Obligations are performed and discharged in full by Compost and/or Miami and/or Bedminster, Compost, Miami and Bedminster hereby agree, promise and covenant, jointly and severally, that Compost, Miami and Bedminster shall provide, disclose and deliver to Lionhart, LHI and GEP, the following:

                           (a) SEC Reports/Registration Statements. (i)
                  Conformed, accurate and complete copies of the all SEC Reports of Compost, on a reasonably contemporaneous basis when and as any such SEC Reports are filed with the SEC by Compost, including, without limitation, any such Form 10-QSB, Form 10-KSB and Form 8-K, and (ii) any and all Registration Statements of Compost, on a reasonably contemporaneous basis when any such Registration Statements are filed with the SEC by Compost, including, without limitation, any such Registration Statement on Form S-3; and,

                           (b) Miami Project Permits. (i) A written notice,
                  disclosure and description of all applications for any Environmental Permits, for and with respect to the Miami Project, including, without limitation, all Miami Project Permits, on a reasonably contemporaneous basis when and as any such applications are filed by Compost, Miami and/or Bedminster with any applicable Governmental Authority, and
                  (ii) a written notice and description of all facts, events or occurrences that are material to the Miami Project Permits, including all such facts, event or occurrences that may have a Materially Adverse Effect on any such Miami Project Permits or other Environmental Permits; and,

                           (c) Miami Complaint/Miami Claim. A written notice,
                  disclosure and description of all material facts, events or occurrences (including any material pleadings, motions, hearings, orders, mediations, settlement conferences, settlements or judgments), on a reasonably contemporaneous basis upon discovery or knowledge thereof by Compost, Miami and/or Bedminster, that relate to or arise from the Miami Complaint and/or the Miami Claim, including any and all such material facts, events or occurrences that may have a Material Adverse Effect on the Miami Claim; and,

                           (d) Put or Pay Contract. A written notice, disclosure
                  and description of all material facts, events or occurrences, on a reasonably contemporaneous basis upon discovery or knowledge thereof by Compost, Miami and/or Bedminster, that relate to or arise from the Put or Pay Contract, and notwithstanding whether or not any such material fact, event or occurrence may have a Materially Adverse Effect on the Put or Pay Contract, including, without limitation, all acts and/or actions of the City of Miami (and/or its respective counsel or other professionals) and/or the Court, that relate to or arise from the Put or Pay Contract; and,

                           (e) Miami Project Scope. A written notice, disclosure
                  and description of all material facts, events or occurrences, on a reasonably contemporaneous basis upon discovery or knowledge thereof by Compost, Miami and/or Bedminster, pursuant to which the executive management of Compost, Miami and/or Bedminster modify, change, supplement or limit materially the description of the Miami Project as is set forth in Section 11.26.01(a) of this Agreement, and as is described under the Miami Project Recap, the Summary and/or the Design Report as otherwise set forth and referenced in
                  Section 11.26.01(a) of this Agreement; and,

                           (f) Miami Project Financing. A written notice,
                  disclosure and description of all material facts, events or occurrences, on a reasonably contemporaneous basis upon discovery or knowledge thereof by Compost, Miami and/or Bedminster, that relate to or arise from or have a Materially Adverse Effect on or with respect to the Miami Project Financing; and,

                                                           Page 93 of 107 Pages

                  (g) Miami Project-General. A written notice, disclosure and description of all material facts, events or occurrences, on a reasonably contemporaneous basis upon discovery or knowledge thereof by Compost, Miami and/or Bedminster, that relate to or arise from or have a Material Adverse Effect on, the Miami Project, including any such material facts, events or occurrences that relate to or arise from the Miami Site, the Properties or Material Contracts of Miami and/or Bedminster, or otherwise; and,

                  (h) Financial Statements. Accurate and complete copies of (i) the audited consolidated financial statements and audit reports of and for Compost and/or its Subsidiaries, for each of the fiscal years of Compost, commencing with the fiscal year of Compost ending on April 30, 1998, including, without limitation, the related audited consolidated statements of income, cash flows and changes in financial position of Compost and its Subsidiaries, together with all related notes and schedules thereto, accompanied by the reports thereon and management letters from the accountants and auditors of Compost, on a reasonably contemporaneous basis upon receipt thereof by Compost, Miami and/or Bedminster; and, (ii) the unaudited balance sheets of Compost and its Subsidiaries for each fiscal quarter beginning with the fiscal quarter ending on October 31, 1998, including the related unaudited statements of income, cash flows, and changes in financial positions of Compost and its Subsidiaries for each, together with all related notes and schedules thereto, which statements include all material known adjustments as of the date of such statements, subject to ordinary year-end adjustments which in the aggregate would not be material, on the earlier of the date that any such unaudited balance sheets are prepared, or forty-five (45) days after the end of each such fiscal quarter of Compost; and,

                  (i) Press Releases. A copy of all material press releases with respect to Compost and/or its Subsidiaries (including Miami and/or Bedminster), when publicly issued or disseminated by Compost (Miami or Bedminster, or any other Subsidiary) or any other Person, on a reasonably contemporaneous basis upon discovery or knowledge thereof by Compost, Miami and/or Bedminster; and,

                  (j) Management. A written notice, disclosure and description of all material changes in management of Compost, Miami or any other Subsidiaries, on a reasonably contemporaneous basis upon the occurrence of any such material changes in management of Compost, Miami and/or any other Subsidiaries; and,

                  (k) Collateral. A written notice, disclosure and description of all material facts, events or occurrences, on a reasonably contemporaneous basis upon discovery or knowledge thereof by Compost, Miami and/or Bedminster, that have or may have a Materially Adverse Effect on any collateral that is pledged or otherwise encumbered by Compost, Miami and/or Bedminster, to secure the performance of any obligations, duties or undertakings of Compost, Miami and/or Bedminster under this Agreement, the Credit Documents and/or the Definitive Supplemental Documents (including, without limitation, the Miami Site, the Miami Claim, the Miami Project Permits, the Put or Pay Contract, the Miami Project Financing, the Pledged Compost Shares, the Pledged Miami Shares and/or the Pledged Bedminster Shares).

         17.02.02. Miscellaneous Affirmative Covenants. Until all Indebtedness is paid and discharged in full and all Obligations are performed and discharged in full by Compost and/or Miami and/or Bedminster, Compost, Miami and Bedminster hereby agree, promise and covenant, jointly and severally, that Compost, Miami and Bedminster shall use commercially reasonable efforts, in good faith, unless waived or modified (in writing and signed) by Lionhart, LHI and GEP, to:

                  (a) Sound Management. Conduct and manage the business and operations of Compost, Miami and Bedminster, and all material Subsidiaries, in a sound and prudent manner, in accordance with sound and commercially reasonable business judgment, after due investigation and consideration, and based on sound management policies that are consistent, in all material respects, with the SEC Reports, the Miami Project Disclosures and the Compost Disclosures; and,

                  (b) Material Contracts. Maintain each Material Contract of Compost, Miami and Bedminster in full force and effect in accordance with their respective terms; and,

                                                            Page 94 of 107 Pages

                  (c) Material Changes-Disclosure. On a reasonably prompt and commercially reasonable basis, notify Lionhart, LHI and GEP, in writing, of any material change in business, results of operations, financial condition, assets, liabilities or prospects of Compost, Miami and/or Bedminster that, either singly or in the aggregate, may have a Materially Adverse Effect on their respective Properties, Business or assets; and,

                  (d) Representations/Warranties. On a reasonably prompt and commercially reasonable basis, notify Lionhart, LHI and GEP, in writing, at any prospective date, if any representation or warranty of Compost, Miami or Bedminster, that is made or asserted in this Agreement, the Credit Documents and/or the Definitive Supplemental Documents, or in any other Transaction Document (as that term is defined under Section 16.01.02 of this Agreement), and contains on any such prospective date any untrue statement of a material fact or omits on any such prospective date to then state a material fact necessary in order to then make the statement of facts made not misleading; and,

                  (e) Permits. On a reasonably prompt and commercially reasonable basis, and based on sound management policies, use commercially reasonable efforts, in good faith, to maintain each Environmental Permit (including, the Miami Project Permits) that is or has been issued by any Governmental Authority to Compost, Miami, Bedminster or any other Subsidiary, and apply for (and vigilantly prosecute all such applications for) any other Environmental Permits (including, without limitation, the Supplemental Prospective Permits, as defined under Section 11.26.01(b)(1) of this Agreement), that are reasonably necessary for Compost, Miami and Bedminster, and all other Subsidiaries, to conduct and operate their respective Business; and,

                  (f) Periodic Assessments. Afford Lionhart, LHI and GEP, or their respective agents, representatives and professionals, open, free and friendly access, during reasonable business hours on Business Days and upon reasonable notice, (i) to the offices, buildings, equipment, assets, Properties, records, files, books and records of account, Tax Returns, Real Estate, and all other information relating to or arising from Compost, Miami and Bedminster, and (ii) to the management of Compost, Miami and/or Bedminster, for purposes of conducting any commercially reasonable due diligence investigations, audits, inspections or assessments of Compost, Miami and/or Bedminster, and/or their respective Business; and,

                  (g) Valid Existence. Ensure that Compost, Miami and Bedminster, as well as all material Subsidiaries, each continue to be a corporation duly organized, validly existing, and in good standing, and qualified to do business, in any reasonably necessary or required jurisdictions; and,

                  (h) Corporate Authority. Ensure that Compost, Miami and Bedminster, as well as all material Subsidiaries, each has all requisite power and legal authority (i) to own and operate its Properties and Business, (ii) to carry on its Business as now conducted or as may be conducted prospectively, and (iii) to execute, consummate and deliver, and to otherwise perform any of their respective duties and obligations under, this Agreement, the Credit Documents and the Definitive Supplemental Documents; and,

                  (i) Financings. Continue to use commercially reasonable efforts, in good faith, to resource, structure and secure all financings, for and with respect to Compost, Miami and Bedminster, as described in and as contemplated under, and within such time periods as are described in, the Miami Project Disclosures and the Compost Disclosures, including, without limitation, the Miami Project Financing; and,

                  (j) Compliance with Laws. Ensure that neither Compost nor any of its Subsidiaries (including, without limitation, Miami and Bedminster) is in conflict with, or in violation of, any law, rule, regulation, order, judgment or decree applicable to Compost or any of its Subsidiaries (including, without limitation, Miami and Bedminster) or by which Compost or any of its Subsidiaries (including, without limitation, Miami and Bedminster) or any of its or their respective Properties are bound or affected, except for any such conflicts or violations which would not, individually or in the aggregate, have a Material Adverse Effect; and,

                  (i) Uses/Applications of Credit. Ensure that the Credit, that is otherwise extended, made and delivered by Lionhart, LHI and GEP to Compost, Miami and Bedminster, as otherwise provided and contemplated under Article II of this Agreement, and as contemplated under the Credit Documents and the

                  Page 95 of 107 Pages

         Definitive Supplemental Documents, is used or applied by or on the part of Compost, Miami and Bedminster as otherwise provided and prescribed under the Schedule of Uses and Applications of Credit, as is set forth in Exhibit B of this Agreement, and, pursuant to which, all such amounts (of and from the Credit) that are otherwise allocated and appropriated thereunder: 1) for uses by Compost as "Working Capital," shall be used exclusively by Compost, based on sound and commercially prudent management policies, for bona fide, reasonable and legitimate operating needs and working capital requirements of Compost, and, pursuant to which, shall be invested and used by Compost in and with respect to its current assets, and shall not be channeled into Compost's long-term assets; and 2) for uses by Miami as "Working Capital," shall be used exclusively by Miami, based on sound and commercially prudent management policies, for bona fide, reasonable and legitimate operating needs and working capital requirements of Miami, and, pursuant to which, shall be invested and used by Miami in and with respect to its current assets, and shall not be channeled into Miami's long-term assets.

         17.02.03. Miscellaneous Negative Covenants. Until all Indebtedness is paid and discharged in full and all Obligations are performed and discharged in full by Compost and/or Miami and/or Bedminster, Compost, Miami and Bedminster hereby agree, promise and covenant, jointly and severally, that Compost, Miami and Bedminster shall not, without the prior written consent of Lionhart, LHI and GEP, take any of the following actions:

                  (a) Equity Securities-No Encumbrances. Create, assume, grant, convey, deliver, or permit to exist, either voluntarily or by operation of law, any Encumbrance or other lien on or pledge against any of the Equity Securities of Miami or Bedminster (For purposes of this Section 17.02.03, the term "Equity Securities" shall mean, with respect to Miami, the Miami Common Stock, any other capital stock of Miami, and any option, warrant, security and/or other right (including any debt securities) that is (are) directly or indirectly exercisable, convertible or exchangeable for any such capital stock of Miami, and shall mean, with respect to Bedminster, the Bedminster Common Stock, any other capital stock of Bedminster, and any option, warrant, security and/or other right (including any debt securities) that is
         (are) directly or indirectly exercisable, convertible or exchangeable for any such capital stock of Bedminster); or

                  (b) Redemptions/Dividends. Redeem any capital stock or declare, make or pay any dividends or distributions (whether in cash, securities or other property) to the holders of Miami's or Bedminster's capital stock or otherwise except as contemplated by the Credit Documents; or, redeem any capital stock or declare, make or pay any dividends or distributions (whether in cash, securities or other property) to the holders of Compost's capital stock, except (i) as contemplated by or under the Credit Documents, and/or (ii) monthly dividends inclusive of tax distributions as may be permitted from time to time by the Wasteco Stock Purchase Agreement and the AW Compost Stock Purchase Agreement.

                  (c) Miscellaneous Pledged Collateral-No Additional Encumbrances. Create, assume, grant, convey, deliver, or permit to exist, either voluntarily or by operation of law, any Encumbrance or other lien on or pledge against any collateral that is pledged or otherwise encumbered by Compost, Miami and/or Bedminster, to secure the performance of any obligations, duties or undertakings of Compost, Miami and/or Bedminster under this Agreement, the Credit Documents and/or the Definitive Supplemental Documents (including, without limitation, the Miami Site, the Miami Claim, the Miami Project Permits, the Put or Pay Contract, the Miami Project Financing, the Pledged Compost Shares, the Pledged Miami Shares and/or the Pledged Bedminster Shares); or,

                  (d) Asset Dispositions. Sell, lease or otherwise transfer any of the assets, Material Contracts, Business, Properties or Environmental Permits of Compost, Miami and/or Bedminster, or cancel any rights or claims of Compost, Miami and/or Bedminster in and to any such assets, Material Contracts, Business, Properties or Environmental Permits of Compost, Miami and/or Bedminster, other than in the ordinary course of business for fair and adequate consideration in money or money's worth; or,

                  (e) Intellectual Properties. Sell, assign, transfer, encumber or otherwise dispose of any Intellectual Property or other intangible asset of Compost, Miami and/or Bedminster, other than in the ordinary course of business for fair and adequate consideration in money or money's worth; or,

                                                            Page 96 of 107 Pages

                  (f) Miami-Bedminster Indebtedness. Incur any material indebtedness, for or on the part of Miami and/or Bedminster, whether absolute or contingent, other than 1) current liabilities incurred in the ordinary course of business for fair and adequate consideration in money or money's worth, or 2) the refinancing of existing indebtedness in the ordinary course of business and pursuant to usual and customary credit terms and conditions; or, pay, prepay or discharge any indebtedness of Miami and/or Bedminster, except in the ordinary course of business for fair and adequate consideration in money or money's worth; or,

                  (g) Compost Indebtedness. Incur any cumulative indebtedness, for or on the part of Compost, in excess of $250,000, other than 1) current liabilities incurred in the ordinary course of business for fair and adequate consideration in money or money's worth, or 2) the refinancing of existing indebtedness in the ordinary course of business and pursuant to usual and customary credit terms and conditions; or, pay, prepay or discharge any indebtedness of Compost, except in the ordinary course of business for fair and adequate consideration in money or money's worth; or,

                  (h) Permits. Lose, surrender or have revoked, limited, terminated or restricted, any license, permit or other right granted by any Governmental Authority to Compost and/or Miami and/or Bedminster; or,

                  (i) Contracts. Enter into any contract, for or on the part of Compost, Miami and/or Bedminster, not in the ordinary course of business, or cancel, modify adversely, assign, encumber or in any way discharge or terminate (other than by performance) any Material Contract, except as may be reasonably required in the ordinary course of business; or,

                  (j) Material Defaults. Allow to occur or exist any event of material default under any Material Contract (including, without limitation, the Put or Pay Contract), except in the case of a bona fide dispute, inadvertence or mistake, provided that, with respect to any event of default that is the result of any such inadvertence or mistake, any such event of default is cured substantially after discovery or knowledge thereof; or,

                  (k) Loans/Credit. Make any loan or advance or extend any credit, except to customers in the ordinary course of business pursuant to established credit policies, or acquire the securities or obligations of any Person, except in the ordinary course of business, and for fair and adequate consideration, consistent with past practice; or,

                  (l) Capital Expenditures. Make any capital expenditure or any commitment therefor, by or on the part of Miami and/or Bedminster, except as may be required in the ordinary course of business consistent with past practice; or, make any material capital expenditure or any commitment therefor, by or on the part of Compost, in excess of $250,000, except as may be required in the ordinary course of business consistent with past practice; or,

                  (m) Accounting Principles. Alter or revise any accounting principles, procedures, methods or practices of Compost, Miami or Bedminster, or any material Subsidiary thereof, except as may be recommended by independent professionals, and only then in accordance with GAAP; or,

                  (n) Special Transactions. Engage, or participate in, or otherwise consummate, any of the following actions or transactions:

                                    (i) Any merger, consolidation,
                  reorganization, or other business combination involving or relating to or arising from Miami and/or Bedminster; or,

                                    (ii) Any sale of material assets or
                  substantially all of the assets of Miami and/or Bedminster, to any Person; or,

                                    (iii) Any stock split, stock dividend, or
                  reverse stock split relating to the Miami Common Stock and/or the Bedminster Common Stock, or any other class of capital stock of Miami and/or Bedminster; or,

                                                            Page 97 of 107 Pages

                                    (iv) Any issuance of any Equity Securities
                  of Miami and/or Bedminster, or, without limiting the foregoing, any issuance of any shares of capital stock of Miami and/or Bedminster, or any option, warrant, or other right calling for the issuance of any such share of capital stock of Miami and/or Bedminster, or any security convertible into or exchangeable for any such share of capital stock of Miami and/or Bedminster; or,

                                    (v) Any issuance by or on the part of Miami
                  and/or Bedminster of any debt securities, debentures or notes or any other debt or bond obligations whatsoever; or,

                                    (vi) Any authorization of any other class of
                  stock of Miami and/or Bedminster, other than the current classes of capital stock that are authorized currently in the Articles or Certificate of Incorporation of Miami and/or Bedminster; or,

                                    (vii) Any amendment of the Articles of
                  Incorporation and/or Bylaws of Miami and/or Bedminster, other than as contemplated or provided expressly under this Agreement, any Credit Documents or Definitive Supplemental Documents; or,

                                    (viii) Any proposition, disposition, action,
                  plan, transaction or other undertaking, the effect of which may be to inhibit, restrict, or delay the consummation of or otherwise have a Material Adverse Effect with respect to, any of the transactions contemplated by or otherwise provided under this Agreement, the Credit Documents and/or the Definitive Supplemental Documents; or,

                                    (ix) Any direct or indirect payments,
                  distributions, exchanges or transfers of cash, any cash equivalents, Properties or other assets, by and between and/or among Compost and/or Miami and/or Bedminster, or any of their respective Subsidiaries or Affiliates (including, without limitation, all such upstream, downstream and lateral payments, distributions, exchanges or transfers thereof), which are not reasonably in the usual and ordinary course of business consistent with past practice, and which in the aggregate exceed US $50,000 (in cash, cash equivalents or value).

         (o) Uses/Applications of Credit. Use or apply the proceeds of the Credit, as otherwise provided and contemplated under Article II of this Agreement, and as contemplated under the Credit Documents and the Definitive Supplemental Documents, in any manner or for any purpose that is materially inapposite of, contrary to or in contravention of the Schedule of Uses and Applications of Credit, as is set forth in Exhibit B of this Agreement, and, with respect to all such amounts (of and from the Credit) that are otherwise allocated and appropriated thereunder: 1) for uses by Compost as "Working Capital," use or apply any such amounts for other than bona fide, reasonable and legitimate operating needs and working capital requirements of Compost, in and with respect to its current assets; and, 2) for uses by Miami as "Working Capital," use or apply any such amounts for other than bona fide, reasonable and legitimate operating needs and working capital requirements of Miami, in and with respect to its current assets; or,

         (p) General. Without limiting any of foregoing provisions of this
Section 17.02.03, make any material changes in the customary methods of operations of Compost, Miami or Bedminster including practices and policies relating to purchasing, inventory, marketing, selling or pricing; fail to maintain Compost, Miami or Bedminster's tangible personal property in good repair, ordinary wear and tear excepted; issue or sell any capital stock, notes bonds or other securities, or any option, warrant or other right to acquire the same, of, or any other interest in Compost, Miami or Bedminster; amended or restate Compost, Miami or Bedminster's Certificate of Incorporation or By-Laws; merge with or enter into a consolidation or acquire an interest of 5% or more in any Person, or acquire (by purchase, merger, consolidation, stock acquisition or otherwise) a substantial portion of the assets of any Person or any division or line of business thereof, or otherwise acquired assets other than in the ordinary course and in accordance with past practice; disclose any secret or confidential Intellectual Property (except by way of issuance of a patent) or permit to lapse or abandon any Intellectual Property (or any registration or grant thereof of any application relating thereto) to which, or under which, Compost, Miami or Bedminster has any right, title, interest or license; or, except as set forth in the Disclosure Documents, fail to pay any creditor any material amount owed to such creditor when due; except as contemplated by the Disclosure Documents, sell, transfer, lease, sublease, license or

                                                            Page 98 of 107 Pages
otherwise dispose of any properties or assets, real, personal or mixed (including, without limitation, leasehold interests and intangible assets), other than a sale in the ordinary course of business consistent with past practice; or, except as set forth in the Disclosure Documents, write down or write up (or fail to write down or write up in accordance with GAAP consistent with past practice) the value of any inventories or receivables or revalue any assets of Compost, Miami or Bedminster other than in the ordinary course of business consistent with past practice and in accordance with GAAP.

                                  ARTICLE XVIII
                      DEFAULTS, CROSS-DEFAULTS AND REMEDIES

         Section 18.01. Definitions: Obligations/Indebtedness. The terms "Indebtedness" and "Obligations," for purposes of this Agreement, and the Credit Documents and the other Definitive Supplemental Documents as otherwise described under this Agreement, shall be defined and mean as follows:

         18.01.01. Indebtedness. The term "Indebtedness," for purposes of this Agreement, the Credit Documents and the other Definitive Supplemental Documents, shall mean and include the following:

                  (a) Mortgage Note. All monetary, pecuniary and financial duties, obligations, liabilities, responsibilities, debts and undertakings of Compost, Miami and/or Bedminster, that are owed or owing or that may be owed or owing to Lionhart, LHI and/or GEP under and pursuant to a Mortgage Note, in the principal amount of US $10,500,000, including, without limitation, all interest, prepayment fees and other charges and other undertakings that are set forth in such Mortgage Note; and,

                  (b) Closing Costs. The duty, obligation and undertaking, by and on the part of Compost, Miami and Bedminster, under Section 13.03.01(H), Section 13.03.02(H) and Section 13.03.02(L) of this
         Agreement, to pay and discharge, to and for the benefit of Lionhart, LHI and GEP, at the Term Loan Closing and the Ancillary Transactions Closing, on the Closing Date, the Closing Costs attributable to the execution, delivery and consummation of the CCF Agreement, the Credit Documents and the Supplemental Definitive Documents; and,

                  (c) Deal Commitment Fee. The duty, obligation and undertaking, by and on the part of Compost, Miami and Bedminster, under Section 13.03.03(G) of the this Agreement, to pay and discharge, to and for the benefit of Lionhart, at the Term Loan Closing and the Ancillary Transactions Closing, on the Closing Date, the Deal Commitment Fee; and,

                  (d) Debentures-Accrued Cumulative Interest. The duty, obligation and undertaking, by and on the part of Compost, as provided under Section 13.03.03(A)(7), to pay and deliver, to and for the benefit of Lionhart, at the Term Loan Closing and the Ancillary Transactions Closing, on the Closing Date, the Accrued Cumulative Interest attributable to the Outstanding Debentures; and,

                  (e) Purchase Price-Section 6.1 Shares. The duty, obligation and undertaking, by and on the part of Compost, as provided under
         Section 13.03.03(A)(12), to pay and discharge, to and for the benefit of Lionhart, the Purchase Price, for and with respect to the purchase and redemption by Compost from Lionhart of the Section 6.1 Shares, at the Term Loan Closing and Ancillary Transactions Closing on the Closing Date; and,

                  (f) Puts. The duty, obligation and undertaking, by and on the party of Compost, 1) to pay and deliver the Put Purchase Price, as provided and contemplated under Section 9.2.3(b) of this Agreement, upon the exercise of any Put Option # 1, pursuant to the terms and subject to the conditions as are set forth in Article IX of this Agreement, and 2) to pay and deliver the Put Purchase Price, as provided and contemplated under Section 10.2.2(b) of this Agreement, upon the exercise of any Put Option # 2, pursuant to the terms and subject to the conditions as are set forth in Article X of this Agreement; and,

                  (g) Miscellaneous Material Undertakings. All other such monetary, pecuniary and financial duties, obligations, promises and/or covenants to pay or discharge, and all liabilities, responsibilities, debts and

                                                            Page 99 of 107 Pages
         undertakings, by and on the part of Compost and/or Miami and/or Bedminster, that are owed or owing to or that may be owed or owing to and for the benefit of Lionhart and/or LHI and/or GEP, and their respective successors and assigns:

                                    (i) As provided under and pursuant to,
                  and/or that relate to or arise from, 1) the Mortgage, 2) the Mortgage Note, 3) this Agreement, 4) the Compost-Miami Guaranty, 5) the Security Agreement, 6) the Compost Stock Pledge Agreement (Compost Common Stock), 7) the Compost Stock Pledge Agreement (Miami Common Stock) 8) the Compost Stock Pledge Agreement (Bedminster Common Stock), 9) any of the Credit Documents, 10) any of the Definitive Supplemental Documents, or 11) any and all of the Obligations; and/or,

                                    (ii) Any and all other loans, advances,
                  credit, debts, liabilities, obligations, covenants and duties, by Compost, Miami and/or Bedminster, that are owed or owing or that may be owed or owing to or for the benefit of Lionhart, LHI and/or GEP, of any kind or nature, present or future (including, without limitation, any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to or arising from Compost, Miami and/or Bedminster, whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding), whether or not evidenced by any note, guaranty or instrument, whether arising under any agreement, instrument or document, whether or not for the payment of money, whether arising by reason of any extension of credit, opening of a letter of credit, loan or guarantee, or in any other manner, whether direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, and any amendments, extensions, renewals, or increases and all costs and expenses of Lionhart, LHI and/or GEP incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing Indebtedness, including, without limitation, any and all reasonable attorneys' fees and other reasonable professional and para-professional fees incurred by or on the part of Lionhart, LHI and/or GEP.

         18.01.02. Obligations. The term "Obligations," for purposes of this Agreement, the Credit Documents and the other Definitive Supplemental shall mean and include all duties, obligations, promises, agreements, covenants, representations and warranties, and all other undertakings (including, without limitation, all Indebtedness), by and on the part of Compost and/or Miami and/or Bedminster, that are owed or owing or that may be owed or owing to (and that are required to be performed and discharged for the benefit of) Lionhart and/or LHI and/or GEP, and all successors and assigns thereof, as provided under and pursuant to, and/or that relate to or arise from, 1) the Mortgage, 2) the Mortgage Note, 3) this Agreement, 4) the Compost-Miami Guaranty, 5) the Security Agreement, 6) the Compost Stock Pledge Agreement (Compost Common Stock), 7) the Compost Stock Pledge Agreement (Miami Common Stock) 8) the Compost Stock Pledge Agreement (Bedminster Common Stock), 9) any of the Credit Documents, and/or 10) any of the Definitive Supplemental Documents, including, without limitation, and in addition to all other such duties, obligations, promises, agreements, covenants, representations and warranties, and all other undertakings that are set forth therein or prescribed thereunder, all such duties, obligations, promises, agreements, covenants, representations and warranties and/or undertakings of or by Compost, Miami and/or Bedminster, that are owed or owing or that may be owed or owing to Lionhart, LHI and/or GEP, that are set forth in or are prescribed under, and/or that relate to or arise from, the following:

                  (a) Compost-Lionhart Warrants (#1-#6). The Compost-Lionhart Warrant # 1, the Compost-Lionhart Warrant # 2, the Compost-Lionhart Warrant # 3, the Compost-Lionhart Warrant # 4, the Compost-Lionhart Warrant # 5 and/or the Compost-Lionhart Warrant # 6, as provided and otherwise contemplated under Article VIII of the this Agreement; and,

                  (b) Put Option # 1. The Put Option # 1, as provided and otherwise contemplated under Article IX of the CCF Agreement; and,

                  (c) Put Option # 2. The Put Option # 2, as provided and otherwise contemplated under Article X of the CCF Agreement; and,

                                                           Page 100 of 107 Pages

                  (d) Compost-Miami Guaranty. The Compost-Miami Guaranty, as provided and otherwise contemplated under Section 13.03.03(K) of this Agreement; and,

                  (e) Compost Stock Pledge Agreement (Compost Common Stock). The Compost Stock Pledge Agreement (Compost Common Stock), as defined, provided and contemplated under Section 1.1.33 of this Agreement; and,

                  (f) Compost Stock Pledge Agreement (Miami Common Stock). The Compost Stock Pledge Agreement (Miami Common Stock), as defined, provided and contemplated under Section 1.1.34 of this Agreement; and,

                  (g) Compost Stock Pledge Agreement (Bedminster Common Stock). The Compost Stock Pledge Agreement (Bedminster Common Stock), as defined, provided and contemplated under Section 1.1.32 of this Agreement; and,

                  (h) Security Agreement. The Security Agreement, as defined, provided and contemplated under Section 1.1.130 of this Agreement; and,

                  (i) Debentures/Debenture Purchase Agreement. The Debentures and Debenture Purchase Agreement, as those terms are defined respectively under Section 1.1.40 and Section 1.1.41 of this Agreement; and,

                  (j) Series B Preferred Stock. The Series B Preferred Stock, including the Series B Preferred Shares Subscription Agreement and the Designation of Rights of Series B Preferred Stock, as those terms are defined respectively under Section 1.1.131, Section 1.1.132 and Section
         1.1.43 of this Agreement; and,

                  (k) Director Appointment Agreement. The Director Appointment Agreement, as defined, provided and contemplated under Section 1.1.44 of this Agreement; and,

                  (l) Registration Rights Agreement. The Registration Rights Agreement, as defined, provided and contemplated under Section 1.1.120 of this Agreement; and,

                  (m) General Indemnification Undertakings. Any and all indemnification duties, obligations and/or undertakings that are set forth in or that relate to or arise from Article XIV and/or Article XVI of this Agreement; and,

                  (n) General Affirmative/Negative Covenants. Any and all affirmative and negative duties, covenants and undertakings that are set forth in, or that relate to or arise from, Article XVII of this Agreement; and,

                  (o) General Representations and Warranties. Any and all affirmative and negative representations and warranties that are set forth, or that relate to or arise from, Article XI of this Agreement; and,

                  (p) Miscellaneous Material Undertakings. All duties, obligations, promises, agreements, covenants, representations and warranties, and all other undertakings, by and on the part of Compost and/or Miami and/or Bedminster, that are owed or owing or that may be owed or owing to (and that are required to be performed and discharged for the benefit of) Lionhart and/or LHI and/or GEP, and their respective successors and assigns:

                                    (i) As provided under and pursuant to,
                  and/or that relate to or arise from, 1) the Mortgage, 2) the Mortgage Note, 3) this Agreement, 4) the Compost-Miami Guaranty, 5) the Security Agreement, 6) the Compost Stock Pledge Agreement (Compost Common Stock), 7) the Compost Stock Pledge Agreement (Miami Common Stock) 8) the Compost Stock Pledge Agreement (Bedminster Common Stock), 9) any of the Credit Documents, and/or 10) any of the Definitive Supplemental Documents; and/or,

                                                           Page 101 of 107 Pages

                                    (ii) Any and all other loans, advances,
                  credit, debts, liabilities, obligations, representations, warranties, covenants and duties, and all other undertakings, that are owed or owing or that may be owed or owing at any time by Compost, Miami and/or Bedminster to or for the benefit of Lionhart, LHI and/or GEP, of any kind or nature, present or future (including, without limitation, any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to or arising from Compost, Miami and/or Bedminster, whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding), whether or not evidenced by any note, guaranty or instrument, whether arising under any agreement, instrument or document, whether or not for the payment of money, whether arising by reason of any extension of credit, opening of a letter of credit, loan or guarantee, or in any other manner, whether direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, and any amendments, extensions, renewals, or increases and all costs and expenses of Lionhart, LHI and/or GEP incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing Indebtedness and/or Obligations, including, without limitation, any and all reasonable attorneys' fees and other reasonable professional fees incurred by or on the part of Lionhart, LHI and/or GEP.

         Section 18.02. Event(s) of Default-Definition. Any of the following acts or omissions, or events or circumstances, are and shall be deemed to be a default, breach and violation (separately and collectively referred to as an "Event(s) of Default") of and under this Agreement (and all other Credit Documents and Definitive Supplemental Documents as provided under Section 18.03 of this Agreement) by Compost, Miami and/or Bedminster:

                  18.02.01. Indebtedness. Any default, breach, violation, failure and/or omission, by or on the part of Compost and/or Miami and/or Bedminster, to pay and discharge, on a timely, punctual, complete and full basis, 1) any Indebtedness under the Mortgage Note, when any such Indebtedness is or becomes due and payable, including, without limitation, any default, breach, violation, failure or omission, by or on the part of Compost, Miami and/or Bedminster, in the payment of any Principal and/or Interest (as those terms are defined under the Mortgage Note), whether on the Maturity Date (as defined under the Mortgage Note) or by acceleration, or otherwise, or 2) any other Indebtedness, when any other such Indebtedness is or becomes due and payable (pursuant to the terms of this Agreement, or any of the Credit Documents and/or the Definitive Supplemental Documents.

                  18.02.02. Obligations. Any default, breach, violation, failure and/or omission, by or on the part of Compost and/or Miami and/or Bedminster, to perform, observe or discharge, on a timely, punctual, complete and full basis, any Obligation (sometimes referred to, for purposes of Article XVIII of this Agreement, as a "Defaulted Obligation"); provided, however, that:

                           (a) If any such Defaulted Obligation is not an
                  Indebtedness-Related Obligation, as that term is defined under
                  Section 18.02.02(b) of this Agreement, then, notwithstanding the occurrence of any such Defaulted Obligation, Compost, Miami and Bedminster shall have the right under this Section 18.02.02(a), commencing on the date of such Defaulted Obligation, and continuing thereafter for a commercially reasonable period not to exceed sixty (60) days after the date of any such Event of Default attributable to such Defaulted Obligation ("Cure Period"), to proceed diligently to cure any such Defaulted Obligation, and, whereupon, if Compost, Miami and/or Bedminster do in fact cure any such Defaulted Obligation on or before the expiration of such Cure Period, then any such Defaulted Obligation shall not then or thereafter be deemed to be an Event of Default. Notwithstanding the foregoing, if Compost, Miami and/or Bedminster, after any such Defaulted Obligation, act with reasonable diligence to cure any such Defaulted Obligation during the Cure Period and continue to proceed diligently to cure the same thereafter, then and in that event the Cure Period shall be deemed to be extended for a commercially reasonable period to permit Compost, Miami or Bedminster to cure any such Defaulted Obligation. If Compost, Miami and/or Bedminster, after any such Defaulted Obligation, do not act with reasonable diligence to cure any such Defaulted Obligation during any such Cure Period, then any

                                                           Page 102 of 107 Pages
                  such Defaulted Obligation shall be and constitute an "Event of Default." If, after the date of any such Defaulted Obligation, Compost, Miami and/or Bedminster do act with reasonable diligence to cure any such Defaulted Obligation during any applicable Cure Period, but fail to cure any such Defaulted Obligation within any such commercially reasonable period after any such Cure Period, then any such Defaulted Obligation shall be and constitute an "Event of Default."

                           (b) A Defaulted Obligation is an Indebtedness-Related
                  Obligation, for purposes of Section 18.02.02 of this Agreement, if any such Defaulted Obligation is, or relates to or arises from or otherwise involves, directly or indirectly, any monetary, pecuniary or financial duty, obligation, agreement, promise, covenant or other undertaking, by or on the part of Compost, Miami and/or Bedminster, to pay or repay any Indebtedness that is owed or owing to Lionhart, LHI and/or GEP, or to pay and discharge any Indebtedness, in whole or in part, to Lionhart, LHI and/or GEP, under this Agreement, the Credit Documents and/or the Definitive Supplemental Documents.

                  18.02.03. Abandonment. Any abandonment by Compost and/or Miami and/or Bedminster of the Miami Project, the Miami Project Permits, the Miami Project Financing, the Miami Project Site, and/or the Put or Pay Contract.

                  18.02.04. False Representation. Any material misrepresentation or warranty, or any false representation or warranty, made or otherwise asserted by Compost and/or Miami and/or Bedminster, to Lionhart and/or LHI and/or GEP, as set forth in or under this Agreement, the Credit Documents and/or the Definitive Supplemental Documents.

                  18.02.05. Judgment. A judgment, writ or warrant or other order of attachment, garnishment, levy or execution, or similar process, in excess of US $100,000 individually, or in excess of US $200,000 cumulatively, shall, after the Effective Date of this Agreement, be entered and become a lien, or issued or levied or assessed against, Compost, Miami and/or Bedminster, and/or the Mortgaged Miami Site or Collateral, or any part thereof (as those terms are defined respectively under the Mortgage), or any of the Collateral (as that term is defined under the Security Agreement), or any of the Collateral (as that term is defined respectively under the Compost Stock Pledge Agreement (Compost Common Stock), the Compost Stock Pledge Agreement (Miami Common Stock), the Compost Stock Pledge Agreement (Bedminster Common Stock)).

                  18.02.06. Voluntary Bankruptcy. If Compost, Miami and/or Bedminster shall (1) voluntarily be adjudicated a bankrupt or insolvent, (2) seek or consent to the appointment of a receiver, trustee or conservator for any or all of them, or for all or any part of their respective properties or assets,
(3) file a petition seeking relief under the bankruptcy or similar laws of the United States (under Title 11 of the United States Bankruptcy Code, or otherwise), or any state or any other competent jurisdiction, (4) make any general assignment for the benefit of creditors, or (5) admit in writing that any or all of them is or are bankrupt or insolvent or unable to pay debts as such debts mature.

                  18.02.07. Involuntary Bankruptcy. If any United States Bankruptcy Court or any other court of competent jurisdiction shall enter an order, judgment, or decree appointing, a receiver or trustee for Compost, Miami and/or Bedminster, or for all or any part of any or all of their respective properties or assets, or approving a petition filed against Compost, Miami and/or Bedminster seeking relief under Title 11 of the United States Bankruptcy Code, or other similar laws of the United States or any state or other competent jurisdiction, and such order, judgment or decree shall remain in force undischarged for a period of sixty (60) or more days.

                  18.02.08. Dissolution/Cessation of Business. If Compost, Miami and/or Bedminster shall dissolve or liquidate, or otherwise cease doing business, and any such dissolution or liquidation or cessation of business is not pursuant to, or in connection with, a merger or consolidation that is approved and consented to in advance by Lionhart, LHI and GEP.

                  18.02.09. Impairment. Either Compost, Miami and/or Bedminster knowingly, willfully, recklessly or negligently does or permits or suffers to be done, anything that may reasonably be expected to impair, weaken or diminish (in whole or in part) the security, value and/or lien of the Mortgage or of any collateral that is pledged to or in which a security interest is granted to Lionhart, LHI and/or GEP under this Agreement, the Credit Documents and/or the Definitive Supplemental Documents, as security and/or collateral for the payment and repayment of any Indebtedness or the performance of any Obligations under this Agreement, the Credit Documents and/or the Definitive Supplemental Documents.

                  18.02.10. General. Subject to Section 18.02.02 of this Agreement, if Compost, Miami and/or Bedminster

                                                           Page 103 of 107 Pages
fail or omit to perform, observe or discharge, or otherwise default in, any other duty or undertaking of Compost, Miami and/or Bedminster, that is set forth under this Agreement, any of the Credit Documents and/or the any of the Definitive Supplemental Documents, or otherwise commit any other act (or engage in any other omission) of default under this Agreement, any of the Credit Documents and/or the any of the Definitive Supplemental Documents.

         Section 18.03. Cross Default(s). Any Event of Default, by or on the part of Compost, Miami and/or Bedminster (and/or their respective successors and assigns), of any of their respective Indebtedness and/or Obligations, as provided under Section 18.02 of this Agreement and subject to Section 18.02.02 of this Agreement, is and shall be, and shall be deemed and construed conclusively as, a default by each "Signatory Compost Party" who or which is a signatory party (and all successors and assigns of each such Signatory Compost Party) under all Credit Documents, and all Definitive Supplemental Documents. The term "Signatory Compost Party," for purposes of this Section 18.03, means, and shall be defined to include, 1) Compost, 2) Miami and 3) Bedminster (and/or their respective successors and assigns).

         Section 18.04. Remedies. Upon any Event of Default, then and subject to
Section 18.02.02 of this Agreement, Lionhart, LHI and GEP shall have the right, but not the obligation, in their sole discretion and option, to exercise any one
(1) or more of the following remedies, in addition to any other rights or remedies that Lionhart, LHI and/or GEP may be entitled to assert and/or claim, at law or in equity:

                  18.04.01. Acceleration-Indebtedness. Lionhart, LHI and GEP may, from time to time and at any time(s), declare the entire unpaid amount or portion of any, some or all of the Indebtedness (including, without limitation, the unpaid amount or portion of all Principal and Interest under the Mortgage
Note), immediately due and payable, without further notice or demand, or presentment, protest, notice of protest or notice of dishonor (of which Compost, Miami and Bedminster each hereby expressly waive any such notice, demand, presentment, protest, notice of protest or notice of dishonor), whereupon all such Indebtedness, as accelerated under this Section 18.04.01, shall become immediately due and payable in full.

                  18.04.02. Acceleration-Obligations. Lionhart, LHI and GEP may, from time to time at any time(s), declare any and all Obligations, that have not been theretofore performed and discharged, immediately due and required to be performed and discharged immediately, without further notice or demand, or presentment, protest, notice of protest or notice of dishonor (of which Compost, Miami and Bedminster each hereby expressly waive any such notice, demand, presentment, protest, notice of protest or notice of dishonor), whereupon all such Obligations, as accelerated under this Section 18.04.02, shall become due and immediately required to be performed and discharged completely.

                  18.04.03. Non-Exclusive Rights/Remedies/Reasonable
Professional Fees. Lionhart, LHI and GEP may, from time to time and at any time(s), exercise any rights or remedies that Lionhart, LHI and/or GEP is or are entitled or may be entitled to assert, under 1) this Agreement, 2) the Credit Documents, 3) the Definitive Supplemental Documents and/or 4) any applicable law; and, Lionhart, LHI and GEP shall have the right to recover from Compost, Miami and Bedminster, jointly and severally, and Compost, Miami and Bedminster shall have the affirmative duty and obligation, on a joint and several basis, to pay or otherwise reimburse Lionhart, LHI and GEP for, any and all reasonable attorneys' fees and other professional fees, as well as costs of collection, that are or may be incurred by Lionhart, LHI and/or GEP in the exercise of any of their rights or remedies as contemplated under Article XVIII of this Agreement.

                  18.04.04. Lawsuits/Proceedings. Lionhart, LHI and GEP each shall have the power and authority to institute, commence, maintain and otherwise prosecute any suits, Actions, lawsuits, claims and proceedings against Compost, Miami and/or Bedminster, as Lionhart, LHI and GEP may deem advisable.

                  18.04.05. Remedies-Cumulative and Concurrent. No right, power or remedy conferred upon or reserved to Lionhart, LHI and/or GEP, by or under this Agreement, or any of the Credit Documents or Definitive Supplemental Documents, or under any applicable law, is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy provided under this Agreement, or any of the Credit Documents or Definitive Supplemental Documents, or under any applicable law, as now or hereafter existing at law, in equity or by statute. The rights and remedies of Lionhart, LHI and GEP, as provided under this Agreement, the Credit Documents and/or the Definitive Supplemental Documents, and/or as may be available to Lionhart, LHI and/or GEP under applicable law, are and shall be cumulative and concurrent, and may be pursued separately, successively or together against Compost, Miami and/or Bedminster,

                                                           Page 104 of 107 Pages
or any one or more of them, at the sole discretion of Lionhart, LHI and GEP, and may be executed as often a occasion therefor shall arise. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

                  18.04.06. Delays or Omissions. No delay or omission of Lionhart, LHI and/or GEP to exercise any right, power or remedy accruing upon any default shall exhaust or impair any such other right, power or remedy or shall be construed to waive any such default or to constitute acquiescence therein. Every right, power and remedy given to Lionhart, LHI and GEP shall be exercised from time to time and often as may be deemed expedient by Lionhart, LHI and GEP.

                  18.04.07. Waiver/Forbearance. No waiver of any default hereunder shall extend to or affect any subsequent or any other default then existing, or impair any rights, powers or remedies available in connection with such other or subsequent default. If Lionhart, LHI and/or GEP, (i) grant forbearance or an extension of time or other accommodation for the payment of any Indebtedness or the performance or observance of any Obligations, (ii) take other or additional security for the payment thereof, (iii) waive or do not exercise any right granted under this Agreement, the Credit Documents and/or the Definitive Supplemental Documents, or under applicable law, (iv) release any part of any collateral or any other instrument securing the Indebtedness or Obligations; or (v) make or consent to any agreement changing the terms of this Agreement, the Credit Documents and/or the Definitive Supplemental Documents, then, and notwithstanding any such act or omission, no such act or omission shall release, discharge, modify, change or affect the original Indebtedness and/or Obligations of Compost, Mortgagor and/or Bedminster, under this Agreement, the Credit Documents and/or the Supplemental Definitive Documents. No such act or omission shall preclude Lionhart, LHI and/or GEP from exercising any right, power or privilege herein granted or intended to be granted in case of any default then existing or of any subsequent default.

                  18.04.08. Strict Performance. Any failure by Lionhart, LHI and/or GEP to insist upon strict performance by Compost, Miami and/or Bedminster of any of the terms or provisions of this Agreement, the Credit Documents and/or the Definitive Supplemental Documents, shall not be deemed to be a waiver of any of the terms or provisions of this Agreement, the Credit Documents and/or the Definitive Supplemental Documents, and Lionhart, LHI and GEP shall have the right thereafter to insist upon strict performance by Compost, Miami and Bedminster of and under this Agreement, the Credit Documents and/or the Definitive Supplemental Documents. Failure of Lionhart, LHI and/or GEP to exercise any option for acceleration of any Indebtedness or Obligations, following any default, or to exercise any other option granted to Lionhart, LHI and GEP hereunder, or the acceptance by Lionhart, LHI and GEP of partial payments or late payments with respect to any Indebtedness and/or partial performance or late performance of any Obligations, shall not constitute a waiver of any such default. Acceleration of maturity, once claimed or asserted by Lionhart, LHI and GEP, may, at the option of Lionhart, LHI and GEP, be rescinded by written acknowledgment to that effect by Lionhart, LHI and GEP, but the tender and acceptance of partial payment or partial performance alone shall not in any way affect or rescind any such acceleration of maturity.

                  18.04.09. Post-Maturity Payments/Performances. The acceptance by Lionhart, LHI and GEP, of the payment of any Indebtedness or the performance of any Obligation after any due or maturity date, as provided under this Agreement, the Credit Documents and/or the Definitive Supplemental Documents, is not and shall not be construed as a waiver by Lionhart, LHI and/or GEP of their respective right to require the full and prompt payment, when due, of all other Indebtedness, or the full and complete performance, when due, of all other Obligations, or to exercise any legal rights that Lionhart, LHI and/or GEP may have to collect any unpaid balance of the outstanding Indebtedness or to require the performance of any Obligations. If Lionhart, LHI and GEP hold any security for any Indebtedness or Obligation secured under any Credit Documents and/or Definitive Supplemental Documents, Lionhart, LHI and GEP may enforce the sale thereof, at the sole option of Lionhart, LHI and GEP, either before or contemporaneously therewith.

                  18.04.10. Releases and Extensions. Without affecting the liability of any person, including Compost, Miami and Bedminster, for the payment of any Indebtedness or the performance of any Obligation, or any security or collateral under any of the Credit Documents and/or the Definitive Supplemental Documents, Lionhart, LHI and GEP shall have the right, from time to time, and without notice, 1) to release any Person liable for the payment of any Indebtedness or the performance of any Obligations, 2) extend the time or otherwise alter the terms of payment of any of the Indebtedness or of performance of any of the Obligations, 3) accept original, supplemental, alternative or

                                                           Page 105 of 107 Pages
additional security therefor of any kind, including deeds of trust or other mortgages, 4) alter, substitute, or release any security or collateral that is securing the Indebtedness or the Obligations, or 5) join in any subordination or other agreement affecting the priorities of any security or collateral that otherwise secures the payment of any Indebtedness or the performance of any Obligations.

                                   ARTICLE XIX
                                    UNTITLED



                 [This Article XIX is intentionally left blank.]



                                   ARTICLE XX
                            MISCELLANEOUS AND GENERAL

         Section 20.01. Further Actions. At any time and from time to time, Lionhart, LHI and GEP, and Compost, Miami and Bedminster (hereinafter referred to sometimes in this Article XVIII as the "Party" and/or "Parties") each agrees to take such actions and to execute and deliver such documents as may be required under this Agreement, the Credit Documents and/or the Definitive Supplemental Documents, and to take such other reasonable actions and to execute and deliver any other usual and customary documents (without additional material expense to any Party to this Agreement) as may be reasonably necessary and/or requested to effectuate the purposes of this Agreement, the Credit Documents and/or the Definitive Supplemental Documents.

         Section 20.02. Availability of Equitable Remedies. Since a breach, default or violation of any term or provision, or any promise, covenant or other undertaking, of or under this Agreement, the Credit Documents and/or the Definitive Supplemental Documents, could not adequately be compensated by money damages, any Party shall be entitled, either before or after the Closing Date, in addition to any other right or remedy available to it, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, the Credit Documents and/or the Definitive Supplemental Documents, and in either case no bond or other security shall be required in connection therewith, and the Parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

         Section 20.03. Modification. This Agreement, the Definitive Supplemental Documents (including the Credit Documents), and all Appendices, Exhibits and schedules of and to this Agreement, and all other documents delivered pursuant to this Agreement, the Credit Documents and/or the Supplemental Definitive Documents, set forth the entire understanding of the Parties with respect to the subject matter hereof, supersede all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each Party (with the approval of the Board of Directors of each corporate Party and the approval of the Managers or Board of Managers or Directors of any limited liability company Party).

         Section 20.04. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested (or by the most nearly comparable method if mailed from or to a location outside of the United States), or delivered against receipt to the Party to whom it is to be given, by direct hand delivery or facsimile, with a copy to each of the other Parties hereto, to the following addresses:

         To Compost:     Compost America Holding Company, Inc.
                         320 Grand Avenue
                         Englewood, New Jersey  07631
                         Attn: Roger E. Tuttle, President
                         Tx: 201.541.9393

                                                           Page 106 of 107 Pages

                         Fx: 201.541.1303

                         Copy to:

                         Greenberg Traurig
                         2005 Market Street
                         Suite 2050
                         Philadelphia, Pennsylvania  19103
                         Attn: Theodore W. Mason, Esq.
                         Tx: 215.988.7805
                         Fx: 215.988.7801

         To Miami:       Miami Recycling and Composting Co., Inc.
                         c/o: Compost America Holding Company, Inc.
                         320 Grand Avenue
                         Englewood, New Jersey  07631
                         Attn: Roger E. Tuttle, President
                         Tx: 201.541.9393
                         Fx: 201.541.1303

                         Copy to:

                         Greenberg Traurig
                         2005 Market Street
                         Suite 2050
                         Philadelphia, Pennsylvania  19103
                         Attn: Theodore W. Mason, Esq.
                         Tx: 215.988.7805
                         Fx: 215.988.7801

         To Bedminster:  Bedminster Seacor Services Miami Corporation
                         c/o: Compost America Holding Company, Inc.
                         320 Grand Avenue
                         Englewood, New Jersey  07631
                         Attn: Roger E. Tuttle, President
                         Tx: 201.541.9393
                         Fx: 201.541.1303

                         Copy to:

                         Greenberg Traurig
                         2005 Market Street
                         Suite 2050
                         Philadelphia, Pennsylvania  19103
                         Attn: Theodore W. Mason, Esq.
                         Tx: 215.988.7805
                         Fx: 215.988.7801

         To: Lionhart:   Lionhart Global Appreciation Fund, Ltd.
                         c/o: John Thomas Drics, Esq.
                         111 Monument Circle
                         Suite 312
                         Indianapolis, Indiana  46204

                                                           Page 107 of 107 Pages

                         Tx: 317.972.1112
                         Fx: 317.972.1118

                         Copy To:

                         O'Bryan, Brazill & Drics, L.L.P.
                         111 Monument Circle
                         Suite 312
                         Indianapolis, Indiana  46204
                         Attn: Timothy P. Brazill, Esq.
                         Tx: 317.972.1112
                         Fx: 317.972.1118

         To: LHI:        Lionhart Investments, Ltd.
                         c/o: John Thomas Drics, Esq.
                         111 Monument Circle
                         Suite 312
                         Indianapolis, Indiana  46204
                         Tx: 317.972.1112
                         Fx: 317.972.1118

                         Copy To:

                         O'Bryan, Brazill & Drics, L.L.P.
                         111 Monument Circle
                         Suite 312
                         Indianapolis, Indiana  46204
                         Attn: Timothy P. Brazill, Esq.
                         Tx: 317.972.1112
                         Fx: 317.972.1118

         To: GEP:        Global EarthFund Partners, Ltd.
                         c/o: John Thomas Drics, Esq.
                         111 Monument Circle
                         Suite 312
                         Indianapolis, Indiana  46204
                         Tx: 317.972.1112
                         Fx: 317.972.1118

                         Copy To:

                         O'Bryan, Brazill & Drics, L.L.P.
                         111 Monument Circle
                         Suite 312
                         Indianapolis, Indiana  46204
                         Attn: Timothy P. Brazill, Esq.
                         Tx: 317.972.1112
                         Fx: 317.972.1118

Any notice given to any corporate Party shall be addressed to the person as provided in this Section 20.04. Notice to the estate of any Party shall be sufficient if addressed to the persons as provided in this Section 20.04. Any notice or other communication given by certified mail (or by such comparable method) shall be deemed given on the fifth (5th) day after the date of certification thereof (or comparable act), except for a notice changing a Party's address which will be deemed given at the time of receipt

                                                           Page 108 of 107 Pages
thereof, and any notice given by direct hand or facsimile delivery shall be deemed given at the time of receipt or transmission thereof.

         Section 20.05. Waivers. (a) No failure or delay on the part of any Party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder. Any waiver by any Party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a Party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. The remedies herein are cumulative and not exclusive of any remedies provided by law.

         (b) Any Party to this Agreement may (i) extend the time for the performance of any of the obligations or duties or other acts of any other Party to this Agreement, (ii) waive any inaccuracies in the representations and warranties set forth in this Agreement, the Definitive Supplemental Documents, the Credit Documents, or any other document delivered hereof, and (iii) waive compliance with any of the agreements, conditions or other terms or provisions set forth herein. Any such extension or waiver shall be valid, and may be relied upon by all Parties to this Agreement, if and only if any such extension or waiver is set forth in an written instrument and duly signed by the Party to be bound thereby.

         Section 20.06. Binding Effect. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties to this Agreement, and their respective successors and assigns, and shall inure to the benefit of the Indemnified Parties (under Article XVI of this Agreement) and their respective successors and assigns.

         Section 20.07. Confidential Nature of Information. After Term Loan Closing and the Ancillary Transactions Closing on the Closing Date, or if this Agreement is terminated rightfully before the Term Loan Closing and/or the Ancillary Closing Transactions on the Closing Date, each Party promises, agrees and covenants that it will treat in confidence all documents, materials and other information which it shall have obtained regarding the other Party during the course of the negotiations leading to the consummation of the transactions contemplated herein (whether obtained before or after the date hereof), the investigation provided for herein, and the preparation of this Agreement, the Credit Documents, the Definitive Supplemental Documents, the Transactions Documents, and any other related documents. The obligation of each Party to treat such documents, materials and other information in confidence shall not apply to any information which (i) such Party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other Party,
(ii) is known to the public and did not become so known through any violation of a legal obligation, (iii) became known to the public through no fault of such Party, (iv) is later lawfully acquired by such Party from other sources, (v) is required to be disclosed under the provisions of any state or United States statute or regulation issued by a duly authorized agency, board or commission thereof, or (vi) is required to be disclosed by a rule or order of any court of competent jurisdiction.

         Section 20.08. No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a Party to this Agreement, except as provided expressly under this Agreement.

         Section 20.09. Separability. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

         Section 20.10. Applicable Law, Jurisdiction and Venue. Compost, Miami and Bedminster, and Lionhart, LHI and GEP, each hereby agrees, promises and covenants, as follows:

                  20.10.01. This Agreement, and the Credit Documents (except as provided in the Mortgage) and Definitive Supplemental Documents shall be governed by, construed in accordance with, and shall be enforced under, the laws of the State of New Jersey, exclusive of its rules relating to conflict of laws.

                  20.10.02. Subject to applicable conflict of laws principles, Compost, Miami, Bedminster, Lionhart, LHI and GEP each shall accept venue with respect to all claims, actions or lawsuits that relate to or arise from this Agreement, in any state court or U.S. Court of competent jurisdiction that sits in Newark, New Jersey. Compost, Miami, Bedminster, Lionhart, LHI and GEP each hereby, and irrevocably and unconditionally submits to the jurisdiction of any such New Jersey court or U.S. Court sitting in Newark, New Jersey, and any appellate court with jurisdiction

                                                           Page 109 of 107 Pages
thereover, in any action or proceeding relating to or arising from this Agreement, the CCF Agreement (except as provided in the Mortgage), the Credit Documents and/or the Definitive Supplemental Documents, or for the recognition or enforcement of any judgment, and Compost hereby, and irrevocably and unconditionally, agrees, promises and covenants that all such claims in respect of any such action or proceeding shall be heard, determined and adjudicated in by any such New Jersey court or, to the extent permitted by applicable law, by any such U.S. Court. Compost hereby agrees, promises and covenants that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  20.10.03. Compost, Miami, Bedminster, Lionhart, LHI and GEP each hereby, and irrevocably and unconditionally, waives, to the fullest extent under applicable law, any defense or objection that it may now or hereafter have
1) to the laying of venue of any suit, action or proceeding relating to or arising from this Mortgage Note, the CCF Agreement, the Credit Documents (except as provided under the Mortgage) and/or the Definitive Supplemental Documents, in any such New Jersey court or U.S. Court sitting in Newark, New Jersey, or 2) to the personal jurisdiction and/or preferred and proper venue of any such New Jersey court or any such U.S. Court in Newark, New Jersey.

         SECTION 20.11. JURY WAIVER. COMPOST, MIAMI AND BEDMINSTER, AND LIONHART, LHI AND GEP, EACH DO HEREBY KNOWINGLY, VOLUNTARILY, IRREVOCABLE, UNCONDITIONALLY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE CREDIT DOCUMENTS AND THE DEFINITIVE SUPPLEMENTAL DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PERSON. THIS IRREVOCABLE WAIVER OF THE RIGHT TO A JURY TRIAL IS A MATERIAL INDUCEMENT FOR LIONHART, LHI AND/OR GEP TO DELIVER THE CREDIT, AND TO EXECUTE AND DELIVER, AND OTHERWISE CONSUMMATE THE TRANSACTIONS CONTEMPLATED UNDER, THIS AGREEMENT, THE CREDIT DOCUMENTS AND THE DEFINITIVE SUPPLEMENTAL DOCUMENTS.

         Section 20.12. Counterparts. This Agreement may be executed in two (2) or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and agreement.

         Section 20.13. Capitalized Terms. Any terms which are capitalized in this Agreement shall have the meaning of such capitalized term as set forth in this Agreement and in any applicable document referred to in this Agreement, and any document which is referred to in this Agreement shall be deemed to be incorporated by reference in this Agreement.

         Section 20.14. Headings. The sections and other headings contained in this Agreement are for reference purposes only and shall not effect in any way the construction, meaning or interpretation of this Agreement.

         Section 20.15. Exhibits/Schedules/Appendices. All exhibits, schedules and appendices, that are attached to or are otherwise part of this Agreement, are incorporated by reference and made a part hereof in the same manner as if such appendices, exhibits and/or schedules are set forth in their entirety in this Agreement.

         Section 20.16. Facsimile Execution. This Agreement and or any exhibit, appendix, schedule or other document, instrument or agreement which is required to be delivered in conjunction with this Agreement (including, without limitation, the Credit Documents and/or the Definitive Supplemental Documents), may be executed by any Party by means of telephonic facsimile transmission, and all Parties to this Agreement are entitled and authorized to rely on any such telephonic facsimile transmission signature as an original signature.

         Section 20.17. Assignment. This Agreement, and the rights of Lionhart, LHI and/or GEP that relate to or arise from this Agreement, are and shall be assignable by Lionhart, LHI and GEP, in their respective sole discretion. Compost, Miami and Bedminster shall not have any right under this Agreement to assign any rights or to delegate any duties under this Agreement, and Compost, Miami and Bedminster shall not assign any rights or delegate any duties under this Agreement, without the advance written consent of Lionhart, LHI and GEP (which may be granted or withheld in the sole discretion of Lionhart, LHI and GEP).

         Section 20.18. Expenses. Except as otherwise specified or provided for in this Agreement, all costs and expenses,

                                                           Page 110 of 107 Pages
including, without limitation, fees and disbursements of counsel, financial advisors and accountants, that are or may be incurred in connection with the negotiation, execution or delivery of this Agreement, the Credit Documents and/or the Definitive Supplemental Documents, and/or in connection with the consummation of the transactions contemplated under this Agreement, the Definitive Supplemental Documents and/or the Credit Documents, shall be assumed, paid and discharged by the Party who or which incurs any such costs and expenses, whether or not the Term Loan Closing and the Ancillary Transactions Closing shall have occurred on the Closing Date, or otherwise.

         Section 20.19. Inter-Creditor Agent. Lionhart, LHI and GEP (hereinafter referred to sometimes in this Section 20.19 as the "Creditor(s)," pursuant to the terms and subject to the conditions set forth in an agreement, entitled "Inter-Creditor Agreement," that is dated and was executed by and among the Creditors, on or about October 30, 1998, and that is intended to be recorded promptly hereafter in the Official Records Book or other Public Records of Miami-Dade County, Florida, and any other appropriate public records as may determined by the Creditors, each duly appointed GEP, as the their exclusive agent and power of attorney ("Agent"), which power is coupled with an interest, for all Creditors, with respect to this Agreement, the CCF Agreement, the Credit Agreement and the Definitive Supplemental Documents, and the exercise of the rights and remedies of each Creditor with respect thereto. Pursuant to and as provided under the Inter-Creditor Agreement, 1) GEP, as Agent for all Creditors, is authorized and empowered, in their respective name, place and stead, with full power of substitution, to exercise and perform from time to time, and without joinder of or by any Creditor, any act, power, duty, right or obligation whatsoever that any Creditor or the Creditors (under this Agreement, the CCF Agreement, the Credit Documents and/or the Definitive Supplemental Documents) may now or hereafter exercise or perform, and to deal in all respects with Compost, Miami and Bedminster with respect to the transactions evidenced under this Agreement, the CCF Agreement, the Credit Documents and/or the Definitive Supplemental Documents; and, 2) Compost, Miami and Bedminster, and any third party dealing with the Agent, under this Agreement, the CCF Agreement, the Credit Documents and/or the Definitive Supplemental Documents, shall have the right to rely upon the power and authority of the Agent to bind each Creditor with respect to the exercise of remedies or the giving of notices or consents under and pursuant to this Agreement, the CCF Agreement, the Credit Documents and/or the Definitive Supplemental Documents.

                                   Signatures:

         IN WITNESS WHEREOF, Lionhart, LHI and GEP, by their respective duly authorized and appointed officers, and Compost, Miami and Bedminster, by their respective duly authorized and appointed officers, have executed and delivered this Agreement, on this 30th day of October, 1998, as follows:


Lionhart Global Appreciation Fund, Ltd.   Compost America Holding Company, Inc.


----------------------------------  -------------------------------------------
Terrence P. Duffy, Director         Roger E. Tuttle
                                    President and Chief Executive Officer


Lionhart Investments, Ltd.          Miami Recycling and Composting Company, Inc.


----------------------------------  -------------------------------------------
Terrence P. Duffy, Director         Roger E. Tuttle
                                    President and Chief Executive Officer


Global EarthFund Partners, L.L.C.   Bedminster Seacor Services Miami Corporation


----------------------------------  -------------------------------------------
Jay A. Duffy, President             Roger E. Tuttle
                                    President and Chief Executive Officer

                                                           Page 111 of 107 Pages